Filed Pursuant to Rule 424(b)(4)

Registration No. 333-252036 and 333-253989

PROSPECTUS

Units, each consisting of one Common Share and
one-half of one Warrant to purchase one Common Share

$90,000,000

18,000,000 Units

GOLD ROYALTY CORP.

This is the initial public offering of our securities in the United States. We are offering 18,000,000 units, or the “units,” with each unit having an offering price of $5.00 and consisting of (i) one common share, no par value per share, and (ii) one-half (1/2) warrant to purchase a common share, or the “warrants.” Each whole warrant entitles the holder thereof to purchase one common share at a price of $7.50 per share, subject to adjustment as described in this prospectus. Only whole warrants are exercisable.

Prior to this offering, no public market has existed for our common shares or warrants. We have applied to list our common shares and warrants on the NYSE American under the symbols “GROY” and “GROY WS,” respectively.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, will be subject to reduced public company reporting requirements for this prospectus and future filings.

GoldMining Inc., our parent company and majority shareholder, controls approximately 88% of the voting power of our common shares, and we are therefore a “controlled company” as defined in the NYSE American Company Guide. However, following this offering we will not be deemed a “controlled company.”

Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 14 for a discussion of information that you should consider before investing in our securities.

	Per unit	Total
Initial public offering price(1)	$5.00	$90,000,000
Underwriting discounts and commissions(2)	$0.35	$6,300,000
Proceeds to us, before expenses	$4.65	$83,700,000

(1)	The initial public offering price and underwriting discount corresponds to (i) a public offering price per common share of $4.995 and (ii) a public offering price per one-half warrant of $0.005.

(2)

Represents underwriting discount and commissions equal to 7.0% of the aggregate purchase price paid by the underwriters to us per unit. A reduced underwriting discount of 2.0% will be payable on the gross proceeds of up to $29,700,000 of the offering sold to certain purchasers and thereafter the full 7.0% discount will apply. We have also agreed to reimburse the representatives of the underwriters for certain of their expenses. See “Underwriting” for additional information regarding total underwriter compensation.

We have granted the underwriters the right to purchase up to an additional 2,700,000 common shares and/or warrants to purchase up to 1,350,000 common shares to cover over-allotments, if any. The underwriters can exercise this right at any time within 30 days after the date of this prospectus. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $7,245,000, and the total proceeds to us, before expenses, will be $96,255,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the units against payment in New York, New York on or about March 11, 2021.

Joint Book-Running Managers

H.C. Wainwright & Co.	BMO Capital Markets

Co-Managers

CIBC Capital Markets	Haywood Securities	Raymond James (USA) Ltd.

Roth Capital Partners	Scotiabank	Sprott	TD Securities (USA) LLC

Prospectus dated March 8, 2021

Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus or such free writing prospectus, regardless of the time of delivery of this prospectus or any free writing prospectus.

We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. Neither we nor the underwriters have taken any action to permit a public offering of our units or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

We are also offering units in Canada by way of a separate Canadian prospectus. The Canadian prospectus, which will be filed with the securities regulators in all of the provinces and territories of Canada, other than Quebec, has the same date as this prospectus and contains substantially the same information but has a different format and is not considered part of this prospectus. The offering being made in the United States is being made solely on the basis of the information contained in this prospectus. Investors should take this into account when making investment decisions.

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BASIS OF PRESENTATION

Unless otherwise indicated, references in this prospectus to “Gold Royalty,” “GRC,” “the Company,” “we,” “us” and “our” refer to Gold Royalty Corp., a company incorporated under the laws of Canada.

We express all amounts in this prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. Except as otherwise noted, conversions from Canadian dollars into U.S. dollars were made at the rate of C$1.2668 to $1.00, which was the rate in effect on March 5, 2021 as published by the Bank of Canada.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, referred to as “IFRS.” None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources such as industry publications, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data involve a number of assumptions and limitations. We have not independently verified any third-party information.

In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TECHNICAL AND THIRD PARTY INFORMATION

Except where otherwise stated, the disclosure herein relating to the properties underlying our royalty and other interests in the sections entitled “Prospectus Summary – Asset Overview ,” “Business” and “Annex B – Summaries of Material Royalty Properties” is based on information publicly disclosed by the owners and operators of such properties, including GoldMining Inc., referred to as “GoldMining,” our parent company and the parent company of the owners and operators of such properties. Specifically, as a royalty holder, we have limited, if any, access to properties included in our asset portfolio. Additionally, we may from time to time receive operating information from the owners and operators of the properties, which we are not permitted to disclose to the public. We are dependent on the operators of the properties and their qualified persons to provide information to us or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which we hold interests and generally will have limited or no ability to independently verify such information. Although we do not have any knowledge that such information may not be accurate, there can be no assurance that such third-party information is complete or accurate.

We currently consider our royalty interests in the: (a) Whistler Project, located in Alaska, USA; (b) Yellowknife Project, located in the Northwest Territories, Canada; (c) Titiribi Project, located in the department of Antioquia, Colombia; (d) La Mina Project, located in the department of Antioquia, Colombia; and (e) São Jorge Project, located in the state of Para, Brazil to be our only material properties for the purposes of National Instrument 43-101—Standards of Disclosure for Mineral Projects, referred to as “NI 43-101.” We will continue to assess the materiality of our assets, including as new assets are acquired or as existing assets are further explored and developed.

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Information contained herein with respect to each of such projects has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101. Accordingly, unless otherwise noted, the disclosure contained herein of a scientific or technical nature for the: (a) Whistler Project, is based upon the technical report titled “NI 43-101 Resource Estimate for the Whistler Project” dated effective May 24, 2016 (re-stated May 30, 2016), prepared for GoldMining and filed under its profile on the Canadian System for Electronic Document Analysis and Retrieval, or “SEDAR,” at www.sedar.com, referred to as the “Whistler Technical Report”; (b) Yellowknife Project, is based upon the technical report titled “Independent Technical Report for the Yellowknife Gold Project, Northwest Territories, Canada” dated effective March 1, 2019, prepared for GoldMining and filed under its profile on SEDAR, referred to as the “Yellowknife Technical Report”; (c) Titiribi Project, is based upon the technical report titled “Technical Report on the Titiribi Project Department of Antioquia, Colombia” dated effective October 28, 2016, prepared for GoldMining and filed under its profile on SEDAR, referred to as the “Titiribi Technical Report”; (d) La Mina Project, is based upon the technical report titled “NI 43-101 Technical Report, Bellhaven Copper & Gold Inc., La Mina Project, Antioquia, Republic of Colombia” dated effective October 24, 2016, prepared for Bellhaven Copper & Gold Inc., which was acquired by, and is now a wholly-owned subsidiary of, GoldMining, and filed under its profile on SEDAR, referred to as the “La Mina Technical Report”; and (e) São Jorge Project, is based upon the technical report titled “São Jorge Gold Project, Para State, Brazil: Independent Technical Report on Mineral Resources” dated effective November 22, 2013, prepared for GoldMining and filed under its profile on SEDAR, referred to as the “São Jorge Technical Report.”

The technical and scientific information contained herein relating to our royalties and other interests has been reviewed and approved by Paulo Pereira, the President of our parent company, GoldMining, a qualified person as such term is defined under NI 43-101 and a member of the Association of Professional Geoscientists of Ontario.

For the meanings of certain technical terms used in this prospectus, see Annex A of this prospectus.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

The disclosure of Mineral Resources in this prospectus has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In Canada, an issuer is required to provide technical information with respect to mineralization, including Mineral Resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the United States Securities and Exchange Commission, referred to as the “SEC,” pursuant to SEC Industry Guide 7 applicable to registration statements and reports filed by United States companies pursuant to the Securities Act of 1933, as amended, referred to as the “Securities Act” or Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act.” As such, information contained in this prospectus concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC pursuant to Industry Guide 7.

Mineral Resource estimates included in this prospectus have been prepared in accordance with NI 43-101 and the CIM Definition Standards, as required by Canadian securities regulatory authorities. In particular, this prospectus, includes the terms “Measured Mineral Resource,” “Indicated Mineral Resource” and “Inferred Mineral Resource.” While these terms are recognized and required by Canadian regulations (under NI 43-101), SEC Industry Guide 7 does not recognize them. In addition, this prospectus may include disclosure of “contained ounces” of mineralization. Although such disclosure is permitted under Canadian regulations, SEC Industry Guide 7 only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

United States investors are cautioned not to assume that any part or all of the mineral deposits identified as a “Measured Mineral Resource,” “Indicated Mineral Resource” or “Inferred Mineral Resource” will ever be converted to reserves as defined in NI 43-101 or SEC Industry Guide 7. “Inferred Mineral Resources” have a lower level of confidence than an “Indicated Mineral Resource” and must not be converted to a mineral “reserve.” The quantity and grade of reported “Inferred Mineral Resources” in this estimation are uncertain in nature and there has been insufficient exploration to define these “Inferred Mineral Resources” as an “Indicated Mineral Resource” or “Measured Mineral Resource” and it is uncertain if further exploration will result in upgrading them as such. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.

Accordingly, information contained in this prospectus and the exhibits filed herewith contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under U.S. federal securities laws and the rules and regulations promulgated thereunder.

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PROSPECTUS SUMMARY

The following summary highlights certain information in this prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto appearing elsewhere in this prospectus before deciding to invest in our units. For more information on our business, refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections of this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a precious metals-focused royalty and streaming company offering creative financing solutions to the metals and mining industry. Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term attractive returns for our investors.

Our diversified portfolio currently consists of net smelter return, referred to as “NSR,” royalties ranging from 0.5% to 2.0% on 18 gold properties covering 12 projects located in the Americas, of which 17 properties are owned by subsidiaries of our parent, GoldMining. We have additional rights to acquire nine royalty interests from third parties holding royalties on certain of such properties. See “Business.”

We were incorporated under the Canada Business Corporations Act, or the “CBCA,” as a subsidiary of GoldMining on June 23, 2020. GoldMining is a Toronto Stock Exchange and NYSE American listed precious metals exploration and development company that was incorporated in 2009 and whose disclosed strategy is to expand its property portfolio through accretive transactions of resource stage gold projects and to advance its properties towards development.

Our office is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is +1 (604) 396-3066. Our website address is www.goldroyalty.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

Our Strategy

Our strategy is to build a diversified asset base, with a focus on gold and other precious metals, by being a preferred partner to operating companies in the global mining industry. In doing so, our goal is to grow our net asset value per share and to generate value for all of our stakeholders over time. Our current long-term strategy is to build upon our significant existing resource base, which we believe offers substantial growth potential through future development of the underlying properties.

We plan to focus on acquiring royalties, streams and similar interests on mines and projects at varying stages of the mine life cycle to build a balanced portfolio offering near, medium, and longer-term growth in underlying net asset value per share. We intend to diversify our existing portfolio by adding additional assets across a range of precious metals mines and projects in the Americas and other jurisdictions around the world as opportunities arise.

Our management team, board of directors and advisory board have in excess of 250 years of combined mining sector experience, including exploration, development, operating and capital markets experience. We intend to capitalize on our significant collective knowledge, experience, and contacts to add value to the owners and operators of existing and prospective mines we partner with.

We believe our core team has the experience and capability to provide creative solutions to prospective partners thereby enhancing our ability to acquire attractive growth assets, whether in competitive auction processes or as a result of bilateral discussions.

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As part of our strategy, we expect to utilize a cost-efficient business model by operating with a small, but highly experienced team and calling upon third-party resources to supplement our skill set as opportunities may arise. This strategy should enable us to maintain a high degree of flexibility in our cost structure. We believe it will also help to ensure that our business model is scalable and should allow us to seek new growth opportunities in a cost effective and value enhancing manner.

Royalties and Streams Generally

A royalty is a payment to a royalty holder that is typically based on a percentage of the minerals produced or the revenues or profits generated from the underlying project. With a stream, the holder makes an upfront payment or deposit to purchase a pre-agreed percentage of a mine’s production at a defined or pre-determined price. Royalties and streams are typically for the life of a mine, but streams can also be structured over a specified period or production interval. Royalties and streams are non-operating interests in the underlying project and therefore, the holder is generally not responsible for contributing additional funds for any purpose, including capital and operating costs.

Royalties and streams limit the holder’s exposure, in most instances, to exploration, development, operating, sustaining or reclamation expenditures typically associated with an operating interest in a mine. While they have limited operating exposure, royalty and stream holders do however benefit from any resource expansion or upside generated by exploration success, mine life extensions and operational expansions within the areas covered by the interest. A royalty and streaming business model provides greater diversification than typical mining companies. Royalty and streaming companies typically hold a portfolio of diversified assets, whereas mining companies generally depend on one or few key mines. Royalty and streaming companies therefore generally offer a relatively lower risk investment when compared to operating companies, while still offering potential upside to resource expansion and underlying commodity prices. We do not currently hold any stream interests but may acquire them in the future.

Asset Overview

The following is a summary of our royalties and other interests as of the date hereof:

Type of Interest	Description

Royalties	We hold the following royalty interests:

●	a 1.0% NSR on the Whistler Project, located in Alaska, USA, including each of the Whistler, Raintree West and Island Mountain properties;
●	a 1.0% NSR on the Yellowknife Project, located in the Northwest Territories, Canada, including each of the Nicholas Lake, Ormsby-Bruce, Goodwin Lake, Clan Lake and Big Sky properties;
●	a 2.0% NSR on the Titiribi Project, located Colombia;
●	a 2.0% NSR on the La Mina Project, located in Colombia;
●	a 1.0% NSR on the São Jorge Project, located in Brazil;
●	a 1.0% NSR on the Batistão Project, located in Brazil;
●	a 0.5% NSR on the Almaden Project, located in Idaho, USA;
●	a 1.0% NSR on the Cachoeira Project, located in Brazil;
●	a 1.0% NSR on the Crucero Project, located in Peru;
●	a 1.0% NSR on the Surubim Project, located in Brazil, including the Surubim and Rio Novo areas;
●	a 1.0% NSR on the Yarumalito Project, located in Colombia; and
●	a 1.0% NSR on a portion of the Quartz Mountain Project, located in Oregon, USA.

See “Business – Property, Plants and Equipment – Royalty Interests.”

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Type of Interest	Description

Buyback Rights	We hold the rights to acquire additional royalties pursuant to buyback rights under existing royalty agreements between subsidiaries of GoldMining and third parties:

●	a 2.0% NSR on the Batistão Project for $1,000,000;
●	a 0.5% NSR on the Surubim area of the Surubim Project for $1,000,000, which royalty is payable after production at the project has exceeded two million ounces;
●	a 1.5% NSR on the Surubim area of the Surubim Project for $1,000,000;
●	a 0.65% NSR on the Rio Novo area of the Surubim Project for $1,500,000;
●	a 0.75% NSR on the Whistler Project (including an area of interest) for $5,000,000;
●	a 1.0% NSR on the Yarumalito Project for C$1,000,000;
●	a 1.0% NSR on the Goodwin Lake property at the Yellowknife Project for C$1,000,000;
●	a 1.0% NSR on certain portions of the Big Sky property at the Yellowknife Project for C$500,000; and
●	a 0.25% NSR on the Narrow Lake property at the Yellowknife Project for C$250,000, in cash or common shares of GoldMining at any time until the fifth anniversary of commercial production.

See “Business – Property, Plants and Equipment – Buyback Rights.”

The properties underlying our royalty interests are at the Exploration and Development stage and none are currently in production or host Mineral Reserves as of the date hereof. A project is considered to be in the “Exploration” stage when there is no current or historic Mineral Resource or Mineral Reserve defined for the project and is considered to be in the “Development” stage when the project has a current or historic Mineral Resource or Mineral Reserve defined for the project, but there is no current Preliminary Economic Assessment, Pre-Feasibility Study or Feasibility Study completed by the operator thereof to support the potential economic viability of such resource or reserve.

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The following map sets forth the location of each of our royalty interests:

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The following table sets forth summary information regarding each of our royalty interests, including existing Mineral Resource estimates for each deposit underlying such interests:

		Area	Gold Equivalent Ounces(1)					Attributable Gold Equivalent Ounces(1)(2)
Project (Property)	Country	(ha)	Measured & Indicated	Inferred	Royalty Interest	Metal	Property Stage	Measured & Indicated	Inferred

Whistler Project	USA	17,159			1% NSR	Gold, Silver, Copper
Whistler			2,250,000	3,350,000			Development	22,500	33,500
Raintree West			-	1,991,000			Development	-	19,910
Island Mountain			547,000	1,390,000			Development	5,470	13,900
Yellowknife	Canada	12,239			1% NSR	Gold
Nicholas Lake			138,000	154,000			Development	1,380	1,540
Ormsby-Bruce			921,000	353,000			Development	9,210	3,530
Goodwin Lake			-	33,000			Development	-	330
Clan Lake			-	199,000			Development	-	1,990
Big Sky			-	-			Exploration	-	-
Titiribi	Colombia	3,919	6,220,000	3,440,000	2% NSR	Gold, Copper	Development	124,400	68,800
La Mina	Colombia	3,208	1,013,185	427,408	2% NSR	Gold, Silver, Copper	Development	20,264	8,548
São Jorge	Brazil	45,997	715,000	1,035,000	1% NSR	Gold	Development	7,150	10,350
Almaden	USA	1,895	910,000	160,000	0.5% NSR	Gold	Development	4,550	800
Batistão	Brazil	5,108	-	-	1% NSR	Gold	Exploration
Cachoeira	Brazil	5,677	691,676	537,756	1% NSR	Gold	Development	6,917	5,378
Crucero	Peru	4,600	993,000	1,147,000	1% NSR	Gold	Development	9,930	11,470
Surubim	Brazil	14,611			1% NSR	Gold
Rio Novo			-	503,000			Development	-	5,030
Surubim			-	-			Exploration	-	-
Yarumalito	Colombia	1,453	-	1,502,000	1% NSR	Gold, Copper	Development	-	15,020
Quartz Mountain(3)	USA	1,952	339,000	1,147,000	1% NSR	Gold	Development	3,390	11,470
Total(4)		117,818	14,738,861	17,369,164				215,161	211,566

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Notes:

(1)	See “Business – Property, Plants and Equipment – Resource Estimates” for further information regarding the resource estimates included herein, including individual metal grades underlying gold equivalent resource calculations.
(2)	Attributable Mineral Resources are calculated as gold equivalent ounces reported under Mineral Resource estimates reported by the operators in the applicable technical reports multiplied by the applicable rate under the royalty we hold. This figure is provided for illustrative purposes and is not intended to represent any actual ownership by us of the underlying Mineral Resource or minerals.
(3)	Our royalty interest does not apply to the entirety of the project. However, we believe it applies to the areas under the existing Mineral Resource estimates for the project.
(4)	The aggregated resource figure is provided for informational purposes only and are not intended to represent the viability of any project on a standalone or aggregated basis. The exploration and development of each project, project geology and the assumptions and other factors underlying each estimate, are not uniform and will vary from project to project.

Our Business Model

Our business model is focused on managing and growing our portfolio of precious metals interests through the acquisition of additional royalties, streams and similar interests. We do not operate mines, develop projects or conduct exploration. We believe that the advantages of this business model include the following:

●	Lower volatility through diversification. By investing in precious metals interests across a spectrum of geographies, we reduce our dependency on any one asset, project or location.

●	Exploration upside with less risk. We have limited direct financial exposure to exploration, development, operating and sustaining capital expenditures typically associated with mining projects, while generally maintaining exposure to potential upside attributable to mine life extensions, operational expansions and exploration success associated with the assets underlying our interests. As our interests are non-operational, we are not required to satisfy cash calls to maintain our interests in such projects.

●	Focus and scalability. As our management team and directors are not encumbered with making and implementing operational decisions and tasks associated with mining projects, they are free to focus on executing our growth strategy. We expect that this will allow us to leverage our business model by establishing a larger and more diversified portfolio of precious metals interests than would be typical in an operating company.

The table below provides a comparison of royalty companies, mining companies, exchange traded funds and funds that hold physical commodities:

	Royalty Companies	Operating Companies	Precious Metals ETFs	Physical Funds
Exposure to Commodity Prices
Fixed Operating Costs
No Development or Sustaining Capital Costs
Exploration and Expansion Upside Without the Associated Costs
Diversified Asset Portfolio
Ability to Grow Without Increased Management

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Competitive Strengths

We believe that our competitive strengths include, among other things:

●	Significant Resource Base with Meaningful Attributable Ounces. We believe that our significant attributable resource base is a key competitive strength, as it provides us with the opportunity to experience success in the future, subject to the success of the properties underlying our royalty interests.

●	Experienced Team with a Proven Track Record in Mining. Led by our Chairman and Chief Executive Officer, David Garofalo, our management team, board of directors and advisory board have over 250 years of combined experience in the mining sector, including key expertise in exploration, development and operational areas, along with important capital markets acumen and extensive networks. We believe this enhances our ability to execute on opportunities and makes us an attractive partner to potential royalty and stream counterparties where our collective knowledge and experience could add value to their business. In addition, we believe our team’s collective experience and network provide us with many of the capabilities of much larger companies, while allowing us to maintain a lean cost structure and a strong entrepreneurial culture.

●	Lean but Scalable Operating Structure. Our lean operating profile allows us to operate with a low-cost structure, while maintaining the flexibility to rapidly assess and respond to new investment opportunities. We intend to leverage external expertise when appropriate, which should give us the ability to expand our technical and geographic footprint well outside of our internal resources and maintain a high level of confidence that a comprehensive range of opportunities are evaluated to meet our objectives and long-term strategy.

●	Positioned to Execute on our Growth-Oriented Strategy. The net proceeds of the offering will provide us with total liquidity of $84.3 million, assuming the maximum amount under the offering is raised. This liquidity combined with our ability to issue shares as consideration for acquisitions, will allow us to pursue accretive acquisitions. Furthermore, we expect that our experienced management team and extensive relationships coupled with our strong technical skills and execution capabilities, will position us to source and pursue new growth opportunities across the asset spectrum.

●	Diversified Royalty Portfolio and Growth Strategy. We hold royalties ranging from 0.5% to 2.0% on 18 pre-production gold properties covering 12 projects located in five countries across the Americas. This provides us a relatively geopolitically stable resource base with significant future upside potential.

The following charts illustrate the composition of our existing portfolio by region and by metal type.

Note:

1.	Based on long term street consensus prices of $1,600/oz Au, $20.00/oz Ag, and $3.00/lb Cu. Please see “Business – Property, Plants and Equipment – Resource Estimates” for information regarding each Mineral Resource estimate and equivalent metal grades.

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Our Evaluation Process

Upon completion of the offering, we plan to aggressively pursue additional accretive royalty and stream transactions, targeting near-term production and complementary development and exploration projects worldwide. We believe we offer potential counterparties added value, by virtue of, among other things, our:

●	ability to provide non-dilutive project development financing;

●	capital markets presence, which provides counterparties with expanded visibility;

●	ability to leverage the experience of our team to offer market and development insights to the management and boards of counterparties; and

●	due diligence and selection process, which provides a potential third-party endorsement to the projects underlying our precious metals interests.

In evaluating potential transactions, we intend to utilize a disciplined approach to manage our fiscal profile. We expect to maintain low overhead costs by operating with a small but highly experienced team and calling upon third-party resources to supplement our skill set if required, thereby maintaining a high degree of flexibility in our cost structure. We believe this strategy will help to ensure that our business model is scalable and should allow us to seek new growth opportunities in a cost effective and value enhancing manner. We also seek to partner with operators who are committed to leading responsible mining, environmental, social and governance practices, including through their participation in transparent reporting initiatives.

We believe our core team has the experience and capability to provide creative solutions to prospective partners thereby enhancing our ability to acquire attractive growth assets, whether in a competitive auction process or as a result of bilateral discussions.

We believe that the extensive contacts within the mining industry of our collective management team, advisory board and board of directors give us enhanced access to a meaningful number of potential investment opportunities. These opportunities include identifying and acquiring existing royalties or streams from operating companies who deem these assets to be non-core to their operating philosophy or where there is potential for the operating company to highlight value for hidden assets. Furthermore, we engage with operating companies that are seeking to raise capital by selling a royalty or stream on one or more underlying asset.

Our focus is on seeking accretive precious metals assets that we believe will enhance our overall portfolio and increase our net asset value per share. Once a potential opportunity is identified, we seek to employ a disciplined approach to evaluating it and assessing whether such opportunity aligns with our strategic growth plans. As part of our evaluation process, we have, and intend to continue to, prioritize ensuring that appropriate due diligence is completed. We also rely on our own internal data and the extensive knowledge base and experience of our management team, advisory board and board of directors. Where we believe it is appropriate, we may engage the services of third-party experts to assist in our due diligence and evaluations process.

Acquisition opportunities are initially screened through a process involving an assessment of the technical merits and risks of the underlying asset, and a financial analysis that includes potential acquisition terms. If the initial screening indicates that further evaluation is warranted, then a more fulsome due diligence review is conducted. Such process may include, among other things, site visits and legal and technical due diligence. If a decision is made by management to proceed with a proposed acquisition, the transaction is then presented to our board of directors for final review and approval. Certain of the factors that our board of directors and management may evaluate in assessing proposed opportunities include the following:

●	project resources and/or reserves;

●	estimated life of mine including the potential for mine expansions and/or mine life extensions;

●	exploration potential and resource expansion;

●	identification and evaluation of relevant operational and technical risks;

●	historical and forecasted operational data;

●	project location, including jurisdiction-specific considerations such as mining regulations, history of mining related activities and permitting requirements;

●	environmental, social and governance considerations regarding the operator and the project;

●	project capital requirements;

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●	project stage and development timeline;

●	transaction structure considerations;

●	operational and financial track records of potential counterparties and their ability to develop and operate underlying precious metals projects;

●	tax planning and transaction tax considerations; and

●	ability to generate value enhancing returns.

Recent Developments

The following are key developments in our business since our incorporation on June 23, 2020:

●	On November 27, 2020 we entered into a royalty purchase agreement, referred to as the “Royalty Purchase Agreement,” with our parent company, GoldMining, pursuant to which GoldMining caused its applicable subsidiaries to create and issue to us royalty interests and transfer to us certain buyback rights held by its subsidiaries in consideration for 15,000,000 of our common shares. See “Business – Property, Plants and Equipment” for further information regarding such royalty and other interests.

●	On December 4, 2020, we completed a private placement, pursuant to which we issued 1,325,000 of our common shares at a subscription price of $2.15 per share for gross proceeds of $2,848,750. See “Business – Recent Developments.”

●	On February 3, 2021, we completed the acquisition of a 1.0% NSR on a portion of the Quartz Mountain Project, located in Oregon, USA in consideration for $150,000. See “Business – Property, Plants and Equipment”.

Summary Risk Factors

Investing in our securities is speculative and involves substantial risk. You should carefully consider all of the information in this prospectus prior to investing in our securities. There are numerous risk factors related to our business that are described under “Risk Factors” and elsewhere in this prospectus. These risks could materially and adversely impact our business, results of operations, financial condition and future prospects, which could cause the trading price of our securities to decline and could result in a loss of your investment. Among these important risks are the following:

●	we own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are developed or operated in our best interest;

●	none of our royalty and other interests are on producing properties and these and any future royalty, streaming or similar interests we acquire, particularly on development stage properties, are subject to the risk that they may never achieve production;

●	all of our existing royalties and other interests are on properties owned and operated by GoldMining;

●	we entered into the Royalty Purchase Agreement with our parent company, under which we acquired the substantial majority of our existing royalties, and we may in the future enter into additional transactions with related parties and such transactions present possible conflicts of interest;

●	we have limited or no access to data or the operations underlying our royalty and other interests;

●	we are subject to many of the risks faced by the owners and operators of our royalty and other interests;

●	we may enter into acquisitions or other material transactions at any time;

●	the volatility in gold and other commodity prices may have an adverse impact on the value of our royalty interests;

●	our future growth is to a large extent dependent on our acquisition strategy;

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●	estimates of Mineral Resources on the projects in which we have royalty interests are subject to significant revision;

●	impacts of COVID-19;

●	counterparty risks relating to our royalty interests;

●	federal, state and foreign legislation governing us or the operators of properties where we hold royalty interests;

●	risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, validity of security interests, governmental consents for granting interests in exploration and exploitation licenses, application and enforcement of real estate, mineral tenure, contract, safety, environmental and permitting laws, currency fluctuations, expropriation of property, repatriation of earnings, taxation, price controls, inflation, import and export regulations, community unrest and labor disputes, endemic health issues, corruption, enforcement and uncertain political and economic environments;

●	changes in laws governing us, the properties where we hold royalty interests or the operators of such properties;

●	changes in management and key employees; and

●	we will be a “passive foreign investment company” or “PFIC,” which could have material adverse federal income tax effects on United States shareholders.

As a result of these risks and other risks described under “Risk Factors,” there is no guarantee that we will experience growth or profitability in the future.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act, or the JOBS Act. An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to public companies in the United States. These exceptions include:

●	an exemption to include in an initial public offering registration statement less than five years of selected financial data;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting; and

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

The JOBS Act also permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion;

●	the last day of our fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

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We have availed ourselves in this prospectus of the reduced reporting requirements described above with respect to selected financial data. As a result, the information that we are providing to you may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Upon consummation of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer, or “FPI,” status. Even after we no longer qualify as an emerging growth company, as long as we qualify as an FPI under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure, or “Regulation FD,” which regulates selective disclosures of material information by issuers.

Organizational Structure

The following chart sets forth our current corporate organization as of the date hereof and prior to completion of this offering.

Company Information

We were incorporated on June 23, 2020, under the CBCA. Our principal executive offices are located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is +1 (604) 396-3066. Our website address is www.goldroyalty.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

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The Offering

Securities offered by us

18,000,000 units, with each unit consisting of one (1) common share and one-half (1/2) warrant to purchase a common share. The units will not be certificated, and the common share and one-half (1/2) warrant comprising each unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of common shares issuable upon the exercise of the warrants included in the units.

Warrants	Each whole warrant entitles the holder thereof to purchase one common share at a price of $7.50 per share. Only whole warrants are exercisable. The warrants are exercisable at any time for a period of three years from the date on which such warrants were issued.

Over-allotment option

We have granted the underwriters an option, exercisable within 30 days of the date of this prospectus, to purchase up to an additional 2,700,000 common shares and/or warrants to purchase up to 1,350,000 common shares to cover over-allotments, if any, in connection with this offering.

Common shares to be outstanding after this offering	40,825,000 common shares (43,525,000 common shares if the over-allotment option is exercised in full).

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $82.3 million, or approximately $94.8 million if the underwriters exercise their option to purchase additional common shares and/or warrants from us in full, based on an initial public offering price of $5.00 per unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to implement our growth and acquisition strategy, and for other general working capital purposes. See “Use of Proceeds.”

Proposed NYSE American symbol	“GROY” (common shares); “GROY WS” (warrants)

Voting Rights	Holders of our common shares are entitled to one vote per share. See “Description of Share Capital.”

Dividend Policy

We have never paid or declared any dividends on our common shares or any of our other securities. We currently intend to retain any future earnings to finance the growth and development of our business, and we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before investing in our securities.

Lock-ups	We and our directors, officers and principal shareholders of our common shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares for a period of 180 days after the date of this prospectus. See “Underwriting” on page 111.

The number of common shares to be outstanding after this offering is based on 22,825,000 common shares outstanding as of March 8, 2021 and excludes:

●	4,082,500 common shares reserved for future issuance under our share-based compensation plans based on the number of shares outstanding upon completion of the offering; and

●	9,000,000 common shares issuable upon the exercise of the warrants to be issued in this offering at an exercise price of $7.50 per share.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

●	no exercise of the warrants issued in this offering;

●

no exercise by the underwriters of their option to purchase up to an additional 2,700,000 common shares and/or warrants to purchase up to 1,350,000 common shares from us to cover over-allotments, if any, in connection with this offering; and

●	no issuance or exercise of options after March 8, 2021.

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Summary Historical Financial Data

The following tables set forth a summary of our historical financial data at, and for the period ended on, the date indicated. We have derived the statement of loss and other comprehensive loss data for the period from June 23, 2020, being the date of our incorporation, to September 30, 2020 and the statement of financial position data as at September 30, 2020 from our audited financial statements included in this prospectus. The statement of loss and other comprehensive loss data for the three months ended December 31, 2020 and the statement of financial position data as at December 31, 2020 are derived from our condensed interim consolidated financial statements for the three months ended December 31, 2020 included in this prospectus. Our financial statements for the period from incorporation to September 30, 2020 have been prepared in accordance with IFRS and our interim financial statements for the three months ended December 31, 2020 have been prepared in accordance with IFRS as applicable to the preparation of interim financial statements including International Accounting Standard 34, Interim Financial Reporting. Our financial statements are presented in U.S. dollars except where otherwise indicated. We maintain our books and records in and have a functional currency of Canadian dollars. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read this data together with our financial statements and related notes appearing elsewhere in this prospectus and the sections in this prospectus entitled “Capitalization,” “Selected Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Statement of Loss and Other Comprehensive Loss Data

	Period from incorporation to September 30, 2020	Three months ended December 31, 2020

Expenses
Depreciation	$45	139
Management fees and salaries	15,698	34,536
General and administrative	5,106	34,048
Professional fees	119,782	283,059
Share-based compensation	-	78,700
Operating loss for the period	$(140,631)	(430,482)
Other items
Foreign exchange loss	-	(69,321)
Net loss for the period	$(140,631)	(499,803)

Net loss per share, basic and diluted	$(140,631)	(0.04)

Statement of Financial Position Data

	As at September 30, 2020	As at December 31, 2020

Cash	$37,539	2,509,704
Other receivables	$241	14,189
Prepaids and other receivables	$16,089	19,792
Current assets	$53,869	2,543,685
Total assets	$55,456	15,928,449
Total liabilities	$196,382	182,979
Total shareholder’s equity (deficit)	$(140,926)	15,745,470

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to our Business

We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are developed or operated in our best interest.

We are not and will not be directly involved in the exploration, development and production of minerals from, or the continued operation of, the mineral projects underlying the royalties, streams and similar interests that are or may be held by us. A substantial number of our royalty interests are owned and operated by subsidiaries of GoldMining. The exploration, development and operation of such properties is determined and carried out by third party owners and operators thereof and any revenue that may be derived from our asset portfolio will be based on any production by such owners and operators. Third party owners and operators will generally have the power to determine the manner in which the properties are exploited, including decisions regarding feasibility, exploration and development of such properties or decisions to commence, continue or reduce, or suspend or discontinue production from a property.

The interests of third party owners and operators and our interests may not always be aligned. As an example, it will usually be in our interest to advance development and production on properties as rapidly as possible, in order to maximize near-term cash flow, while third party owners and operators may take a more cautious approach to development, as they are exposed to risk on the cost of exploration, development and operations. Likewise, it may be in the interest of owners and operators to invest in the development of, and emphasize production from, projects or areas of a project that are not subject to royalties, streams or similar interests that are or may be held by us.

Our inability to control or influence the exploration, development or operations for the properties in which we hold or may hold royalties, streams and similar interests may have a material adverse effect on our business, results of operations and financial condition. In addition, the owners or operators may take action contrary to our policies or objectives; be unable or unwilling to fulfill their obligations under their agreements with us; or experience financial, operational or other difficulties, including insolvency, which could limit the owner or operator’s ability to advance such properties or perform its obligations under arrangements with us.

We may not be entitled to any compensation if the properties in which we hold or may hold royalties, streams and similar interests discontinue exploration, development or operations on a temporary or permanent basis.

The owners or operators of the projects in which we hold interests may, from time to time, announce transactions, including the sale or transfer of the projects or of the operator itself, over which we have little or no control. If such transactions are completed, it may result in a new operator, which may or may not explore, develop or operate the project in a similar manner to the current operator, which may have a material adverse effect on our business, results of operations and financial condition. The effect of any such transaction on us may be difficult or impossible to predict.

None of our royalty and other interests are on producing properties and these and any future royalty, streaming or similar interests we acquire, particularly on development stage properties, are subject to the risk that they may never achieve production.

None of the properties underlying our royalty and other interests are in production nor do they have established Mineral Reserves. These and any future royalty, streaming or similar interests we acquire may not achieve production or produce any revenues. While the discovery of gold deposits may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish Mineral Reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that exploration or development programs planned by the owners or operators of the properties underlying royalties, streams and similar interests that are or may be held by us will result in profitable commercial mining operations. Whether a mineral deposit will be commercially viable depends on a number of factors, including cash costs associated with extraction and processing; the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in one or more of the properties underlying our current or future interests not receiving an adequate return on invested capital. Accordingly, there can be no assurance the properties underlying our current or future interests will be brought into a state of commercial production.

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The failure of any of the properties underlying our interests to achieve production on schedule or at all would have a material adverse effect on our asset carrying values or the other benefits we expect to realize from our royalties and other interests or the acquisition of royalty interests, and potentially our business, results of operations, cash flows and financial condition.

A substantial majority of our existing royalties and other interests are on properties owned and operated by subsidiaries of GoldMining.

A substantial majority of our existing royalties are on projects owned and operated by subsidiaries of our parent company, GoldMining. Accordingly, the advancement and development of the projects underlying our royalties and other interests are largely dependent on the exploration and development strategy of GoldMining and its ability to advance such projects. In the event that GoldMining determines not to, or otherwise fails to, progress any such projects, our ability to achieve future revenues and the value of our existing assets, will be materially adversely affected.

In addition, due to counterparty concentration of our existing portfolio, the development and viability of the underlying projects are dependent on the financial condition of GoldMining and its ability to obtain necessary financing to maintain in good standing and develop such projects. Any material adverse change in the business, operations and financial condition of GoldMining may adversely affect our business, results of operations and financial condition and the maintenance and advancement of the projects underlying our interests.

GoldMining is not obligated to enter into any additional royalty agreements with us following this offering. In addition, GoldMining is not limited in its ability to compete against us.

We entered into the Royalty Purchase Agreement with our parent company, under which we acquired the substantial majority of our existing royalties, and we may in the future enter into additional transactions with related parties and such transactions present possible conflicts of interest.

The Royalty Purchase Agreement and the acquisition of a substantial majority of our existing royalty and other interests were entered into with our parent company. See “Related Party Transactions.” Transactions entered into with our parent company or any other entity in which a related party has an interest may not align with the interests of our security holders. There can be no assurance that we may have been able to achieve more favorable terms, including as to value and other key terms, if such transaction had not been with a related party. Any discrepancy between market perception of value of our royalties and other interests and the consideration under the Royalty Purchase Agreement may have a material adverse effect on the market value of our securities.

We may in the future enter into additional transactions with entities in which our board of directors and other related parties hold ownership interests. We expect that material transactions with related parties after this offering, if any, will be reviewed and approved by our nominating and corporate governance committee or our audit committee, each of which will be comprised solely of independent directors upon the completion of this offering. Nevertheless, there can be no assurance that any such transactions will result in terms that are more favorable to us than if such transactions are not entered into with related parties. Furthermore, we may achieve more favorable terms if such transactions had not been entered into with related parties and, in such case, these transactions, individually or in the aggregate, may have an adverse effect on our business, financial position and results of operations.

We have limited or no access to data or the operations underlying our existing or future royalty and other interests.

We are not, and will not be, the owner or operator of any of the properties underlying our existing or future royalties, streams and similar interests and have no input in the exploration, development or operation of such properties. Consequently, we have limited or no access to related exploration, development or operational data or to the properties themselves. This could affect our ability to assess the value of such interest. This could also result in delays in cash flow from that anticipated by us, based on the stage of development of the properties underlying our existing or future royalties and similar interests. Our entitlement to payments in relation to such interests may be calculated by the royalty payors in a manner different from our projections and we may not have rights of audit with respect to such interests. In addition, some royalties, streams or similar interests may be subject to confidentiality arrangements that govern the disclosure of information with regard to such interests and, as a result, we may not be in a position to publicly disclose related non-public information. The limited access to data and disclosure regarding the exploration, development and production of minerals from, or the continued operation of, the properties in which we have an interest may restrict our ability to assess value, which may have a material adverse effect on our business, results of operations and financial condition. We attempt to mitigate this risk by building relationships with various owners, operators and counterparties, in order to encourage information sharing.

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We are subject to many of the risks faced by the owners and operators of our existing or future royalty and other interests.

To the extent that they relate to the exploration, development and production of minerals from, or the continued operation of, the properties in which we hold or may hold royalties, streams or similar interests, we will be subject to the risk factors applicable to the owners and operators of such mines or projects.

Mineral exploration, development and production generally involves a high degree of risk. Such operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of metals, including weather related events, unusual and unexpected geology formations, seismic activity, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in exploration, development and production, increased production costs and possible legal liability. Any of these hazards and risks and other acts of God could shut down such activities temporarily or permanently. Mineral exploration, development and production is subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability for the owners or operators thereof. The exploration for, and development, mining and processing of, mineral deposits involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

We may enter into acquisitions or other material transactions at any time.

In the ordinary course of business, we engage in a continual review of opportunities to acquire royalties, streams or similar interests, to establish new royalties, streams or similar interests on operating mines, to create new royalties, streams or similar interests through financing mine development or exploration, or to acquire companies that hold royalty interests. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial, legal and other confidential information, submission of indications of interest and term sheets, participation in preliminary discussions and negotiations and involvement as a bidder in competitive processes. We may consider obtaining debt commitments for acquisition financing. In the event that we choose to raise debt capital to finance any acquisition, our leverage may be increased. We also could issue common shares to fund acquisitions. Issuances of common shares could dilute existing shareholders and may reduce some or all of our per share financial measures.

Any such acquisition could be material to us. All transactions include risks associated with our ability to negotiate acceptable terms with counterparties. In addition, any such acquisition or other transaction may have other transaction-specific risks associated with it, including risks related to the completion of the transaction, the project, its operators, or the jurisdictions in which the project is located, and other risks discussed in this prospectus. There can be no assurance that any acquisitions completed will ultimately benefit us.

The volatility in gold and other commodity prices may have an adverse impact on the value of our royalty interests.

The value of our royalty interests and the potential future development of the projects underlying our interests are directly related to the market price of gold and other commodity prices. Market prices may fluctuate widely and are affected by numerous factors beyond our control or that of any mining company, including metal supply, industrial and jewelry fabrication, investment demand, central banking economic policy, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, trade, economic or banking conditions, and a number of other factors.

Volatility in gold prices is demonstrated by its annual high and low prices over the past decade as reported by the London Bullion Market Association:

	Gold
	($/ounce)
Calendar Year	High	Low
2012 - 2013	$1,792	$1,192
2014 - 2015	$1,385	$1,049
2016 - 2017	$1,366	$1,077
2018 - 2019	$1,355	$1,178
2019 - 2020	$1,536	$1,287
2020 - 2021	$2,067	$1,472

Declines in market prices could cause an operator to cease or slowdown exploration and development activities, reduce, suspend or terminate production from an operating project or construction work at a development project which would negatively impact our ability to obtain revenues from our interests in the future. A price decline may result in a material and adverse effect on our business, results of operations and financial condition.

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Our future growth is to a large extent dependent on our acquisition strategy.

As part of our business strategy, we will seek to purchase or otherwise acquire gold and other precious metal royalties, streams or similar interests from third party natural resource companies and others. In pursuit of such opportunities, we may fail to select appropriate acquisition targets or negotiate acceptable arrangements, including arrangements to finance acquisitions. There can be no assurance that we will be able to identify and complete any acquisition, transaction or business arrangement that we pursue on favorable terms or at all, or that any acquisition, transaction or business arrangement completed will ultimately benefit us.

Problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests could adversely affect our business and revenues, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators.

Defects in or disputes relating to the royalty interests we hold or acquire may prevent us from realizing the anticipated benefits from these interests and could have a material adverse effect on our business, results of operations, cash flows and financial condition. Material changes could also occur that may adversely affect management’s estimate of the carrying value of our royalty interests and could result in impairment charges. While we seek to confirm the existence, validity, enforceability, terms and geographic extent of the royalty interests we acquire, there can be no assurance that disputes or other problems concerning these and other matters or other problems will not arise. Confirming these matters is complex and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property and to the agreement reflecting the royalty interest. Similarly, in many jurisdictions, royalty interests are contractual in nature, rather than interests in land, and therefore may be subject to risks resulting from change of control, bankruptcy or insolvency of operators, and our royalty interests could be materially restricted or set aside through judicial or administrative proceedings. We often do not have the protection of security interests that could help us recover all or part of our investment in a royalty interest in the event of an operator’s bankruptcy or insolvency.

Operators may interpret our existing or future royalty or other interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights.

Royalty interests are generally subject to uncertainties and complexities arising from the application of contract and property laws in the jurisdictions where the mining projects are located. Operators and other parties to the agreements governing our existing or future royalty or other interests may interpret our interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights. We may or may not be successful in enforcing our contractual rights, and our revenues relating to any challenged royalty interests may be delayed, curtailed or eliminated during the pendency of any such dispute or in the event our position is not upheld, which could have a material adverse effect on our business, results of operations, cash flows and financial condition. Disputes could arise challenging, among other things, methods for calculating the royalty interest, various rights of the operator or third parties in or to the royalty interest or the underlying property, the obligations of a current or former operator to make payments on royalty interests, and various defects or ambiguities in the agreement governing a royalty interest.

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The current COVID-19 pandemic has adversely affected, and may continue to adversely affect, operations at some properties in which we have royalty interests, which could have a material adverse effect on our results of operations and financial condition.

The world is currently experiencing a deadly outbreak of the coronavirus disease 2019, or COVID-19. Public health and government authorities have recommended and mandated precautions to mitigate the spread of COVID-19, including in some cases quarantines, shelter-in-place orders, and restrictions on mining-related activities. GoldMining, the ultimate parent company of the owners and operators of our royalty interests, has disclosed that its conduct of exploration and development programs may be impacted or delayed due to limitations on employee mobility, travel restrictions and shelter-in-place orders, which may restrict or prevent its ability to access the properties underlying our interests. Any such limitations, restrictions and orders may have a material adverse effect upon ongoing exploration programs at such mineral properties and, ultimately, on our financial condition and results of operations.

The current COVID-19 pandemic has significantly impacted the global economy and markets over the past several months and may continue to do so, which could adversely affect our business or the trading price of our securities.

The global economy, metal prices, and financial markets have experienced significant volatility and uncertainty due to COVID-19. This price volatility could cause operators or developers to defer or forgo projects, which could adversely impact our financial condition or our ability to generate future revenue. Moreover, in the ordinary course of business, we review opportunities to acquire new royalty interests and currently have acquisition opportunities at various stages of review. Reduced economic and travel activities or illness among our management team as a result of COVID-19 could limit or delay acquisition opportunities or other business activities. In addition, economic volatility, disruptions in the financial markets, or severe price declines for gold or other metals could adversely affect our ability to obtain future debt or equity financing for acquisitions on acceptable terms. Government efforts to counter the economic effects of COVID-19 through liquidity and stimulus programs may be insufficient or ineffective in preventing or reducing the effects of a recession. It is difficult to determine the extent of the economic and market impacts from COVID-19 and the many ways in which they may negatively affect our business and the trading price of our securities.

Potential litigation affecting the properties that we have royalty interests in could have a material adverse effect on us.

Potential litigation may arise between the operators of properties on which we have royalty interests or on which we acquire royalties, streams or similar interests in the future and third parties. As a holder of such interests, we generally do not have any influence on litigation such as this and generally will not have access to non-public information concerning such litigation. Any such litigation that results in the reduction, suspension or termination of a project or production from a property, whether temporary or permanent, could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Development and operation of mines is very capital intensive and any inability of the operators of properties underlying our existing or future royalty or other interests to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our such interests.

If operators of properties where we hold interests do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, they may curtail, delay or cease development or operations at a mine site, or enter into bankruptcy proceedings. An operator’s ability to raise and service sufficient capital may be affected by, among other things, macroeconomic conditions, future commodity prices of metals to be mined, or further economic volatility in the United States, Canada and global financial markets. If certain of the operators of the properties on which we have royalty interests suffer these material adverse effects, then our existing or future royalty or other interests, including the value of and revenue from them, and the ability of operators to obtain debt or equity financing for the exploration, development and operation of their properties may be materially adversely affected.

In addition, our ability to generate future cash flows and our financial condition will be dependent to a large extent on the financial viability and operational effectiveness of owners and operators of the properties underlying the royalties, streams and similar interests that are or may be held by us. Payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues. Payments may be delayed by restrictions imposed by lenders, delays in the sale or delivery of products, recovery by the operators of expenses, the establishment by the operators of Mineral Reserves for such expenses or the bankruptcy, insolvency or other adverse financial condition of the operator. Our rights to payment under royalties and similar interests must, in most cases, be enforced by contract without the protection of a security interest over property that we could readily liquidate. This inhibits our ability to collect outstanding royalties in the event of a default. In the event of a bankruptcy, insolvency or other arrangement of an operator or owner, in many instances, we will be treated like any other unsecured creditor, and therefore have a limited prospect for full recovery of royalty or similar revenue.

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Estimates of Mineral Resources on the projects in which we have royalty interests are subject to significant revision.

There are numerous uncertainties inherent in estimating Mineral Resources, including many factors beyond our control and the control of the operators of properties in which we have royalty and other interests. Such interests are prepared by the operator of the underlying property. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information.

In addition, the Mineral Resources referred to in this prospectus have been determined by the project operator based on assumed future prices, cut-off grades and operating costs. However, until mineral deposits are actually mined and processed, any Mineral Resources must be considered as estimates only. Any such estimates are expressions of judgment based on knowledge, analysis of drilling results and industry practices. Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. In addition, the grade and/or quantity of the metals ultimately recovered may differ from that interpreted from drilling results. There can be no assurance that metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The grade of the reported Mineral Resources is uncertain in nature and it is uncertain whether further technical studies will result in an upgrade to them. Any material change in the quantity of mineralization, grade or mill feed to waste ratio or extended declines in market prices for the underlying metals may render some or all of our mineralization uneconomic and result in reduced reported Mineral Resources. Any material reductions in estimates of Mineral Resources reported by the operators of our interest, or of their potential ability to extract such Mineral Resources in the future, could have a material adverse effect on our financial condition.

If title to mining claims, concessions, licenses, leases or other forms of tenure is not properly maintained by the operators, or is successfully challenged by third parties, our existing royalty interests could be found to be invalid.

Our business is subject to the risk that operators of mining projects and holders of exploration or mining claims, tenements, concessions, licenses or other interests in land and minerals may lose their exploration or mining rights, allow them to expire, or have their rights to explore and mine properties contested by private parties or the government. Internationally, exploration and mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to establish a deposit capable of economic extraction, failure to pay maintenance fees or meet expenditure or work requirements, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title, expropriation and similar risks. If title to exploration or mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

Operations in foreign countries or other sovereign jurisdictions are subject to many risks, which could decrease our revenues.

Our royalty and other interests on properties outside of the United States are located in Canada, Colombia, Brazil and Peru. In addition, future acquisitions may expose us to new jurisdictions. Our activities and those of the operators of properties on which we hold royalty interests are subject to the risks normally associated with conducting business in foreign countries or within the jurisdiction of indigenous peoples that may be recognized as sovereign entities in the United States and elsewhere. These risks may impact the operators of our interests, depending on the jurisdiction, and include such things as:

●	expropriation or nationalization of mining property;
●	seizure of mineral production;

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●	exchange and currency controls and fluctuations;
●	limitations on foreign exchange and repatriation of earnings;
●	restrictions on mineral production and price controls;
●	import and export regulations, including trade sanctions and restrictions on the export of gold;
●	changes in legislation and government policies, including changes related to taxation, government royalties, tariffs, imports, exports, duties, currency, foreign ownership, foreign trade, foreign investment and other forms of government take;
●	challenges to mining, processing and related permits and licenses, or to applications for permits and licenses, by or on behalf of regulatory authorities, indigenous populations, non-governmental organizations or other third parties;
●	changes in economic, trade, diplomatic and other relationships between countries, and the effect on global and economic conditions, the stability of global financial markets, and the ability of key market participants to operate in certain financial markets;
●	high rates of inflation;
●	labor practices and disputes;
●	enforcement of unfamiliar or uncertain foreign real estate, mineral tenure, contract, water use, mine safety and environmental laws and policies;
●	renegotiation, nullification or forced modification of existing contracts, licenses, permits, approvals, concessions or the like;
●	war, crime, terrorism, sabotage, blockades and other forms of civil unrest, and uncertain political and economic environments;
●	corruption;
●	exposure to liabilities under anti-corruption and anti-money laundering laws, including the United States Foreign Corrupt Practices Act and similar laws and regulations in other jurisdictions to which we, but not necessarily our competitors, may be subject;
●	suspension of the enforcement of creditors’ rights and shareholders’ rights; and
●	loss of access to government-controlled infrastructure, such as roads, bridges, rails, ports, power sources and water supply.

These risks may limit or disrupt the exploration and development of mines or projects on which we hold royalty and other interests, restrict the movement of funds, or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Opposition from indigenous people may delay or suspend development or operations at the properties where we hold royalty interests, which could decrease our revenues.

Various international and national, state and provincial laws, rules, regulations and other practices relate to the rights of indigenous peoples. Some of the properties where we hold royalty and other interests are located in areas presently or previously inhabited or used by indigenous peoples. Many of these laws impose obligations on governments to respect the rights of indigenous people. Some mandate that governments consult with indigenous people regarding government actions which may affect them, including actions to approve or grant mining rights or permits. One or more groups of indigenous people may oppose continued operation, further development, or new development of the properties where we hold royalty interests. Such opposition may be directed through legal or administrative proceedings or protests, roadblocks or other forms of public expression, and claims and protests of indigenous peoples may disrupt or delay activities of the operators of the properties.

In addition, the Supreme Court of Canada in Tsilhqot’ in Nation v. British Columbia held that aboriginal title is a beneficial interest in the land, the underlying control of which is retained by the Crown. The rights conferred by the aboriginal title include the right to determine how the land will be used, to enjoy, occupy and possess and to proactively use and manage the land including the natural resources. The Tsilhqot’in Nation case sets out criteria by which the Crown can override the aboriginal title in the public interest which includes consultations and accommodation, substantive and compelling objectives and respecting the fiduciary obligations to the aboriginal body in question. Our royalty interest in the Yellowknife Project and potential future royalty interests in Canada and other jurisdictions may now or in the future be the subject of indigenous land claims. The legal nature of such claims is a matter of considerable complexity. The impact of any such claim on our royalty interests cannot be predicted with any degree of certainty and no assurance can be given that a broad recognition of indigenous rights by way of a negotiated settlement or judicial pronouncement, would not have an adverse effect on the activities of the operator of the Yellowknife Project or other existing or future interests.”

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The mining industry is subject to environmental risks in the jurisdictions where projects underlying our interests are located, including risk associated with climate change.

Exploration, development and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations intended to ensure the protection of the environment are constantly changing and evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. Concerns regarding climate change have resulted in international, national and local treaties, legislation and initiatives that affect mineral exploration and production, including those intended to reduce industrial emissions and increase energy efficiency. Compliance with all such laws and regulations, treaties and initiatives, referred to as the “Laws,” could increase permitting requirements, result in stricter standards and enforcement, and require significant increases in capital expenditures and operating costs by operators of properties subject to our interests. Further, breach of a Law may result in the imposition of fines and penalties or other adverse impacts on operators and their properties, which may be material. If an operator is forced to incur significant costs to comply with Laws or becomes subject to related restrictions that limit its ability to develop our projects, or expand operations, or if an operator were to lose its right to use or access power, water or other raw materials necessary to operate a mine, or if the costs to comply with Laws materially increased the capital or operating costs on the properties where we hold royalties, our revenues could be reduced, delayed or eliminated.

We depend on the services of our Chief Executive Officer, management and other key employees.

We believe that our success depends on the continued service of our key executive management personnel. The loss of services of key members of management or other key employees could disrupt the conduct of our business and jeopardize our ability to maintain our competitive position in the industry. From time to time, we may also need to identify and retain additional skilled management and specialized technical personnel to efficiently operate our business. The number of persons skilled in the acquisition, exploration and development of royalty interests is limited and there is competition for such persons. Recruiting and retaining qualified executive management and other key employees is critical to our success and there can be no assurance of such success. If we are not successful in attracting and retaining qualified personnel, our ability to execute our business model and growth strategy could be affected, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Certain of our directors and officers also serve as directors and officers of other companies in the mining sector, which may cause them to have conflicts of interest.

Certain of our directors and officers also serve as directors and officers of, or have significant shareholdings in, other companies involved in natural resources investment, exploration, development and production and, to the extent that such other companies may engage in transactions or participate in the same ventures in which we participate, or in transactions or ventures in which we may seek to participate, they may have a conflict of interest in negotiating and concluding terms with respect to such participation. In cases where our directors and officers have an interest in other companies, such other companies may also compete with us for the acquisition of royalties, streams or similar interests. Such potential conflicts of interests of our directors and officers may have a material adverse effect on our business, results of operations and financial condition.

We may use certain financial instruments that subject us to a number of inherent risks.

While we do not currently do so, from time to time, we may use certain financial instruments to manage the risks associated with changes in gold and other commodity prices, interest rates and foreign currency exchange rates. The use of financial instruments involves certain inherent risks including, among other things: (i) credit risk, the risk of default on amounts owing to us by the counterparties with whom we entered into such transaction; (ii) market liquidity risk, the risk that any such position cannot be closed out quickly, either by liquidating such financial instrument or by establishing an offsetting position; and (iii) unrealized mark-to-market risk, the risk that, in respect of certain financial instruments, an adverse change in market prices for commodities, currencies or interest rates will result in us incurring an unrealized mark-to-market loss in respect of such derivative products.

We have negative cash flows from operating activities.

We had negative cash flow from operating activities in the period from our incorporation until September 30, 2020 and the three months ended December 31, 2020. We expect that we will use a portion of the proceeds of this offering to fund anticipated negative cash flow from operating activities in future periods. Given that we have no operating revenues, and do not anticipate generating operating revenues for the foreseeable future, all expenditures to fund operating activities must be provided by financings. There is no assurance that future financings can be completed on acceptable terms or at all.

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Risks Related to Our Securities and this Offering

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws. In addition, we will become subject to other reporting and corporate governance requirements, including certain requirements of the NYSE American, the rules and regulations of the Canadian Securities Administrators and certain provisions of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” which will impose significant compliance obligations upon us. We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all applicable reporting requirements on a timely basis. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual reports with respect to our business and operating results. Sarbanes-Oxley, as well as rules subsequently implemented by the SEC, and NYSE American, have imposed increased regulation and disclosure and require enhanced corporate governance practices of public companies. Our efforts to comply with evolving corporate governance laws, regulations and standards are likely to result in increased administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. These changes will require a significant commitment of additional resources. We may need to hire more employees in the future to comply with these requirements, which will increase our costs and expenses.

We may not be successful in implementing these requirements and implementing them could materially adversely affect our business. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired. If we do not implement such requirements in a timely manner or with adequate compliance, we might be subject to sanctions or investigations by regulatory authorities, such as the SEC, the Canadian Securities Administrators or NYSE American. Any such action could harm our reputation and the confidence of investors, customers and other third parties with whom we do business and could materially adversely affect our business and cause the trading price of our common shares or warrants to fall.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and the applicability of these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We may lose our “foreign private issuer” status in the future, which could result in additional costs and expenses to us.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the Securities and Exchange Commission, or SEC. We may in the future lose foreign private issuer status if a majority of our common shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (i) a majority of our directors or executive officers are U.S. citizens or residents; (ii) a majority of our assets are located in the United States; or (iii) our business is administered principally in the United States. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer will be significantly more than the costs incurred as a Canadian foreign private issuer. If we are not a foreign private issuer, we would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from corporate governance requirements that are available to foreign private issuers.

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We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.

As a “foreign private issuer,” we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We may not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the insider reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act. Accordingly, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell their common shares. As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. As a result of such varied reporting obligations, shareholders should not expect to receive the same information at the same time as information provided by U.S. domestic companies.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices rather than those of the United States, except to the extent that such laws would be contrary to U.S. securities laws, provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all domestic U.S. corporate governance requirements. See “Management – Corporate Governance.”

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years following the completion of this offering. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceeds $1.07 billion, or the market value of our common shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Investors could find our securities less attractive if we choose to rely on these exemptions. If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common shares and our share price may be more volatile.

A small number of our shareholders could significantly influence our business.

We anticipate that GoldMining will, upon completion of the offering and assuming no exercise of the underwriters’ option to purchase additional common shares and/or warrants to cover over-allotments, own approximately 49.0% of our outstanding common shares. As such, it will be able to exercise significant influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of the Company or our assets. This concentration of ownership may make it more difficult for other shareholders to effect substantial changes in the Company, may have the effect of delaying, preventing or expediting, as the case may be, a change in control of the Company and may adversely affect the market price of our securities. Further, the possibility that GoldMining or any other significant shareholders may sell all or a large portion of their securities in a short period of time could adversely affect the trading price of our shares. Also, the interests of such shareholder may not be in the best interests of all shareholders.

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The market price of our securities may be volatile, which could result in substantial losses for investors purchasing securities in this offering.

The market price of our securities could be subject to significant fluctuations after this offering, and it may decline below the offering price. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our securities to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our securities to fluctuate include:

●	price and volume fluctuations in the global stock markets from time to time;
●	changes in operating performance and stock market valuations of other companies in our industry;
●	sales of our common shares by us or GoldMining;
●	failure of securities analysts and credit rating agencies to maintain coverage of us, changes in financial estimates by securities analysts and credit rating agencies who follow us, or our failure to meet these estimates or the expectations of investors;
●	the financial projections we may provide to the public (in the event we decide to provide any such projections), any changes in those projections or our failure to meet those projections;
●	rumors and market speculation involving us or other companies in our industry;
●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;
●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
●	announced or completed acquisitions of businesses or technologies by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in tax laws and regulations as well as accounting standards, policies, guidelines, interpretations or principles;
●	any significant change in our management team;
●	general economic conditions and slow or negative growth of our markets; and
●	other risk factors described in this section of the prospectus.

In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our securities. Hence, the market price of our securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our securities regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

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An active, liquid and orderly trading market for our securities may not develop.

There is currently no market through which our common shares or warrants may be sold and, if a market for our securities does not develop or is not sustained, you may not be able to resell your securities purchased in this offering. This may affect the pricing of our securities in the secondary market, the transparency and availability of trading prices, the liquidity of our securities and the extent of issuer regulation. The initial public offering price of our securities was determined through negotiations between us and the underwriters. The initial public offering price may not be indicative of the market price of our securities after this offering. In the absence of an active trading market for our securities, investors may not be able to sell their securities at or above the initial public offering price. We cannot predict the price at which our securities will trade.

Substantial future sales of our securities, or the perception that these sales could occur, may cause the price of our securities to drop significantly, even if our business is performing well.

A large volume of sales of our common shares or warrants could decrease the prevailing market price of such securities and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of our common shares or warrants does not occur, the mere perception of the possibility of these sales could depress the market price of our common shares or warrants and have a negative effect on our ability to raise capital in the future.

Additionally, sales of a substantial number of our common shares in the public market could occur at any time after the expiration of the 180-day contractual lock-up period described in the “Underwriting” section of this prospectus (or earlier if such lock-up period is waived by the underwriters). These sales, or the market perception that the holders of a large number of common shares intend to sell common shares, could significantly reduce the market price of our common shares and the market price could decline below the initial public offering price. We cannot predict the effect, if any, that future public sales of these common shares, or the availability of these common shares for sale will have on the market price of our common shares. If the market price of our common shares was to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investments.

Further, we cannot predict the size of future issuances of our common shares or other securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our common shares or warrants. Sales of substantial amounts of our securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our common shares or warrants.

The common shares are equity interests and would be subordinate to future issuances by us of either indebtedness or preferred shares.

Our common shares are equity interests and do not constitute indebtedness. As such, the common shares will rank junior to any indebtedness we may incur and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our common shares are subject to the prior dividend and liquidation rights of holders of our preferred shares, to the extent we issue preferred shares in the future and the preferred shares remain outstanding at that time. Our board of directors is authorized to issue classes or series of preferred shares without any action on the part of the holders of our common shares and we are permitted to incur debt. Upon liquidation, lenders and holders of any outstanding debt securities and preferred shares would receive distributions of our available assets prior to holders of our common shares.

We do not anticipate paying cash dividends, and accordingly, shareholders must rely on share appreciation for any return on their investment.

We have never paid any dividends on our common shares. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our common shares in the foreseeable future. See “Dividend Policy.” As a result, capital appreciation, if any, of our common shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common shares.

The warrants are speculative in nature.

Commencing on the date of issuance, holders of the warrants may exercise their right to acquire common shares by paying an exercise price of $7.50 per share. Following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. Furthermore, each warrant will expire three years from the original issuance date. In the event our common share price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

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Holders of the warrants will have no rights as a common shareholder until they acquire our common shares.

The warrants offered hereby do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Upon exercise of a whole warrant, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise.

Our warrants will designate the courts of the State of New York or the United States District Court sitting in the City of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrants will provide that all questions concerning the construction, validity, enforcement and interpretation of the warrants shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party to the warrant will agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the warrants (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. In addition, each party will irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute under or in connection with or with any transaction contemplated by or discussed in the warrant, and each party will irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Investors in this offering will pay a much higher price than the book value of our common shares and therefore you will incur immediate and substantial dilution of your investment.

The initial public offering price of the units will be substantially higher than the net tangible book value per common share based on the total value of our tangible assets less our total liabilities immediately following this offering. Therefore, if you purchase common shares in this offering, you will experience immediate and substantial dilution of approximately $2.93 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering at an initial public offering price of $5.00 per share, assuming no value is attributed to the warrants included in the units. To the extent the warrants included as part of the units are ultimately exercised or the underwriters exercise their over-allotment option, you will experience further dilution. See “Dilution.”

The NYSE American may delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our common shares and warrants for trading on the NYSE American under the trading symbols “GROY” and “GROY WS,” respectively, we cannot assure you that our securities will continue to be listed on the NYSE American. If the NYSE American delists our common shares and warrants from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a determination that our common shares are a “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common shares;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States and may have the effect of delaying or preventing a change in control.

We are governed by the CBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the CBCA and Delaware General Corporation Law, or “DGCL,” that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the CBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the CBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our Company and our common shares less attractive because we are governed by foreign laws. If some investors find our common shares less attractive as a result of us being governed by the CBCA, there may be a less active trading market for our common shares and our share price may be more volatile. See “Description of Share Capital – Material Differences Between the CBCA and Delaware General Corporation Law.”

In addition, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian Business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. Finally, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). The Competition Act (Canada) establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner. However, the Competition Act (Canada) permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us, whether or not it is subject to mandatory notification. Otherwise, there are no limitations either under the laws of Canada, or in our articles of incorporation, or “articles,” or amended and restated bylaws, or “bylaws,” on the rights of non-Canadians to hold or vote our common shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our Company and our common shares less attractive because we are governed by foreign laws.

U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are governed by the CBCA and our principal place of business is in Canada. Many of our directors and officers, as well as certain experts named herein, reside outside of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and such directors, officers and experts or to enforce judgments obtained against us or such persons, in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian courts.

Similarly, Warren Gilman is a resident of Hong Kong and all or a substantial portion of his assets are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against this non-Canadian resident. In addition, it may not be possible for Canadian investors to collect from non-Canadian resident judgements obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

Our bylaws provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in Canada, which could limit shareholders’ ability to obtain a favorable judicial forum for disputes with us.

We have included a forum selection provision in our bylaws that provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia and appellate courts therefrom (or, failing such Court, any other “court” as defined in the CBCA, having jurisdiction, and the appellate courts therefrom), will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us, (3) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or our articles or bylaws; or (4) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the CBCA). Our forum selection provision also provides that our shareholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of our provision. Therefore, it may not be possible for shareholders to litigate any action relating to the foregoing matters outside of the Province of British Columbia. To the fullest extent permitted by law, our forum selection provision will also apply to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

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Our forum selection provision seeks to reduce litigation costs and increase outcome predictability by requiring derivative actions and other matters relating to our affairs to be litigated in a single forum. While forum selection clauses in corporate charters and bylaws/articles are becoming more commonplace for public companies in the United States and have been upheld by courts in certain states, a recent decision of the Supreme Court of Canada has cast some uncertainty as to whether forum selection clauses would be upheld in Canada. Accordingly, it is possible that the validity of our forum selection provision could be challenged and that a court could rule that such provision is inapplicable or unenforceable. If a court were to find our forum selection provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our common shares, our share and warrant price would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

U.S. holders of our common shares or warrants may suffer adverse tax consequences as a result of our passive foreign investment company status.

We expect to be classified as a passive foreign investment company, or PFIC for U.S. federal income tax purposes. If we are a PFIC for any taxable year during which a U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”) holds the common shares or warrants, it would likely result in adverse U.S. federal income tax consequences for such U.S. Holder. U.S. Holders should carefully read “Material U.S. Federal Income Tax Considerations for United States Holders” for more information and consult their own tax advisors regarding the likelihood and consequences if we are treated as a PFIC for U.S. federal income tax purposes, including the advisability of making a “qualified electing fund” election (including a protective election), which may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

Any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common shares or warrants, which could depress the market price of our common shares.

Upon completion of this offering, our board of directors will have the authority to issue preferred shares and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with liquidation, dividend and other rights superior to the rights of our common shares. The potential issuance of preferred shares may delay or prevent a change in control of us, discourage bids for our common shares at a premium over the market price and adversely affect the market price and other rights of the holders of our common shares and warrants.

The common shares may not be listed on a “designated stock exchange” for purposes of the Canadian Tax Act and the common shares and warrants may be subject to Canadian taxation on disposition.

In July 2017, NYSE MKT, which was listed by the Department of Finance (Canada) as a “designated stock exchange,” was rebranded as NYSE American. The Department of Finance (Canada) has not yet confirmed that NYSE American is a “designated stock exchange” for purposes of the Income Tax Act (Canada) and the Income Tax Regulations, collectively, referred to as the “Canadian Tax Act.” As a result, it is not clear whether the common shares will be considered as being listed on a “designated stock exchange” for purposes of the Canadian Tax Act. In these circumstances, the common shares and the warrants will be “taxable Canadian property” for purposes of the Canadian Tax Act if, at any particular time during the last 60-months, more than 50% of the fair market value of the shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Unit holders are encouraged to consult a tax advisor as to the Canadian tax consequences of disposing of common shares and warrants (as well as any shares received on exercise of warrants).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements and forward-looking information within the meaning of Canadian securities laws and the Private Securities Litigation Reform Act of 1995, collectively referred to as “forward-looking statements.” Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Many of these statements appear, in particular, under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believe,” “anticipate,” “plan,” “target,” “expect,” “intend,” “estimate,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the development of properties where we own royalty interests;

●	estimates regarding our current or future royalty, streaming or similar interests, particularly on development stage properties;

●	our ability to access data regarding the operations underlying our royalty and other interests;

●	the risks faced by the owners and operators of our royalty and other interests;

●	our expectations regarding the volatility in gold and other commodity prices;

●	our ability to achieve growth based on our acquisition strategy;

●	estimates of Mineral Resources on the projects in which we have royalty interests;

●	our expectations regarding the counterparty risks relating to our royalty interests;

●	developments in the federal, state and foreign legislation governing us or the operators of properties where we hold royalty interests;

●	our estimates regarding future revenue, expenses and needs for additional financing; and

●	our ability to attract and retain qualified employees and key personnel.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	current gold, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of our royalty projects will be viable operationally and economically and will proceed as expected;

●	any additional financing required by us will be available on reasonable terms; and

●	operators of the properties where we hold royalty interests will not experience any material accident, labor dispute or failure of equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

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Forward-looking statements are necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to the following risk factors described in greater detail under the heading entitled “Risk Factors.” Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements.

These factors should not be construed as exhaustive and should be read with other cautionary statements in this prospectus. Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking statements, which speaks only as of the date made. The forward-looking statements contained in this prospectus represents our expectations as of the date of this prospectus (or as the date they are otherwise stated to be made) and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

An investment in us is speculative and involves a high degree of risk due to the nature of our business and the present state of exploration of our royalty projects. Please carefully consider the risk factors set out herein under “Risk Factors,” starting at page 14.

All of the forward-looking statements contained in this prospectus are expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the units.

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EXCHANGE RATE DATA

We express all amounts in this prospectus in U.S. dollars, except where otherwise indicated. The table below shows the period end, average, high and low exchange rates of Canadian dollars per U.S. dollar for the periods shown. Average rates are computed based on the conversion rates of the Bank of Canada for the U.S. dollar published on each business day during the relevant year indicated or each business day during the relevant month indicated. The exchange rates included in the table below are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Month Ended
	June 30,	July 31,	August 31,	September 30,
	2020	2020	2020	2020
High	1.3682	1.3616	1.3377	1.3396
Low	1.3383	1.3360	1.3042	1.3055
End of period	1.3628	1.3404	1.3042	1.3339
Average	1.3550	1.3499	1.3222	1.3228

	Month Ended
	October 31,	November 30,	December 31,
	2020	2020	2020
High	1.3349	1.3257	1.2952
Low	1.3122	1.2965	1.2718
End of period	1.3318	1.2965	1.2732
Average	1.3215	1.3068	1.2808

Unless otherwise specified herein, all Canadian dollar amounts have been converted to U.S. dollar amounts based on the conversion rate of the Bank of Canada published on March 5, 2021, which was US$1.00 equals C$1.2668.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of $82,270,000, or $94,815,000 if the underwriters exercise their over-allotment option in full, from the sale of the units offered by us, based upon the initial public offering price of $5.00 per unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Principal Purposes

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a market for our common shares, and facilitate future access to the public equity markets for us and our shareholders. We currently intend to use the net proceeds of this offering for general corporate purposes and to implement our growth and acquisition strategy.

As at the end of the most recent calendar month, we had working capital of approximately $2 million. The following table sets forth the intended use of available funds, being such working capital amount along with the estimated net proceeds of $82,270,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Principal purpose	Amount
Future acquisitions	$79,300,000
General and administrative expenses	$3,500,000
Other general working capital purposes	$1,470,000
Total	$84,270,000

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of “general corporate purposes” and “future acquisitions” and investors will be relying on our judgment regarding the application of the proceeds of this offering. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate. We estimate that we will utilize approximately $79.3 million of the available funds for future direct or indirect acquisitions of royalties, streams or similar interests. There are no specific proposed acquisitions or other definitive plans for the expenditure of these funds as of the date hereof. Accordingly, all allocations will be at the sole discretion of our management and board of directors. See “Risk Factors.”

Our general and administrative expenses for the 12 months following the completion of the offering are expected to be as follows: (i) $0.1 million for consulting fees; (ii) $0.5 million for professional fees; (iii) $0.4 million for management and directors’ fees; and (iv) $2.5 million for general and administrative costs. We expect that other general working capital requirements will include other expenses that primarily relate to early stage acquisition and other business development identification and diligence, such as third-party geological, legal and other consultant expenses related thereto.

Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

Business Objectives and Milestones

We are primarily engaged in the acquisition of gold and other precious metal royalty, streaming and similar interests. After the completion of this offering, we expect to pursue two primary business objectives: (a) manage our current royalty portfolio; and (b) investigate and execute on opportunities to acquire additional royalties, streams and similar interests. To complete our objective regarding the acquisition of additional interests, the primary milestone to be achieved is the successful identification, negotiation and execution of agreements in respect of such future acquisitions. While we intend to aggressively seek acquisition opportunities, the cost of any such acquisition will be transaction dependent and we are unable to predict the amount of time required to achieve such milestone. See “Business” and “Risk Factors.”

While we review potential acquisition opportunities and enter into discussions with third-parties regarding such opportunities from time to time and on an ongoing basis, as of the date hereof, we have not entered into any definitive agreements regarding any additional acquisitions and none of our discussions with third-parties have progressed to the stage of a binding acquisition agreement or other definitive arrangements.

The ongoing COVID-19 pandemic and related mobility, travel and other restrictions are expected to continue to impact our ability to complete site-visits and diligence of potential acquisition opportunities, which may in turn impact our ability to complete our stated business objectives on our currently budgeted timelines. See “Risk Factors” and “Financial Condition and Results of Operation – Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

No Positive Operating Cash Flow

We had no positive operating cash flow for the year ended September 30, 2020 or the three months ended December 31, 2020. If we continue to have no positive cash flow into the future, net proceeds may need to be allocated to fund our operations. We anticipate we will have negative cash flow from operating activities in future periods until such time as the properties underlying our existing royalties or other future interests generate revenues. Future cash flows from such interests are dependent upon the underlying properties achieving production. There can be no assurance that such production will ever be achieved. See “Risk Factors.”

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DIVIDEND POLICY

We have never declared or paid any dividends on our common shares or any of our other securities. We currently intend to retain any future earnings to finance the growth and development of our business, and we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors the board of directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as at September 30, 2020 on:

●	an actual basis; and

●	on an as adjusted basis to give further effect to our issuance and sale of units in this offering at an initial public offering price of $5.00 per unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto appearing elsewhere in this prospectus.

	As Reported As at December 31, 2020	Pro Forma as Adjusted for the Acquisition of royalty on the Quartz Mountain Project	Pro Forma as Adjusted for IPO(1)
	($)	($)	($)
Cash	2,509,704	2,359,704	84,629,704

Equity
Issued Capital	16,046,055	16,046,055	98,316,055
Reserve	7,395	7,395	7,395
Accumulated deficit	(640,434)	(640,434)	(640,434)
Accumulated other comprehensive income	332,454	332,454	332,454
Total Equity	15,745,470	15,745,470	98,015,470

Total Capitalization	15,745,470	15,745,470	98,015,470

Note:

(1)	Assume no over-allotment option is exercised by the underwriters and no value is attributed to the warrants included in the units.

The table set forth above is based on 22,825,000 shares of our common shares outstanding as of December 31, 2020.

The outstanding share information in the table above excludes the following:

●	4,082,500 common shares reserved for future issuance under our share-based compensation plans based on the number of common shares expected to be outstanding upon completion of the offering; and

●	9,000,000 common shares issuable upon the exercise of the warrants to be issued in this offering at an exercise price of $7.50 per share.

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DILUTION

If you invest in our units in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per unit and the pro forma as adjusted net tangible book value per share of our common shares immediately after this offering, assuming no value is attributed to the warrants included in the units. The historical net tangible book value of our common shares as of December 31, 2020 was $2,362,224, or $0.10 per share based upon 22,825,000 common shares outstanding as of that date. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of common shares outstanding at December 31, 2020.

After giving effect to the receipt of the net proceeds from our sale of 18,000,000 units in this offering at an initial public offering price of $5.00 per unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, pro forma as adjusted net tangible book value as of December 31, 2020 would have been $84.5 million, or $2.07 per common share. This represents an immediate increase in pro forma as adjusted net tangible book value of $1.97 per share to existing shareholders and an immediate dilution of $2.93 per common share, assuming no value is attributed to the warrants included in the units, to new investors purchasing units in this offering.

The following table illustrates this dilution on a per share basis to new investors, assuming no value is attributed to the warrants included in the units (unaudited):

Initial public offering price per share		$5.00
Historical net tangible book value per share at December 31, 2020	$0.10
Increase in net tangible book value per share after this offering	$1.97
Pro forma as adjusted net tangible book value per share as of December 31, 2020 after giving further effect to this offering		$2.07
Dilution in pro forma as adjusted net tangible book value per share to new investors		$2.93

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2020, the aggregate number of common shares, as well as the total consideration and the average price per share paid to us by existing shareholders and to be paid by new investors acquiring shares in this offering, assuming no value is attributed to the warrants included in the units.

	Shares Purchased		Total Consideration		Average Price Per
	Number	%	Amount	%	Share
Existing shareholders before this offering	22,825,000	55.9%	$15,974,750	15.1%	$0.70
Investors participating in this offering	18,000,000	44.1%	$90,000,000	84.9%	5.00
Total	40,825,000	100.0%	$105,974,750	100.0%	$2.60

The table above assumes no exercise of the underwriters’ option to purchase additional common shares and/or warrants to cover over-allotments. If the underwriters’ option to purchase additional common shares and/or warrants to cover over-allotments, if any, in connection with this offering, is exercised in full, the number of common shares held by the existing shareholders after this offering would be reduced to 52.4% of the total number of common shares outstanding after this offering, and the number of common shares held by new investors would increase to 20,700,000 common shares, or 47.6% of the total number of common shares outstanding after this offering.

The outstanding common share information in the table above excludes the following:

●	4,082,500 common shares reserved for future issuance under our share-based compensation plans based on the number of common shares expected to be outstanding upon the completion of the offering; and

●	9,000,000 common shares issuable upon the exercise of the warrants to be issued in this offering at an exercise price of $7.50 per share.

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SELECTED HISTORICAL FINANCIAL DATA

The following tables set forth a summary of our selected historical financial data at, and for the period ended on, the dates indicated. Our financial statements for the period from incorporation to September 30, 2020 have been prepared in accordance with IFRS and the interim financial statements for the three months ended December 31, 2020 have been prepared in accordance with IFRS as applicable to the preparation of interim financial statements including International Accounting Standard 34, Interim Financial Reporting. Our financial statements are presented in U.S. dollars except where otherwise indicated. We have derived the statements of loss and other comprehensive loss data for the period from June 23, 2020, being the date of our incorporation, to September 30, 2020 and the statement of financial position data as September 30, 2020 from our audited financial statements included in this prospectus. The statement of loss and other comprehensive loss data for the three months ended December 31, 2020 and the statement of financial position data as at December 31, 2020 are derived from our condensed interim consolidated financial statements for the three months ended December 31, 2020 included in this prospectus. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period.

You should read this data together with our financial statements and related notes appearing elsewhere in this prospectus and the sections in this prospectus entitled “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Statement of Loss and Other Comprehensive Loss Data

	Period from incorporation on June 23, 2020 to September 30, 2020	Three months ended December 31, 2020
Net loss	$(140,631)	(499,803)
Net loss per share, basic and diluted	$(140,631)	(0.04)

Statement of Financial Position Data

	As at September 30, 2020	As at December 31, 2020
Cash	$37,539	2,509,704
Other receivables	$241	14,189
Prepaids	$16,089	19,792
Current assets	$53,869	2,543,685
Total assets	$55,456	15,928,449
Total liabilities	$196,382	182,979
Total shareholder’s equity (deficit)	$(140,926)	15,745,470

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our financial statements for the period from incorporation to September 30, 2020 prepared in accordance with IFRS and the interim financial statements for the quarter ended December 31, 2020 prepared in accordance with IFRS as applicable to the preparation of interim financial statements including International Accounting Standard 34, Interim Financial Reporting, and the related notes and the other financial information included elsewhere in this prospectus. Amounts for subtotals, totals and percentage variances included in tables may not sum or calculate using the numbers as they appear in the tables due to rounding. This discussion contains forward-looking statements that involve significant risks and uncertainties. Our actual results, performance and achievements could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

This management’s discussion and analysis of financial condition and results of operations for the period from June 23, 2020, being the date of our incorporation, to September 30, 2020, and the quarter ended December 31, 2020, should be read in conjunction with our audited financial statements and the condensed interim consolidated financial statements, and the related notes thereto, included elsewhere herein. The information contained in this management’s discussion and analysis is current as of the date hereof.

Overview

We are a precious metals-focused royalty and streaming company offering creative financing solutions to the metals and mining industry. Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term attractive returns for our investors.

Our diversified portfolio currently consists of NSR royalties ranging from 0.5% to 2.0% on 18 gold properties covering 12 projects located in the Americas, of which 17 properties are owned by subsidiaries of our parent, GoldMining. We have additional rights to acquire nine royalty interests from third parties holding royalties on certain of such properties. On February 3, 2021, we completed the acquisition of a 1.0% NSR on a portion of the Quartz Mountain Project, located in Oregon, USA in consideration for $150,000.

We do not conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs, exploration costs, environmental costs or other operating costs on these properties.

In addition, we seek to acquire and manage additional royalties, streams and other interests on gold and other precious metals projects. In the ordinary course of business, we engage in a continual review of opportunities to acquire royalty, stream or similar interests, to establish new interests on mining projects, to create new royalty, stream or similar interests through the financing of mine development or exploration, or to acquire companies that hold such interests. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, our analysis of technical, financial, legal and other confidential information of particular opportunities, submission of indications of interest and term sheets, participation in preliminary discussions and negotiations and involvement as a bidder in competitive processes.

See “Business.”

As our current royalty portfolio is entirely on gold projects, the value of our assets and our financial condition will be primarily tied to the price of gold. Fluctuations in gold prices may impact the carrying value of our assets and our ability to generate any future cash flows from our existing or future royalty, streams or other interests. See “Risk Factors.”

COVID-19 and Current Economic Environment

A substantial majority of our existing royalty and other interests are in respect of projects owned and operated by subsidiaries of GoldMining, which has disclosed that its conduct of exploration and development programs may be impacted or delayed due to limitations on employee mobility, travel restrictions and shelter-in-place orders that have been put in place as a result of the ongoing COVID-19 pandemic, which may restrict or prevent its ability to access the properties underlying our interests. Any such limitations, restrictions and orders may have a material adverse effect upon ongoing exploration programs at such mineral properties and, ultimately, on our and/or GoldMining’s business and financial condition.

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In addition, the ongoing COVID-19 pandemic and related mobility, travel and other restrictions are expected to continue to impact our ability to complete site-visits and diligence of potential acquisition opportunities.

See “Risk Factors.”

Operating Results

From the date of our incorporation, being June 23, 2020, to September 30, 2020, we incurred professional fees of $119,782, which primarily related to our incorporation, the acquisitions of our royalty and other interests, corporate tax advisory and other matters relating to our launch. During the three months ended December 31, 2020, we incurred professional fees of $283,059, which primarily related to audit fees, legal fees for general corporate matters and fees for services provided by our auditors and legal counsels in connection with the registration statement.

In the period from our incorporation to September 30, 2020, we incurred $5,106 of general and administrative costs, which primarily comprised technology expenses. During the three months ended December 31, 2020, we incurred $34,048 general and administrative costs, which primarily comprised corporate branding and website design expenses.

Management fees and salaries in the period from our incorporation to September 30, 2020 and the three months ended December 31, 2020 were $15,698 and $34,536, which primarily consisted of salaries paid to or payable to members of our management, respectively.

During the three months ended December 31, 2020, we recognized share-based compensation expense of $78,700, of which $71,305 related to the award of performance based restricted shares vested during the period, and $7,395 represents fair value of the share options issued by GoldMining to one of our officers.

In the three months ended December 31, 2020, we recognized a foreign exchange loss of $69,321, which primarily consisted of exchange difference on the translation of cash denominated in U.S. dollars to the functional currency, Canadian dollars.

Our net loss for the period since our incorporation to September 30, 2020 was $140,631. The net loss for the three months ended December 31, 2020 was $499,803.

Liquidity and Capital Resources

Our capital resources consist primarily of cash raised from the issuance of equity.

As at September 30, 2020, we had cash of $37,539. In December 2020, we completed a private placement of 1,325,000 common shares at a subscription price of $2.15 per share for gross proceeds of $2,848,750. On December 31, 2020, we had cash of $2,509,704.

During the period from our incorporation to September 30, 2020, our liquidity needs were met through monies advanced by our parent company, GoldMining.

As at September 30, 2020, we had current liabilities of $196,382, which included $120,930 due to GoldMining and $9,364 payable to key management personnel for management fees and salaries. The amount due to GoldMining consisted of expenses paid by GoldMining on our behalf and funds advanced to us by GoldMining which were unsecured, non-interest bearing and due on demand. The amounts payable to GoldMining and management outstanding at September 30, 2020 were subsequently paid.

We believe that following the completion of the initial public offering, our financial resources will be adequate to cover anticipated expenditures for general and administrative costs and capital expenditures for at least twelve months following the closing of the offering. Our current financial resources are also available to fund acquisitions of additional interests. Our long-term capital requirements are primarily affected by our ongoing acquisition activities. We currently, and generally at any time, have acquisition opportunities in various stages of active review. In the event of one or more substantial royalty, stream or other acquisitions, we may seek additional debt or equity financing as necessary. See “Use of Proceeds.”

We have not generated any revenue from operations and the only sources of financing to date have been through advances from our parent company and issuances of common shares pursuant to private placements. Our ability to meet our obligations and finance investment activities depends on our ability to generate cash flow through the issuance of common shares pursuant to private placements and short-term or long-term loans. Capital markets may not be receptive to offerings of new equity from treasury or debt, whether by way of private placements or public offerings. This may be further complicated by the limited liquidity for our common shares, restricting access to some institutional investors. Our growth and success is dependent on external sources of financing which may not be available on acceptable terms, or at all.

Summary of Cash Flows

Operating Activities

The total amount we spent on our operating activities during the period from incorporation, June 23, 2020 to September 30, 2020 of $83,096 was paid by GoldMining, our parent company, on our behalf. The cash used in operations reflected a net loss of $140,631 offset by non-cash changes including an increase in other receivables of $241 and prepaids of $16,089 and an increase in accounts payable and accrued liabilities of $73,820. Significant operating expenditures during the period included management fees, salaries and benefits, general and administrative expenses and professional fees.

During the three months ended December 31, 2020, the total amount we spent on our operating activities was $422,056, which reflected a net loss of $499,803 offset by non-cash changes including an increase in accounts payable and accrued liabilities of $99,655 and repayment of amount due to GoldMining of $83.096. Significant operating expenditures during the period included management salaries, general and administrative costs and professional fees.

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Investing Activities

In the three months ended December 31, 2020, we paid for a computer equipment of $1,632, and legal and tax advisory fees of $25,779 for the purchase of the royalty interests from GoldMining.

On February 3, 2021, we completed the acquisition of a 1.0% NSR on a portion of the Quartz Mountain Project, located in Oregon, USA in consideration for $150,000 paid in cash.

Financing Activities

Net cash provided by financing activities during the period from incorporation, June 23, 2020 to September 30, 2020 was $37,539. The net cash provided by financing activities primarily related to funds advanced to us by GoldMining and is unsecured, non-interest bearing and due on demand.

During the three months ended December 31, 2020, net cash provided by financing activities was $2,861,212. The net cash provided by financing activities primarily related to proceeds received from the issuance of common shares of $2,898,750, offset by the repayment of a cash advance from GoldMining of $37,538.

Contractual Obligations

As at September 30, 2020 and December 31, 2020, we did not have any payments due over the succeeding five year period pursuant to any contractual obligations.

Off-Balance Sheet Arrangements

At September 30, 2020 and December 31, 2020, we did not have any off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K).

Critical Accounting Estimates and Judgments

The preparation of financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of income and expenses during the reporting period. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, income and expenses. Management uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions.

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment include the determination of the fair value of acquired royalty interests, key assumptions underlying the recoverable amounts used in impairment testing, and estimates and assumptions used in the determination of fair value of restricted shares.

Qualitative and Quantitative Disclosures about Financial Risks

Financial Instruments

Our financial assets at September 30, 2020 and December 31, 2020 include cash. Our financial liabilities include accounts payable and accrued liabilities, and due to our parent company. The carrying value of our financial liabilities approximate fair value due to their short term to maturity.

Financial risk management objectives and policies

The financial risk arising from our operations are credit risk, liquidity risk and currency risk. These risks arise from the normal course of operations and all transactions undertaken are to support our ability to continue as a going concern. The risks associated with these financial instruments and the policies on how we mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily associated with our bank balances. We mitigate credit risk associated with our bank balance by holding cash with large, reputable financial institutions.

Liquidity risk

Liquidity risk is the risk that we will not be able to settle or manage our obligations associated with financial liabilities. To manage liquidity risk, we closely monitor our liquidity position and ensure we have adequate sources of funding to finance its projects and operations. Our working capital deficit as at September 30, 2020 was $142,513 and our working capital as at December 31, 2020 was $2,360,706. Our accounts payable and accrued liabilities are expected to be realized or settled, respectively, within a one-year period.

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Commodity price risk

Our future profitability will be dependent on the royalty income to be received from mine operators. Royalties are based on a percentage of the minerals or the products produced, or revenue or profits generated from the property which is typically dependent on the prices of the minerals the property operators are able to realize. Mineral prices are affected by numerous factors such as interest rates, exchange rates, inflation or deflation and global and regional supply and demand.

Currency risk

We report our financial statements in U.S. dollars. Our functional currency is the Canadian dollar. We are exposed to foreign exchange risk when we undertake transactions and hold assets and liabilities in currencies other than our functional currency. We currently do not engage in foreign exchange currency hedging. As at September 30, 2020, the currency risk on our financial instruments that were denominated in foreign currencies was minimal.

At December 31, 2020, we held U.S. dollar cash the translation of which impacts our net loss due to currency fluctuations between the Canadian and U.S. dollars. The impact of a Canadian dollar change against the U.S. dollar on cash by 10% would have an impact of approximately $244,000 on net loss for the three months ended December 31, 2020.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the “Securities Act,” for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As we report under IFRS, we may not avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

We continue the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our IPO; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

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BUSINESS

History and Development of the Company

We are a corporation organized under the laws of Canada. We are currently a subsidiary of GoldMining. We were incorporated on June 23, 2020. Our principal executive office is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

Recent Developments

On November 27, 2020 we entered into the Royalty Purchase Agreement with our parent company, GoldMining, pursuant to which GoldMining caused its applicable subsidiaries to create and issue to us royalty interests and transfer to us certain buyback rights held by them in consideration for 15,000,000 of our common shares. The purchase price paid by us pursuant to this transaction was $13,076,000, which purchase price was satisfied by us through the issuance of 15,000,000 of our common shares to GoldMining. See “Business– Property, Plants and Equipment.”

On December 4, 2020, we completed a private placement, pursuant to which we issued 1,325,000 of our common shares at a subscription price of $2.15 per share for gross proceeds of $2,848,750.

On February 3, 2021, we completed the acquisition of a 1.0% NSR on a portion of the Quartz Mountain Project, located in Oregon, USA in consideration for $150,000. See “– Property, Plants and Equipment”.

Business Overview

We are a precious metals-focused royalty and streaming company offering creative financing solutions to the metals and mining industry. Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term attractive returns for our investors.

Our diversified portfolio currently consists of NSR royalties ranging from 0.5% to 2.0% on 18 gold properties covering 12 projects located in the Americas, of which 17 properties are owned by subsidiaries of our parent, GoldMining. We have additional rights to acquire nine royalty interests from third parties holding royalties on certain of such properties. See “Business – Property, Plants and Equipment – Royalty Interests.”

Our Strategy

Our strategy is to build a diversified asset base, with a focus on gold and other precious metals, by being a preferred partner to operating companies in the global mining industry. In doing so, our goal is to grow our net asset value per share and to generate value for all of our stakeholders over time. Our current long-term strategy is to build upon our significant existing resource base, which we believe offers substantial growth potential through future development of the underlying properties.

We plan to focus on acquiring royalties, streams and similar interests on mines and projects at varying stages of the mine life cycle to build a balanced portfolio offering near, medium, and longer-term growth in underlying net asset value per share. We intend to diversify our existing portfolio by adding additional assets across a range of precious metals mines and projects in the Americas and other jurisdictions around the world as opportunities arise.

Our management team, board of directors and advisory board have in excess of 250 years of combined mining sector experience, including exploration, development, operating and capital markets experience. We intend to capitalize on our significant collective knowledge, experience, and contacts to add value to, the owners and operators of existing and prospective mines we partner with.

Such potential additional assets may include, among other things:

●	royalties on gold and other precious metals projects, pursuant to which we would receive payments from the operators of the underlying mines based on production and/or sales of mineral products; and

●	gold and other precious metals streams, pursuant to which we would make an upfront payment to a project owner or operator in exchange for long-term rights to purchase a fixed percentage of future production.

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Such interests may be acquired by us directly from the owner or operator of a project or indirectly from third party holders. In addition, from time to time, we may seek to make direct strategic equity or debt investments in companies engaged in the exploration, development and/or production of gold and other precious metals. We may also seek to acquire direct joint venture or other interests in existing projects, where such interests would provide us with exposure to a project as a non-operator or where we believe there is potential to convert such interests into royalties, streams or similar interests.

We believe our core team has the experience and capability to provide creative solutions to our prospective partners thereby enhancing our ability to acquire attractive growth assets, whether in competitive auction processes or as a result of bilateral discussions.

As part of our strategy, we expect to utilize a cost-efficient business model by operating with a small, but highly experienced team and calling upon third-party resources to supplement our skill set as opportunities may arise. This strategy should enable us to maintain a high degree of flexibility in our cost structure. We believe it will also help to ensure that our business model is scalable and should allow us to seek new growth opportunities in a cost effective and value enhancing manner.

Royalties and Streams Generally

A royalty is a payment to a royalty holder that is typically based on a percentage of the minerals produced or the revenues or profits generated from the underlying project. With a stream, the holder makes an upfront payment or deposit to purchase a pre-agreed percentage of a mine’s production at a defined or pre-determined price. Royalties and streams are typically for the life of a mine, but streams can also be structured over a specified period or production interval. Royalties and streams are non-operating interests in the underlying project and therefore, the holder is generally not responsible for contributing additional funds for any purpose, including capital and operating costs.

Royalties and streams limit the holder’s exposure, in most instances, to exploration, development, operating, sustaining or reclamation expenditures typically associated with an operating interest in a mine. While they have limited operating exposure, royalty and stream holders do however benefit from any resource expansion or upside generated by exploration success, mine life extensions and operational expansions within the areas covered by the interest. A royalty and streaming business model provides greater diversification than typical mining companies. Royalty and streaming companies typically hold a portfolio of diversified assets, whereas mining companies generally depend on one or few key mines. Royalty and streaming companies therefore generally offer a relatively lower risk investment when compared to operating companies, while still offering potential upside to resource expansion and underlying commodity prices. We do not currently hold any stream interests but may acquire them in the future.

Our Business Model

Our business model is focused on managing and growing our portfolio of precious metals interests through the acquisition of additional royalties, streams and similar interests. We do not operate mines, develop projects or conduct exploration. We believe that the advantages of this business model include the following:

●	Lower volatility through diversification. By investing in precious metals interests across a spectrum of geographies, we reduce our dependency on any one asset, project or location.

●	Exploration upside with less risk. We have limited direct financial exposure to exploration, development, operating and sustaining capital expenditures typically associated with mining projects, while generally maintaining exposure to potential upside attributable to mine life extensions, operational expansions and exploration success associated with the assets underlying our interests. As our interests are non-operational, we are not required to satisfy cash calls to maintain our interests in such projects.

●	Focus and scalability. As our management team and directors are not encumbered with making and implementing operational decisions and tasks associated with mining projects, they are free to focus on executing our growth strategy. We expect that this will allow us to leverage our business model by establishing a larger and more diversified portfolio of precious metals interests than would be typical in an operating company.

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The table below provides a comparison of royalty companies, mining companies, exchange traded funds and funds that hold physical commodities:

	Royalty Companies	Operating Companies	Precious Metals ETFs	Physical Funds
Exposure to Commodity Prices
Fixed Operating Costs
No Development or Sustaining Capital Costs
Exploration and Expansion Upside Without the Associated Costs
Diversified Asset Portfolio
Ability to Grow Without Increased Management

In addition, total gold reserves held by producing mining companies have been declining in recent years, which we believe may have a positive impact on gold pricing as well as create additional opportunities for us to acquire new royalty, stream and similar interests as a capital provider for project operators seeking to develop existing projects. The following chart sets forth historical gold reserves held by select mining companies between 2007 and 2019:

Note:

(1)	Sourced from Barrick Gold Presentation, The Johannesburg Indaba, October 2020. Companies include Agnico Eagle, AngloGold Ashanti, Barrick, China National, Freeport McMoRan, Gold Fields, Goldcorp, Harmony, Kinross, Navoi Mining & Metallurgy Combinant, Newcrest, Newmont, Nord Gold, PJSC Polyus, Polymetal International, Randgold Resources, and Shandong Gold.

Competitive Strengths

We believe that our competitive strengths include, among other things:

●	Significant Resource Base with Meaningful Attributable Ounces. We believe that our significant attributable resource base is a key competitive strength, as it provides us with the opportunity to experience success in the future, subject to the success of the properties underlying our royalty interests.

●	Experienced Team with a Proven Track Record in Mining. Led by our Chairman and Chief Executive Officer, David Garofalo, our management team, board of directors and advisory board have over 250 years of combined experience in the mining sector, including key expertise in exploration, development and operational areas, along with important capital markets acumen and extensive networks. We believe this enhances our ability to execute on opportunities and makes us an attractive partner to potential royalty and stream counterparties where our collective knowledge and experience could add value to their business. In addition, we believe our team’s collective experience and network provide us with many of the capabilities of much larger companies, while allowing us to maintain a lean cost structure and a strong entrepreneurial culture.

●	Lean but Scalable Operating Structure. Our lean operating profile allows us to operate with a low-cost structure, while maintaining the flexibility to rapidly assess and respond to new investment opportunities. We intend to leverage external expertise when appropriate, which should give us the ability to expand our technical and geographic footprint well outside of our internal resources and maintain a high level of confidence that a comprehensive range of opportunities are evaluated to meet our objectives and long-term strategy.

●	Positioned to Execute on our Growth-Oriented Strategy. The net proceeds of the offering will provide us with total liquidity of $84.3 million, assuming the maximum amount under the offering is raised. This liquidity combined with our ability to issue shares as consideration for acquisitions, will allow us to pursue accretive acquisitions. Furthermore, we expect that our experienced management team and extensive relationships coupled with our strong technical skills and execution capabilities, will position us to source and pursue new growth opportunities across the asset spectrum.

●	Diversified Royalty Portfolio and Growth Strategy. We hold royalties ranging from 0.5% to 2.0% on 18 pre-production gold properties covering 12 projects located in five countries across the Americas. This provides us a relatively geopolitically stable resource base with significant future upside potential.

Generating and Evaluating Opportunities

Upon completion of the offering, we plan to aggressively pursue additional accretive royalty and stream transactions, targeting near-term production and complementary development and exploration projects worldwide. We believe we offer potential counterparties added value, by virtue of, among other things, our:

●	ability to provide non-dilutive project development financing;

●	capital markets presence, which provides counterparties with expanded visibility;

●	ability to leverage the experience of our team to offer market and development insights to the management and boards of counterparties; and

●	due diligence and selection process, which provides a potential third-party endorsement to the projects underlying our precious metals interests.

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In evaluating potential transactions, we intend to utilize a disciplined approach to manage our fiscal profile. We expect to maintain low overhead costs by operating with a small but highly experienced team and calling upon third-party resources to supplement our skill set if required, thereby maintaining a high degree of flexibility in our cost structure. We believe this strategy will help to ensure that our business model is scalable and should allow us to seek new growth opportunities in a cost effective and value enhancing manner.

We believe our core team has the experience and capability to provide creative solutions to our prospective partners thereby enhancing our ability to acquire attractive growth assets, whether in a competitive auction process or as a result of bilateral discussions.

We believe that the extensive contacts within the mining industry of our collective management team, advisory board and board of directors give us enhanced access to a meaningful number of potential investment opportunities. These opportunities include identifying and acquiring existing royalties or streams from operating companies who deem these assets to be non-core to their operating philosophy or where there is potential for the operating company to highlight value for hidden assets. Furthermore, we engage with operating companies that are seeking to raise capital by selling a royalty or stream on one or more underlying asset.

Our focus is on seeking accretive precious metals assets that we believe will enhance our overall portfolio and increase our net asset value per share. Once a potential opportunity is identified, we seek to employ a disciplined approach to evaluating it and assessing whether such opportunity aligns with our strategic growth plans. As part of our evaluation process, we have, and intend to continue to, prioritize ensuring that appropriate due diligence is completed. We also rely on our own internal data and the extensive knowledge base and experience of our management team, advisory board and board of directors. Where we believe it is appropriate, we may engage the services of third-party experts to assist in our due diligence and evaluations process.

Acquisition opportunities are initially screened through a process involving an assessment of the technical merits and risks of the underlying asset, and a financial analysis that includes potential acquisition terms. If the initial screening indicates that further evaluation is warranted, then a more fulsome due diligence review is conducted. Such process may include, among other things, site visits and legal and technical due diligence. If a decision is made by management to proceed with a proposed acquisition, the transaction is then presented to our board of directors for final review and approval. Certain of the factors that our board of directors and management may evaluate in assessing proposed opportunities include the following:

●	project resources and/or reserves;

●	estimated life of mine including the potential for mine expansions and/or mine life extensions;

●	exploration potential and resource expansion;

●	identification and evaluation of relevant operational and technical risks;

●	historical and forecasted operational data;

●	project location, including jurisdiction-specific considerations such as mining regulations, history of mining related activities and permitting requirements;

●	project capital requirements;

●	project stage and development timeline;

●	transaction structure considerations;

●	operational and financial track records of potential counterparties and their ability to develop and operate underlying precious metals projects;

●	tax planning and transaction tax considerations; and

●	ability to generate value enhancing returns.

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Competition

The mining industry in general, and the royalty and streaming segments in particular, are extremely competitive. We compete with other royalty and streaming companies, mine operators, and financial buyers in efforts to acquire royalty, streaming and similar interests. We also compete with the lenders, investors, and other royalty and streaming companies providing financing to operators of mineral properties in our efforts to create new interests.

Our competitors may be larger than we are and may have greater resources and access to capital than we have. Key competitive factors in the royalty and stream acquisition and financing business include the ability to identify and evaluate potential opportunities, transaction structure and consideration, and access to capital.

Regulation

Operators of the mines that are subject to our interests must comply with numerous environmental, mine safety, land use, waste disposal, remediation and public health laws and regulations promulgated by federal, state, provincial and local governments in the United States, Brazil, Canada, Colombia and Peru where we hold interests. Although we, as a royalty owner, are not responsible for ensuring compliance with these laws and regulations, failure by the operators to comply with applicable laws, regulations and permits can result in injunctive action, orders to suspend or cease operations, damages, and civil and criminal penalties on the operators, which could have a material adverse effect on our results of operations and financial condition.

Organizational Structure

We are currently a subsidiary of GoldMining, which owns and controls 20,000,000 of our common shares, representing approximately 88% of our outstanding common shares as of the date hereof. It is anticipated that on completion of this offering and assuming no exercise of the underwriters’ option to purchase additional common shares and/or warrants to cover over-allotments, GoldMining will own and control approximately 49.0% of our outstanding common shares.

The following chart sets forth our current corporate organization as of the date hereof and prior to completion of the offering.

Property, Plants and Equipment

Gold Royalty, incorporated on June 23, 2020 under the CBCA, is a gold-focused royalty company and is a subsidiary of GoldMining. Our diversified portfolio currently consists of NSR royalties ranging from 0.5% to 2.0% on 18 gold properties covering 12 projects located in the Americas, of which 17 properties are owned by subsidiaries of our parent, GoldMining. We have additional rights to acquire nine royalty interests from third parties holding royalties on certain of such properties. The properties underlying our royalty interests are at the Exploration and Development stage and none are currently in production or host Mineral Reserves as of the date hereof.

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The following table sets our royalty interests and buyback rights as of the date hereof:

Type of Interest	Description

Royalties	We hold the following royalty interests:

●	a 1.0% NSR on the Whistler Project, located in Alaska, USA, including each of the Whistler, Raintree West and Island Mountain properties;
●	a 1.0% NSR on the Yellowknife Project, located in the Northwest Territories, Canada, including each of the Nicholas Lake, Ormsby-Bruce, Goodwin Lake, Clan Lake and Big Sky properties;
●	a 2.0% NSR on the Titiribi Project, located Colombia;
●	a 2.0% NSR on the La Mina Project, located in Colombia;
●	a 1.0% NSR on the São Jorge Project, located in Brazil;
●	a 1.0% NSR on the Batistão Project, located in Brazil;
●	a 0.5% NSR on the Almaden Project, located in Idaho, USA;
●	a 1.0% NSR on the Cachoeira Project, located in Brazil;
●	a 1.0% NSR on the Crucero Project, located in Peru;
●	a 1.0% NSR on the Surubim Project, located in Brazil, including the Surubim and Rio Novo areas;
●	a 1.0% NSR on the Yarumalito Project, located in Colombia; and
●	a 1.0% NSR on a portion of Quartz Mountain Project, located in Oregon, USA.

See “– Royalty Interests.”

Buyback Rights	We hold the rights to acquire additional royalties pursuant to buyback rights under existing royalty agreements between subsidiaries of GoldMining and third parties:

●	a 2.0% NSR on the Batistão Project for $1,000,000;
●	a 0.5% NSR on the Surubim area of the Surubim Project for $1,000,000, which royalty is payable after production at the project has exceeded two million ounces;
●	a 1.5% NSR on the Surubim area of the Surubim Project for $1,000,000;
●	a 0.65% NSR on the Rio Novo area of the Surubim Project for $1,500,000;
●	a 0.75% NSR on the Whistler Project (including an area of interest) for $5,000,000;
●	a 1.0% NSR on the Yarumalito Project for C$1,000,000;
●	a 1.0% NSR on the Goodwin Lake property at the Yellowknife Project for C$1,000,000;
●	a 1.0% NSR on certain portions of the Big Sky property at the Yellowknife Project for C$500,000; and
●	a 0.25% NSR on the Narrow Lake property at the Yellowknife Project for C$250,000, in cash or common shares of GoldMining, at any time until the fifth anniversary of commercial production.

See “– Buyback Rights.”

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The following map sets forth the locations of our royalty interests:

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The table below summarizes the royalty interests held by us as of the date hereof:

Project / Property	Operator	Location	Metal	District	Project Area (ha)	NSR Percentage	Project Stage
Whistler Project	GoldMining	Alaska, USA	Gold, Silver, Copper	Yaetna Mining District	17,159
Whistler						1.0%	Development
Raintree West						1.0%	Development
Island Mountain						1.0%	Development

Yellowknife	GoldMining	Northwest Territories, Canada	Gold	South Mackenzie Mining District	12,239
Nicholas Lake						1.0%	Development
Ormsby-Bruce						1.0%	Development
Goodwin Lake						1.0%	Development
Clan Lake						1.0%	Development
Big Sky						1.0%	Exploration

Titiribi	GoldMining	Colombia	Gold, Copper	Mid Cauca Belt	3,919	2.0%	Development
La Mina	GoldMining	Colombia	Gold, Silver, Copper	Mid Cauca Belt	3,208	2.0%	Development
São Jorge	GoldMining	Brazil	Gold	Tapajos Gold Province	45,997	1.0%	Development
Almaden	GoldMining	Idaho, USA	Gold	Basin and Range Province Western USA	1,895	0.5%	Development
Batistão	GoldMining	Brazil	Gold	Alta Floresta Gold Belt	5,108	1.0%	Exploration
Cachoeira	GoldMining	Brazil	Gold	Gurupi Greenstone Belt	5,677	1.0%	Development
Crucero	GoldMining	Peru	Gold	Puno Gold Belt	4,600	1.0%	Development
Surubim	GoldMining	Brazil	Gold	Tapajos Gold Province	14,611
Rio Novo						1.0%	Development
Surubim						1.0%	Exploration

Yarumalito	GoldMining	Colombia	Gold, Copper	Mid Cauca Belt	1,453	1.0%	Development
Quartz Mountain(1)	Alamos Gold Inc.	Oregon, USA	Gold	Basin and Range Province, Western USA	1,952	1.0%	Development

Note:

(1)	Our royalty interest does not apply to the entirety of the project. See “-Royalty Interests – Quartz Mountain Project.”

Note on Classification of Project Stages

We classify our projects based on the stage of current and historical exploration, development and production. The following is a description of the categories we utilize to classify the project stage of each of our royalty interests.

Project Stage	Description

Exploration	A project is considered to be in the “Exploration” stage when there is no current or historic Mineral Resource or Mineral Reserve defined for the project.

Development	A project is considered to be in the “Development” stage when the project has a current or historic Mineral Resource or Mineral Reserve defined for the project, but there is no current Preliminary Economic Assessment, Pre-Feasibility Study or Feasibility Study completed by the operator thereof to support the potential economic viability of such resource or reserve.

Royalty Interests

Pursuant to the Royalty Purchase Agreement GoldMining caused certain of its subsidiaries to grant to us royalty interests on 17 properties covering 11 projects.

The following is a description of each of our royalty interests and the projects underlying such interests.

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Whistler Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, BRI Alaska Corp., or “BRI Alaska,” a wholly-owned subsidiary of GoldMining granted to us a 1.0% NSR royalty on each of the Whistler, Raintree West and Island Mountain deposits/properties comprising the Whistler Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Whistler Project

The information below regarding the Whistler Project has been summarized from the Whistler Technical Report and GoldMining’s Annual Information Form for the year ended November 30, 2020, referred to as the “GoldMining AIF.”

The Whistler Project is a gold-copper project located in the Yentna Mining District of Alaska, approximately 150 km northwest of Anchorage. The project is 100% owned by BRI Alaska. The project comprises 304 State of Alaska mining claims covering an aggregate area of approximately 17,159 ha. The mining claims require annual work expenditures or cash-in-lieu and tax payments to keep in good standing.

Exploration programs can be carried out from a camp that is located 2.7 km east of the Whistler deposit. The camp includes a gravel airstrip, 38 kW diesel generator, water well, septic system and fuel storage facility. The Whistler and Raintree West deposits are connected to the camp and runway by an access road and the Island Mountain deposit is located 23 km south of the camp and access is by helicopter.

The Whistler Project is underlain by a volcano-sedimentary sequence (Jura-Cretaceous Kahiltna Assemblage) that has been intruded by the Late Cretaceous Whistler Intrusive Suite with associated gold-copper porphyry and epithermal mineralization, and the Late Cretaceous to Paleocene Composite Intrusive Suite with associated intrusion-related gold mineralization.

The Whistler Project includes the Whistler, Raintree West and Island Mountain deposits.

Mineral exploration in the Whistler area was initiated by Cominco Alaska Inc., or “Cominco” in 1986, which continued to 1989. During this period, the Whistler and Island mountain gold-copper porphyry occurrences were discovered and partially drill-tested. From 2004 through 2006, Kennecott conducted extensive exploration at the project, including geological mapping, soil, rock and stream sediments sampling and ground induced polarization. During this period, approximately 7,948 metres over 15 core boreholes and an additional 4,184 metres of core drilling at other targets in the Whistler region was completed.

Between 2007 and 2008, Geoinformatics Exploration Inc., or “Geoinformatics,” completed 12 drillholes totaling 5,784 metres on the Whistler deposit and 6 drillholes totaling 1,841 metres on other exploration targets at the project.

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In 2009, Kiska Metals Corporation, or “Kiska,” was formed by the merger of Geoinformatics and Rimfire Minerals Corporation. From 2009 to 2011, Kiska completed mapping, soil and rock geochemistry, geophysics, drilling and metallurgical testwork on the Whistler, Raintree West, Island Mountain deposits as well as other targets on the project. In total, 70,198 metres of diamond drilling in 250 drillholes was completed from 1986 to 2011 by various operators.

GoldMining acquired the project in August 2015. GoldMining has not conducted a drilling program since acquiring the Whistler Project.

In March 2016, GoldMining filed the Whistler Technical Report, which, among other things, included estimates of Indicated Mineral Resources of 1.765 Moz gold, 343.1 Mlbs copper and 6.130 Moz silver (110.3 million tonnes at a grade of 0.50 g/t gold, 0.14% copper and 1.72 g/t silver) and Inferred Mineral Resources of 4.626 Moz gold, 713.5 Mlbs copper and 22.614 Moz silver (311.3 million tonnes at a grade of 0.47 g/t gold, 0.11% copper and 2.26 g/t silver) over the Whistler, Raintree West and Island Mountain Deposits.

For further information regarding the Whistler Project, please see Annex B.

Yellowknife Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, 507140 N.W.T. Inc., or “507,” a wholly-owned subsidiary of GoldMining granted us a 1.0% NSR royalty on each of the Nicholas Lake, Ormsby-Bruce, Goodwin Lake, Clan Lake and Big Sky Properties, comprising the Yellowknife Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Yellowknife Project

The information below regarding the Yellowknife Project has been summarized from the Yellowknife Technical Report and the GoldMining AIF.

The Yellowknife Project is comprised of several properties, including Nicholas Lake, Ormsby-Bruce, Goodwin Lake, Clan Lake and Big Sky that cover portions of the Yellowknife Greenstone Belt. The Yellowknife Project is located in the South Mackenzie Mining District of the Northwest Territories, Canada, situated approximately 45 to 90 km north of the City of Yellowknife. Access to a camp adjacent to the Ormsby-Bruce deposit from Yellowknife is possible by small aircraft to a 1,100 m long gravel airstrip. A winter road can provide access for fuel and other heavy or bulky materials from Yellowknife.

The Yellowknife Project covers approximately 12,239 ha and is comprised of 34 mining leases and 2 mineral claims to which 507 has title. The mining leases and mineral claims are grouped into: (i) the Nicholas Lake property, comprised of 10 mining leases, (ii) Ormsby-Bruce property, comprised of 7 mining leases and 2 mineral claims; (iii) the Goodwin Lake property, comprised of 4 mining leases; (iv) the Clan Lake property, comprised of 6 mining leases; and (v) the Big Sky property, comprised of 7 mining leases. The mining leases require annual tax payment to keep in good standing and the mineral claims require annual work expenditures or cash-in-lieu payments and tax payment to keep in good standing.

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The Yellowknife Project includes the site of the historically producing Discovery Mine, which operated from 1950 to 1969. Historic production at the Yellowknife Project or at nearby mines are not necessarily indicative of the future mining potential of the Yellowknife Project.

The Nicholas Lake Property

The Nicholas Lake property was first staked in 1941 by Cominco Ltd. Trenching exposed gold-bearing quartz veins hosted by a small granodiorite intrusion in Burwash Formation metasedimentary rocks. Although core drilling by Cominco Ltd. in 1947 intersected mineralized veins beneath the trenches, Cominco Ltd. stopped exploration and the claims lapsed in 1952.

The Nicholas Lake prospect was staked by individuals and explored with additional trenches intermittently from the late 1950s to mid-1970s, however the claims were allowed to lapse in each case.

The prospect was staked in September 1986 and the claims were optioned to Chevron Minerals Ltd., or “Chevron,” in April 1987, which in turn re-optioned the property to IGF Metals Inc. Following a compilation of historical data, mapping and sampling in 1987 identified the Main Zone (now known as the Nicholas Lake zone) to be at least 35 m long, 1 m to 2 m wide on surface with an average grade between 13.7 and 17.1 g/t gold.

IGF Metals Inc. withdrew from the option in 1988 and Athabaska Gold Resources Ltd, or “Athabaska Gold,” signed an option agreement with Chevron. Additional claims expanded the property and core drilling on the Nicholas Lake zone commenced in early 1988. By the end of 1990, 15,373 m of core drilling in 71 boreholes, an airborne magnetometer/VLF- EM survey of the entire property, plus detailed prospecting, geological mapping, trenching and ground geophysical surveys had been completed. Athabaska Gold also initiated resource estimates, metallurgical studies and environmental studies during this period.

Athabaska Gold acquired a 100% interest in the property in 1992 and subsequently optioned a 35% interest to Royal Oak Mines Inc., or “Royal Oak.” Limited drilling of the Nicholas Lake zone from 1991 to 1992 totaled about 1,700 m. Regional prospecting and mapping in 1991 identified several other prospective areas on the property (Nicholas Lake East, Nicholas Lake North, MacAskill, Eastern Volcanic, Western Volcanic, and Teapot prospects) that were explored in 1992 by gridding, detailed geological and geophysical surveys and trenching (only at Teapot). One to three holes were reportedly drilled at the Nicholas Lake East, Nicholas Lake West, West Volcanic and MacAskill properties.

In March 1994, a decline was driven to access the Nicholas Lake mineralization. In total, 820 m of underground development to a depth of 90 m was completed by October of that year. Detailed rock chip sampling and 2,972 m in 36 underground boreholes were completed from workings. Following further regional prospecting, sampling and mapping, 13 boreholes totaling 1,209 m tested the Teapot prospect and one other hole of 294.74 m tested the Nicholas Lake North prospect in 1994.

Athabaska Gold sold the Nicholas Lake property to Royal Oak in October 1995. Royal Oak filed for creditor protection in April 1999 and the Nicholas Lake property was returned to former owner, David R. Webb in December 1999.

In 2002, Tyhee Gold Corp. or “Tyhee,” acquired the property from GMD Resources Corporation, or “GMD.”

From 1988 to 2009, previous operators and Tyhee completed 27,591 metres of drilling in 141 holes at Nicholas Lake.

Leases comprising the Nicholas Lake property have the following expiry dates with the option to renew:

●	Leases 3542 and 3543 expire on September 3, 2038;
●	Leases 3774 to 3776 expire on February 27, 2040;
●	Leases 3926 to 3929 expire on December 7, 2040; and
●	Lease 3930 expires on March 23, 2041.

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Ormsby and Bruce Property

Prospector A.V. (Fred) Giauque staked claims near the west shore of the Giauque Lake following his discovery in 1944 of visible gold in quartz veins in rusty mafic volcanic rocks (the Bruce zone). Subsequent prospecting and exploration in 1945 discovered visible gold in a folded, thick quartz vein hosted by metasedimentary rocks approximately 100 m northeast of the Bruce zone (the North Vein of the Main Zone). Mr. Giauque and sons optioned the claims to Discovery Yellowknife Mines Limited in 1945. In 1944, Mr. Giauque also discovered gold mineralization (the Ormsby zone) approximately 2 km to the southwest of the Main Zone.

Surface exploration, including core drilling, was conducted intermittently on the Ormsby property during the early 1950s by LaSalle Yellowknife Gold Mines Limited and Discovery Yellowknife Gold Mines Limited. The Discovery Mine operated intermittently from 1945 until 1969.

Newmont Exploration Limited optioned the property and conducted line-cutting, litho-geochemical mapping, geological mapping, and geophysical surveys in 1981. Canamax Resource Corporation optioned the property in the mid-1980s, but only a single borehole was drilled on the Ormsby zone and the option was allowed to lapse. The property claims and leases were permitted to lapse with the final leases expiring in November 1992.

The GMC-1 claim, containing the former Discovery Mine and the Ormsby zone, was staked by New Discovery Mines Ltd. in December 1992. GMD Resources Corporation, or “GMD,” signed an option agreement to earn a 50% interest in the claims in 1994. GMD drilled 15 boreholes that tested the west limb of the Main Zone, the West zone and the Ormsby zone in 1994. GMD subsequently acquired a 100% interest in the property, subject to a series of deferred payments, and between 1995 and 1998, GMD completed detailed geological mapping, magnetic and horizontal loop electromagnetic ground surveys, over 53,938 m of core drilling in 203 boreholes that tested the Discovery and Ormsby zones and metallurgical testwork. The Ormsby portal, decline and 215 m of ramp development was also commissioned by GMD to explore and bulk sample the Ormsby zone during this period.

The Ormsby and Bruce property is now comprised of seven leases and two claims for a total area of 4,659 ha.

Leases and claims comprising the Ormsby and Bruce property have the following expiry dates with the option to renew:

●	Lease 4236 expires on December 2, 2023;
●	Lease 4239 expires on December 27, 2022;
●	Leases 4547 and 4548 expire on January 21, 2024;
●	Leases 5554 to 5556 expire on May 4, 2040;
●	N1 claim expires on February 18, 2023; and
●	N2 claim expires on September 28, 2027.

Goodwin Lake Property

The Goodwin Lake showing was initially prospected in 1965 by trenching and was staked by C. Vaydik in 1972.

In 1989 the property was optioned by Aber Resources Ltd and Continental Pacific Resources Ltd. Geological mapping, prospecting, trenching and sampling were conducted that year. Sampling returned anomalous gold (2.46 to 292 g/t) associated with sulphide mineralization.

GMD optioned the property in 1996 from C. Vaydik and conducted geological mapping, prospecting and sampling.

The current mineral claims were staked in 1999 and 2000 by Lane Dewar. Tyhee optioned the mineral claims in November 2006. From 2007 to 2008, Tyhee completed 5,394 metres of diamond drilling in 28 holes.

The Goodwin Lake property is now comprised of four leases for a total area of 677 ha.

Leases comprising the Goodwin Lake property have the following expiry dates with the option to renew:

●	Leases 5125 and 5126 expire on November 25, 2030;
●	Lease 5127 expires on May 25, 2031; and
●	Lease 5466 expires on November 20, 2037.

Clan Lake Property

Gold mineralization was discovered at Clan Lake by the Earl-Jack Syndicate, or the “Syndicate,” in 1964. The Syndicate conducted an exploration program consisting of trenching, sampling, magnetometer survey and geological mapping.

The property was held by Precambrian Shield Resources, or “Precambrian,” in 1967 and a 1,150 ton bulk sample was excavated from the main zone pit. The muck was trucked to the Discovery Mine for processing. The calculated head grade was reported to be 14.5 g/t gold. Precambrian conducted further drilling in 1974 and 1980 to explore the main zone and nearby showings. The amount and quantity of exploration is not known.

Canamax Exploration, or “Canamax,” optioned the property from Precambrian in 1987. Canamax conducted a helicopter-borne magnetic and electro-magnetic survey followed by core drilling. The 330 zone was discovered in 1989 and tested by 15 boreholes. Canamax terminated its option in 1989. The details of the Canamax drill programs are unknown.

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Treminco Resources Ltd., or “Treminco,” acquired the leases in 1992 and explored the main zone. Drilling for a possible northwest extension of the main zone led to the discovery of the Pond zone in 1996. Treminco continued work on the main zone until 1998 and the leases were cancelled June 20, 2001. The details of the Treminco exploration programs are unknown.

Tyhee acquired the property by staking the Nose mineral claim in 2006 and subsequently staking additional contiguous claims in 2007, 2008, 2009 and 2011. Tyhee researched drill collar locations and drill logs with old core partially re-logged and re-sampled where necessary enabling the data for 62 boreholes totaling 5,986 m to be incorporated in the drill database. From 1987 to 2011, previous operators and Tyhee completed 40,515 m of diamond drilling in 185 holes on the Clan Lake Property.

The Clan Lake property is now comprised of six leases for a total area of 1,926 ha.

Leases comprising the Clan Lake property have the following expiry dates with the option to renew:

●	Lease 5465 expires on November 27, 2037;
●	Lease 5533 expires on September 22, 2039;
●	Leases 5566 and 5567 expire on August 31, 2040; and
●	Leases 5568 and 5569 expire on September 12, 2040.

Big Sky Property

In March 2012, Tyhee announced an option agreement with Williams Creek Gold Limited, or “Williams Creek,” under which William Creek had the option to earn up to a 50% interest in the Big Sky property by spending $100,000 per year on the property for five years. At the time, the property comprised five mining leases covering 137 ha and 20 claims totaling 1,853 ha, located approximately 17 km north of Yellowknife.

In 2012, Williams Creek ran an exploration campaign involving helicopter-supported geological mapping and sampling targeting 8 of the 13 recognized mineralized zones. Samples were collected at the Oro Lake Main Shear Zone, Chan Lake Vein set, Hutter Shear, Slippery Slope Shear, Greyling Lake Gossan, Dwyer Main Shear, Kendrick zone, Havoc zone, and at random locations throughout the property. Williams Creek allowed the option to lapse. The Big Sky property is now comprised of seven leases for a total area of 769 ha.

Leases comprising the Big Sky property have the following expiry dates with the option to renew:

●	Leases 2709, 2722, 2723, 2724 and 2729 expire on May 10, 2038;
●	Lease 5111 expires on January 22, 2030; and
●	Lease 5220 expires on October 11, 2032.

The Yellowknife Technical Report included, among other things, estimates of Measured Mineral Resources and Indicated Mineral Resources of 1.059 Moz gold (14.108 Mt at 2.33 g/t gold) and Inferred Mineral Resources of 0.739 Moz gold (9.302 Mt at 2.47 g/t gold) for the Yellowknife Project.

GoldMining has not conducted a drilling program since acquiring the Yellowknife Project.

For further information regarding the Yellowknife Project, please see Annex B.

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Titiribi Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, Sunward Resources Sucursal Colombia, or “Sunward Colombia,” a wholly-owned subsidiary of GoldMining granted to us a 2.0% NSR royalty on the Titiribi Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Titiribi Project

The information below regarding the Titiribi Project has been summarized from the Titiribi Technical Report and the GoldMining AIF.

The Titiribi Project is a gold-copper exploration project located 70 km southwest of Medellin, Colombia. Titiribi Township, with a population of approximately 15,000 people, is located approximately 70 km southwest of Medellin (3.2 million people), in the Department of Antioquia (Province), on the northwestern margin of Colombia’s Central Cordillera and is near the Cauca River. Access is by paved road from Medellin to the historic mining town of Titiribi. The Titiribi Project area is only a few km from Titiribi and access is by gravel and dirt roads. Site access is generally by four-wheel drive, ATV, mule, and horse because of the steep terrain. Access to the area is available year-round, but some parts of the Titiribi Project area can become inaccessible during wetter months.

The Titiribi Project measures approximately 3,919 ha and is comprised of one concession held by Sunward. The concession expires April 18, 2043 and requires approved work programs to be completed and tax to be paid. Concession contracts are renewable for an additional 30 years. The current approved work program includes a 3,200 m drill program to be completed by August of 2021.

Muriel Mining S.A., or “Muriel,” initiated exploration work in 1992, focusing upon the Otra Mina, Cateadores, Chisperos, Muriel, and Cerro Vetas areas of the Titiribi District. Numerous adits were re-opened, cleaned, advanced, and sampled. Muriel entered into two joint ventures; first with a junior company, Ace Resources Limited, or “ACE,” of Vancouver, British Columbia, and then with Gold Fields of South Africa Limited, or “Gold Fields.”

ACE started a large-scale soil sampling program of the project area on lines spaced 400 m apart. The result of this effort, utilizing multi-element geochemistry, was the outlining of several anomalies. “Ground-truthing” via geologic mapping led to the interpretation that some anomalies were related to porphyry systems. ACE also conducted the first ground-based magnetic and Induced Polarization/Resistivity surveys across the original wide- spaced soil lines. Although ACE defaulted on its option, its efforts defined several initial targets.

Gold Fields continued the exploration efforts started by ACE and focused on the porphyry-style targets. In 1998, Gold Fields completed a detailed 80-m spaced soil and geophysical survey resulting in better definition of the Cerro Vetas porphyry target. In 1998, Gold Fields started a 2,500-m diamond-drilling program centered in the Cerro Vetas target area. Drilling was designed to test the induced polarization chargeability anomalies associated with pyrite-gold mineralization interpreted to rim the postulated porphyry intrusive body. Drillhole DDT5 was the first hole to intersect weak porphyry-style mineralization.

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Gold Fields subsequently drilled four additional holes on the northern margin of the porphyry intrusive and two other holes were drilled to the west testing a coincident soil anomaly and strong magnetic high. Based upon their drilling, they interpreted Cerro Vetas as a multi-phase, monzonitic porphyry intrusive with a pro-grade potassic core overprinted by retrograde argillic alteration.

Gold Fields then opted out of the joint venture. In 2006, Gold Plata Mining (formerly Muriel) entered into a joint venture with Debeira Goldfields, or “DBGF.” This joint venture drilled an additional 16 drillholes; 13 into the Chisperos target and 3 holes into Cerro Vetas. In 2008, DBGF vended its right in the Titiribi Project to Windy Knob Resources, or WKR.” Exploration by WKR included the acquisition and review of LandSat imagery culminating in the delineation of over 30 targets in the concessions. WKR collaborated with AngloGold Ashanti Colombia S.A., or “AGA Colombia” to fly a geophysical survey over the project area and undertook soil sampling at the Candela prospect, diamond drilling at Cerro Vetas, and diamond drilling at Candela resulting in the discovery of gold mineralization. In 2009, WKR relinquished the Titiribi Project and Gold Plata Mining entered into an acquisition agreement on the project with Sunward Resources Limited, or “Sunward.”

From 2009 to 2013, Sunward completed 270 diamond drill holes, totaling 144,778 m, at the Titiribi Project with 184 diamond drillholes, totaling 106,250 m at Cerro Vetas, NW Breccia, and Chisperos. At the peripheral targets at Junta, Porvenir, Candela, Maria Jo, Rosa, and Margarita, 86 holes, totaling 38,528 m of core, have been drilled. The 16 holes drilled in 1998 by Gold Fields have not been used in the resource estimation nor have been counted toward the total of the 270 diamond drillholes.

Sunward did not undertake any additional drilling between February 2013 and its sale to Trilogy Metals in June 2015. Similarly, Trilogy Metals did not undertake any exploration drilling within the Titiribi Project. GoldMining has not conducted a drilling program since acquiring the Titiribi Project.

GoldMining acquired the Titiribi Project in 2016. In October 2016, GoldMining filed the Titiribi Technical Report, which among other things, included estimates of Measured Mineral Resources and Indicated Mineral Resources of 6.22 Moz gold equivalent, comprising 4.63 Moz gold and 654.4 Mlbs copper (285.8 million tonnes at 0.50 g/t gold and 0.10% copper) and Inferred Mineral Resources of 3.440 Moz gold equivalent, comprising 3.26 Moz gold and 77.9 Mlbs copper (207.90 million tonnes at 0.49 g/t gold and 0.02% copper).

For further information regarding the Titiribi Project, please see Annex B.

La Mina Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, La Mina Fredonia S.A.S. and Bellhaven Exploraciones Inc. Sucursal Colombia, or the “La Mina Companies,” each a wholly-owned subsidiary of GoldMining granted to us a 2.0% NSR royalty on the La Mina Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

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La Mina Project

The information below regarding the La Mina Project has been summarized from the La Mina Technical Report and the GoldMining AIF.

The La Mina Project is a gold-copper exploration project located in Antioquia Department, Colombia, approximately 500 km northwest of Colombia’s federal capital of Bogota.

The closest settlement, La Mina, lies immediately adjacent to the La Mina Project. The larger town of Venecia, approximately 11 km from the project, provides a source of supplies and logistical support for the project, rural farming activities, and for several small underground coal-mining operations in the near area. The La Mina Project area is surrounded by gravel roads which connect a rural farm population to various nearby population centers, including Medellin which is a large cosmopolitan city. Various small towns, including Bolombolo and La Pintada are located within a two-hour drive of the project area. The La Mina Project is accessible by a paved highway 30 km southwest of Medellin to the junction with a gravel road that leads 11 km to the property. Total travel time by road from Medellin is approximately 2.0 to 2.5 hours depending on road conditions and traffic around Medellin.

The La Mina Project covers approximately 3,208 ha and consists of two properties: (i) the 1,793 hectare La Mina Colombian mineral exploration license identified as Exploration License L5263005; and (ii) the 1,415 hectare La Garrucha mineral exploration license identified as Exploration License HHMM04. Bellhaven Copper & Gold Inc., or “Bellhaven,” acquired the two exploration licenses comprising the project in 2010 and 2013. The La Mina and La Garrucha concessions expire on August 4, 2045 and July 15, 2037, respectively and require approved work programs to be completed and tax to be paid. Concession contracts are renewable for an additional 30 years. The current approved work program includes a 2,750 m drill program to be completed by December 2021.

The Antioquia district, where the project is located, has been a source of gold mining that dates back several centuries to pre-Colombian times. Early exploration work at the La Mina Project began in 2002 by AngloGold Ashanti and in 2005 to 2008 by Avasca Ventures Ltd. (a joint venture between AngloGold Ashanti and Bema Gold Corporation), which included regional and geological mapping, geochemical sampling, trenching, geophysical surveys and the drilling of six drillholes totaling 1,453 m.

La Mina includes the Middle Zone and La Cantera gold-copper porphyry deposits as well as the highly prospective La Garrucha prospect located approximately 800 m to the east. The aeromagnetic anomaly over the nearby La Garrucha prospect is substantially larger than those over both the La Cantera and Middle Zone deposits.

In total, approximately 36,815 metres of diamond drilling in 106 holes have been completed on the La Mina Property with 17,242 m in 44 holes completed at Middle Zone, 7,658 metres in 24 holes completed at La Cantera, 6,734 metres in 17 holes at La Garrucha and the remaining 5,181 metres in 17 holes at the project.

GoldMining has not conducted a drilling program since acquiring the La Mina Project.

GoldMining acquired Bellhaven in May 2017. In December 2016, Bellhaven filed the La Mina Technical Report, which among other things, included estimates of Indicated Mineral Resources of 1.013 Moz gold equivalent, comprising 0.667 Moz gold, 1.607 Moz silver and 150.2 Mlbs copper (28.17 million tonnes at 0.74 g/t gold, 1.77 g/t silver and 0.24% copper) and Inferred Mineral Resources of 0.427 Moz gold equivalent, comprising 0.260 Moz gold and 0.697 Moz silver and 73.3 Mlbs copper (12.394 million tonnes at 0.65 g/t gold, 1.75 g/t silver and 0.27% copper).

For further information regarding the La Mina Project, please see Annex B.

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São Jorge Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, Brazilian Resources Mineração Ltda, Mineração Regent Brasil Ltda. and BRI Mineração Ltda., or the “São Jorge Companies,” each a wholly-owned subsidiary of GoldMining granted to us a 1.0% NSR royalty on the São Jorge Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

São Jorge Project

The information below regarding the São Jorge Project has been summarized from the São Jorge Technical Report and the GoldMining AIF.

The São Jorge Project is a gold exploration project located in the southeast of Pará State, Brazil, in the municipality of Novo Progresso. The region is known as Tapajós and São Jorge is located 320 km south of the main regional city Itaituba. Access to the São Jorge Project from the cities of Itaituba or Novo Progresso is via highway BR163 or a one-hour flight in a light aircraft from Itaituba.

In March 2017, the Company submitted to the Brazilian National Department of Mining Production (now the National Mining Agency) (“ANM”) four contiguous license applications located east and west of three existing exploration concessions, one of which overlays the São Jorge deposit. The four license applications were granted by the ANM in 2018. In April and June 2020, Technical Exploration reports and the License Renewal applications were submitted for the four exploration concessions (ANM processes nos. 850.193/2017 to 850.196/2017).

In addition, the Company submitted to ANM a final report for exploration concession ANM no. 850.058/2002 that remains under review. Such reports must be accepted by ANM, subject to rights of appeal, in order to maintain the concession. If approved, the Company will have one year to apply to convert the exploration concession overlying the deposit to a mining concession, which will require further development studies and an environmental license. There is no assurance that such studies or reports will be accepted or that such applications will be approved by the ANM and Secretaria de Estado de Meio Ambiente/Pará (“SEMA”).

Annual work commitments and tax payments are required to keep the exploration concessions in good standing.

Informal alluvial mining at the São Jorge Project commenced some time before 1990. Between 1993 and 1998 Rio Tinto Desenvolvimento Minerais Ltda. completed mapping, soil sampling and approximately 42 drillholes. Between 2001 and 2005, Tapajós Mineração Ltda. conducted informal open pit mining operations at the project. In 2005, Talon Metals Corp. completed mapping, soil geochemistry, geophysics and 48 drillholes over 10,104 metres and in 2006 completed an additional 34 drillholes covering 10,104 metres. In 2011, Brazilian Gold Corporation, or “BGC,” completed 120 linear kilometres of soil geochemistry, geophysics and 37 drillholes over 14,708 metres.

GoldMining has not conducted a drilling program since acquiring the São Jorge Project.

GoldMining acquired BGC in November 2013. In January 2014, GoldMining filed the São Jorge Technical Report, which among other things, included estimates of Indicated Mineral Resources of 0.715 Moz gold (14.420 million tonnes at 1.54 g/t gold) and Inferred Mineral Resources of 1.035 Moz gold (28.190 million tonnes at 1.14 g/t gold).

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For further information regarding the São Jorge Project, please see Annex B.

Almaden Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, GMI Idaho Corp., a wholly-owned subsidiary of GoldMining, granted to us a 0.5% NSR royalty on the Almaden Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Almaden Project

The information below regarding the Almaden Project has been summarized from the technical report titled “Technical Report, Almaden Gold Property” dated effective April 1, 2020, prepared for GoldMining and filed under its profile on SEDAR, or the “Almaden Technical Report” and the GoldMining AIF.

The Almaden Project is located in Washington County, southwestern Idaho, approximately 20 km east of Weiser, the county seat of Washington County, and 120 km northwest of Boise, the state capital. Weiser is linked to Boise by Interstate 84 and US Highway 95. From Weiser, access to the property is by 20 km of well-maintained, paved county road and then for three km on an all-season gravel road.

The Property is approximately 1,895 ha in area and is comprised of 210 federal unpatented lode mining claims, 12 patented claims, and 2 leases of private land. Such mineral interests are owned by GMI Idaho Corp. The 210 federal claims have no work commitments but have annual fees to keep them in good standing. The two leases expire on March 16, 2031 and March 19, 2039, with the opportunity to extend for an additional 10 and 20 years, respectively with timely notice to extend term.

Approximately 70,234 metres of historic drilling have been completed on the project by prior operators over 934 drill holes. GoldMining has not conducted a drilling program since acquiring the Almaden Project.

GoldMining acquired the Almaden Project in March 2020. Subsequently, it completed the Almaden Technical Report, which included estimates of Indicated Mineral Resources of 0.910 Moz gold (43.470 million tonnes at 0.65 g/t gold) and Inferred Mineral Resources of 0.160 Moz gold (9.150 million tonnes at 0.56 g/t gold).

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Batistão Project

Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, Mineração Regent Brasil Ltda., or “Regent,” a wholly-owned subsidiary of GoldMining, granted to us a 1.0% NSR royalty on the Batistão Project. The NSR is calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Batistão Project

The information below regarding the Batistão Project has been derived from the GoldMining AIF.

The Batistão Project is located in Mato Grosso State, Brazil. The project covers an area of approximately 5,108 ha and is comprised of one exploration concession.

The GoldMining AIF disclosed that Regent was required to file an Economic Assessment Plan and an application for a mining concession by January 2016 with respect to the project. Regent requested prior to January 2016 from the applicable governmental body for an extension to complete the Economic Assessment Plan and Application. GoldMining has disclosed that it is still awaiting acceptance of such request. There can be no assurance that Regent will obtain such extension and, if it fails to receive such extension, it may be in default and be required to forfeit the property.

Cachoeira Project

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Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, BRI Mineração Ltda., or “BRIML,” a wholly-owned subsidiary of GoldMining, granted to us a 1.0% NSR royalty on the Cachoeira Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Cachoeira Project

The information below regarding the Cachoeira Project has been summarized from the technical report titled “Technical Report and Resource Estimate on the Cachoeira Property Pará State, Brazil” dated effective April 17, 2013 (amended and restated on October 2, 2013), prepared for GoldMining and filed under its profile on SEDAR, or the “Cachoeira Technical Report” and the GoldMining AIF.

The Cachoeira Project is located in the Municipality of Cachoeira do Piriá, Pará State, northern Brazil, approximately 250 km southeast of the city of Belém, the State capital of Pará State, Brazil. The project consists of three mining concessions and two exploration concessions for a total area of approximately 5,677 ha. In 2014, an economic assessment plan (PAE) was submitted to the Brazilian National Department of Mining Production (now the National Mining Agency – ANM) for the mining concessions within the Cachoeira Project, including certain conceptual engineering studies. Additionally, an Environmental Impact Assessment was submitted to Secretaria de Estado de Meio Ambiente of Para (SEMA) in 2013 as part of its environmental licensing process, which is ongoing. The Company understands that SEMA’s technical review has been completed and that SEMA will submit its technical advice along with the application of the Preliminary License to be endorsed by the Environmental Council of Pará State (“COEMA”). The review and approval of the application submitted by SEMA to COEMA is the last step to receive a preliminary license. The date for the next COEMA board meeting has yet to be set.

The exploration concessions require annual work commitments and tax payments to keep them in good standing.

The project has been explored intermittently from 1985 to 2013 by various operators. Exploration programs included mapping, soil geochemistry, trenching, drilling and metallurgical testwork. This work has outlined three deposits, which from north to south are Arara, Coruja and Tucano. Drill programs completed from 1985 to 2010 by various operators total 37,099 m in 773 holes and include auger, rotary, reverse circulation and diamond drill holes.

GoldMining has not completed any drilling since acquiring the Cachoeira Project.

The Cachoeira Technical Report included estimates of Indicated Mineral Resources of 0.692 Moz gold (17.470 million tonnes at 1.23 g/t gold) and Inferred Mineral Resources of 0.538 Moz gold (15.667 million tonnes at 1.07 g/t gold).

In March 2018, BRIML received a court summons from a third-party royalty holder with respect to an annual payment in lieu of the royalty for years 2014 to 2018. In response to this summons, BRIML has applied to the court to obtain a discharge from its obligation to make such annual payments on the basis that mining operations at the Cachoeira Project have not begun due to the environmental agency having not issued, in a timely fashion, the necessary licenses for the operation of the mine. The court has agreed to hear BRIML’s case and the judge presiding over the matter has requested witnesses for the plaintiff to testify in court. A date for the case to be heard by the lower court has not been set. There can be no assurance any such litigation will be determined on terms favorable to BRIML.

Crucero Project

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Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, Blue Rock Mining S.A.C., or “Blue Rock,” a wholly-owned subsidiary of GoldMining, granted to us a 1.0% NSR royalty on the Crucero Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Crucero Project

The information below regarding the Crucero Project has been summarized from the technical report titled “Technical Report, Crucero Property, Carabaya Province Peru” dated effective February 12, 2017, prepared for GoldMining and filed under its profile on SEDAR, or the “Crucero Technical Report” and the GoldMining AIF.

The Crucero Project is located in Carabaya Province, in southeastern Peru. The village of Oscoroque (Caserio de Oscoroque) is located approximately 15 km to the south. The nearest major community is the city of Juliaca, about 150 km to the south-southwest, which has an airport that is served by domestic flights that connect with Arequipa, the second-largest city in Peru, about 180 km to the southwest. Lima, the capital of Peru, is located about 850 km northwest of Arequipa.

Exploration programs at the project from 1996 to 2012 by previous operators included geological mapping, soil and rock geochemistry, trenching, surface geophysical surveys, diamond drilling (79 holes over 24,773 m) and metallurgical testwork. Drilling was concentrated on one of the geophysical anomalies, referred to as the A1 Zone, where a total of 72 core holes over 22,712 m were completed. GoldMining has not completed any drilling since acquiring the Crucero Project.

The project is comprised of three mining leases and five exploration concessions with an aggregate area of 4,600 ha and is owned by Blue Rock. The three mining leases expire on September 18, 2038 and the five explorations require annual tax payments to keep in good standing.

The Crucero Technical Report included estimates of Indicated Mineral Resources of 0.993 Moz gold (30.653 million tonnes at 1.00 g/t gold) and Inferred Mineral Resources of 1.147 Moz gold (35.779 million tonnes at 1.00 g/t gold).

Surubim Project

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Royalty Description

Pursuant to a royalty agreement dated January 11, 2021, Regent, a wholly-owned subsidiary of GoldMining, granted to us a 1.0% NSR royalty on each of the Rio Novo and Surubim properties comprising the Surubim Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Surubim Project

The information below regarding the Surubim Project has been summarized from the technical report titled “Technical Report on the Rio Novo Gold Project and Resource Estimate on the Jau Prospect, Tapajos Area, Para State, Northern Brazil” dated effective November 22, 2013, prepared for GoldMining and filed under its profile on SEDAR, or the “Rio Novo Technical Report” and the GoldMining AIF.

The Surubim Project is located in Para State, Brazil approximately 270 km southwest of the town of Itaituba and is road accessible from the Trans-garimpeiro highway. The project consists of the Development stage Rio Novo area and the Exploration stage Surubim area.

The Surubim Project includes two option agreements: (i) Altoro Mineracao Ltda. (three concessions; Surubim Property), and (ii) Jarbas Duarte Junior (1 concession; Rio Novo Property), on four concessions for a total area of 14,611 ha. One of the non-core concessions with a total area of 1,176 ha is under appeal and GoldMining is awaiting a decision by the Brazilian Mining Agency “ANM.” On July 25, 2019 and October 30, 2019 final exploration reports presenting the results of exploration work conducted by BGC on concessions 851.611/1994 and 850.561/2005, respectively, including drilling programs for the largest exploration concession within the Surubim Project, were submitted to ANM. Provided that ANM approves the submitted reports, the Company would then have one year following such approval to present additional required studies to ANM and obtain environmental licensing, if GoldMining wishes to obtain a mining concession. Upon granting of a mining concession over exploration concession 851.611/1994, GoldMining will pay Altoro Mineracao Ltda. the sum of US$650,000.

Pursuant to the agreement with Jarbas on the Rio Novo area, the following payments are due as follows:

●	July 31, 2021: Regent shall pay Jarbas the sum of $40,000; and
●	December 31, 2022: Regent shall pay Jarbas the sum of $628,000.

The exploration concessions require work and tax payments to keep them in good standing

Exploration programs completed by previous owners on the project include mapping, geochemical sampling, geophysics, auger drilling (511 holes in 5,863 m), diamond drilling (14,171 m in 68 holes) and metallurgical testwork. GoldMining has not completed any drilling since acquiring the Surubim Project.

The Rio Novo Technical Report included estimates of Inferred Mineral Resources of 0.503 Moz gold (19.440 million tonnes at 0.81 g/t gold) on the Rio Novo area.

There is no current Mineral Resource estimate for the Surubim area.

Yarumalito Project

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Royalty Description

Pursuant to a royalty agreement, dated January 11, 2021, GoldMining Exploraciones S.A.S., or “GES,” a wholly-owned subsidiary of GoldMining, granted to us a 1.0% NSR royalty on the Yarumalito Project. The NSR will be calculated based on gross proceeds from production, less certain specified deductions for transportation, insurance, storage, sale, refining costs and governmental royalties and taxes that are paid in respect of such production.

Yarumalito Project

The information below regarding the Yarumalito Project has been summarized from the technical report titled “Technical Report, Yarumalito Gold-Copper Property, Departments of Antioquia and Caldas, Republic of Colombia” dated effective February 11, 2020, prepared for GoldMining and filed under its profile on SEDAR, or the “Yarumalito Technical Report” and the GoldMining AIF.

The Yarumalito Project is located in the Departments of Antioquia and Caldas, Republic of Colombia approximately 120 km south of Medellin. From Medellin, the project is accessed by traveling south approximately 110 km on the paved Pan American Highway to La Pintada and then by subordinate paved road to the town of Valparaiso. From Valparaiso, a paved road traverses the project area and continues to the town of Caramanta. Unpaved roads and footpaths provide access to most areas within the project.

The project consists of one unified concession contract with an aggregate area of 1,453 ha, which expires on March 7, 2043 and is renewable for an additional 30 years. The concession requires approved work programs to be completed and tax to be paid to keep the concession in good standing. As part of the work program, a 1,200 m drill program is required to be completed by August 2022. In addition, the project includes approximately 9.96 ha of real estate and 0.36 ha of possession-occupation rights that partially cover the area of diamond drilling and Mineral Resource documented in the Yarumalito Technical Report.

Exploration programs from 2008 to 2013 by previous operators outlined several geophysical and geochemical anomalies across the property including the Obispo, La Suiza, Balastreras, Escuela, El Guaico and El Sucre targets. Diamond drill programs (18,540 metres in 55 holes) during that period primarily focused on the Balastreras-Escuela mineralization, which has a surface projection of approximately 1,700 metres by 400 metres and is intersected in drill holes and underground workings to a depth of 600 metres.

In December 2019, GES acquired the Yarumalito Project.

The Yarumaltio Technical Report included estimates of Inferred Mineral Resources of 1.502 Moz gold equivalent, comprising 1.230 Moz gold and 129.3 Mlbs copper (66.271 million tonnes at 0.58 g/t gold and 0.09% copper).

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Quartz Mountain Project

Quartz Mountain Project

The information below regarding the Quartz Mountain Project has been summarized from the public filings and other public disclosures of Alamos Gold Inc., referred to as “Alamos” and Orsa Ventures Inc., referred to as “Orsa”, which was acquired by Alamos in 2013.

The Quartz Mountain Project is a gold project located in south-central Oregon, approximately 50 km west-northwest of the city of Lakeview on the northern extension of the Basin and Range Province of Western USA.

Orsa entered into an option agreement in respect of the Quartz Mountain Project with Seabridge Gold Inc. in October 2011, which agreement provided Orsa the option to purchase a 100% in the project. In September 2013, Orsa was acquired by Alamos. The project is owned by a subsidiary of Seabridge Gold Inc.

As of March 2012, the project was disclosed to be comprised of 244 unpatented mineral claims. We believe that our royalty applies to the original 67 claim property and that such claims cover areas underlying existing Mineral Resource estimates on the project.

As of March 2012, approximately 80,000 m of drilling had been conducted at the project.

In its annual information form for the year ended December 31, 2019, Alamos disclosed a Mineral Resource estimate for the Quartz Mountain Project that included Measured Resources and Indicated Resources of 0.339 Moz gold (12.16 million tonnes at 0.87 g/t gold) and Inferred Resources of 1.147 Moz gold (39.205 million tonnes at 0.91 g/t gold).

Buyback Rights

Pursuant to the Royalty Purchase Agreement, GoldMining caused certain of its subsidiaries to assign to us the right to acquire certain royalties pursuant to existing royalty agreements between such subsidiaries and third-parties:

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Whistler Project

Pursuant to the Royalty Purchase Agreement, GoldMining caused BRI Alaska to assign to us its right to purchase an existing 0.75% NSR royalty on the Whistler Project, including an area of interest, from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for $5,000,000 and expires at the close of business on the date that the first royalty payment is due under the existing third party royalty.

Yellowknife Project

Goodwin Lake Property

Pursuant to the Royalty Purchase Agreement, GoldMining caused 507 to assign to us its right to purchase a 1.0% NSR royalty on the Goodwin Lake property at the Yellowknife Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such right, such royalty may be purchased for C$1,000,000 at any time.

Big Sky Property

Pursuant to the Royalty Purchase Agreement, GoldMining caused 507 to assign to us its right to purchase a 1.0% NSR royalty on the Big Sky property at the Yellowknife Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for C$500,000 at any time during the term of such third party royalty.

Narrow Lake Property

Pursuant to the Royalty Purchase Agreement, GoldMining caused 507 to assign to us its rights to purchase a 0.25% NSR royalty on the Narrow Lake property at the Yellowknife Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for C$250,000 and at any time until the fifth anniversary of the start of commercial production at the property. Such consideration may be payable in cash or by delivering the number of common shares of GoldMining, calculated by dividing the relevant cash amount by the volume-weighted average price of the GoldMining shares for the ten trading days immediately prior to the date of such payment.

Batistão Project

Pursuant to the Royalty Purchase Agreement, GoldMining caused Regent to assign to us the right to purchase a 2.0% NSR royalty on the Batistão Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for $1,000,000 at any time.

Surubim Project

Pursuant to the Royalty Purchase Agreement, GoldMining caused Regent to assign to us the right to purchase a 0.5% NSR royalty on the Surubim area at the Surubim Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased $1,000,000, of which $750,000 may be paid with shares of a publicly listed company.

Pursuant to the Royalty Purchase Agreement, GoldMining caused Regent to assign to us the right to purchase a 1.5% NSR royalty on the Surubim area at the Surubim Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for US$1,000,000, at any time.

Pursuant to the Royalty Purchase Agreement, GoldMining caused Regent to assign to us the right to purchase a 0.65% NSR royalty on the Rio Novo area at the Surubim Project from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for $1,500,000, exercisable within 12 months of the start of production at the property.

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Yarumalito

Pursuant to the Royalty Purchase Agreement, GoldMining caused GES to grant to us the right to purchase a 1.0% NSR royalty on the Yarumalito from a third party under a royalty agreement it had previously entered into with such party. Pursuant to such rights, such royalty may be purchased for C$1,000,000 and the rights may be exercised at any time before a Feasibility Study is completed on the project.

Resource Estimates

 The table below sets forth the estimated Mineral Resources for the projects underlying our royalties. The Mineral Resources set forth in the tables below have been estimated in accordance with CIM Definition Standards and NI 43-101. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

The scientific and technical information in the tables below was publicly disclosed by GoldMining in various documents that are referenced in the notes below. The figures in the tables below have been rounded and, in some instances, may not exactly match the figures that were disclosed.

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves. The estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, sociopolitical, marketing or other relevant issues.

The aggregated resource figures in the table below are provided for informational purposes only and are not intended to represent the viability of any project on a standalone or aggregated basis. The exploration and development of each project, project geology and the assumptions and other factors underlying each estimate, are not uniform and will vary from project to project. Attributable Mineral Resources reported in the table below are calculated as gold equivalent ounces reported under Mineral Resource estimates reported by the operators in the applicable technical reports multiplied by the applicable rate under the royalty we hold. This figure is provided for illustrative purposes and is not intended to represent any actual ownership by us of the underlying Mineral Resource or minerals.

See “Technical and Third Party Information” for important information regarding such estimates. See also “Business – Property, Plants and Equipment – Royalty Interests” for further information regarding each of our royalty interests.

	Cut-off(1)	Tonnes	Grade				Contained Metal				Attributable Gold Eq.
Project/Property			Gold	Silver	Copper	Gold Eq	Gold	Silver	Copper	Gold Eq	(oz)
	(g/t)	(Mt)	(g/t)	(g/t)	(%)	(g/t)	(Moz)	(Moz)	(Mlbs)	(Moz)
Measured
Yellowknife Ormsby-Bruce(2)	0.50	1.176	2.12	-	-	2.12	0.080	-	-	0.080	800
Titiribi(3)	0.30	51.600	0.49	-	0.17	0.78	0.820	-	195.1	1.290	25,800
Quartz Mountain(4)	0.21/0.6	0.214	0.95	-	-	0.95	0.007	-	-	0.007	70
						Total	0.907	-	195.1	1.377	26,670
Indicated
Whistler
Whistler(5)	0.30	79.200	0.51	1.97	0.17	0.88	1.280	5.030	302.0	2.250	22,500
Island Mountain(5)	0.30	31.080	0.49	1.10	0.06	0.55	0.485	1.099	41.1	0.547	5,470
Total	0.30	110.280	0.50	1.72	0.14	0.79	1.765	6.13	343.1	2.797	27,970
Yellowknife
Nicholas Lake(2)	0.5/1.5	1.560	2.73	-	-	2.73	0.138	-	-	0.138	1,380
Ormsby-Bruce(2)	0.5/1.5	11.373	2.30	-	-	2.30	0.841	-	-	0.841	8,410
Total	0.5/1.5	12.933	2.31	-	-	2.31	0.979	-	-	0.979	9,790
Titiribi(3)	0.3	234.200	0.51	-	0.09	0.65	3.820	-	459.3	4.930	98,600
La Mina(6)	0.25	28.170	0.74	1.77	0.24	1.12	0.667	1.607	150.2	1.013	20,264
Sao Jorge(7)	0.30	14.420	1.54	-	-	1.54	0.715	-	-	0.715	7,150
Almaden(8)	0.30	43.470	0.65	-	-	0.65	0.910	-	-	0.910	4,550
Cachoeira(9)	0.35	17.470	1.23	-	-	1.23	0.692	-	-	0.692	6,917
Crucero(10)	0.40	30.653	1.00	-	-	1.00	0.993	-	-	0.993	9,930
Quartz Mountain(4)	0.21/0.6	11.942	0.87	-	-	0.87	0.333	-	-	0.333	333
						Total	10.873	7.736	952.7	13.362	188,500
Measured and Indicated
						Total	11.781	7.736	1,147.8	14.739	215,161
Inferred
Whistler
Whistler(5)	0.30	145.800	0.40	1.75	0.15	0.73	1.850	8.210	467.0	3.350	33,500
Raintree West(5)	0.3/0.60	83.440	0.57	4.37	0.08	0.74	1.539	11.714	156.0	1.991	19,910
Island Mountain(5)	0.30	82.020	0.47	1.02	0.05	0.53	1.237	2.690	90.4	1.390	13,900
Total	0.30/0.60	311.26	0.47	2.26	0.11	0.68	4.626	22.614	713.5	6.731	67,310
Yellowknife
Nicholas Lake(2)	0.5/1.5	1.759	2.72	-	-	2.72	0.154	-	-	0.154	1,540
Ormsby-Bruce(2)	0.5/1.5	3.898	2.81	-	-	2.81	0.353	-	-	0.353	3,530
Goodwin Lake(2)	0.50	0.870	1.18	-	-	1.18	0.033	-	-	0.033	330
Clan Lake(2)	0.5/1.5	2.774	2.23	-	-	2.23	0.199	-	-	0.199	1,990
Total	0.5/1,5	9.302	2.47	-	-	2.47	0.739	-	-	0.739	7,390
Titiribi(3)	0.3	207.900	0.49	-	0.02	0.51	3.260	-	77.9	3.440	68,800
La Mina(6)	0.25	12.394	0.65	1.75	0.27	1.07	0.260	0.697	73.3	0.427	8,548
Sao Jorge(7)	0.30	28.190	1.14	-	-	1.14	1.035	-	-	1.035	10,350
Almaden(9)	0.30	9.150	0.56	-	-	0.56	0.160	-	-	0.160	800
Cachoeira(9)	0.35	15.667	1.07	-	-	1.07	0.538	-	-	0.538	5,378
Crucero(10)	0.40	35.779	1.00	-	-	1.00	1.147	-	-	1.147	11,470
Surubim(11)	0.30	19.440	0.81	-	-	0.81	0.503	-	-	0.503	5,030
Yarumalito(12)	0.50	66.271	0.58	-	0.09	0.70	1.230	-	129.3	1.502	15,020
Quartz Mountain(4)	0.21/0.6	39.205	0.91	-	-	0.91	1.147	-	-	1.147	11,470
						Total	14.645	23.311	993.9	17.369	211,566

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Notes:

1.	Gold cut-off for all projects except for the Whistler Project and Yarumalito Project, which is a gold equivalent cut-off.
2.	Extracted from the Yellowknife Technical Report. Pit constrained resources with reasonable prospects of eventual economic extraction for the Nicholas Lake, Bruce, Ormsby, Goodwin Lake and Clan Lake deposits reported above a 0.50 g/t Au cut-off. Pit optimization is based on an assumed gold price of US$1,500/oz, metallurgical recovery of 90%, mining cost of US$2.00/t and processing and G&A cost of US$23.00/t. Underground resources with reasonable prospects of eventual economic extraction for the Nicholas Lake, Bruce, Ormsby and Clan Lake deposits stated as contained within gold grade shapes above a 1.50 g/t Au cut-off. Mineral Resource tonnage and grade with reasonable prospects of eventual economic extraction are reported as undiluted.
3.	Extracted from the Titiribi Technical Report. Open pit resources with reasonable prospects of eventual economic extraction for the reported above a 0.30 g/t Au cut-off. Gold equivalent estimated assumes metal prices of US$1,300/oz gold and US$2.90/lb copper and recoveries of 83% for gold and 90% for copper.
4.	Extracted from the Annual Information Form of Alamos for the year ended December 31, 2019. Pit-constrained resource. Assumed a gold price of $1,400/oz and utilizes a cut-off of 0.21 g/t gold and 0.6 g/t gold for oxide and sulphide, respectively.
5.	Extracted from the Whistler Technical Report. This resource estimate includes each of the Whistler, Raintree West and Island Mountain deposits. Pit optimization for the Whistler deposit is based on an assumed gold price of US$990/oz, silver price of US$15.40/oz, and copper price of US$2.91/lb, metallurgical recovery of 75% for gold and silver, and 85% for copper and cut-off of US$7.50/t adjusted for metallurgical recovery and offsite costs. Gold equivalent estimated for the Whistler deposit assumes metal prices of US$990/oz gold, US$15.40/oz silver and US$2.91/lb copper and recoveries of 75% for gold and silver and 85% for copper. Gold equivalent estimated for the Raintree West deposit assumes metal prices of US$1,250/oz gold, US$16.50/oz silver and US$2.10/lb copper and recoveries of 75% for gold, 85% for copper and 75% for silver. Gold equivalent estimated for the Island Mountain deposit assumes metal prices of US$1,250/oz gold, US$16.50/oz silver and US$2.10/lb copper and recoveries of 75% for gold, 85% for copper and 25% for silver (recovered in copper concentrate). A gold equivalent cut-off of 0.3 g/t was highlighted in the estimate as a possible open pit cut-off (Whistler, Raintree West-shallow and Island Mountain), and a gold equivalent cut-off of 0.6 g/t was highlighted in the estimate as a possible underground cut-off (Raintree West-deep).
6.	Extracted from the La Mina Technical Report. Pit optimization is based on an assumed gold price of US$1,275/oz, silver price of US$17.75/oz, copper price of US$2.75/lb, metallurgical recovery of 93% for gold and 90% for copper, pit slope of 50 degrees, mining cost of US$1.72/t, processing cost of US$5.83/t and G&A cost of US$0.98/t. Gold equivalent estimated for the La Mina project assumes metal prices of US$1,275/oz gold, US$17.75/oz for silver and US$2.75/lb for copper and recoveries of 93% for gold and 90% for copper.
7.	Extracted from the São Jorge Technical Report.
8.	Extracted from the Almaden Technical Report. Pit constrained resource estimate based on US$1,500/oz gold and US$2.70/lb copper, mining cost of US$2.25/t, processing cost of US$10.00/t and pit slope of 45 degrees.
9.	Extracted from the Cachoeira Technical Report.
10.	Extracted from the Crucero Technical Report. Pit constrained resource estimate based on US$1,500/oz gold, mining cost of US$1.60/t, processing cost of US$16.00/t and pit slope of 47 degrees.
11.	Extracted from the Surubim Technical Report.
12.	Extracted from the Yarumalito Technical Report. Pit constrained resource estimate based on US$1,500/oz gold and US$2.70/lb copper, mining cost of US$2.00/t, processing cost of US$8.00/t and pit slope of 45 degrees.

Employees

As of March 8, 2021, we had 3 full time employees in Canada. We may from time to time rely upon and engage consultants on a contract basis to provide services, management and personnel who assist us to carry on our administrative, shareholder communication, project development and exploration activities in Canada and in the other jurisdictions in which we operate.

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MANAGEMENT

Executive Officers and Directors

The table below sets out the names and the province or state and country of residence of each of our directors and executive officers, their positions and offices with us, their present principal occupation and respective principal occupations for the preceding five years and the number of our common shares held by each of them as at the date of this prospectus. The term of office of each of the directors will expire at the close of the next annual general meeting, unless he or she resigns or otherwise vacates office before that time. The address for our directors and executive officers is c/o Gold Royalty Corp., 1030 W. Georgia Street, Suite 1830, Vancouver, BC V6E 2Y3.

Name, position, province or state and country of residence	Age	Principal occupation or employment for the past five years	Date elected or appointed	Number of Common Shares currently held and percentage of Common Shares(1)
David Garofalo Chief Executive Officer, President, Chairman and a Director Vancouver, British Columbia, Canada	55	Chair of the Board of Great Panther Mining Limited. President, Chief Executive Officer and a director of Goldcorp Inc. from 2016 to 2019. President, Chief Executive Officer and a director of Hudbay Minerals Inc. from 2010 to 2015.	August 2020	400,000	/	1.0	% (2)
Josephine Man Chief Financial Officer Vancouver, British Columbia, Canada	46	Chief Financial Officer of Uranium Royalty Corp. since August 2018. Chief Financial Officer of Jien International Investment Limited from 2014 to 2018, VP Finance & Control of SAIS Limited (formerly Sarment Holding Limited) from June to November of 2018.	July 2020	- /		-%
John W. Griffith Chief Development Officer Toronto, Ontario, Canada	53	Managing Director and the Head of Americas Metals & Mining Investment Banking for Bank of America from 2006 to May 2020.	September 2020	- /-		-%
Alastair Still Director of Technical Services Maple Ridge, British Columbia, Canada	49	Executive Vice President and Chief Development Officer of GoldMining since October 2020. Director, Corporate Development for Newmont Corporation (formerly Goldcorp Inc.) from 2015 to 2020.	October 2020	- /-		-%
Amir Adnani Director Vancouver, British Columbia, Canada	43	President, Chief Executive Officer and a director of Uranium Energy Corp. since January 2005. Chairman of GoldMining since 2010. Chairman and a director of Uranium Royalty Corp. since August 2019.	November 2020	1,000,000 (3) /		2.4%
Garnet Dawson Director Vancouver, British Columbia, Canada	63	Chief Executive Officer of GoldMining since 2015. Director of GoldMining since 2018. Director of Freegold Ventures Limited since 2011.	June 2020	50,000 (4) /		0.1%
Warren Gilman(5)(6)(7)(8) Director Hong Kong, China	61	Chairman and Chief Executive Officer of Queen’s Road Capital Investment Ltd. since January 2020 and a director of such entity since 2019. Chairman and Chief Executive Officer of CEF Holdings Ltd. from 2011 to 2019.	August 2020	150,000	/	0.4%

Ken Robertson(5)(6)(7)(8) Director Vancouver, British Columbia, Canada	66	Consultant for financial reporting and litigation support services since 2015. Director of Avcorp Industries Inc. since 2017. Director of SAIS Limited (formerly Sarment Holding Limited) from March 2019 to July 2020. Director of Mountain Province Diamonds Inc. since June 2020.	November 2020	- /		-%
Alan Hair(5)(6)(7)(8) Director Toronto, Ontario, Canada	59	Chief Operating Officer of Hudbay Minerals Inc. from 2012 to 2015. President and Chief Executive Officer of Hudbay Minerals Inc. from 2016 to 2019. Director of Bear Creek Mining Corporation since September 2019. Director of Great Panther Mining Limited since April 2020.	November 2020	- /		-%

Total				1,600,000	/	3.9	%(9)

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Notes:

(1)	On the basis of 40,825,000 common shares outstanding as of the date of this prospectus.
(2)	Consists of restricted common shares, or “restricted shares,” that are subject to cancellation if certain performance conditions are not met. The restricted share award grants were also reviewed and approved by GoldMining’s compensation committee, which was comprised solely of independent directors of GoldMining (as determined under Canadian National Instrument 58-101—Disclosure of Corporate Governance Practices, or “NI 58-101”). See “Executive and Director Compensation.”
(3)	Consists of restricted shares issued that are subject to cancellation if certain performance conditions are not met. See “Executive and Director Compensation.” Does not include 20,000,000 common shares held by GoldMining, which Mr. Adnani is Chairman and a director.
(4)	Consists of restricted shares that are subject to cancellation if certain performance conditions are not met. See “Executive and Director Compensation.” Does not include 20,000,000 common shares held by GoldMining, which Mr. Dawson is Chief Executive Officer and a director.
(5)	Member of the audit committee.
(6)	Member of the nominating and corporate governance committee.
(7)	Member of the compensation committee.
(8)	Independent director under the rules of the NYSE American Company Guide and NI 58-101.
(9)	See Notes (2), (3) and (4) above. Including 20,000,000 common shares held by GoldMining, a company of which Mr. Adnani and Mr. Dawson serve as Chairman and a director and Chief Executive Officer and a director, respectively, the directors and executive officers as a whole own or control common shares representing 21,600,000 of our currently outstanding common shares.

Executive Officers

David Garofalo, Chief Executive Officer, President, Chairman and Director.

Mr. Garofalo has served as Chief Executive Officer, President and Chairman of the board of directors of the Company since August 2020. Mr. Garofalo has worked in various leadership capacities in the natural resources sector over the last 30 years. Prior to joining the Company, he served as President, Chief Executive Officer and a director of Goldcorp Inc., a gold production company headquartered in Vancouver, until its sale to Newmont Corporation in April 2019. Prior to that, he served as President, Chief Executive Officer and a director of Hudbay Minerals Inc. from 2010 to 2015, where he presided over that company’s emergence as a leading metals producer. Previously, he held various senior executive positions with mining companies, including Senior Vice President, Finance and Chief Financial Officer and a director of Agnico-Eagle Limited from 1998 to 2010 and as treasurer and other various finance roles with Inmet Mining Corporation from 1990 to 1998. He was named Mining Person of the Year by The Northern Miner in 2012 and Canada’s Chief Financial Officer of the Year by Financial Executives International Canada in 2009. He holds a Bachelor of Commerce from the University of Toronto and is a Fellow of the Chartered Professional Accountants in Canada and a Certified Director of the Institute of Corporate Directors. He also serves on the board of directors of the Vancouver Board of Trade and the Vancouver Symphony Orchestra.

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Josephine Man, Chief Financial Officer

Ms. Man has been the Chief Financial Officer of the Company since July 2020. Ms. Man currently serves as Chief Financial Officer of Uranium Royalty Corp., a uranium royalty company listed on the TSX Venture Exchange, and also served as the Vice President, Finance and Control of SAIS Limited (formerly Sarment Holding Limited) until November of 2018. Recent prior roles include Chief Financial Officer of Jien International Investment Limited, a private nickel and copper producer, from May 2014 until August 2018. From 2010 to 2013, Ms. Man was an audit partner with Ernst & Young LLP in Vancouver. She is also a Chartered Professional Accountant in Canada, and a Certified Public Accountant in both Washington State and Hong Kong. Ms. Man holds a Bachelor of Business Administration from Simon Fraser University and a Master of Business Administration from the University of British Columbia.

John W. Griffith, Chief Development Officer

Mr. Griffith has been the Chief Development Officer of the Company since September 2020. Mr. Griffith is a former Managing Director and the Head of Americas Metals & Mining Investment Banking for Bank of America, where he worked from 2006 to May 2020. He brings nearly 30 years of financial services sector experience spanning three continents, including 26 years of global investment banking expertise. He has advised senior management and executive board members in M&A, capital markets, investor relations, risk management and general advisory in the global mining industry. Mr. Griffith’s global landmark transaction was representing Goldcorp Inc. in its merger with Newmont Mining in 2019. Mr. Griffith holds a Bachelor of Commerce from the University of Cape Town.

Alastair Still, Director of Technical Services

Mr. Still has served as Director of Technical Services of the Company since October 2020. He has also served as Executive Vice President and Chief Development Officer of GoldMining since October 2020. Mr. Still is an experienced mining industry professional with over 25 years of experience working for major gold miners such as Newmont Corporation, Goldcorp Inc., Placer Dome Inc., Agnico Eagle Mines Limited and Kinross Gold Corporation. He has worked within Canada and internationally in a variety of leadership roles including corporate and project development, and mine operations. Mr. Still served in various capacities for Newmont Corporation (formerly Goldcorp Inc.) from 2004 until June 2020, and most recently served as Director, Corporate Development from 2015 to 2020. Mr. Still spent three and a half years from January 2011 to December 2014 for Goldcorp as Project Director overseeing project development until first production of the multi-million-ounce Cerro Negro gold-silver deposit in Argentina. He also worked from 1999 until 2007 in Timmins, Ontario as Chief Geologist for Kinross Gold, then Placer Dome, and progressed to become Technical Services Manager for the Porcupine Operations of Goldcorp Inc. In the early stages of his career, Mr. Still worked as a project geologist at the Goldex mine in Val d’Or, Quebec for Agnico Eagle and at the Macassa mine in Kirkland Lake, Ontario becoming the senior geologist for Kinross Gold. Mr. Still holds a Bachelor of Science from the University of New Brunswick and a Master of Science (structural geology) from Queen’s University.

Directors

Amir Adnani

Mr. Adnani is an entrepreneur and the Chairman of GoldMining, where he is directing the growth of a gold resources acquisition and development company with a sizeable portfolio of gold projects across the Americas. Mr. Adnani is also the President, Chief Executive Officer and a Founder of Uranium Energy Corp. Here, he advanced the company from concept to U.S. production in its first five years. He is Chairman of Uranium Royalty Corp., a company listed on the TSX Venture Exchange and a uranium royalty and streaming company. Mr. Adnani is frequently invited to speak at prominent industry gatherings, including the Milken Institute Global Conference, the International Economic Forum of the Americas and the PDAC Convention. He is often interviewed by major business media outlets including The Wall Street Journal, Bloomberg, CNBC and Fox Business News. Mr. Adnani is selected as one of “Mining’s Future Leaders” by Mining Journal, a UK-based global industry publication. Fortune magazine distinguished him on their 40 Under 40, ‘Ones to Watch’ list of North American executives. He was earlier a finalist for Ernst & Young’s ‘Entrepreneur of the Year’ distinction. He holds a Bachelor of Science degree from the University of British Columbia and is a director of the university’s Alumni Association.

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Garnet Dawson

Mr. Dawson has been a director of the Company since June 2020. Mr. Dawson is presently the Chief Executive Officer and a director of GoldMining, which is listed on the Toronto Stock Exchange, referred to as “TSX” and NYSE American, where he has served since December 2014 and May 2018, respectively. Mr. Dawson has over 35 years of experience in the exploration and mining business working with senior and junior mining companies in the Americas, Europe, Africa and China. He has held executive and directorship roles with several Canadian mining companies working internationally. Mr. Dawson is a registered Professional Geologist with the Association of Professional Engineers and Geoscientists of British Columbia and holds a Bachelor of Science degree in Geology from the University of Manitoba and a Master of Science degree in Economic Geology from the University of British Columbia.

Warren Gilman

Mr. Gilman has been a director of the Company since August 2020. Mr. Gilman is the Founder, Chairman and Chief Executive Officer of TSX Venture Exchange listed Queen’s Road Capital Investment Ltd., a leading financier to the global resource sector. From 2011 to 2019, Mr. Gilman was the Chairman and Chief Executive Officer of CEF Holdings Ltd., or “CEF”, a global mining investment company owned 50% by the Canadian Imperial Bank of Commerce, or “CIBC” and 50% by CK Hutchison Holdings Ltd., the Hong Kong listed flagship company of Mr. Li Ka-shing, one of Asia’s richest men. Prior to joining CEF, Mr. Gilman was the Vice Chairman of CIBC World Markets Inc., the investment banking subsidiary of CIBC. He was previously the Managing Director and Head of the Asia Pacific Region at CIBC for 10 years, where he was responsible for all of CIBC’s activities across Asia. Mr. Gilman, a mining engineer, also co-founded CIBC’s Global Mining Group. During his 26 years with CIBC, he ran the mining teams in Canada, Australia and Asia and worked in its Toronto, Sydney, Perth, Shanghai and Hong Kong offices. Mr. Gilman has also acted as advisor to the largest mining companies in the world, including BHP, Rio Tinto, Anglo American, Noranda, Falconbridge, Meridian Gold, China Minmetals, Jinchuan and Zijin, and has been responsible for some of the largest equity capital markets financings in Canadian mining history. He obtained a Bachelor of Science in mining engineering from Queen’s University and an MBA from the Ivey Business School at Western University. He is Chairman of the International Advisory Board of Western University and a member of the Dean’s Advisory board of Laurentian University.

Alan Hair

Mr. Hair is a mineral engineer and senior executive with over 37 years of international experience in the mining and metals industry. Mr. Hair is the former President and Chief Executive Officer of Hudbay Minerals Inc., a public company he joined in 1996 as a Senior Operations Manager and at which he served in a series of progressively senior roles culminating in the position of President and Chief Executive Officer from 2016 to July 2019. During his tenure at Hudbay, Mr. Hair oversaw the successful acquisition, construction, and development of the Constancia Mine in Peru. He holds a Bachelor of Science degree in Mineral Engineering from the University of Leeds and the ICD.D designation from the Institute of Corporate Directors. He is a Director of Bear Creek Mining Corporation and Great Panther Mining Limited.

Ken Robertson

Mr. Robertson was previously a partner and Global Mining & Metals Group Leader with Ernst & Young LLP, or “EY.” During his career at EY in Canada and the United Kingdom, Ken developed extensive experience in initial public offerings, financings, governance and securities regulatory compliance. Mr. Robertson is a Chartered Professional Accountant and he serves on the boards of Avcorp Industries Inc., or “Avcorp,” and Mountain Province Diamonds Inc. He holds a Bachelor of Commerce degree from McMaster University and the ICD.D designation from the Institute of Corporate Directors.

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Directorships

The following table sets forth directorships held by certain of our directors with other public companies:

Director	Other reporting issuers	Exchange
Amir Adnani	Uranium Energy Corp.	NYSE American
	GoldMining Inc.	Toronto Stock Exchange and NYSE American
	Uranium Royalty Corp.	TSX Venture Exchange

Garnet Dawson	GoldMining Inc.	Toronto Stock Exchange and NYSE American
	Freegold Ventures Limited	Toronto Stock Exchange

David Garofalo	Great Panther Mining Corporation	Toronto Stock Exchange and NYSE American
	Canadian GoldCamps Corp.	Canadian Stock Exchange

Warren Gilman	Queen’s Road Capital Investment Ltd.	TSX Venture Exchange
	NexGen Energy Ltd.	Toronto Stock Exchange and New York Stock Exchange
	Charaat Gold Holdings Ltd.	London Stock Exchange
	Aurania Resources Ltd.	TSX Venture Exchange

Alan Hair	Great Panther Mining Corporation	Toronto Stock Exchange and NYSE American
	Bear Creek Mining Corporation	TSX Venture Exchange

Ken Robertson	Avcorp Industries Incorporated Mountain Province Diamonds Inc.	Toronto Stock Exchange Toronto Stock Exchange

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of our directors or executive officers are, as at the date of this prospectus, or have been within ten years before the date of this prospectus, a director, chief executive officer or chief financial officer of any company (including the Company) that: (a) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or (b) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

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Except as disclosed below, none of our directors, executive officers or shareholders holding a sufficient number of our securities to materially affect control of our Company: (a) is, as at the date of this prospectus, or has been within the ten years before the date of this prospectus, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; (b) has, within the ten years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder; (c) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (d) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Mr. Garofalo was a director of Colossus Minerals Inc., or “Colossus,” from December 2012 to November 2013. On January 14, 2014, Colossus announced that it had filed a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada), which was intended to enable Colossus to pursue a restructuring process. Colossus’ proposal and plan of reorganization was approved by creditors on February 25, 2014 and, following the approval of the Ontario Superior Court of Justice (Commercial List) in March 2014, was implemented by Colossus in April 2014. The plan effectively converted all of Colossus’ outstanding debt, and its obligations under a precious metals stream agreement, into equity of Colossus.

Mr. Robertson has served as a director of Avcorp since 2017. On April 9, 2018, Avcorp received a cease trade order, issued by the British Columbia Securities Commission, for not filing its annual financial statements for the fiscal year ending December 31, 2017. The annual financial filings were filed on SEDAR on July 10, 2018. On September 12, 2018, the cease trade order was revoked.

Corporate Governance

We are incorporated under the CBCA. Our governing documents consist of our articles and bylaws.

Except as discussed elsewhere in this prospectus, we intend to comply with the listing rules generally applicable to U.S. domestic companies listed on the NYSE American. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other NYSE American listing requirements. Following the requirements of applicable Canadian laws, as opposed to the requirements that would otherwise apply to U.S. domestic issuers listed on the NYSE American, may provide less protection than is accorded to investors under the NYSE American listing rules applicable to U.S. domestic issuers.

The Canadian Securities Administrators has issued corporate governance guidelines pursuant to National Policy 58-201—Corporate Governance Guidelines, or the “Corporate Governance Guidelines,” together with certain related disclosure requirements pursuant to NI 58-101. The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or will be adopting in connection with the closing of this offering, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines. The disclosure set out below includes disclosure required by NI 58-101 describing our approach to corporate governance in relation to the Corporate Governance Guidelines.

Independence of Directors

As a result of our expectation that our securities will be listed on the NYSE American, we have elected to adhere to the rules of such exchange in determining whether a director is independent. The NYSE American Company Guide generally defines an “independent director” as a person other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of Canadian National Instrument 52-110 – Audit Committees, or “NI 52-110.”

Based on the information provided by each director concerning his background, employment and affiliations, we have determined that each of Warren Gilman, Alan Hair and Ken Robertson are considered independent, as that term is defined under the applicable NYSE American Company Guide standards and NI 58-101. Under the applicable NYSE American Company Guide standards and NI 58-101, David Garofalo is not considered an independent director by virtue of his position as our President and Chief Executive Officer and each of Amir Adnani and Garnet Dawson are not considered independent directors as a result of their positions with GoldMining.

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Members of our board of directors are also members of other public companies. See “Executive Officers and Directors.” Our board of directors has not adopted an interlock policy, but is keeping informed of other public directorships held by its members.

Board Composition and Election of Directors

Our articles provide that our board of directors shall consist of not less than three and not more than 20 directors. The size of our board of directors is currently fixed at six directors and may be changed by resolution of our directors.

The directors are appointed at the annual general meeting of shareholders and the term of office for each of the directors will expire at the time of our next annual shareholders meeting. Under the CBCA, a director may be removed with or without cause by a resolution passed by a majority of the votes cast by shareholders present in person or by proxy at a meeting and who are entitled to vote. Our articles provide that, between annual general meetings of our shareholders, the directors may appoint one or more additional directors, but the number of additional directors may not at any time exceed one-third of the number of directors who held office at the expiration of the last meeting of our shareholders. Under the CBCA, at least one quarter of our directors must be resident Canadians as defined by the CBCA.

The board of directors facilitates its exercise of independent supervision over management by ensuring that at least 50% of its members are “impartial.” Directors are considered to be impartial if they have no direct or indirect material relationship with our Company which could, in the view of our board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

Our board of directors is currently comprised of 50% independent directors. To enhance the ability of the board of directors to exercise independent judgment, it is anticipated that the independent members of our board of directors will hold in-camera meetings with members of management and the non-independent directors not in attendance, as part of regularly scheduled board of director’s meetings. Open and candid discussion among the independent directors is facilitated by the relatively small size of our board of directors and great weight will be attributed to the views and opinions of the independent directors. As our Chairman is not independent, at the completion of this offering, we expect to appoint Warren Gilman as lead independent director, who will be responsible for ensuring that the directors who are independent of management have opportunities to meet without management or non-independent directors present, as required. Such lead director may be appointed and replaced from time to time by our board of directors.

Our board of directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the nominating and corporate governance committee of our board of directors will develop a skills and competencies matrix for our board of directors as a whole and for individual directors. The nominating and corporate governance committee will also conduct a process for the assessment of our board of directors, each committee and each director regarding his, her or its effectiveness and contribution, and will report evaluation results to our board of directors on a regular basis.

Meetings of Directors

Our board of directors will hold regularly-scheduled quarterly meetings as well as ad hoc meetings from time to time. The independent members of our board of directors will also meet, as required, without the non-independent directors and members of management before or after each regularly scheduled board meeting.

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to remove himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with relevant provisions of the CBCA regarding conflicts of interest. See “Interests of Officers and Directors.”

Mandate of the Board of Directors

Our board of directors is responsible for the stewardship of our Company and providing oversight as to the management of our business and affairs, including providing guidance and strategic oversight to management.

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Our board of directors does not have a written mandate. In fulfilling its responsibilities, our board of directors is responsible for, among other things: (i) our strategic planning; (ii) monitoring of our financial performance, financial reporting, financial risk management and oversight of policies and procedures; (iii) reviewing and, where appropriate, approving major corporate actions and internal controls; (iv) assessing risks facing us and reviewing options for their mitigation; (v) ensuring that our business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations; (vi) appointing officers, ensuring that they are qualified for their roles and planning their success as appropriate from time to time; and (vii) establishing and overseeing committees of the board of directors as appropriate, approving their mandates and approving any compensation of their members.

Orientation and Continuing Education

Our board of directors does not have any formal procedures to orient new directors or provide continuing education for directors. When a new director is appointed, such director has the opportunity to meet other directors, executives, management and employees with orientation tailored to the needs and experience of the new director, as well as overall needs of the board of directors. New directors are provided with information respecting us and our business and operations.

We rely on the advice of our professional advisors to update the knowledge of our directors in respect of changes in relevant policies and regulations. A number of directors are also directors and/or officers of other publicly traded companies and are benefiting from exposure to boards of directors of such companies. New directors are generally selected on the basis of their breadth of experience with respect to our industry, having regard to the requirements for appropriate skill sets required by us.

As an ongoing process, our board of directors is to consider executive and management development (including training and monitoring of senior executives and management) to be based mainly on periodic reports from the compensation committee and the nominating and corporate governance committee. Directors are encouraged to communicate with executives, management, auditors and technical consultants to keep themselves current with our business and affairs and with respect to developments within our industry. Directors have free and full access to company records at all times.

Position Descriptions

Our board of directors has not developed a separate written position description for the chair, lead director and the chair of each board committee. Each of our audit committee, compensation committee and nominating and corporate governance committees are comprised entirely of independent directors, which helps ensure that the views of our independent directors are effectively presented on these committees. The role of the chair of the board, lead director and the chair of each committee is to preside over all meetings of the board of directors, lead the board of directors or committee in regularly reviewing and assessing the adequacy of its mandate and its effectiveness in fulfilling its mandate, and in the case of the chairs of each committee, report to the board of directors with respect to the activities of the committee.

Our board of directors and the Chief Executive Officer have not developed a written position description for the Chief Executive Officer. However, the Chief Executive Officer’s principal duties and responsibilities are for planning our strategic direction, providing leadership to the Company, acting as our spokesperson, reporting to shareholders, and overseeing our executive management.

Assessments

Our board of directors is required to establish appropriate practices for the regular evaluation of the effectiveness of our board of directors, its committees and its members. Such assessment considers, in the case of our board of directors or a committee thereof, its mandate or charter; and, in the case of an individual director, the applicable position description(s), as well as the competencies and skills each individual director is expected to bring to our board of directors. The nominating and corporate governance committee recommends to our board of directors any changes that would enhance the performance of our board of directors based on a variety of assessment criteria.

Diversity

We have not adopted a formal policy with respect to the identification and nomination of women and of other diverse attributes on our board of directors. Establishing and implementing a policy regarding diversity and female representation on our board of directors will be an element that we will take into consideration going forward. There are currently no women on our board of directors. However, we are committed to increasing the level of female representation on our board as board turnover occurs from time to time, taking into account the skills, background, experience and knowledge desired at a particular time by our board of directors and its committees. Accordingly, consideration of the number of women who are directors, along with consideration of whether other diverse attributes are sufficiently represented on our board of directors, will be an important component of the selection process for new directors going forward.

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Our nominating and corporate governance committee will, within the purview of its mandate, have the responsibility to take diversity into consideration as part of the overall director selection and nomination processes and to make the identification of female candidates a search criterion. Gender diversity on our board of directors will be achieved by continuously monitoring the level of female representation and, where appropriate, recruiting qualified female candidates to fill positions, as the need arises, through vacancies, growth or otherwise.

Our board of directors has not adopted a target regarding the number of women on the board as it has determined that a target would not be the most effective way of ensuring greater diversity. Our board of directors will however consider the appropriateness of adopting such a target in the future.

In appointing individuals to executive officer positions, we weigh a number of factors, including skills, experience and personal attributes required for the position along with the level of female representation within our senior management team. Currently one of our executive officers, who represents 25% of our executive officers is a woman. We are, however, committed to increasing the gender diversity of our executive officers going forward. We have not adopted a target for the number of women in executive officer positions, as we have determined that a target would not be the most effective way of ensuring greater diversity. Our board of directors will however consider the appropriateness of adopting such a target in the future.

Trading Restrictions

All of our executives, other employees and directors will be subject to our insider trading policy, which will prohibit trading in our securities while in possession of material undisclosed information about us. Under this policy, such individuals will also be prohibited from entering into hedging transactions involving our securities, such as short sales, puts and calls. Furthermore, we will permit executives, including the NEOs, to trade in our securities, only during prescribed trading windows.

Foreign Private Issuer Status

We are a “foreign private issuer” under SEC and NYSE American Company Guide, which also exempts us, as well as our directors, executive officers and 10% shareholders, from certain requirements that apply to U.S. public companies and their directors, executive officers and 10% shareholders. See “Risk Factors.”

Committees of the Board of Directors

Prior to the closing of our initial public offering, our board of directors will have a separately standing audit committee, nominating and corporate governance committee and compensation committee.

Audit Committee Information

Prior to the closing of our initial public offering, we will have an audit committee of the board of directors, which will consist of Messrs. Gilman, Hair and Robertson, each of whom is an independent director pursuant to the NYSE American Company Guide. Mr. Robertson will serve as the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, will include, but are not limited to:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

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●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Audit Committee Independence

Our board of directors has determined that each member of our audit committee meets the independence requirements, including the heightened independence standards for members of the audit committee, of the NYSE and NI 52-110.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of  “independent directors,” as defined for audit committee members under the NYSE American Company Guide and the rules and regulations of the SEC, who are “financially sophisticated.” “Financially sophisticated” generally means having past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s being able to read, understand, and prepare fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, our board of directors has determined that each of the members of our audit committee is “financially literate” within the meaning of the NI 52-110.

Mr. Robertson has been identified as an audit committee financial expert as defined by the rules and regulations of the SEC. Mr. Robertson was previously a partner and Global Mining & Metals Group Leader with EY. Mr. Robertson is a Chartered Professional Accountant and holds a Bachelor of Commerce degree from McMaster University and the ICD.D designation from the Institute of Corporate Directors.

Pre-Approval Procedures for Non-Audit Services

Our audit committee will also be responsible for the pre-approval of all non-audit services to be provided to us by our auditor.

External Auditor Service Fees

PricewaterhouseCoopers LLP has served as our auditors since October 2020. We did not incur any audit fees from June 23, 2020, being the date of our incorporation, to September 30, 2020. Subsequent to the end of such period and to date, our external auditor has billed us in the amount of $21,010 for audit fees relating to audit services and $8,404 for non-audit fees relating to this offering.

Nominating and Corporate Governance Committee Information

Prior to the closing of our initial public offering, we will have a nominating and corporate governance committee of the board of directors comprised of Messrs. Gilman, Hair and Robertson, each of whom is independent pursuant to the NYSE American Company Guide. Mr. Hair will serve as the Chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board for election by the shareholders, or for appointment to fill any vacancy on the board;

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●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

On an annual basis, our board of directors and nominating and corporate governance committee will review our strategies to determine the composition of the board of directors and the appropriate candidates to be nominated for election as directors at annual general meetings. This review will take into account the desirability of maintaining a balance of skills, experience and background.

In identifying new candidates for our board of directors, the nominating and corporate governance committee will consider what competencies and skills our board of directors, as a whole, should possess and assess what competencies and skills each existing director possesses, considering our board of directors as a group, and the personality and other qualities of each director, as these may ultimately determine the boardroom dynamic.

It will be the responsibility of the nominating and corporate governance committee to regularly evaluate the overall efficiency of our board of directors and our Chairman and all board committees and their chairs. As part of its mandate, the nominating and corporate governance committee will conduct the process for the assessment of our board of directors, each committee and each director regarding his, her or its effectiveness and contribution, and report evaluation results to our board of directors on a regular basis.

Compensation Committee Information

Prior to the closing of our initial public offering, we will have a compensation committee of the board of directors comprised of Messrs. Gilman, Hair and Robertson, each of whom is independent pursuant to the NYSE American Company Guide. Mr. Gilman will serve as the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, will include, but are not limited to:

●	reviewing the compensation package for our executive officers and making recommendations to the board with respect to it;

●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

The compensation committee, among other things, will annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines the Chief Executive Officer’s compensation level based on this evaluation. The Compensation Committee meets without the presence of executive officers when approving the Chief Executive Officer’s compensation. See “Executive and Director Compensation.”

Code of Ethics

Prior to the closing of our initial public offering, Gold Royalty will adopt a Code of Ethics that applies to all of its employees, officers, and directors. This includes the Company’s chief executive officer, chief financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Gold Royalty’s Code of Ethics will be posted on its website at www.goldroyalty.com. The Company intends to disclose on its website any future amendments of the Code of Ethics or waivers that exempt any executive officer, principal accounting officer or controller, persons performing similar functions, or Gold Royalty’s directors from provisions in the Code of Ethics. The Code of Ethics sets out our fundamental values and standards of behavior that are expected from our directors, officers and employees with respect to all aspects of our business. Its objective is to provide guidelines for maintaining our integrity, reputation and honesty with a goal of honoring others’ trust in us at all times.

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Monitoring Compliance with the Code of Business Conduct and Ethics

Our audit committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to our board of directors for consideration. The audit committee will also assist our board of directors with the monitoring of compliance with the Code of Conduct and will be responsible for considering any waivers of the Code of Conduct (other than waivers applicable to our directors or executive officers, which shall be subject to review by our board of directors as a whole).

Interests of Officers and Directors

Our directors and officers may, from time to time, serve on the boards and/or as officers of other companies, which may compete in the same industry as us, giving rise to potential conflicts of interest. To the extent that such other companies may participate in ventures in which we may participate, or our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In addition, we are a subsidiary of GoldMining. Amir Adnani is the Chairman and a director and Garnet Dawson is the Chief Executive Officer and a director of GoldMining. As a result of their positions with GoldMining, they may have a potential conflict of interest with respect to the Royalty Purchase Agreement and ongoing matters relating to our royalties and other interests on properties owned by subsidiaries of GoldMining.

In the event that such conflicts of interest arise at a meeting of our directors, such conflicts of interest must be declared and the declaring parties may be required to abstain from voting for or against the approval of such participation in compliance with the CBCA. In such case, the remaining directors will determine whether we will participate in any such project or opportunity.

Our directors and officers are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest, and we will rely on such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of our directors or officers. Such directors or officers, in accordance with the CBCA and the Code of Conduct, will disclose all such conflicts and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed on them by law.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are currently, or have been at any time, one of Gold Royalty’s officers or employees. None of the Company’s executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Gold Royalty’s board of directors or compensation committee.

Complaint Reporting and Whistleblower Policy

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Ethics or any of our policies or any unethical or questionable act or behavior, the board of directors will adopt a whistleblower policy that requires that our employees promptly report such violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our whistleblower policy will contain procedures that are aimed to facilitate confidential, anonymous submissions by our employees.

Advisory Board

We have an advisory board in place, which currently consists of one member. From time to time, we expect to add members to our advisory board such that it is comprised with individuals who have various backgrounds and experience to complement our operations, mission and business strategy. The advisory board provides suggestions to our management on an as-needed basis. It is comprised of the following individual:

Name	Age	Position(s)
Ian Telfer	74	Chairman of the advisory board, Consultant

Ian Telfer, Chairman of advisory board

Mr. Telfer is a Canadian executive and philanthropist who is known for his strategic business success in the mining and resource sector. He studied Political Science at the University of Toronto and earned his Master of Business Administration from the University of Ottawa.

From 2001, Mr. Telfer was the Chief Executive Officer of Wheaton River until its merger with Goldcorp in 2005, when he became Goldcorp’s President and Chief Executive Officer. In 2006, Mr. Telfer was appointed Chairman of the Board for Goldcorp, a position that he held until 2019 when Goldcorp merged with Newmont Mining, creating the world’s largest gold company.

Advisory Board Compensation

As a general matter, we expect that any compensation arrangements with members of our advisory board will be determined on a case-by-case basis.

In connection with Mr. Telfer’s service on the advisory board, we have entered into a consulting agreement with him pursuant to which he shall receive options to purchase 200,000 common shares upon completion of this offering; 25% of such options will vest immediately upon the date of grant and 25% will vest on the 6, 12 and 18 month anniversaries of the date of grant. Such options will have an exercise price of $5.00 per share.

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EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. This discussion also reflects certain contemplated changes to our compensation program that would be implemented in connection with, and contingent upon, completion of this offering. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this section.

This section provides an overview of the contemplated compensation of our “named executive officers,” being each individual who serves as one of our principal executive officers and our only other executive officer. We refer to these individuals as our “named executive officers.” Our named executive officers for our fiscal year ending September 30, 2021, or “fiscal year 2021” are:

●	David Garofalo, our Chairman, President and Chief Executive Officer;

●	Josephine Man, our Chief Financial Officer; and

●	John Griffith, our Chief Development Officer.

In addition, our Director of Technical Services, Alastair Still, currently performs services for us on a part-time basis through a consulting company that is engaged by our parent company, GoldMining. We expect that after the completion of this offering, we will either engage Mr. Still directly or enter into a shared services arrangement with GoldMining for the provision of his services.

The goal of our executive compensation philosophy is to attract, motivate, retain and reward an energetic, goal driven, highly qualified and experienced management team and to encourage them to meet and exceed performance expectations within a calculated risk framework. Our compensation committee periodically reviews the adequacy and form of compensation to ensure it realistically reflects the responsibilities and risks involved in being an effective director or officer and that compensation allows us to attract qualified candidates.

Elements of Compensation

The compensation program is designed to reward each executive based on individual, business and corporate performance and is also designed to incentivize such executives to drive the annual and long-term business goals of the organization to enhance our sustainable growth in a manner which is fair and reasonable to our shareholders.

The following key principles guide our overall compensation philosophy:

●	compensation is designed to align executives to the critical business issues facing us;

●	compensation is fair and reasonable to our shareholders and is set with reference to the local market;

●	the compensation design supports and rewards executives for entrepreneurial and innovative efforts and results;

●	an appropriate portion of total compensation is equity-based, aligning the interests of executives with our shareholders; and

●	compensation is transparent to the board of directors, executives and our shareholders.

As we have recently launched our Company, we do not assess our compensation through benchmarks or peer groups at this time. When reviewing the compensation of executive officers, our compensation committee considers the following objectives:

●	to engage individuals critical to our growth and success;

●	to reward performance of individuals by recognizing their contributions to our growth and achievements; and

●	to compensate individuals based on performance.

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For executive officers who are offered compensation, such compensation is primarily comprised of:

Salary: For executive officers who are offered compensation, the base salary is the foundation of such compensation and is intended to compensate competitively. The desire is for base salary to be high enough to secure talented, qualified and effective personnel which, when coupled with performance-based compensation, provides for a direct correlation between individual accomplishment and our success as a whole. Salaries are fixed and therefore not subject to uncertainty and are used as the base to determine other elements of compensation.

Bonus: Annual bonuses are a variable component of total cash compensation, designed to reward executives for individual achievements, maximizing annual operating performance, including in relation to our acquisition and growth initiatives. Annual bonuses (if any) are discretionary and are to incentivize management during the year to take actions and make decisions within their control, and, as a result, the performance criteria do not include matters outside of the control of management, most notably commodity pricing. No bonuses were earned by our executive officers in the period from our incorporation to September 30, 2020, referred to as “fiscal year 2020.”

Equity Incentives: Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

On October 19, 2020, we adopted an equity incentive plan, referred to as the “Legacy Incentive Plan,” which provided for equity incentive awards in the form of options and restricted shares. Pursuant to the Legacy Incentive Plan, the aggregate number of our common shares that could be issued pursuant to grants thereunder was 2,000,000 common shares. In October 2020, we granted awards of an aggregate of 1,500,000 performance based restricted shares to certain of our and our parent company’s officers and directors. These awards are subject to performance based restrictions, whereby the restrictions will be cancelled if certain performance conditions are not met in specified periods. It is expected that one-third of these restricted shares will be vested and no longer subject to such restrictions as a result of the satisfaction of a condition resulting from completion of this offering. No further awards will be made under the Legacy Incentive Plan. See “– Legacy Incentive Plan.”

In connection with the completion of the offering, we will adopt a long term incentive plan, referred to as the “LTIP.” The LTIP will be available to directors, key employees, including officers, and consultants of the Company, as determined by our board of directors and compensation committee. In connection with the offering, we plan to award options to purchase up to 2,505,000 common shares to our and our affiliates’ officers, directors, employees and consultants at a price equal to the offer price under this offering. In addition, we may, from time to time, grant to our directors incentive stock options to purchase our common shares and other equity incentives pursuant to the terms of the long term incentive plan of the and in accordance with applicable stock exchange policies. See “– LTIP.”

Our compensation committee makes recommendations to the board of directors regarding the periodic grant of options and other incentives to key employees and executive officers. The compensation committee makes those recommendations on a discretionary basis, given the size of our Company, based on individual performance, positions held within us and our overall performance. The compensation committee will take into consideration previous grants when it considers new grants of equity incentives to employees and executives. The board of directors relies solely on the recommendation of the compensation committee regarding the periodic grant of equity incentives to key employees and executive officers.

Risk Management

The Company has taken steps to ensure its executive compensation program does not incentivize inappropriate risks. Some of the risk management initiatives currently employed by us are as follows:

●	appointing a compensation committee comprised of all independent directors to oversee our executive compensation program; and

●	use of discretion in adjusting bonus payments (if any) up or down as the compensation committee deems appropriate and recommends.

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Compensation Governance

Please see “Management” for information regarding our compensation committee and its charter, responsibilities and policies.

LTIP

Prior to the completion of this offering, we intend to adopt a LTIP that will be available to our and our parent company’s and subsidiaries’ directors, key employees and consultants, as determined by our board of directors and compensation committee. The aggregate number of our common shares expected to be issuable under the LTIP in respect of awards will not exceed 10% of the aggregate number of shares issued and outstanding from time to time.

Legacy Incentive Plan

The Legacy Incentive Plan was approved by our board of directors and adopted by us in October 2020. The Legacy Incentive Plan was intended to provide a means whereby we may attract and retain key employees, officers, directors and consultants and motivate them to exercise their best efforts on behalf of the Company and align their interests with those of our shareholders. The plan provides for the grant of non-qualified stock options, incentive stock options and restricted awards and is administered by our board of directors.

We will not make any further grants under our Legacy Incentive Plan following this offering.

Authorized Shares. We had reserved an aggregate of 2,000,000 common shares for the issuance of awards under the Legacy Incentive Plan. As of the date hereof, 1,500,000 performance based restricted shares, that are subject to cancellation if certain performance conditions are not met, are outstanding under the plan. It is expected that one-third of these restricted common shares will be vested and no longer subject to such restrictions as a result of the satisfaction of a condition resulting from completion of this offering.

Administration. The Legacy Incentive Plan is administered by our board of directors. Our board of directors has full power to construe and interpret the plan, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, including in the event of a change in corporate control, all subject to the provisions of the Legacy Incentive Plan.

Eligibility. Persons eligible to participate in the Legacy Incentive Plan are those employees, non-employee directors or consultants of us or our affiliates, or a registered charity or not for profit corporation as selected from time to time by our board of directors in its discretion.

Options. The Legacy Incentive Plan permits grants of options to purchase common shares intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The option exercise price of each option will be determined by our board of directors but may not be less than the price required by applicable regulatory authorities. The term of each option, unless otherwise specified by the board of directors, will expire 10 years from the vesting commencement date (provided that no exercise period shall exceed 10 years). The vesting of any options will be determined by the board of directors. Options intended to qualify as incentive stock options are subject to additional provisions as required under Section 422 of the Code and set forth in the Legacy Incentive Plan.

Restricted Share Awards. Our board of directors may grant restricted awards of common shares or hypothetical common share units having a value equal to the fair market value of an identical number of common shares. The board of directors may place certain restrictions on transfer, sale, or assignment of such shares for a certain restricted period of time.

In October 2020, in recognition of past service and to incentivize the execution of our business plan, the growth of our Company and the completion of this offering, we awarded restricted share awards consisting of 1,500,000 performance based restricted common shares to certain of our and GoldMining’s executive officers and directors. The restricted share award grants were also reviewed and approved by GoldMining’s compensation committee, which was comprised solely of independent directors of GoldMining (as determined under NI 58-101). Such restricted shares are subject to restrictions that, among other things, prohibit the transfer thereof until certain performance conditions are met. In addition, if such conditions are not met within applicable periods, the restricted shares will be deemed forfeited and surrendered by the holder thereof to us without the requirement of any further consideration. Assuming completion of the offering, these conditions are:

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(1)	with respect to one-third of the restricted shares awarded to the holder, if our initial public offering or any liquidity event (being any liquidation, dissolution or winding-up of our Company or distribution of all or substantially all of our assets among shareholders or a change of control transaction) occurs that values our Company at a minimum of $50,000,000. Based on the offering price under the offering, it is expected that this condition will be satisfied on completion of the offering;

(2)	with respect to one-third of the restricted shares awarded to the holder, if we receive $1,000,000 of royalty payments under any of our royalty interests prior to October 19, 2023; and

(3)	with respect to one-third of the restricted shares awarded to the holder, if the holder continues to be a director, officer or employee of our Company or a related entity for a period of one year after the offering is completed.

Adjustments. In the event of certain corporate events and transactions affecting the Company, including a subdivision or consolidation of common shares, payment of a share dividend, change in capitalization of the Company, amalgamation, combination, merger or reorganization of the Company, the board of directors may make equitable adjustments in number of the common share subject to outstanding awards and the exercise price of outstanding options and may provide for immediate exercise of outstanding awards if it deems it appropriate.

Liquidity Event. In the event of a liquidity event of the Company, the board of directors may determine the treatment of outstanding options in its sole discretion, including providing for conversion into common shares or options, other rights or other securities, accelerated vesting, cash-out or cancellation.

Amendment. Our board of directors may, without notice, amend the Legacy Incentive Plan at any time in its sole discretion; provided that, no such amendment shall have any adverse effect with respect to all awards outstanding at the date of such amendment without the prior consent of the awardees holding awards that represent at least a majority of the common shares that are subject to the then outstanding awards. If any such amendment impairs an individual awardee’s rights or increases an awardee’s obligations under such award or creates or increases an awardee’s income tax liability with respect to an award, in each case, in a manner that would materially and adversely affect such awardee disproportionately more than any other awardee, such amendment shall also be subject to such awardee’s consent.

Employment Agreements; Termination and Change of Control

The following is a summary description of material terms of compensation awarded to, earned by, paid or payable to our executive officers pursuant to agreements or arrangements. We expect to enter into new arrangements with our executive officers regarding their employment after completion of this offering, which are expected to be on customary terms, including as to change of control and termination benefits, for similarly situated companies of our size in the royalty industry and commensurate with the position and responsibilities of our executive officers.

Our employment agreements with members of our management include customary confidentiality and non-disclosure provisions. Such agreements include provisions limiting the ability of such individuals to solicit our employees and consultants and prohibiting the appropriation of corporate opportunities, but do not include provisions otherwise restraining such individuals’ ability to participate in competing businesses after they are no longer employed by us.

David Garofalo

On August 1, 2020, we entered into an agreement with Mr. Garofalo regarding his appointment as our Chairman, President and Chief Executive Officer. The agreement may be terminated by either party on at least 60 days’ prior written notice to the other party. If terminated by us, such termination is subject to applicable notice periods under the laws of the Province of British Columbia, Canada, including the common law applicable therein. The agreement may be terminated by us for cause, as such term is interpreted at common law, at any time, without notice or payment in lieu thereof.

The agreement provides that Mr. Garofalo will be eligible to participate, from time to time, in our short and long-term compensation and incentive plans and other benefit plans, as may be adopted and implemented from time to time on a basis commensurate with his position and responsibilities.

Pursuant to the agreement, in October 2020, Mr. Garofalo received 400,000 restricted shares under our Legacy Incentive Plan. It is expected that one-third of these restricted common shares will be vested and no longer subject to such restrictions as a result of the satisfaction of a condition resulting from completion of this offering. The remainder of such restricted shares are subject to surrender and cancelation if certain performance conditions are not met. See “– Legacy Incentive Plan.”

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The agreement provides that Mr. Garofalo will receive options to purchase an aggregate of 600,000 of our common shares at an exercise price of $5.00 per share. These options will be exercisable for a period of five years from the date of grant and will vest as follows: (a) 25% on the grant date; and (b) 25% on each of the dates that are 6, 12 and 18 months thereafter. Such options are expected to be granted under the LTIP after completion of this offering.

Mr. Garofalo does not currently receive a base salary. The agreement further provides that, as soon as possible after a Qualifying Financing, which would include this offering, Mr. Garofalo and us will negotiate in good faith towards finalizing and entering into an executive employment agreement on such terms, including as to compensation, that is commensurate with his position and responsibilities and as is customary for a similarly situated company in the royalty industry.

Josephine Man

On November 1, 2020, we entered into an agreement with Ms. Man regarding her appointment as our Chief Financial Officer. Pursuant to the agreement, Ms. Man agreed to provide services thereunder to us on a part-time basis. The agreement may be terminated by either party on at least 30 days’ prior written notice to the other party. If terminated by us, such termination is subject to applicable notice periods under the laws of the Province of British Columbia, Canada, including the common law applicable therein. The agreement may be terminated by us for cause, as such term is interpreted at common law, at any time, without notice or payment in lieu thereof.

Pursuant to the agreement, Ms. Man receives a base salary of C$60,000 per year.

The agreement provides that Ms. Man will be eligible to participate, from time to time, in our short and long-term compensation and incentive plans and other benefit plans, as may be adopted and implemented from time to time on a basis commensurate with her position and responsibilities.

The agreement provides that Ms. Man will receive options to purchase an aggregate of 180,000 of our common shares at an exercise price of $5.00 per share. These options will be exercisable for a period of five years from the date of grant and will vest as follows: (a) 25% on the grant date; and (b) 25% on each of the dates that are 6, 12 and 18 months thereafter. Such options are expected to be granted under the LTIP after completion of this offering. Pursuant to the agreement, Ms. Man also received options to purchase 25,000 common shares of GoldMining.

The agreement further provides that, as soon as possible after a Qualifying Financing, which would include this offering, Ms. Man and us will negotiate in good faith towards finalizing and entering into an executive employment agreement on such terms, including as to compensation, that is commensurate with her position and responsibilities and as is customary for a similarly situated company in the royalty industry.

John Griffith

On August 31, 2020, we entered into an agreement with Mr. Griffith regarding his appointment as our Chief Development Officer effective September 8, 2020. Pursuant to the agreement, Mr. Griffith agreed to provide services thereunder to us on a full-time basis. The agreement may be terminated by either party on at least 60 days’ prior written notice to the other party. If terminated by us, such termination is subject to applicable notice periods under the laws of the Province of British Columbia, Canada, including the common law applicable therein. The agreement may be terminated by us for cause, as such term is interpreted at common law, at any time, without notice or payment in lieu thereof.

Pursuant to the agreement, Mr. Griffith receives a base salary of C$120,000 per year. Such base salary is to be increased to C$180,000 per year after the completion of a Qualifying Financing. He is also entitled to the reimbursement of certain relocation expenses in the event that he relocates to Vancouver, British Columbia after this offering.

The agreement provides that Mr. Griffith will be eligible to participate, from time to time, in our short and long-term compensation and incentive plans and other benefit plans, as may be adopted and implemented from time to time on a basis commensurate with his position and responsibilities.

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The agreement provides that Mr. Griffith will receive options to purchase an aggregate of 275,000 of our common shares at an exercise price of $5.00 per share. These options will be exercisable for a period of five years from the date of grant and will vest as follows: (a) 25% on the grant date; and (b) 25% on each of the dates that are 6, 12 and 18 months thereafter. Such options are expected to be granted under the LTIP after completion of this offering.

The agreement further provides that, as soon as possible after a Qualifying Financing, which would include this offering, Mr. Griffith and us will negotiate in good faith towards finalizing and entering into an executive employment agreement on such terms, including as to compensation, that is commensurate with his position and responsibilities and as is customary for a similarly situated company in the royalty industry.

As described under “Employment Agreements” above, our named executive officers are entitled to minimum notice periods in the event of termination “without cause.”

Pursuant to the Legacy Incentive Plan, unless otherwise determined by our board of director, if the holder of restricted common shares is terminated by us or resigns prior to the expiry of the applicable restricted period, then any restricted common shares that have not vested at the time of such termination or resignation will automatically terminate. Pursuant to the award agreements underlying our prior grants of restricted common shares, in the event of a change of control of our Company, any restrictions upon restricted common shares held by a holder will immediately lapse and such common shares will be deemed vested for the purposes of the Legacy Incentive Plan and will no longer be subject to restrictions or cancellation.

For the purposes of the Legacy Incentive Plan, a “change of control” means, subject to certain exclusions, any acquisition by any person or by any person and a joint actor, whether directly or indirectly, of our voting securities (as such terms are interpreted in the Securities Act (British Columbia)), which, when added to all other voting securities at the time held by such person or by such person and a person “acting jointly or in concert” with another person, as the phrase is interpreted in National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, totals for the first time not less than 50% of the outstanding of our voting securities or the votes attached to those securities are sufficient, if exercised, to elect a majority of our board of directors.

Other than as otherwise disclosed herein, we do not otherwise have any arrangements with our named executive officers that provide for payments to them for severance, termination or constructive dismissal.

Outstanding Share-based Awards and Option-based Awards

We did not have any outstanding share-based awards and option-based awards at the end of fiscal year 2020.

The following table sets out information on the outstanding option-based awards expected to be held by each of our named executive officers upon completion of this offering.

	Option-based Awards(1)
Name and Principal Position	Number of securities underlying unexercised options(2) (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(3) ($)
David Garofalo Chairman, President and Chief Executive Officer	600,000	$5.00	-	-
Josephine Man Chief Financial Officer	180,000	$5.00	-	-
John Griffith Chief Development Officer	275,000	$5.00	-	-

Notes:

(1)	Each of our named executive officers is expected to receive options to purchase common shares upon completion of this offering, with vesting as to 25% immediately and on each day which is 6, 12 and 18 months from the date of grant.
(2)	Each stock option entitles the holder to one common share upon exercise.
(3)	The “Value of Unexercised in-the-Money Options” is calculated on the basis of $5.00 per common share.

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In October 2020, we issued 400,000 performance based restricted common shares to our Chairman, President and Chief Executive Officer. It is expected that one-third of these restricted common share awards will be vested and no longer subject to such restrictions as a result of the satisfaction of a condition resulting from completion of this offering. The remainder are subject to certain conditions and we are unable to determine, at this time, whether any such conditions will be satisfied in fiscal year 2021. See “– Legacy Incentive Plan.”

Incentive Plan Awards – Value Expected to be Vested or Earned During Fiscal Year 2021

The following table sets out, for each of our named executive officers, the value of option-based awards expected to vest in accordance with their terms during fiscal year 2021 (assuming continued employment of each named executive officer).

Name and Principal Position	Option-based awards – value vested during fiscal year 2021(1) ($)	Share-based awards – value vested during fiscal year 2021 ($)(1)
David Garofalo Chairman, President and Chief Executive Officer	270,000	32,000
Josephine Man Chief Financial Officer	81,000	-
John Griffith Chief Development Officer	123,750	-

Note:

(1)	Each of our named executive officers is expected to receive options to purchase common shares upon completion of this offering, with vesting as to 25% immediately and on each day which is 6, 12 and 18 months from the date of grant. The value of option-based and share-based awards expected to vest during the year is calculated based on the price of $5.00.

In October 2020, we issued 400,000 performance based restricted shares to our Chairman, President and Chief Executive Officer. It is expected that one-third of these restricted common share awards will be vested and no longer subject to such restrictions as a result of the satisfaction of a condition resulting from completion of this offering. The remainder are subject to certain conditions and we are unable to determine, at this time, whether any such conditions will be satisfied in fiscal year 2021. See “– Legacy Incentive Plan.”

Pension Plan Benefits

We do not presently provide any defined benefit or pension plan to our directors, executive officers, employees or consultants.

Summary Compensation Table

The following table sets out information concerning expected fiscal year 2021 compensation to be earned by, paid to, or awarded to our named executive officers.

						Non-equity incentive plan compensation ($)(4)
Name and principal position	Year	Salary ($)(1)		Share-based awards ($)(2)	Option-based awards ($)(3)	Annual incentive plans	Long-term incentive plans	All other compensation ($)		Total compensation ($)
David Garofalo Chairman, Chief Executive Officer, President and Director (5)	2021	-		32,000	270,000	-	-	-		302,000
Josephine Man Chief Financial Officer (6)	2021	44,981		-	81,000	-	-	-		125,981
John Griffith Chief Development Officer (7)	2021	123,697	(8)	-	123,750	-	-	37,484	(9)	284,931

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Notes:

(1)	Pursuant to the existing agreements under which we employ our named executive officers, upon completion of a Qualifying Financing, we will negotiate in good faith with each of them towards finalizing and entering into an executive employment agreement on such terms, including as to compensation, that is commensurate with his or her position and responsibilities and as is customary for a similarly situated company in the royalty industry. No determination has been made, to date, regarding the base salaries under such re-negotiated arrangements. Our named executive officers’ base salaries are paid in Canadian dollars, which have been converted to United States dollars for the purposes of this table using the daily rate of exchange as reported by the Bank of Canada for the conversion of one U.S. dollar into Canadian dollars on September 30, 2020.
(2)	Represents the grant date deemed value of restricted shares that were granted in fiscal year 2021, determined as $0.08 per restricted share.
(3)

Pursuant to the existing agreements under which we employ or named executive officers, we have agreed to issue options to purchase common shares to each of them on completion of a Qualifying Financing. The amounts reported herein represent the fair value of the share options on the grant date for fiscal year 2021 using the Black-Scholes option pricing model, with a risk-free interest rate of 0.19%, an expected life of 3 years, an expected dividend yield of 0% and an expected volatility of 37%. The expected volatility is based on the historical share price volatility of a group of comparable companies in the sector the Company operates over a period similar to the expected life of the share options.

(4)	We may pay a bonus to our named executive officers as may be approved by our compensation committee based on performance during fiscal year 2021. No such determinations have been made as of the date hereof.
(5)	Mr. Garofalo was appointed our President and Chief Executive Officer on August 1, 2020.
(6)	Ms. Man was appointed our Chief Financial Officer on July 31, 2020. Ms. Man receives a base salary C$60,000 per year.
(7)	Mr. Griffith was appointed our Chief Development Officer on September 8, 2020. Prior to the completion of a Qualifying Financing, Mr. Griffith receives a base salary of C$120,000 per year. Such base salary is to be increased to C$180,000 per year after the completion of a Qualifying Financing.
(8)	Assumes that this offering constituted a Qualifying Financing on December 31, 2020.
(9)	Consists of C$50,000, the maximum relocation expenses payable under Mr. Griffith’s employment agreement. The relocation expenses will be paid in Canadian dollars, which have been converted to United States dollars for the purposes of this table using the daily rate of exchange as reported by the Bank of Canada for the conversion of one U.S. dollar into Canadian dollars on September 30, 2020.

Compensation of Directors

The following discussion describes the significant elements of the expected compensation program for members of the board of directors and its committees following this offering. The compensation of our directors will be designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our shareholders. Directors who are employees, each of whom is referred to as a “non-employee directors,” will not be entitled to receive any compensation for their service as directors.

Our Chief Executive Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for his services as a director. See the sections “- Summary Compensation Table” and “- Executive Employment, Consulting and Management Arrangements and Termination and Change in Control Benefits” for more information regarding his compensation.

Director Fees

We did not pay any director fees to our non-employee directors in fiscal year 2020.

Our board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. After completion of this offering, we expect to commence paying directors fees to our non-employee directors as well as fees for participation on the committees of our board of directors. Such fees are expected to be commensurate with those paid to the directors of other similarly situated public companies.

Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors.

Outstanding Share-based Awards and Option-based Awards

We expect to grant options to purchase up to 1,050,000 of our common shares to our non-employee directors after completion of this offering. We may also, from time to time, issue additional option-based and share-based awards to our non-employee directors. However, other than as disclosed herein, no determination has been made as to such potential future awards at this time and our board of directors is investigating alternatives in this regard.

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The following table sets out information on the outstanding option-based awards expected to be held by each of our non-employee directors upon completion of this offering.

	Option-based Awards(1)
Name and Principal Position	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(2) ($)
Amir Adnani	500,000	5.00	-	-
Garnet Dawson	100,000	5.00	-	-
Warren Gilman	250,000	5.00	-	-
Alan Hair	100,000	5.00	-	-
Ken Robertson	100,000	5.00	-	-

Notes:

(1)	Each of our non-employee directors is expected to receive options to purchase common shares upon completion of this offering, with vesting as to 25% immediately and on each day which is 6, 12 and 18 months from the date of grant. Each stock option entitles the holder to one common share at an exercise price of $5.00 per share.
(2)	The “Value of Unexercised in-the-Money Options” is calculated on the basis of US$5.00 per common share.

In October 2020, we issued 1,000,000 and 50,000 performance based restricted shares to Amir Adnani and Garnet Dawson, respectively. The restricted share award grants were also reviewed and approved by GoldMining’s compensation committee, which was comprised solely of independent directors of GoldMining (as determined under NI 58-101). It is expected that one-third of these restricted share awards will be vested and no longer subject to such restrictions as a result of the satisfaction of a condition resulting from completion of this offering. The remainder are subject to certain conditions and we are unable to determine, at this time, whether any such conditions will be satisfied in fiscal year 2021. See “– Legacy Incentive Plan.”

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RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements discussed under “Executive and Director Compensation” the following is a description of the material terms of: (i) those transactions within the last three fiscal years to which we are party and in which any of our directors, executive officers or shareholders that beneficially own or control (directly or indirectly) more than 10% of any class of series of our outstanding voting securities, or any associate or affiliate of the forgoing persons, has, had or will have a direct or indirect material interest; and (ii) any other material contracts, other than contracts entered into in the ordinary course of business, to which we were a party within the last two fiscal years.

During the periods from our incorporation to September 30, 2020 and the three months ended December 31, 2020, we incurred $4,681 and $23,312, respectively, in technology expenses for services provided by Blender Media Inc., a company controlled by a direct family member of the Chairman of GoldMining, respectively. In addition, such company may provide us web design and other additional technology services to us from time to time, which services will be provided at similar prices as it provides to other clients. In addition, expenses incurred by us in an aggregate amount of $83,096 were paid by GoldMining on our behalf during the periods from our incorporation to September 30, 2020. GoldMining also made a cash advance of $37,538 to us during the same period. We settled the amount due to GoldMinig during the three months ended December 31, 2020. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

On October 16, 2020, GoldMining subscribed for 5,000,000 common shares of the Company for $50,000.

On October 19, 2020, we issued 1,500,000 common shares pursuant to restricted share awards granted to certain of our and GoldMining’s officers and directors. The restricted share award grants were reviewed and approved by GoldMining’s compensation committee, which was comprised solely of independent directors of GoldMining (as determined under NI 58-101). The shares are subject to performance-based restrictions that provide for their cancellation in the event that certain performance conditions are not met within applicable time periods. See “Executive and Director Compensation” for further information.

On November 27, 2020, we entered into the Royalty Purchase Agreement with GoldMining, pursuant to which GoldMining caused its applicable subsidiaries to create and issue to us royalty interests and assign to us certain buyback rights held by its subsidiaries under existing royalty agreements with third-parties. The purchase price we paid under the transaction was $13,076,000, which was satisfied by issuing 15,000,000 of our common shares to GoldMining. See “Risk Factors – We entered into the Royalty Purchase Agreement with our parent company, under which our royalties were granted by its subsidiaries, and we may in the future enter into transactions with related parties and such transactions present possible conflicts of interest.”

As part of the private placement we completed on December 4, 2020, our director Warren Gilman subscribed for 150,000 shares at a price of $2.15 per share.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We carry directors’ and officers’ liability insurance for our directors and officers.

We have entered into indemnification agreements with each of our current directors. The indemnification agreements generally require that we indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to us as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of our Company and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by us.

Indebtedness of Directors, Executive Officers and Employees

None of our directors, executive officers, employees, former directors, former executive officers or former employees, and none of their associates, is indebted to us or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by us.

Employment Agreements

We have entered into agreements with certain of our executive officers. For more information regarding these agreements and arrangements, see “Executive and Director Compensation.”

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Related Party Transactions Policy

All future transactions between us and our officers, directors, principal shareholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Conduct.

Requirements under the CBCA

Pursuant to the CBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of our Company. Under the CBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:

●	is a party to the contract or transaction;

●	is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

●	has a material interest in a party to the contract or transaction.

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PRINCIPAL SHAREHOLDERS

The following table indicates information as of March 8, 2021 regarding the beneficial ownership of our common shares, immediately prior to and after giving effect to the sale of units offered in this offering, for:

●	each person who is known by us to beneficially own 5% or more of our common shares;

●	each named executive officer;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” is based upon 22,825,000 common shares outstanding as of March 8, 2021.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” after the offering assumes that there is no exercise of the warrants included in the units nor of the underwriter’s over-allotment option and is based upon 40,825,000 common shares to be outstanding immediately after the offering, including the sale of 18,000,000 common shares included in the units in this offering.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include common shares issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible within 60 days of March 8, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The address for our directors and executive officers is c/o Gold Royalty Corp., 1030 W. Georgia Street, Suite 1830, Vancouver, BC V6E 2Y3.

	Prior to the Offering			After the Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
David Garofalo	550,000	(2)	2.4%	550,000	1.3%
Josephine Man	45,000	(3)	*	45,000	*
John W. Griffith	68,750	(4)	*	68,750	*
Alastair Still	25,000	(5)	*	25,000	*
Amir Adnani	1,125,000	(6)	4.9%	1,125,000	2.8%
Garnet Dawson	75,000	(7)	*	75,000	*
Warren Gilman	212,500	(8)	*	212,500	*
Ken Robertson	25,000	(9)	*	25,000	*
Alan Hair	25,000	(10)	*	25,000	*
All Executive Officers and Directors as a Group (nine persons)	2,151,250	(2)(3)(4)(5)(6) (7)(8)(9)(10)	9.4%	2,151,250	5.3%
5% Shareholders
GoldMining Inc.	20,000,000		87.6%	20,000,000	49.0	%(11)

*	Less than one percent

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Notes:

(1)	Unless otherwise indicated, each executive officer and shareholder listed herein is both the record holder and beneficial owner of the shares listed opposite his, her or its name herein.

(2)	Consists of restricted shares that are subject to cancellation if certain performance conditions are not met, and assumes the completion of our initial public offering, upon which, options to purchase 150,000 common shares will be vested. See “Executive and Director Compensation.”

(3)	Assumes the completion of our initial public offering, upon which, options to purchase 45,000 common shares will be vested.

(4)	Assumes the completion of our initial public offering, upon which, options to purchase 68,750 common shares will be vested.

(5)	Assumes the completion of our initial public offering, upon which, options to purchase 25,000 common shares will be vested.

(6)

Consists of restricted shares that are subject to cancellation if certain performance conditions are not met, and assumes the completion of our initial public offering, upon which, options to purchase 125,000 common shares will be vested. See “Executive and Director Compensation.” Does not include 20,000,000 common shares held by GoldMining, for which Mr. Adnani is the Chairman and a director.

(7)

Consists of restricted shares that are subject to cancellation if certain performance conditions are not met, and assumes the completion of our initial public offering, upon which, options to purchase 25,000 common shares will be vested. See “Executive and Director Compensation.” Does not include 20,000,000 common shares held by GoldMining, for which Mr. Dawson is the Chief Executive Officer and a director.

(8)	Includes common shares purchased pursuant to a private placement, and assumes the completion of our initial public offering, upon which, options to purchase 62,500 common shares will be vested. See “Related Party Transactions.”

(9)	Assumes the completion of our initial public offering, upon which, options to purchase 25,000 common shares will be vested.

(10)	Assumes the completion of our initial public offering, upon which, options to purchase 25,000 common shares will be vested.

(11)	The change in GoldMining’s reported beneficial ownership is due to the issuance of our securities pursuant to this offering.

The voting rights of our major shareholders do not differ from the voting rights of holders of our shares who are not major shareholders. Each of the above listed securities entitles the holder to one vote at our Company’s shareholder meetings.

Changes in Percentage Ownership by Major Shareholders

There were no significant changes in the percentage ownership held by any of our 5% or greater shareholders other than as discussed in footnote 11 in the “Principal Shareholders” table above.

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DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, highlights certain differences in corporate law in Canada and the United States and summarizes the material provisions of our articles of incorporation and bylaws. Please note that this summary is not intended to be exhaustive and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles and bylaws. For further information, please refer to the full version of our articles and bylaws, which are included as an exhibit to the registration statement of which this prospectus is a part, and will be available on SEDAR at www.sedar.com.

General

The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preferred shares.

Units

Each unit consists of one common share and one-half (1/2) warrant to purchase a common share. Each whole warrant entitles the holder thereof to purchase one common share at a price of $7.50 per share.

Common Shares

The common shares are not subject to any future call or assessment, do not have any pre-emptive, conversion, redemption rights or purchase for cancellation rights, and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares, all of which rank equally as to all benefits which might accrue to the holders of the common shares. All shareholders of the Company are entitled to receive a notice of, attend and vote at any meeting to be convened by the Company. At any meeting, subject to the restrictions on joint registered owners of our common shares, every shareholder has one vote for each common share of which such holder is the registered owner. Voting rights may be exercised in person or by proxy.

Shareholders are entitled to share pro rata in any dividends if, as and when declared by the Company’s board of directors, in its discretion. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common shares, without preference or distinction, will be entitled to receive ratably all of our assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares. Rights pertaining to the common shares may only be amended in accordance with applicable corporate law.

As of March 8, 2021, the Company has an aggregate of 22,825,000 common shares issued and outstanding. Immediately following the closing of this offering and assuming no exercise of the warrants included in the units, we expect to have 40,825,000 issued and outstanding common shares (or 43,525,000 common shares if the underwriters’ over-allotment option is exercised in full). Immediately following the closing of this offering, we also expect to have 2,505,000 outstanding vested and unvested options granted pursuant to our equity incentive plans to acquire 2,505,000 common shares and 1,577,500 common shares available for grant pursuant to future awards under our equity incentive plans, assuming an initial public offering price of $5.00 per unit.

Below is a reconciliation of the number of ordinary shares outstanding from June 23, 2020 (inception) through March 8, 2021:

Number of Common Shares
Common shares outstanding at June 23, 2020	1
Common share cancelled	(1)
Common shares issued to GoldMining at $0.01 per share	5,000,000
Performance based restricted shares issued to certain officers and directors of the Company and GoldMining	1,500,000
Common shares issued to GoldMining pursuant to the Royalty Agreement	15,000,000
Common shares issued at $2.15 per share pursuant to private placement	1,325,000

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History of Share Capital

On June 23, 2020, we issued one common share to GoldMining. Such share was subsequently cancelled on October 16, 2020.

On October 16, 2020, we issued 5,000,000 common shares to GoldMining at a price of $0.01 per share.

On October 19, 2020, we issued 1,500,000 performance based restricted shares pursuant to restricted share awards granted to certain of our and GoldMining’s officers and directors. The shares are subject to performance-based restrictions that provide for their cancellation in the event that certain performance conditions are not met within applicable time periods. The restricted share award grants were reviewed and approved by GoldMining’s compensation committee, which was comprised solely of independent directors of GoldMining (as determined under NI 58-101). See “Executive and Director Compensation” for further information.

On November 27, 2020, we entered into the Royalty Purchase Agreement with GoldMining, pursuant to which GoldMining caused its applicable subsidiaries to create and issue to us royalty interests and assign to us certain buyback rights held by its subsidiaries under existing royalty agreements with third-parties. The purchase price we paid under the transaction was $13,076,000, which was satisfied by issuing 15,000,000 of our common shares to GoldMining at a deemed price of $0.872.

On December 4, 2020, we issued 1,325,000 common shares at a price of $2.15 per share pursuant to a private placement.

Options to Purchase Securities

We do not expect to have any options to purchase our common shares outstanding upon completion of this offering. However, after this offering is completed we expect to issue options to purchase 2,505,000 common shares to our directors, officers and other personnel. See “Executive and Director Compensation.”

Lock-Up Agreements

We and our directors, officers and principal shareholders of our common shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares for a period of 180 days after the date of this prospectus. See “Underwriting.” To our knowledge, as of the date of this prospectus, the number of securities which are anticipated to be held following completion of the offering by each director and executive officer and which are anticipated to be subject to transfer restrictions pursuant to the lock-up agreements are set out below.

Class of Security	Number		Percentage of class at the date of this Prospectus(1)	Percentage of class after giving effect to the Offering(2)
Common shares	21,600,000	(3)	94.6%	52.9%

Notes:

(1)	On the basis of 22,825,000 common shares issued and outstanding as at the date of this prospectus.
(2)	On the basis of 40,825,000 common shares issued on completion of the offering, assuming (a) no exercise of the underwriters’ over-allotment option; and (b) no exercise of any warrants.
(3)	Includes 1,450,000 restricted shares. See “—Restricted Common Share Awards”.

For further information regarding such lock-up agreements, please see “Underwriting.”

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Restricted Common Share Awards

Pursuant to the terms of the restricted share award agreements underlying the grants of restricted shares made to certain of our and GoldMining’s management personnel, we issued 1,500,000 performance based restricted shares to such management personnel. The restricted share award grants were reviewed and approved by GoldMining’s compensation committee, which was comprised solely of independent directors of GoldMining (as determined under NI 58-101). The restricted shares have the same voting rights as other common shares. Such shares are subject to restrictions that, among other things, prohibit the transfer thereof until certain performance conditions are met. In addition, if such conditions are not met within applicable periods, the shares will be deemed forfeited and surrendered by the holder thereof to us without the requirement of any further consideration. Assuming completion of the offering, these conditions are:

(1)	with respect to one-third of the restricted common shares awarded to the holder, if our initial public offering or any liquidity event (being any liquidation, dissolution or winding-up of our Company or distribution of all or substantially all of our assets among shareholders or a change of control transaction) occurs that values our Company at a minimum of $50,000,000; Based on the offering price under the offering, it is expected that this condition will be satisfied on completion of the offering;

(2)	with respect to one-third of the restricted shares awarded to the holder, if we receive $1,000,000 of royalty payments under any of our royalty interests prior to October 19, 2023; and

(3)	with respect to one-third of the restricted shares awarded to the holder, if the holder continues to be a director, officer or employee of our Company or a related entity for a period of one year after the offering is completed.

In the event of a “change of control” of our Company, all restrictions shall lapse immediately and the restricted shares will no longer be subject to the above restrictions.

The table below sets forth the restricted common shares that are subject to the transfer and other restrictions described above.

Class of Security	Number		Percentage of class at the date of this Prospectus(1)	Percentage of class after giving effect to the Offering(2)
Common shares	1,000,000	(3)	4.4%	2.4%

Notes:

(1)	On the basis of 22,825,000 common shares issued and outstanding as at the date of this prospectus.
(2)	On the basis of 40,825,000 common shares issued on completion of the offering, assuming (a) no exercise of the underwriters’ over-allotment option; and (b) no exercise of any warrants.
(3)	Of the 1,500,000 performance based restricted shares currently issued, the conditions respecting 500,000 of such shares are expected to be satisfied on completion of the offering.

As a result of the restrictions set forth in the lock-up agreements and restricted share as described above, 21,633,333 common shares will be restricted from resale for a minimum period of 180 days following completion of the offering.

Preferred Shares

The preferred shares may be issued at any time, or from time to time, in one or more series. Before any preferred shares of a particular series are issued, our board of directors shall, by resolution, fix the number of preferred shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series. The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its security holders, for the purpose of winding-up of its affairs.

The preferred shares shall be entitled to preference over the common shares and any other shares of the Company ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. The preferred shares may also be given such other preferences over the common shares and any other shares of the Company ranking junior to the preferred shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As at the date of this prospectus, the Company has no preferred shares issued and outstanding. We have no current intention to issue any preferred shares.

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Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each unit offered in this offering consists of one common share and one-half (1/2) warrant to purchase a common share. Each whole warrant shall be exercisable into one common share at an exercise price equal to $7.50 per share. The warrants will be exercisable for a period of three years commencing on the date on which they are issued. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price. The warrants will be issued separately from the accompanying common shares and may be transferred separately immediately thereafter.

Exercisability

The warrants will be exercisable, at the option of each holder, by delivering a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a net share settlement as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding common shares immediately after exercise of such warrants, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s warrants. Purchasers of warrants in this offering may also elect prior to the issuance of the warrants to have the initial exercise limitation set at 9.99% of our outstanding common shares. No fractional common shares will be issued in connection with the exercise of the warrants. In lieu of fractional common shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Net Share Settlement

If, at the time a holder exercises the warrant, a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrants.

Fundamental Transaction

If, at any time while the warrants are outstanding, (i) we, directly or indirectly, consolidate or merge with or into another person, (ii) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common shares are permitted to sell, tender or exchange their common shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common shares, (iv) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our common shares or any compulsory share exchange pursuant to which our common shares are converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or plan of arrangement) with another person whereby such other person acquires more than 50% of our outstanding common shares, each, a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of common shares then issuable upon exercise of the warrants, and any additional consideration payable as part of the Fundamental Transaction. In addition, we shall cause any successor entity in a Fundamental Transaction in which we are not the survivor to assume in writing all of our obligations under the warrants pursuant to written agreements in form and substance reasonably satisfactory to the holders and approved by the holders (without unreasonable delay) prior to such Fundamental Transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant together with the appropriate instruments of transfer.

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Exchange Listing

We have applied to list our warrants for trading on NYSE American under the symbol “GROY WS.” No assurance can be given that our listing application will be approved or that a trading market will develop.

Rights as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of common shares, a holder of warrants does not have rights or privileges of a holder of common shares, including any voting rights or dividends, until the holder exercises the warrants.

Exclusive Forum

We have agreed that any action, proceeding or claim against us arising out of or relating in any way to the warrant will be brought and enforced in the courts of the State of New York or the United States District Court sitting in the City of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrants will designate the courts of the State of New York or the United States District Court sitting in the City of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Stock Options

During the periods from our incorporation to September 30, 2020 and the three months ended December 31, 2020, we did not grant any stock options.

Fully Paid and Nonassessable

All of our outstanding common shares are, and the common shares to be issued pursuant to this offering (including the common shares to be issued upon the exercise of the warrants), when paid for, will be fully paid and nonassessable.

Registration Rights

No holders of our securities have registration rights.

Shareholder Meetings

Under the CBCA, we will be required to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting and no later than six months after the end of our preceding financial year, with the first meeting required to be held no later than 18 months after our date of incorporation. Our articles and bylaws provide that any shareholder meeting may be held at any location within Canada or the United States, as the board of directors may determine in their discretion. The board of directors may decide to arrange for shareholders to be able to participate in the general meeting by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A notice to convene a meeting, specifying the date, time and location of the meeting, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting or such other minimum period as required by the applicable securities laws.

All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business. Notice of a meeting of shareholders at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

Under the CBCA, our board of directors has the power at any time to call a special meeting of our shareholders. In addition, the holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be held can also requisition our board of directors to call a meeting of our shareholders for the purposes stated in the requisition. If our board of directors does not call the meeting within 21 days after receiving the requisition, our shareholders can call the meeting and the expenses reasonably incurred by such shareholders in requisitioning, calling and holding the meeting must be reimbursed by us.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders. Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Directors, auditors, legal counsels, secretary (if any), and any other persons invited by the chair of the meeting or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

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Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person, an “offeror,” to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to those takeover bid requirements noted above, the acquisition of our shares may trigger the application of statutory regimes including among others, the Investment Canada Act and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the “Commissioner,” to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares. If a person already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that he does not intend to challenge the acquisition.

There is no limitation imposed by Canadian law or our articles or bylaws on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Industry Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of us (either through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian who is a World Trade Organization member country investor, including a U.S. investor, would be reviewable only if the enterprise value of our business was equal to or greater than a specified amount. The specified amount is currently C$1.075 billion in enterprise value, subject to annual upward adjustments based on growth in nominal Canadian gross domestic.

The acquisition of a majority of the voting interests of an entity is deemed to be an acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation. Certain transactions in relation to our common shares would be exempt from review by the Investment Canada Act including:

●	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

●	the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

●	the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which ultimate direct or indirect control in fact of us, through the ownership of our voting shares, remains unchanged.

Under the national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Innovation, Science and Economic Development has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

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There is no law, governmental decree or regulation in Canada that restricts the export or import of capital or which would affect the remittance of dividends or other payments by us to non-Canadian holders of our common shares or preferred shares, other than withholding tax requirements.

Neither our articles or bylaws contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Actions Requiring a Special Majority

Under the CBCA, certain corporate actions will require the approval of a special majority of shareholders, meaning holders of shares representing not less than 66 2⁄3% of those votes cast in respect of a shareholder vote addressing such matters. Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include among others, resolutions respecting: (i) changes of our name; (ii) the creation of new classes of shares; (iii) reductions or increases in our stated capital; (iv) changes to the rights, privileges, restrictions and conditions in respect of our shares; (v) increasing or decreasing the minimum or maximum number of directors set forth in our articles; (vi) changing the shares of any class or series into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series; (vii) amending our articles; (viii) approving an amalgamation; (ix) approving a continuance; and (x) providing for a sale, lease or exchange of all or substantially all of our property other than in the ordinary course of business.

Advance Notice Procedures and Shareholder Proposals

Under the CBCA, registered shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the CBCA.

In addition, our bylaws require that shareholders provide us with advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of shareholders. Such notice must include the information prescribed in our bylaws.

To be timely, a shareholder’s notice must be received (i) in the case of an annual meeting of shareholders, not less than the 30th day prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. Our bylaws also prescribe the proper written form for a shareholder’s notice. Our board of directors may, in its sole discretion, waive any requirement under these provisions.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

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Forum Selection

Our bylaws include a forum selection provision that will provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and appellate Courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or our articles or bylaws; or (iv) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the CBCA). Our forum selection bylaw also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of our bylaws. To the fullest extent permitted by law, our forum selection provision will apply to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our common shares, other than withholding tax requirements, as discussed below under “Certain Canadian Federal Income Tax Information.”

There is currently no limitation imposed by Canadian law or our articles or bylaws that will be in effect prior to closing on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where a control of an existing Canadian business or company, which has Canadian assets or revenue over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange.

Material Differences Between the CBCA and Delaware General Corporation Law

Our corporate affairs are governed by our articles and bylaws and the provisions of the CBCA. The CBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following is a summary of the material differences between the CBCA and the Delaware General Corporation Law, or DGCL, taking into account certain specific provisions in our articles and our bylaws that will be in effect upon the closing of this offering. This summary is qualified in its entirety by reference to the DGCL, the CBCA and our governing corporate instruments.

Authorized Share Capital

As permitted by the CBCA and our articles, our authorized share capital consists of (i) an unlimited number of common shares without par value; and (ii) an unlimited number of preferred shares without par value.

Under our articles, the directors have the authority to issue preferred shares in one or more series, with such designations and special rights and restrictions as the directors may determine.

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation gives the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends

Under the CBCA and our articles, dividends may be declared at the sole discretion of the board of directors, subject to any prior rights of the registered holders of any of our outstanding preferred shares and provided that we may not declare or pay a dividend if there are reasonable grounds for believing that: (a) we are, or would after the payment be, unable to pay our liabilities as they become due; or (b) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital.	The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

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Shareholder Action by Written Consent

Under the CBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.	Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation.

Election of Directors

Under the CBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Neither our articles, bylaws nor the CBCA provide for cumulative voting.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors

Under the CBCA, provided that articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office.	Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions

Under the CBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.	Generally, under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Quorum of Shareholders

Our bylaws provide that a quorum for general meetings of shareholders requires that holders present and holding or representing by proxy not less than thirty-three and one-third percent (33 1/3%) of the total number of issued and outstanding shares of the Company having voting rights at such meeting.	Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Shareholder Access to Corporate Records

Under the CBCA, shareholders, creditors, and their representatives, after giving the required notice, may examine certain of the records of a corporation during usual business hours and take extracts free of charge.	Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our articles and bylaws provide that any shareholder meeting may be held at any location within Canada or the United States as the board of directors may determine in their discretion. Notice of the time and place of a meeting of shareholders must be sent at least 21 days and not more than 60 days before the meeting to each shareholder entitled to vote at the meeting,	Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

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Special Meetings of Shareholders

Under the CBCA, the directors have the power at any time to call a special meeting of shareholders. The holders of not less than 5% of the issued shares of the corporation that carry the right to vote at a meeting sought to be held can also requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.	Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the CBCA, our articles provide that our board of directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the preferred shares without shareholder approval. Neither the CBCA nor our articles restrict us from adopting a shareholder rights plan. The CBCA does not restrict related party transactions. However, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to us.	Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions

Under the CBCA, a director who has a conflict of interest in any transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction, subject to certain exceptions under the CBCA, and unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.	Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

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Directors’ and Officers’ Liability and Indemnification

Under the CBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (an “indemnifiable person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (1) the individual acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be) and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in
connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation (or other entity, as the case may be) if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (1) and (2) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person against all costs, charges and expenses in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (1) and (2), above.	Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Oppression Remedy

The CBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.	The DGCL does not expressly provide for a similar remedy.

Listing

We have applied to list our common shares and warrants on the NYSE American under the symbols “GROY” and “GROY WS,” respectively.

Transfer Agent, Registrar, Warrant Agent and Auditor

Upon the closing of this offering, the transfer agent and registrar for our common shares will be TSX Trust Company located at 650 West Georgia Street, Suite 2700 Vancouver, BC V6B 4N9 and our U.S. co-transfer agent and warrant agent will be Continental Stock Transfer & Trust Company located at 1 State St 30th Floor, New York, NY 10004.

PricewaterhouseCoopers LLP, located at 250 Howe St Suite 1400, Vancouver, BC V6C 3S7, Canada is our independent registered public accounting firm and has been appointed as our independent auditor.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon closing of this offering, assuming an initial public offering price of $5.00 per unit we will have outstanding common shares (assuming no exercise of the warrants included in the units and no exercise of the underwriters’ over-allotment option to purchase additional common shares and/or warrants) and no preferred shares. All of the common shares issued in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial numbers of our securities in the public market could adversely affect prevailing market prices of our common shares or warrants. Prior to this offering, there has been no public market for our securities, and while we have applied to list our common shares and warrants on the NYSE American, we cannot assure you that a regular trading market will develop in our common shares or warrants. Future sales of substantial amounts of our common shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time.

Rule 144

In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, an “affiliate” who has beneficially owned our shares for a period of at least six months is entitled to sell within any three-month period a number of shares that does not exceed the greater of either 1% of the then outstanding shares or the average weekly trading volume of our shares on the NYSE American during the four calendar weeks preceding the filing with the SEC of a notice on Form 144 with respect to such sale. Such sales under Rule 144 of the Securities Act are also subject to prescribed requirements relating to the manner of sale, notice and availability of current public information about us.

Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior holder other than an affiliate, is entitled to sell such shares without restriction, provided we have been in compliance with our reporting requirements under the Exchange Act for 90 days preceding such sale. To the extent that our affiliates sell their shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees or directors who acquire our common shares from us in connection with a compensatory stock plan or other written agreement executed prior to the closing of this offering is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Canadian Resale Restrictions

Any sale of any of our common shares which constitutes a “control distribution” under Canadian securities laws (generally a sale by a person or a group of persons holding more than 20% of the voting rights attached to our outstanding voting securities) will be subject to restrictions under applicable Canadian securities laws in addition to those restrictions noted above, unless the sale is qualified under a prospectus filed with Canadian securities regulatory authorities or if prior notice of the sale is filed with the Canadian securities regulatory authorities at least seven days before any sale and there has been compliance with certain other requirements and restrictions regarding the manner of sale, payment of commissions, reporting and availability of current public information about us and compliance with applicable Canadian securities laws.

Lock-up Agreements

For a description of the lock-up arrangements that we and our shareholders have entered into in connection with this offering, see “Underwriting.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of common shares and warrants by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our common shares and warrants pursuant to this prospectus and hold such common shares and warrants as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our common shares and warrants that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common shares and warrants, the U.S. federal income tax consequences relating to an investment in our common shares and warrants will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our common shares and warrants. Persons considering an investment in our common shares and warrants should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our common shares and warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Allocation of Purchase Price

Each purchaser of our units must allocate its purchase price for such units between the common shares and warrants received based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each common share and warrant. A holder’s allocation of the purchase price among our common shares and warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price among the common shares and warrants.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (i) at least 75% of its gross income is “passive income,” or the “PFIC income test,” or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the “PFIC asset test.” Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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Section 1298(a)(4) of the Code provides that to the extent provided in regulations, if any person has an option to acquire stock in a PFIC, such stock shall be considered as owned by such person. Certain proposed regulations provide rules for treatment of options to acquire stock in a PFIC. The discussion below assumes that regulations relating to options to acquire PFIC stock will become effective and would apply to the warrants. Each U.S. Holder is urged to consult with its own tax advisor about the tax consequences of holding warrants if we are classified as a PFIC.

We expect that we will be treated as a PFIC for the tax year ending December 31, 2020 and in future years.

If we are a PFIC in any taxable year during which a U.S. Holder owns our common shares or warrants, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our common shares or warrants, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our common shares or warrants, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our common shares or warrants. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our common shares or warrants, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our common shares or warrants, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our common shares. If the election is made, the U.S. Holder will be deemed to sell our common shares or warrants it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares or warrants and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our common shares if such U.S. Holder makes a valid “mark-to-market” election for our common shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.”

Our common shares will be marketable stock as long as they remain listed on the NYSE American and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our common shares held at the end of such taxable year over the adjusted tax basis of such common shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our common shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our common shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our common shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to our common shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our common shares.

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The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or “QEF,” election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our common shares or warrants, the consequences to them of an investment in a PFIC, any elections available with respect to our common shares or warrants and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the common shares or warrants of a PFIC.

Distributions

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our common shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s common shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s common shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our common shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on our common shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “Passive Foreign Investment Company Consequences,” if the U.S.-Canada Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

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Sale, Exchange or Other Disposition of our common shares and warrants

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our common shares and warrants in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in our common shares or warrants, as applicable. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our common shares and warrants were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our common shares and warrants will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Exercise or Lapse of a Warrant

Subject to the PFIC rules described above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a common share, unless cash is received in lieu of the issuance of a fractional common share.

A U.S. Holder’s initial tax basis in the common share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. A U.S. Holder’s holding period for common shares received on exercise of a warrant will commence on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant.

The U.S. federal income tax treatment of a cashless exercise of warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of our warrants.

Medicare Tax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of common shares or warrants. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information.

Dividends on and proceeds from the sale or other disposition of our common shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

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EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR UNITS, COMMON SHARES OR WARRANTS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares, warrants, and shares issued on the exercise of warrants (“warrant shares” and, sometimes for purposes of this summary, collectively with the common shares, the “shares”) pursuant to this prospectus and who, at all relevant times, for the purposes of the application of the Canadian Tax Act, (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm’s length with us; (iii) is not affiliated with us; (iv) does not use or hold, and is not deemed to use or hold, common shares or warrants in a business or part of a business carried on in Canada; (v) has not entered into, with respect to the common shares, a “derivative forward agreement,” as that term is defined in the Canadian Tax Act and (vi) holds the common shares or warrants as capital property (a “Non-Canadian Holder”). This summary does not apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere. Such Non-Canadian Holders should consult their tax advisors for advice having regards to their particular circumstances.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended, referred to as the “Canada-U.S. Tax Treaty,” publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, referred to as the “Proposed Amendments” and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the shares or warrants must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Allocation of Offering Price

Non-Canadian Holders will be required to allocate the aggregate cost of a unit between the common share and the warrant on a reasonable basis in order to determine their respective costs for the purposes of the Canadian Tax Act. We intend to allocate as consideration for our issue $4.995 to each common share and $0.005 to each one-half of a warrant acquired as part of a unit. As of the date of this prospectus, we believe that such allocation is reasonable but such allocation will not be binding on the Canada Revenue Agency or a Non-Canadian Holder. The adjusted cost base to a Non-Canadian Holder of a common share acquired as part of a unit will be determined by averaging the cost of such common share with the adjusted cost base of all of our common shares held by the Non-Canadian Holder as capital property immediately before such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Non-Canadian Holder on the exercise of a warrant to acquire a warrant share. When a warrant is exercised, the Non-Canadian Holder’s cost of the warrant share acquired thereby will be equal to the aggregate of the Non-Canadian Holder’s adjusted cost base of such warrant and the exercise price paid for the warrant share. The Non-Canadian Holder’s adjusted cost base of the warrant share so acquired will be determined by averaging the cost of the warrant share with the adjusted cost base to the Non-Canadian Holder of all of our common shares held by the Non-Canadian Holder as capital property immediately before the acquisition of the warrant share.

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Dividends

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a share or warrant, unless the shares or warrants are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the shares and warrants will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), unless at any particular time during the 60-month period that ends at that time:

●	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

●	more than 50% of the fair market value of the shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, shares or warrants could be deemed to be “taxable Canadian property.” In addition, see “Risks Related to Our Securities and this Offering - The common shares may not be listed on a “designated stock exchange” for purposes of the Canadian Tax Act and the common shares and warrants may be subject to Canadian taxation on disposition.” Non-Canadian Holders whose shares or warrants may constitute “taxable Canadian property” should consult their own tax advisors.

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UNDERWRITING

We have entered into an underwriting agreement, dated March 8, 2021, with H.C. Wainwright & Co., LLC (“Wainwright”) and BMO Capital Markets Corp. (together with Wainwright, the “representatives”) as the representatives of the underwriters named below and the book-running managers of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite their names below.

Underwriter	Common Shares	Warrants
H.C. Wainwright & Co., LLC	5,402,700	2,701,350
BMO Capital Markets Corp.	5,402,700	2,701,350
CIBC World Markets Corp.	1,027,800	513,900
Haywood Securities Inc.	1,027,800	513,900
Raymond James (USA) Ltd.	1,027,800	513,900
Roth Capital Partners, LLC	1,027,800	513,900
Scotia Capital (USA) Inc.	1,027,800	513,900
Sprott Capital Partners LP	1,027,800	513,900
TD Securities (USA) LLC	1,027,800	513,900
Total	18,000,000	9,000,000

We have been advised by the underwriters that they propose to offer the common shares and accompanying warrants directly to the public at the initial public offering prices set forth on the cover page of this prospectus. Any common shares sold by the underwriters to securities dealers will be sold at the initial public offering price less a selling concession not in excess of $0.13 per common share and $0.0003 per warrant.

The offering is being made concurrently in the United States and in each of the provinces in Canada, other than Quebec. Our common shares and warrants will be offered in the United States through those underwriters who are registered to offer the common shares and warrants for the sale in the United States and such other registered dealers as may be designated by the underwriters. The units will be offered in each of the provinces and territories of Canada, other than Quebec, through BMO Nesbitt Burns Inc. and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters, or such other registered dealers or other entities outside the United States and Canada that are affiliates of the underwriters as may be designated by the underwriters, may offer the common shares and warrants outside of the United States and Canada. H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC are not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell common shares and warrants outside of Canada. Neither Sprott Capital Partners LP nor Haywood Securities Inc. are registered as a brokerage firm in the United States and, accordingly, other than sales through their United States registered affiliates, will only sell common shares and warrants outside of the United States.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities in this offering is subject to conditions contained in the underwriting agreement. Under the terms of the underwriting agreement, the underwriters may, at their discretion, terminate the underwriting agreement upon the occurrence of certain events. The underwriters, however, are obligated to take and pay for all of the common shares and warrants being offered, if any are taken, other than those shares covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part. The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Our common shares and accompanying warrants are offered by the underwriters subject to a number of conditions, including:

●	receipt and acceptance of such securities by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

In Canada, the securities are to be taken up by the underwriters, if at all, on or before a date not later than 42 days after the date of this prospectus.

No action has been taken by us or the underwriters that would permit a public offering of the securities included in this offering in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares in any jurisdiction where that would not be permitted or legal.

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In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

We have been advised by the representatives that the underwriters do not intend to make a market in our common shares and the accompanying warrants.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit(1)	Total Without Option Exercise	Total With Full Option Exercise
Initial public offering price	$5.00	$90,000,000	$103,500,000
Underwriting discounts and commissions to the underwriters by us (1)	$0.35	$6,300,000	$7,245,000
Proceeds to us (before expenses)(2)	$4.65	$83,700,000	$96,255,000

(1)	The initial public offering price and underwriting discount corresponds to (i) a public offering price per common share of $4.995 and (ii) a public offering price per one-half warrant of $0.005.
(2)	Underwriting discounts and commissions with respect to the sale of the units will be 7.0%, except that a reduced underwriting discount of 2.0% will be payable on the gross proceeds of up to $29,700,000 of the offering sold to certain purchasers and thereafter the full 7.0% discount will apply. All calculations of the underwriting discounts and commissions herein assumes no sales to such certain purchasers.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,430,000 and is payable by us. Subject to compliance with FINRA Rule 5110(f), we have agreed to reimburse the representatives for their out-of-pocket expenses, including legal fees, up to $450,000, and for its clearing expenses in the amount of $12,900 in connection with this offering.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 2,700,000 additional common shares and/or warrants to purchase up to 1,350,000 common shares in any combination thereof. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. Any common shares and warrants so purchased shall be sold at the initial public offering price per common share or initial public offering price per warrant, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional common shares or warrants are purchased pursuant to this option, the underwriters will offer these additional common shares and warrants on the same terms as those on which the other common shares and warrants are being offered hereby.

Lock-up Agreements

Our officers, directors and principal shareholders have agreed with the representatives to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any common shares or any securities convertible into, or exercisable or exchangeable for, common shares, subject to certain customary exceptions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 180 days following the closing of this offering, subject to certain customary exceptions, and a restriction on the issuance of variable priced securities until the warrants issued in this offering are no longer outstanding, subject to an exception, without the consent of the representatives. The representatives may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements.

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Determination of Offering Price

Prior to this offering, there was no public market for our common shares or warrants. The initial public offering price of the securities offered by this prospectus was determined by negotiation between us and the underwriters. Among the factors considered in determining the initial public offering price of the shares were:

●	the information set forth in this prospectus and otherwise available to the representatives;

●	our history and our prospects;

●	the industry in which we operate;

●	our past and present operating results;

●	the previous experience of our executive officers;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	the general condition of the securities markets at the time of this offering.

The initial public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the common shares. The initial public offering price is determined by market conditions and other factors, and we cannot assure you that the common shares can be resold at or above the initial public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in connection with our common shares.

●	Overallotment transactions involve sales by the underwriter of common shares in excess of the number of common shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriter is not greater than the number of common shares that it may purchase in the option to purchase additional common shares. In a naked short position, the number of common shares involved is greater than the number of common shares in the option to purchase additional common shares. The underwriter may close out any short position by exercising its option to purchase additional common shares and/or purchasing common shares in the open market.

●	Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.

●	Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In accordance with rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian Marketplaces, or the “UMIR,” the underwriters may not, at any time during the period of distribution, bid for or purchase common shares. The foregoing restriction is, however, subject to exceptions as permitted by such rules and policy statements and UMIR. These exceptions include a bid or purchase permitted under such rules and policy statements and UMIR, relating to market stabilization and market balancing activities and a bid or purchase on behalf of a customer where the order was not solicited.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common shares in accordance with Regulation M during a period before the commencement of offers or sales of common shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Indemnification

We have agreed to indemnify the underwriters and selected dealers against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters or selected dealers may be required to make for these liabilities.

Other Relationships

The representatives and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The representatives may in the future receive customary fees and commissions for these transactions.

Transfer Agent and Registrar

Upon the closing of this offering, the transfer agent and registrar for our common shares in Canada will be TSX Trust Company located at 650 West Georgia Street, Suite 2700 Vancouver, BC V6B 4N9 and our U.S. co-transfer agent will. be Continental Stock Transfer & Trust Company located at 1 State St 30th Floor, New York, NY 10004.

NYSE American Listing

Prior to this offering, no public market has existed for our common shares or warrants. We have applied to list our common shares and warrants on the NYSE American under the symbols “GROY” and “GROY WS,” respectively. Listing will be subject to fulfilling all of the listing requirements of the NYSE American.

114

Notice to Investors

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

● a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

● a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

● a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area , no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:

● to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

● to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

● in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

115

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offer and sale of our common shares in this offering. All amounts listed below are estimates except the SEC registration fee and FINRA filing fee.

Itemized expense	Amount
SEC registration fee	$17,565
NYSE American listing fee	130,000
FINRA filing fee	18,633
Printing and engraving expenses	150,000
Transfer agents and registrar fees	58,710
Legal fees and expenses	934,083
Accounting fees and expenses	39,417
Miscellaneous	81,592
Total	1,430,000

LEGAL MATTERS

The validity of the common shares being offered by this prospectus and other legal matters concerning this offering relating to Canadian law will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Stikeman Elliott LLP, Toronto, Ontario, with respect to Canadian law, and by Ellenoff Grossman & Schole LLP, New York, New York, with respect to U.S. law.

EXPERTS

The financial statements of Gold Royalty Corp. as of and for the year ended September 30, 2020, appearing in this prospectus have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern. We have included our financial statements in this prospectus and in this registration statement in reliance on the report of PricewaterhouseCoopers LLP given on their authority as experts in accounting and auditing.

The technical and scientific information contained herein relating to our royalty and other interests has been reviewed and approved by Paulo Pereira, the President of GoldMining, a qualified person as such term is defined under NI 43-101 and a member of the Association of Professional Geoscientists of Ontario.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act, including relevant exhibits and schedules, with respect to the common shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement and its exhibits for further information with respect to us and the common shares. Some of these exhibits consist of documents or contracts that are described in this prospectus in summary form. You should read the entire document or contract for the complete terms. You may read and copy the registration statement and its exhibits at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website at www.sec.gov, from which you can electronically access the registration statement and its exhibits.

After this offering, we will be subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q, among other things. In addition, our “insiders” are not subject to the SEC’s rules regarding insider reporting and prohibiting short-swing trading under Section 16 of the Exchange Act.

We are also subject to the full informational requirements of the securities commissions in all provinces and territories of Canada, except Quebec. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the Canadian provincial and territorial securities commissions. These filings are also electronically available from SEDAR (http://www.sedar.com), the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System, or “EDGAR.” Documents filed on SEDAR are not, and should not be considered, part of this prospectus.

We also maintain a website at www.goldroyalty.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

116

F-1

GOLD ROYALTY CORP.

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED

SEPTEMBER 30, 2020

INCORPORATION ON JUNE 23, 2020 TO SEPTEMBER 30, 2020

F-2

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors of Gold Royalty Corp.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Gold Royalty Corp. (the Company) as at September 30, 2020 and the related statements of loss and other comprehensive loss, changes in equity and cash flows for the period from incorporation on June 23, 2020 to September 30, 2020, including the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2020 and its financial performance and its cash flows for the period then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

December 4, 2020

We have served as the Company’s auditor since 2020.

F-3

Gold Royalty Corp.

Statement of Financial Position

(Expressed in United States dollars unless otherwise stated)

		As at
	Notes	September 30, 2020 ($)

Assets
Current assets
Cash		37,539
Other receivables		241
Prepaids		16,089
		53,869
Non-current assets
Equipment	4	1,587
		55,456

Current Liabilities
Accounts payable and accrued liabilities		75,452
Due to parent company	9	120,930
		196,382

Equity
Issued Capital	5, 12	1
Accumulated deficit		(140,631)
Accumulated other comprehensive loss		(296)
		(140,926)
		55,456

Commitments (Note 11)

Subsequent events (Note 12)

Approved by the Board of Directors:

/s/ “Ken Robertson”
Ken Robertson Director

/s/ “Warren Gilman”
Warren Gilman Director

The accompanying notes are an integral part of these financial statements

F-4

Gold Royalty Corp.

Statement of Loss and Other Comprehensive Loss

(Expressed in United States dollars unless otherwise stated)

		Period from
		incorporation on
		June 23, 2020 to
	Notes	September 30, 2020 ($)

Expenses
Depreciation	4	45
Management fees, salaries and benefits	9	15,698
General and administrative		5,106
Professional fees		119,782
Net loss for the period		(140,631)

Other comprehensive loss
Item that may be reclassified subsequently to net income:
Foreign currency translation differences		(296)
Total comprehensive loss for the period		(140,927)

Net loss per share, basic and diluted		(140,631)

Weighted average number of common shares outstanding, basic and diluted		1

The accompanying notes are an integral part of these financial statements

F-5

Gold Royalty Corp.

Statement of Changes in Equity

(Expressed in United States dollars unless otherwise stated)

		Number of	Issued	Accumulated	Accumulated Other Comprehensive
	Notes	Common Shares	Capital ($)	Deficit ($)	Loss ($)	Total ($)

Balance at June 23, 2020
Issued capital	5, 12	1	1	-	-	1
Net loss for the period		-	-	(140,631)	-	(140,631)
Total other comprehensive loss		-	-	-	(296)	(296)
Balance at September 30, 2020		1	1	(140,631)	(296)	(140,926)

The accompanying notes are an integral part of these financial statements

F-6

Gold Royalty Corp.

Statement of Cash Flows

(Expressed in United States dollars unless otherwise stated)

Period from
incorporation on
on June 23, 2020 to
September 30, 2020 ($)

Operating activities
Net loss before tax for the period	(140,631)
Items not involving cash
Depreciation	45
Net changes in non-cash working capital items:
Other receivables	(241)
Prepaids	(16,089)
Accounts payable and accrued liabilities	73,820
Due to parent company	83,096
Cash used in operating activities	-

Financing activities
Proceeds from common shares issued	1
Cash advance from parent company	37,538
Cash provided by financing activities	37,539

Net increase in cash	37,539
Cash
Beginning of period	-
End of period	37,539

The accompanying notes are an integral part of these financial statements

F-7

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated

1. Corporate Information

Gold Royalty Corp. (“GRC” or “the Company”) has an objective to become a gold-focused royalty and streaming company and is a subsidiary of GoldMining Inc. (“GoldMining”). The common shares of GoldMining are listed on the Toronto Stock Exchange, the NYSE American and the Frankfurt Stock Exchange. The Company was incorporated in Canada on June 23, 2020 and domiciled in Canada. The registered office of the Company is located at 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2, Canada. The principal address of the Company is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia, V6E 2Y3, Canada.

2. Basis of Preparation

2.1 Statement of compliance

The Company’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These financial statements were authorized for issue by the Company’s board of directors (the “Board”) on December 4, 2020.

2.2 Basis of presentation

The Company’s financial statements have been prepared on a historical cost basis. The Company’s financial statements are presented in United States dollars (“$” or “dollars”). All values are rounded to the nearest dollar except where otherwise indicated.

These financial statements are prepared on a going concern basis, which assumes that the Company will continue its operations in the normal course of business. At present, the Company’s operations do not generate cash flows. The Company’s continuing operations as intended are dependent upon its ability to diversify its portfolio of assets from which the Company may earn revenue from royalty and mineral stream interests. Subsequent to September 30, 2020, the Company completed a private placement of 1,325,000 common shares (the “Private Placement”) for gross proceeds of $2,848,750. The cash received from the Private Placement will enable the Company to continue in operation and meet its obligations as and when they fall due, for at least the next twelve months.

3. Significant Accounting Policies

Foreign currencies

The functional currency of the Company is the Canadian dollar. Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Monetary assets and liabilities are translated into the functional currency using the period end exchange rates. Foreign currency gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in net loss for the period.

The financial position and results of the Company are translated from the Canadian dollar functional currency to the United States dollar presentation currency as follows:

●	assets and liabilities are translated using exchange rates prevailing at the balance sheet date;
●	income and expenses are translated using average exchange rates prevailing during the period; and
●	all resulting exchange gains and losses are included in other comprehensive loss.

Royalties and rights to buy-back royalties

All direct costs related to the acquisition of royalties and rights to buy-back royalties are capitalized on a property-by-property basis. The Company assesses the carrying costs for impairment when indicators of impairment exist. Project evaluation costs that are not related to a specific agreement are expensed in the period incurred.

F-8

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated)

3. Significant Accounting Policies (continued)

Equipment

Equipment is recorded at cost and depreciated using the straight-line method over its estimated useful life. Computer equipment is depreciated over an estimated useful life of 3 years. Repair and maintenance costs are recognised in the statements of comprehensive loss as incurred.

Income taxes

Income tax expense represents the sum of tax currently payable and deferred tax. Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the end of each reporting period. Deferred income tax is provided using the liability method on temporary differences, at the end of each reporting period, between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognized for all taxable temporary differences, except:

●	where the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and
●	in respect of taxable temporary differences associated with investments in subsidiaries, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax credits and unused tax losses can be utilized except:

●	where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and
●	in respect of deductible temporary differences associated with investments in subsidiaries, deferred income tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Unrecognized deferred income tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the end of each reporting period. Deferred income tax relating to items recognized directly in equity is recognized in equity and not in the statements of comprehensive loss.

Deferred income tax assets and deferred income tax liabilities are offset if, and only if, a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend to either settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be settled or recovered.

F-9

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated)

3. Significant Accounting Policies (continued)

Financial Instruments

Financial instruments are recognized in the statements of financial position on the trade date, being the date in which the Company becomes a party to the contractual provisions of the financial instrument. The Company’s financial instruments consist of cash, accounts payable, and due to parent company. All financial instruments are initially recorded at fair value.

Cash is classified as a financial asset at amortized cost. Accounts payable and amounts due to parent company are classified as financial liabilities at amortized cost. Both financial assets at amortized cost and financial liabilities at amortized cost are subsequently measured using the effective interest method.

Financial assets are derecognized when the contractual rights to the cash flows from the asset expire. Financial liabilities are derecognized only when the Company’s obligations are discharged, cancelled or otherwise expire. On derecognition, the difference between the carrying amount (measured at the date or derecognition) and the consideration received (including any new asset obtained less any new liability obtained) is recognized in profit or loss.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Net loss per share

Basic net loss per share includes no potential dilution and is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period.

The basic and diluted net loss per share are the same as there are no instruments that have a dilutive effect on earnings.

Significant accounting judgments and estimates

The preparation of financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of income and expenses during the reporting period. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, income and expenses. Management uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions.

There are no material accounting policy judgements required in the preparation of these financial statements.

There are no material sources of estimation uncertainty in these financial statements.

F-10

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated)

4. Equipment

Computer
Equipment ($)

Cost
Balance at June 23, 2020	-
Additions	1,632
Balance at September 30, 2020	1,632

Accumulated Depreciation
Balance at June 23, 2020	-
Depreciation	45
Balance at September 30, 2020	45

Carrying Amount
At September 30, 2020	1,587

5. Issued Capital

The authorized share capital of the Company consists of an unlimited number of common shares and unlimited number of preferred shares issuable in series without par value. The Company issued one common share for consideration of $1.00 upon incorporation on June 23, 2020 (Note 12).

6. Capital Risk Management

The Company’s objectives are to safeguard the Company’s ability to continue as a going concern in order to support the Company’s normal operating requirements and future acquisitions of royalty and mineral stream interests, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares, debt, acquire or dispose of assets or adjust the amount of cash.

At September 30, 2020, the Company’s capital structure consists of the equity of the Company (Notes 5 and 12). The Company is not subject to any externally imposed capital requirements. In order to maximize ongoing development efforts, the Company does not pay dividends.

7. Financial Instruments

The Company’s financial assets include cash. The Company’s financial liabilities include accounts payable, and due to parent company. The carrying value of the Company’s financial liabilities approximate fair value due to their short term to maturity.

7.1 Financial risk management objectives and policies

The financial risk arising from the Company’s operations are credit risk, liquidity risk and currency risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how the Company mitigates these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

F-11

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated)

7. Financial Instruments (continued)

7.2 Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Credit risk for the Company is primarily associated with the Company’s bank balances. The Company mitigates credit risk associated with its bank balance by holding cash with large, reputable financial institutions.

7.3 Liquidity risk

Liquidity risk is the risk that the Company will not be able to settle or manage its obligations associated with financial liabilities. To manage liquidity risk, the Company closely monitors its liquidity position and ensures it has adequate sources of funding to finance its projects and operations. The Company’s working capital deficit as at September 30, 2020 was $142,513. The Company’s accounts payable and accrued liabilities are expected to be realized or settled, respectively, within a one-year period.

7.4 Currency risk

The Company reports its financial statements in United States dollars. The functional currency of the Company is Canadian dollars. The Company is exposed to foreign exchange risk when the Company undertakes transactions and holds assets and liabilities in currencies other than its functional currency. The Company currently does not engage in foreign exchange currency hedging. As at September 30, 2020, the currency risk on the Company’s financial instruments that are denominated in foreign currencies is minimal.

8. Income Tax

The Company had no assessable profit for the period ended September 30, 2020. A reconciliation of the provision for income taxes computed at the combined Canadian federal and provincial statutory rate to the provision for income taxes as shown in the statements of comprehensive loss for the period ended September 30, 2020 is as follows:

Period from
incorporation on
June 23, 2020 to
September 30, 2020 ($)

Net loss for the period	140,631
Canadian statutory income tax rate	27.00%
Recovery of income taxes at statutory rate	37,970
Non-deductible permanent differences	(4)
Change in benefits not recognized	(37,966)
Tax recovery for the period	-

The temporary differences for which deferred income tax assets are not recognized are as follows:

As at September 30, 2020 ($)

Non-capital loss carry-forward	38,034
Equipment	12
Unrecognized deferred income tax assets	38,046

F-12

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated)

8. Income Tax (continued)

Potential deferred tax assets have not been recognized in the financial statements, as management does not consider it probable that those assets will be realized in the near future. The Company has non-capital losses which may be carried-forward to reduce taxable income in future years. The non-capital losses of $140,867 in Canada will expire on September 30, 2040.

9. Related Party Transactions

9.1 Related Party Transactions

During the period ended September 30, 2020, the Company incurred $4,681 in technology expenses for service provided by a company controlled by a direct family member of the Chairman of GoldMining. In addition, expenses incurred by the Company in an aggregate amount of $83,096 were paid by GoldMining on the Company’s behalf. GoldMining also made a cash advance of $37,538 to the Company during the period ended September 30, 2020. The amount payable to GoldMining of $120,930 is presented as due to parent company as at September 30, 2020. The amount due to parent company is unsecured, non-interest bearing and due on demand (Note 12).

9.1 Related Party Transactions (continued)

Related party transactions are based on the amounts agreed to by the parties. During the period ended September 30, 2020, the Company did not enter into any contracts or undertake any commitment or obligation with any related parties other than as described herein.

9.2 Transactions with Key Management Personnel

Key management personnel are persons responsible for planning, directing and controlling the activities of an entity. Total management fees, salaries and benefits incurred for services provided by key management personnel of the Company for the period ended September 30, 2020 was of $15,698. The amount payable to key management personnel of $9,364 is included in accounts payable and accrued liabilities as at September 30, 2020.

During the period ended September 30, 2020, the Company entered into agreements with certain key management personnel and directors of the Company, whereby the Company agreed to grant restricted shares and share options conditional upon the achievement of certain performance and service conditions. The restricted shares and share options will be granted under an equity incentive plan that is subject to approval by the Board and GoldMining, the parent company. As at September 30, 2020, the Company had not adopted an equity incentive plan, and no restricted shares or share options were issued by the Company during the period ended September 30, 2020.

10. Operating Segments

The Company conducts its business as a single operating segment, being the investment in royalty and mineral stream interests. Substantially all of the Company’s assets and liabilities are held within Canada.

11. Commitments

The Company has no material commitments other than those disclosed in Note 9.2.

F-13

Gold Royalty Corp.

Notes to Financial Statements

(Expressed in United States dollars unless otherwise stated)

12. Subsequent Events

Share Subscription and Cancellation

On October 16, 2020, GoldMining subscribed for 5,000,000 common shares of the Company for cash of $50,000 and surrendered one common share issued by the Company upon incorporation for no consideration.

Equity Incentive Plan

On October 19, 2020, the Company’s equity incentive plan (the “Equity Incentive Plan”) was approved by the Company’s Board and by the board of directors of GoldMining. The Equity Incentive Plan provides sole and complete authority to the Board to grant share options (the “Options”), incentive share options (the “ISO”), restricted shares (the “Restricted Shares”) and restricted share units (the “RSUs”) (collectively, the “Awards”) of the Company to eligible participants. The maximum number of common shares that may be issued pursuant to the grant of the Awards shall be 2,000,000 common shares in the capital of the Company. The eligible participants of the Equity Incentive Plan (the “Participants”) are directors, senior officers, employees and consultants of (a) the Company; or (b) an entity that controls or is controlled by the Company or an entity that is under common control with the Company (a “Related Entity”).

The Board may designate Participants eligible to receive Options to acquire such numbers of common shares of the Company as the Board may determine, each Option so granted being for a term specified by the Board up to a maximum of 10 years from the date of grant. The Options vest in accordance with the vesting schedule during the optionee’s continual service with the Company. The Equity Incentive Plan provides for a “net exercise” feature that permits an optionee to elect to exercise an Option or a portion thereof by surrendering such Option or a portion thereof in consideration for the Company delivering common shares to the optionee but withholding the minimum number of common shares otherwise deliverable in respect of the Options that are needed to pay for the exercise price of such Options.

Options may be granted as ISOs only to individuals who are employees of the Company or its Related Entity and Options shall not be granted as ISOs to non-employee directors or independent contractors.

The Board may designate Participants eligible to receive Restricted Shares and RSUs to acquire such number of common shares of the Company as the Board may determine, in accordance with the restricted periods, including the attainment of pre-established performance goals, objectives and periods, during the recipient’s continual service with the Company. The Restricted Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the restriction period.

On October 19, 2020, the Company issued 1,500,000 Restricted Shares to certain directors of the Company and senior officers of the Company and GoldMining. The Restricted Shares shall be deemed to be forfeited and surrendered by the recipients to the Company for cancellation if the recipients fail to attain certain pre-established performance and service conditions over a period of 2 to 3 years from the date of the award.

Royalties and Rights to Buy-back Royalties

On November 27, 2020, the Company entered into a royalty purchase agreement with the parent company, GoldMining, pursuant to which GoldMining has agreed to cause its applicable subsidiaries to create and issue to the Company royalty interests and transfer to the Company certain buyback rights held by its subsidiaries in consideration for 15,000,000 of common shares of the Company. Until such royalties and buyback rights are formally issued to the Company by GoldMining’s applicable subsidiaries, GoldMining has agreed to ensure that the Company receive all the economic benefits of the royalties and buyback rights as though such royalties were issued and granted to the Company and such buybacks were assigned to the Company as of the date of the royalty purchase agreement. The purchase consideration of $13,076,000 was satisfied by the issuance of 15,000,000 common shares of the Company.

Due to parent company

The Company fully settled the amount due to parent company of $120,930 subsequent to September 30, 2020.

Private Placement of Common Shares

On December 4, 2020, the Company completed the Private Placement for gross proceeds of $2,848,750.

F-14

GOLD ROYALTY CORP.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020

F-15

Gold Royalty Corp.

Condensed Interim Consolidated Statements of Financial Position

(Unaudited, expressed in United States dollars unless otherwise stated)

		As at December 31,	As at September 30,
		2020	2020
	Notes	($)	($)
Assets
Current assets
Cash		2,509,704	37,539
Other receivables		14,189	241
Prepaids		19,792	16,089
		2,543,685	53,869
Non-current assets
Royalties	3	13,383,246	-
Equipment		1,518	1,587
		15,928,449	55,456

Current Liabilities
Accounts payable and accrued liabilities		182,979	75,452
Due to parent company	7	-	120,930
		182,979	196,382

Equity
Issued Capital	4	16,046,055	1
Reserve	4	7,395	-
Accumulated deficit		(640,434)	(140,631)
Accumulated other comprehensive income (loss)		332,454	(296)
		15,745,470	(140,926)
		15,928,449	55,456

Commitments (Note 9)

Subsequent event (Note 10)

Approved by the Board of Directors:

/s/ “Ken Robertson”
Ken Robertson Director

/s/ “Warren Gilman”
Warren Gilman Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-16

Gold Royalty Corp.

Condensed Interim Consolidated Statement of Loss and Comprehensive Loss

(Unaudited, expressed in United States dollars unless otherwise stated)

		For the three months
		ended December 31,
		2020
	Notes	($)
Expenses
Depreciation		139
Management salaries	7	34,536
General and administrative		34,048
Professional fees		283,059
Share-based compensation	4	78,700
Operating loss for the period		(430,482)

Other items
Foreign exchange loss		(69,321)
Net loss for the period		(499,803)

Other comprehensive income
Item that may be reclassified subsequently to net income:
Foreign currency translation differences		332,750
Total comprehensive loss for the period		(167,053)

Net loss per share, basic and diluted		(0.04)

Weighted average number of common shares outstanding, basic and diluted		11,252,989

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-17

Gold Royalty Corp.

Condensed Interim Consolidated Statements of Changes in Equity

(Unaudited, expressed in United States dollars unless otherwise stated)

						Accumulated
						Other
		Number of	Issued		Accumulated	Comprehensive
		Common	Capital	Reserve	Deficit	Income	Total
	Notes	Shares	($)	($)	($)	($)	($)
Balance at June 23, 2020
Issued capital		1	1	-	-	-	1
Net loss for the period		-	-	-	(140,631)	-	(140,631)
Total other comprehensive loss		-	-	-	-	(296)	(296)
Balance at September 30, 2020		1	1	-	(140,631)	(296)	(140,926)
Cancellation of common share issued upon incorporation	4.1	(1)	(1)	-	-	-	(1)
Common shares issued to parent company for cash	4.1	5,000,000	50,000	-	-	-	50,000
Performance based restricted shares issued	4.3	1,500,000	-	-	-	-	-
Common shares issued to acquire royalties	3	15,000,000	13,076,000	-	-	-	13,076,000
Private placement of common shares for cash	4.1	1,325,000	2,848,750	-	-	-	2,848,750
Share-based compensation - performance based restricted shares	4.3	-	71,305	-	-	-	71,305
Share-based compensation - share options	4.4	-	-	7,395	-	-	7,395
Net loss for the period		-	-	-	(499,803)	-	(499,803)
Total other comprehensive income		-	-	-	-	332,750	332,750
Balance at December 31, 2020		22,825,000	16,046,055	7,395	(640,434)	332,454	15,745,470

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-18

Gold Royalty Corp.

Condensed Interim Consolidated Statement of Cash Flows

(Unaudited, expressed in United States dollars unless otherwise stated)

For the three months
ended December 31, 2020
($)
Operating activities
Net loss before tax for the period	(499,803)
Items not involving cash
Depreciation	139
Share-based compensation	78,700
Net changes in non-cash working capital items:
Other receivables	(13,948)
Prepaids	(3,703)
Accounts payable and accrued liabilities	99,655
Due to parent company	(83,096)
Cash used in operating activities	(422,056)

Investing activities
Purchase of equipment	(1,632)
Transaction costs on purchase of royalties	(25,779)
Cash used in investing activities	(27,411)

Financing activities
Proceeds from common shares issued to parent company	50,000
Proceeds from private placement of common shares	2,848,750
Repayment of cash advance from parent company	(37,538)
Cash provided by financing activities	2,861,212

Effect of exchange rate changes on cash	60,420

Net increase in cash	2,472,165
Cash
Beginning of period	37,539
End of period	2,509,704

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-19

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

1. Corporate Information

Gold Royalty Corp. (“GRC” or “the Company”) is engaged in acquiring gold-focused royalty and mineral stream interests, and is a 88% owned subsidiary of GoldMining Inc. (“GoldMining”). The common shares of GoldMining are listed on the Toronto Stock Exchange, the NYSE American and the Frankfurt Stock Exchange. The Company was incorporated in Canada on June 23, 2020 and domiciled in Canada. The registered office of the Company is located at 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2, Canada. The principal address of the Company is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia, V6E 2Y3, Canada.

2. Basis of Preparation and Significant Accounting Policies

2.1 Statement of compliance

The Company’s condensed interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, applicable to the preparation of interim financial statements including International Accounting Standard 34 Interim Financial Reporting. The condensed interim consolidated financial statements should be read in conjunction with the financial statements for the period from incorporation on June 23, 2020 to September 30, 2020.

These condensed interim consolidated financial statements were authorized for issue by the Company’s board of directors (the “Board”) on February 9, 2021.

2.2 Basis of presentation

The Company’s condensed interim consolidated financial statements have been prepared on a historical cost basis. The functional currency of the Company is the Canadian dollar. The Company’s condensed interim consolidated financial statements are presented in United States dollar (“$” or “dollar”). All values are rounded to the nearest dollar except where otherwise indicated.

The accounting policies applied in the preparation of these condensed interim consolidated financial statements are consistent with those applied and disclosed in the Company’s annual financial statements for the period from incorporation on June 23, 2020 to September 30, 2020. The Company’s interim results are not necessarily indicative of its results for a full year.

2.3 Basis of consolidation

The condensed interim consolidated financial statements include the financial statements of Gold Royalty Corp. and Gold Royalty U.S. Corp., a wholly owned subsidiary of the Company. Subsidiaries are consolidated from the date the Company obtains control, and continue to be consolidated until the date that control ceases. Control is achieved when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

All inter-company transactions, balances, income and expenses are eliminated through the consolidation process.

The accounts of Gold Royalty U.S. Corp. are prepared for the same reporting period as the parent company, using consistent accounting policies. The functional currency of Gold Royalty U.S. Corp. is the United States dollar. Foreign operations are translated into the Canadian dollar using period end exchange rate as to assets and liabilities and average exchange rates as to income and expenses. All resulting exchange differences are recognized in other comprehensive loss.

F-20

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

2. Basis of Preparation and Significant Accounting Policies (continued)

2.4 New significant accounting policies

Share-based payments

Restricted Shares

The fair value of the restricted shares is measured at grant date and recognized over the period during which the restricted shares vest. When restricted shares are conditional upon the achievement of a performance condition, the Company estimates the length of the expected vesting period at grant date, based on the most likely outcome of the performance condition. The fair value of the restricted shares is determined based on the fair value of the common shares on the grant date, adjusted for minority shareholder discount, liquidity discount and other applicable factors that are generally recognized by market participants.

The fair value of restricted shares is recognized as an expense over the vesting period based on the best available estimate of the number of restricted shares expected to vest and will revise that estimate if subsequent information indicates that the number of restricted shares expected to vest differs from previous estimates.

Share Options

The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of share options. The fair value of share options granted to employees is recognized as an expense over the vesting period with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes, provides services that could be provided by a direct employee, or has authority and responsibility for planning, directing and controlling the activities of the Company, including non-executive directors. The fair value is measured at grant date and recognized over the period during which the options vest. Consideration received on the exercise of share options is recorded as issued capital and the related share-based compensation reserve is transferred to issued capital.

3. Royalties

($)
Balance at September 30, 2020	-
Acquisition	13,111,283
Foreign currency translation	271,963
Balance, as at December 31, 2020	13,383,246

December 31, 2020
($)
Almaden project	115,552
Batistão project	23,786
Cachoeira project	1,258,788
Crucero project	768,829
La Mina project	1,330,240
São Jorge project	2,238,704
Surubim project	54,409
Titiribi project	2,963,434
Whistler project	2,627,304
Yarumalito project	161,485
Yellowknife project	1,840,715
Total	13,383,246

F-21

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

3. Royalties (continued)

On November 27, 2020, the Company entered into a royalty purchase agreement with its parent company, GoldMining, pursuant to which GoldMining caused its applicable subsidiaries to create and issue to the Company net smelter return (“NSR”) royalties ranging from 0.5% to 2.0% on 17 gold properties and transfer to the Company certain buyback rights held by its subsidiaries. The purchase consideration with a fair value of $13,076,000 was satisfied by the issuance of 15,000,000 common shares (the “Consideration Shares”) of the Company. The Consideration Shares are subject to a hold period which expires on the date that is four months and a day after the later of (i) November 27, 2020 and (ii) the date the Company becomes a reporting issuer in any province or territory. (Note 4)

The following is a summary of the royalties and other interests acquired from GoldMining:

Royalties

●	a 0.5% NSR on the Almaden Project, located in Idaho, USA;
●	a 1.0% NSR on the Batistão Project, located in Brazil;
●	a 1.0% NSR on the Cachoeira Project, located in Brazil;
●	a 1.0% NSR on the Crucero Project, located in Peru;
●	a 2.0% NSR on the La Mina Project, located in Colombia;
●	a 1.0% NSR on the São Jorge Project, located in Brazil;
●	a 1.0% NSR on the Surubim Project, located in Brazil, including the Surubim and Rio Novo areas;
●	a 2.0% NSR on the Titiribi Project, located Colombia;
●	a 1.0% NSR on the Whistler Project, located in Alaska, USA, including each of the Whistler, Raintree West and Island Mountain properties;
●	a 1.0% NSR on the Yarumalito Project, located in Colombia; and
●	a 1.0% NSR on the Yellowknife Project, located in the Northwest Territories, Canada, including each of the Nicholas Lake, Ormsby-Bruce, Goodwin Lake, Clan Lake and Big Sky properties.

Buyback Rights

The Company holds the rights to acquire additional royalties pursuant to buyback rights under existing royalty agreements between subsidiaries of GoldMining and third parties:

●	a 2.0% NSR on the Batistão Project for $1,000,000;
●	a 0.5% NSR on the Surubim area of the Surubim Project for $1,000,000, which royalty is payable after production at the project has exceeded two million ounces;
●	a 1.5% NSR on the Surubim area of the Surubim Project for $1,000,000;
●	a 0.65% NSR on the Rio Novo area of the Surubim Project for $1,500,000;
●	a 0.75% NSR on the Whistler Project (including an area of interest) for $5,000,000;
●	a 1.0% NSR on the Yarumalito Project for C$1,000,000;
●	a 1.0% NSR on the Goodwin Lake property at the Yellowknife Project for C$1,000,000;
●	a 1.0% NSR on certain portions of the Big Sky property at the Yellowknife Project for C$500,000; and
●	a 0.25% NSR on the Narrow Lake property at the Yellowknife Project for C$250,000, in cash or common shares of GoldMining at any time until the fifth anniversary of commercial production.

F-22

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

4. Issued Capital

4.1 Common Shares

The authorized share capital of the Company consists of an unlimited number of common shares and unlimited number of preferred shares issuable in series without par value.

The Company issued one common share to GoldMining for consideration of $1.00 upon incorporation on June 23, 2020. On October 16, 2020, GoldMining subscribed for 5,000,000 common shares of the Company for cash of $50,000 and surrendered one common share issued by the Company upon incorporation for no consideration.

On December 4, 2020, the Company completed a private placement of 1,325,000 common shares (the “Private Placement Shares”) for gross proceeds of $2,848,750. The Private Placement Shares are subject to a hold period which expires on the date that is four months and a day after the later of (i) December 4, 2020 and (ii) the date the Company became a reporting issuer in any province or territory.

4.2 Equity Incentive Plan

On October 19, 2020, the Company’s equity incentive plan (the “Equity Incentive Plan”) was approved by the Company’s Board and by the board of directors of GoldMining. The Equity Incentive Plan provides sole and complete authority to the Company’s Board to grant share options (the “Share Options”), incentive share options (the “ISO”), Restricted Shares and restricted share units (the “RSUs”) (collectively, the “Awards”) of the Company to eligible participants. The maximum number of common shares that may be issued pursuant to the grant of the Awards shall be 2,000,000 common shares in the capital of the Company. The eligible participants of the Equity Incentive Plan (the “Participants”) are directors, senior officers, employees and consultants of (a) the Company; or (b) an entity that controls or is controlled by the Company or a Related Entity.

The Board may designate Participants eligible to receive Share Options to acquire such numbers of common shares of the Company as the Board may determine, each Option so granted being for a term specified by the Board up to a maximum of 10 years from the date of grant. The Share Options vest in accordance with the vesting schedule during the optionee’s continual service with the Company. The Equity Incentive Plan provides for a “net exercise” feature that permits an optionee to elect to exercise an Option or a portion thereof by surrendering such Option or a portion thereof in consideration for the Company delivering common shares to the optionee but withholding the minimum number of common shares otherwise deliverable in respect of the Share Options that are needed to pay for the exercise price of such Share Options.

Share Options may be granted as ISOs only to individuals who are employees of the Company or its Related Entity and Share Options shall not be granted as ISOs to non-employee directors or independent contractors.

The Board may designate Participants eligible to receive Restricted Shares and RSUs to acquire such number of common shares of the Company as the Board may determine, in accordance with the restricted periods, including the attainment of pre-established performance goals, objectives and periods, during the recipient’s continual service with the Company. The Restricted Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the restriction period.

4.3 Restricted Shares

On October 19, 2020, the Company issued 1,500,000 restricted shares (the “Restricted Shares”) to certain officers and directors of the Company and GoldMining, the terms of which were subsequently amended on January 10, 2021. The Restricted Shares are subject to restrictions that, among other things, prohibit the transfer thereof until certain performance conditions are met. In addition, if such performance conditions are not met within applicable periods, the restricted shares will be deemed forfeited and surrendered by the holder thereof to the Company without the requirement of any further consideration. The performance conditions upon completion of an initial public offering, spin-off from GoldMining or other going-public transaction, are as follows:

(1)	with respect to one-third of the Restricted Shares awarded to the holder, if the Company’s initial public offering or any liquidity event (being any liquidation, dissolution or winding-up of the Company or distribution of all or substantially all of the Company’s assets among shareholders or a change of control transaction) occurs that values the Company at a minimum of $50,000,000;

F-23

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

4. Issued Capital (continued)

4.3 Restricted Shares (continued)

(2)	with respect to one-third of the Restricted Shares awarded to the holder, if the Company receives $1,000,000 of royalty payments under any of the Company’s royalty interests prior to October 19, 2023; and

(3)	with respect to one-third of the Restricted Shares awarded to the holder, if the holder continues to be a director, officer or employee of the Company or an entity that is under common control with the Company (a “Related Entity”) for a period of one year after the initial public offering is completed.

During the three months ended December 31, 2020, the Company recognized share-based compensation expense of $71,305 related to the Restricted Shares.

4.4 Share Options

The Company entered into agreements with certain directors, officers and consultants of the Company. These agreements provide that such directors, officers and consultants of the Company will receive Share Options to purchase an aggregate of 1,555,000 common shares of the Company at an exercise price of $5.00 per share. These Share Options will be exercisable for a period of five years from the date of grant and will vest as follows: (a) 25% on the grant date; and (b) 25% on each of the dates that are 6, 12 and 18 months thereafter.

No Share Options were granted by the Company as at December 31, 2020.

Pursuant to the agreement with an officer of the Company, the officer received options to purchase 25,000 common shares of GoldMining (the “GoldMining Options”) at an exercise price of C$2.88 per share. These GoldMining Options are exercisable for a period of five years from the date of grant and will vest as follows: (a) 25% on the grant date; and (b) 25% on each of the dates that are 6, 12 and 18 months thereafter. The fair value of GoldMining Options granted was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 0.30%, expected life of 2.87 years, expected volatility of 57.29%, expected dividend yield of 0% and estimated forfeiture rate of 0%.

The fair value of the GoldMining Options recognized by the Company as share-based compensation expense during the three months ended December 31, 2020 was $7,395.

F-24

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

5. Capital Risk Management

The Company’s objectives are to safeguard the Company’s ability to continue as a going concern in order to support the Company’s normal operating requirements and future acquisitions of royalty and mineral stream interests, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares, debt, acquire or dispose of assets or adjust the amount of cash.

At December 31, 2020, the Company’s capital structure consists of the equity of the Company (Note 4). The Company is not subject to any externally imposed capital requirements. In order to maximize ongoing development efforts, the Company does not pay dividends.

6. Financial Instruments

At December 31, 2020, the Company’s financial assets include cash. The Company’s financial liabilities include accounts payable. The carrying value of the Company’s financial liabilities approximate fair value due to their short term to maturity.

6.1 Financial risk management objectives and policies

The financial risk arising from the Company’s operations are credit risk, liquidity risk, commodity price risk and currency risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the Company’s risk management policies are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

6.2 Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Credit risk for the Company is primarily associated with the Company’s bank balances. The Company mitigates credit risk associated with its bank balance by holding cash with large, reputable financial institutions.

6.3 Liquidity risk

Liquidity risk is the risk that the Company will not be able to settle or manage its obligations associated with financial liabilities. To manage liquidity risk, the Company closely monitors its liquidity position and ensures it has adequate sources of funding to finance its projects and operations. The Company’s working capital (current assets less current liabilities) as at December 31, 2020 was $2,360,706. The Company’s accounts payable and accrued liabilities are expected to be realized or settled, respectively, within a one-year period.

6.4 Commodity price risk

The Company’s future profitability will be dependent on royalty income to be received from mine operators. Royalties are based on a percentage of the minerals or the products produced, or revenue or profits generated from the property which is typically dependent on the prices of the minerals the property operators are able to realize. Mineral prices are affected by numerous factors such as interest rates, exchange rates, inflation or deflation and global and regional supply and demand.

F-25

Gold Royalty Corp.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited, expressed in United States dollars unless otherwise stated)

6. Financial Instruments

6.5 Currency risk

The Company reports its financial statements in United States dollars. The functional currency of the Canadian parent entity is Canadian dollar. The Company is exposed to foreign exchange risk when the Company undertakes transactions and holds assets and liabilities in currencies other than its functional currency. The Company currently does not engage in foreign exchange currency hedging.

At December 31, 2020, the Canadian parent entity held U.S. dollar cash the translation of which impacts the Company’s net loss due to currency fluctuations between the Canadian and U.S. dollars. The impact of a Canadian dollar change against the U.S. dollar on cash by 10% would have an impact of approximately $244,000 on net loss for the three months ended December 31, 2020.

7. Related Party Transactions

7.1 Related Party Transactions

During the three months ended December 31, 2020, the Company incurred $23,312 in technology expenses for service provided by Blender Media Inc., a company controlled by a direct family member of the Chairman of GoldMining. In addition, the Company settled the amount due to parent company during the three months ended December 31, 2020.

On December 4, 2020, one of the Company’s directors subscribed for 150,000 Private Placement Shares (Note 4.1).

Related party transactions are based on the amounts agreed to by the parties. During the three months ended December 31, 2020, the Company did not enter into any contracts or undertake any commitment or obligation with any related parties other than as described herein.

7.2 Transactions with Key Management Personnel

Key management personnel are persons responsible for planning, directing and controlling the activities of an entity. Total management salaries incurred for services provided by key management personnel of the Company for the three months ended December 31, 2020 was of $34,536.

During the three months ended December 31, 2020, the Company recognized share-based compensation expense of $78,700, of which $71,305 related to the award of Restricted Shares vested during the period (Note 4.3) and $7,395 represents fair value of the GoldMining Options issued to an officer of the Company (Note 4.4).

8. Operating Segments

The Company conducts its business as a single operating segment, being the investment in royalty and mineral stream interests. Except for the royalties on gold projects located in Brazil, Colombia, Peru and the United States, substantially all of the Company’s assets and liabilities are held within Canada.

9. Commitments

The Company has no material commitments other than those disclosed in Note 4.4.

10. Subsequent Event

On February 3, 2021, the Company completed the acquisition of a 1.0% NSR on a portion of the Quartz Mountain Project, located in Oregon, United States for consideration of $150,000 paid in cash.

F-26

ANNEX A

GLOSSARY

The following are abbreviations and definitions of certain terms used in this document, which are commonly used in the industry:

Abbreviations

In this prospectus, the following abbreviations are used to express elements:

Abbreviation	Meaning	Abbreviation	Meaning
“Ag”	silver	“Cu”	Copper
“Au”	gold	“Zn”	Zinc
“Pb”	Lead

In this prospectus, the following abbreviations are used to express units of measurement:

Abbreviation	Meaning	Abbreviation	Meaning
“g/t”	grams per tonne	“Moz”	million ounces
“ha”	hectares	“Mt”	million tonnes
“km”	kilometres	“m”	micrometre
“Koz”	thousand ounces	“oz”	ounces
“m”	metres	“ppb”	parts per billion
“Ma”	million years	“ppm”	parts per million
“masl”	metres above sea level	“Troy oz”	troy ounces, with each troy ounce being equal to 31.1034768 grams
“mm”	millimetres

NI 43-101 Definitions

This prospectus utilizes the following defined terms from NI 43-101, which are adopted from the CIM:

“CIM Definition Standards” means the definitions contained in the 2014 CIM Definition Standards – for Mineral Resources and Mineral Reserves.

“Feasibility Study” means a comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable Modifying Factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. The confidence level of the study will be higher than that of a Pre-Feasibility Study.

“Indicated Mineral Resource” means that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An Indicated Mineral Resource has a lower level of confidence than that applying to a Measured Mineral Resource and may only be converted to a Probable Mineral Reserve.

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“Inferred Mineral Resource” means that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.

“Measured Mineral Resource” means that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource. It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

“Mineral Reserve” means the economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at Pre-Feasibility or Feasibility level as appropriate that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which Mineral Reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a Mineral Reserve must be demonstrated by a Pre-Feasibility Study or Feasibility Study.

“Mineral Resource” means a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

“Modifying Factors” mean considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

“Pre-Feasibility Study” or “Preliminary Feasibility Study” means a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the Modifying Factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the Mineral Resource may be converted to a Mineral Reserve at the time of reporting. A Pre-Feasibility Study is at a lower confidence level than a Feasibility Study.

“Preliminary Economic Assessment” or “Scoping Study,” as defined in NI 43-101, means a study, other than a Pre-Feasibility Study or Feasibility Study, that includes an economic analysis of the potential viability of Mineral Resources.

“Probable Mineral Reserve” means the economically mineable part of an Indicated, and in some circumstances, a Measured Mineral Resource. The confidence in the Modifying Factors applying to a Probable Mineral Reserve is lower than that applying to a Proven Mineral Reserve.

“Proven Mineral Reserve” or “Proved Mineral Reserve” means the economically mineable part of a Measured Mineral Resource. A Proven Mineral Reserve implies a high degree of confidence in the Modifying Factors.

“Qualified Person” or “QP,” has the meaning ascribed thereto under NI 43-101.

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ANNEX B

SUMMARY OF MATERIAL ROYALTY PROPERTIES

References to “GoldMining” in this Annex B is to the consolidated operations of GoldMining Inc. and its subsidiaries where applicable.

Whistler Project

The following description of the Whistler Project has been sourced, in part, from the Whistler Technical Report. Information in this section that provides non-material updates to the information in the Whistler Technical Report has been obtained from GoldMining’s Annual Information Form for the year ended November 30, 2020 (the “AIF”) and from information provided by GoldMining. Both the AIF and the Whistler Technical Report are available on SEDAR.

Project Description, Location and Access

The Whistler Project is a gold-copper exploration project located in the Yentna Mining District of Alaska, approximately 150 km northwest of Anchorage.

The Whistler Project comprises 304 State of Alaska mining claims covering an aggregate area of approximately 1,759 ha. The mining claims require annual work expenditures or cash-in-lieu and tax payments to keep in good standing The center of the property is located at 152.566° longitude west and 61.983° latitude north. The project is located in the drainage of the Skwentna River. Elevation varies from about 400 m above sea level in the valley floors to over 5,000 m in the highest peaks. A base camp and gravel airstrip for wheel-based aircraft is established adjacent to the Skwentna River. The camp is equipped with diesel generators, a satellite communication link, tent structures on wooden floors and several wood-frame buildings. Although chiefly used for summer field programs, the camp is winterized.

Rights to the Whistler Project were acquired by GoldMining, through its wholly-owned subsidiary, BRI Alaska, in August 2015 pursuant to an asset purchase agreement with Kiska.

Pursuant to such agreement, BRI Alaska acquired rights and assumed obligations under several related underlying agreements. The first underlying agreement is a royalty purchase agreement between Kiska, Geoinformatics Alaska Exploration Inc. (“Geoinformatics”) and MF2, LLC (“MF2”), dated December 16, 2014. This agreement granted MF2 a 2.75% NSR over all 304 claims, and, extending outside the current claims, over an area of interest defined by the maximum historical extent of claims held on the project. The second underlying agreement is an earlier agreement between Cominco American Incorporated and Kent Turner dated October 1, 1999. This agreement concerns a 2.0% net profit interest to Teck Resources, recently purchased by Sandstorm Gold Ltd., in connection with an area of interest specified by standard township sub-division. The third underlying agreement is a purchase and sale agreement among Kent Turner, Kiska and Geoinformatics, dated December 16, 2014, that terminated the “Turner Agreement” (which granted Kennecott Exploration (“Kennecott”) and its successors a 30-year lease on 25 unpatented State of Alaska Claims), and transferred to Kiska and Geoinformatics, and their successors, an undivided 100% of the legal and beneficial interest in, under, to, and respecting the Turner property.

History

Mineral exploration in the Whistler area was initiated by Cominco in 1986, and continued through 1989. During this period, the Whistler and the Island Mountain gold-copper porphyry occurrences were discovered and partially tested by drilling. In 1990, Cominco ceased exploration and all cores from the Whistler region were donated to the State of Alaska and the property was allowed to lapse.

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In 1999, Kent Turner staked 25 State of Alaska mining claims at Whistler and leased the property to Kennecott. From 2004 through 2006, Kennecott conducted extensive exploration of the Whistler region, including geological mapping, soil, rock and stream sediments sampling, ground induced polarization, the evaluation of the Whistler gold-copper occurrence with fifteen core boreholes (7,948 m) and reconnaissance core drilling at other targets in the Whistler region (4,184 m). Over that period Kennecott invested over US$6.3 million in exploration.

In June 2007, Geoinformatics announced the conditional acquisition of the Whistler Project as part of a strategic alliance with Kennecott.

From 2007 through 2008, Geoinformatics drilled twelve holes totaling 5,784 m on the Whistler Deposit and six holes totaling 1,841 m on other exploration targets in the Whistler area. Drilling by Geoinformatics on the Whistler Deposit (as hereinafter defined) was done to infill the deposit to sections spaced at 75 m and to test for the north and south extensions of the deposit. Exploration drilling by Geoinformatics in the Whistler area targeted geophysical anomalies in the Raintree and Rainmaker areas, using the same basic porphyry exploration model as Kennecott.

In 2009, Kiska was formed by the merger of Geoinformatics and Rimfire Minerals Corporation. In total, Kiska completed 224 line-km of 3D induced polarization (“IP”) geophysics, 40 line-km of 2D IP geophysics, 327 line-km of cut-line, geological mapping on the 3D IP grid, detailed mapping of significant Au-Cu prospects, collection of 109 rock samples and 61 soil samples, 8,660 m of diamond drilling from 23 drillholes (all greater than 200 m in total length), petrographic analysis of mineralization at Island Mountain, a preliminary review of metallurgy at the Whistler Project, and metallurgical testing of mineralization from the Discovery Breccia at Island Mountain. In August of 2010, Kiska delivered a report to Kennecott summarizing the results of the completed Trigger Program. In September of 2010, Kennecott informed Kiska that it would not exercise its back-in right on the project and hence retained a 2% NSR on the property.

From this point forward, Kiska continued to drill and explore the Whistler Project for the duration of the 2010 and 2011 field seasons. The majority of this work included shallow grid drilling (25 m to 50 m top of bedrock drilling) in the Whistler Area (also referred to as the Whistler Corridor), conventional step-out drilling from prospects in the Whistler Area, step-out drilling at the Island Mountain Breccia Zone, an airborne EM survey of the Island Mountain area, reconnaissance drilling at Muddy Creek, and minor infill drilling at the Whistler Deposit, followed by the publication of an updated resource estimate.

Geological Setting, Mineralization and Deposit Types

Geological Setting

The Alaska Range represents a long-lived continental arc characterized by multiple magmatic events ranging in age from about 70 Ma to 30 Ma and associated with a wide range of base and precious metals hydrothermal sulphide bearing mineralization. The geology of Whistler Project is characterized by a thick succession of Cretaceous to early Tertiary (ca. 97 to 65 Ma) volcano-sedimentary rocks intruded by a diverse suite of plutonic rocks of Jurassic to mid-Tertiary age.

Two main intrusive suites are important in the Whistler Project area.

●	The Whistler Igneous Suite comprises alkali-calcic basalt-andesite, diorite and monzonite intrusive rocks approximately 76 Ma with restricted extrusive equivalent. These intrusions are commonly associated with gold-copper porphyry-style mineralization (the “Whistler Deposit”).
●	The Composite Suite intrusions vary in composition from peridotite to granite and their ages span from 67 to about 64 Ma. Gold-copper veinlets and pegmatitic occurrences are characteristics of the composite plutons (e.g. the Mt. Estelle prospect, the Muddy Creek prospect).

GoldMining disclosed that it acquired the project for its potential to host magmatic hydrothermal gold and copper mineralization. Magmatic hydrothermal deposits represent a wide clan of mineral deposits formed by the circulation of hydrothermal fluids into fractured rocks and associated with the intrusion of magma into the crust.

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Mineralization and Deposit Types

Exploration on the Whistler Project by Kennecott, Geoinformatics and Kiska identified three primary exploration targets for porphyry-style gold-copper mineralization. These include the Whistler Deposit, Raintree West, and the Island Mountain Breccia Zone (the “Island Mountain Deposit”). All of the porphyry prospects in the Whistler Area share similar styles of alteration, mineralization, veining and cross-cutting relationships that are generally typical of porphyry systems associated with relatively oxidized magma series (A- and B-type quartz vein stockwork, chalcopyrite-pyrite ore assemblage, presence of sulphates, core of potassic alteration with well-developed peripheral phyllic alteration zones).

The Whistler and Island Mountain areas also host multiple secondary porphyry-like prospects defined by drilling, anomalous soil samples, alteration, veining, surface rock samples, induced polarization chargeability/resistivity anomalies, airborne magnetic anomalies and airborne electromagnetic anomalies. These include the Raintree North, Rainmaker, Round Mountain, Puntilla, Snow Ridge, Dagwood, Super Conductor, Howell Zone and Cirque Zones. The Muddy Creek area represents an additional exploration target with the potential to hose a low-grade, bulk-tonnage Intrusion-Related Gold mineralization.

In contrast, Island Mountain has significantly different alteration, veining and sulphide assemblages associated with mineralization, principally the occurrence of pyrrhotite and to a lesser extent arsenopyrite associated with Au-Cu mineralization, Au-Cu association with strong sodic-calcic alteration, lack of significant sulphates, very minor hydrothermal quartz and weak to insignificant phyllic alteration. For these reasons, the porphyry system at Island Mountain may belong to the “reduced” subclass of porphyry copper-gold deposits.

The Muddy Creek area represents an additional exploration target with the potential to host a bulk tonnage, Intrusion-Related Gold deposit. Exploration by Millrock Resources Inc. on claims directly adjacent to the Muddy Creek area, which are geologically analogous, have returned encouraging preliminary results. Like Island Mountain, the Muddy Creek mineralization is distinct from the Whistler Porphyry systems and shares more similarity with Intrusion Related Gold systems characteristic of the Tintina Gold Belt. The intrusive complex at Muddy Creek is predominantly monzonitic grading to more mafic marginal phases, yet is generally more felsic in composition relative to the diorites of the Whistler Area. Mineralization is restricted to sheeted vein zones with narrow millimetre scale veinlets and pegmatitic veinlets of quartz, feldspar, tourmaline and sulphides that include arsenopyrite, minor chalcopyrite and pyrite-pyrrhotite. Gold mineralization is largely confined to the minute veinlets whereas the intervening intrusive rocks are largely unaltered and unmineralized.

Exploration

GoldMining has disclosed that it has not conducted exploration work since acquiring the Whistler Project. GoldMining has disclosed in 2020 that it intends to maintain the Whistler Project in good standing. GoldMining further disclosed that it did not plan to complete any exploration programs at the project in 2020.

Drilling

A total of 70,198 m of diamond drilling in 250 holes has been completed on the Whistler Project by Cominco, Kennecott, Geoinformatics and Kiska from 1986 to the end of 2011 (see Table A-1 below). Of these drill holes, 19,870 m in 48 holes have been drilled in the Whistler Deposit area, 33,532 m in 157 holes have been drilled on exploration targets beyond the Whistler Deposit in the Whistler area, 15,841 m in 42 holes have been drilled in the Island Mountain area, and 955 m in 3 holes have been drilled in the Muddy Creek area.

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Table A-1

Summary of Diamond Drilling on the Whistler Property

Operator	Drill Target Area	No. Drillholes	Metres
Cominco (1986-1989)	Whistler Deposit	16	1,677
Total Cominco		16	1,677
Kennecott (2007-2008)	Whistler Deposit	15	7,953
	Whistler Area	18	4,227
	Island Mountain	2	269
Total Kennecott		35	12,449
Geoinformatics (2007-2008)	Whistler Deposit	12	5,784
	Whistler Area	6	1,841
Total Geoinformatics		18	7,625
Kiska (2009-2011)	Whistler Deposit	5	4,456
	Whistler Area	133	27,464
	Island Mountain	40	15,572
	Muddy Creek	3	955
Total Kiska		181	48,447
Total Whistler Deposit		48	19,870
Total Whistler Area		157	33,532
Total Island Mountain		42	15,841
Total Muddy Creek		3	955
Total All Operators		250	70,198

The Whistler Technical Report documented the first ever resource estimates for the Raintree West and Island Mountain Deposits and was largely based on drilling by Kiska between 2009 and 2011. In addition, the Whistler Technical Report included a resource estimate for the Whistler gold-copper deposit for GoldMining and had an effective date of August 15, 2015.

Sampling, Analysis and Data Verification

Sample preparation, analyses, and security protocols for exploration programs on the Whistler Project, including drilling at the Whistler, Raintree West and Island Mountain Deposits, were initially developed by Kennecott and subsequently adopted by Geoinformatics and Kiska.

The core for the Cominco drilling was not available for data verification as part of the completion of the Whistler Technical Report. However, it represents 8% of the total drilling at the Whistler Deposit primarily within 100 m of surface and comparisons of assayed grades with subsequent drilling did not indicate any material bias. The sample preparation and analytical procedures used by Cominco are not known. Core samples were assayed for gold, silver and copper and occasionally for a suite of eight other metals (arsenic, cobalt, iron, manganese, molybdenum, nickel, strontium and zinc) at an undetermined laboratory. It is not known if quality control samples were inserted into the sampling stream.

Kennecott sampling was conducted using documented procedures describing all aspects of the field sampling and sample description process, handling of samples, and preparation for dispatch to the assay laboratory. Kennecott used a documented chain of custody procedure to monitor and track all sample shipments departing the base camp until the final delivery of the pulp to the assaying laboratory. The procedures include the use of security seals on containers used to ship samples, detailed work and shipping orders. Each transfer point is recorded on the chain of custody form until the final delivery of the pulp to the assay laboratory.

All soil, rock chips, core, and stream sediments samples were organized into batches of samples of a same type and prepared for submission to Alaska Assay Laboratories Inc. in Fairbanks, Alaska for preparation using standard preparation procedures (preparation and assay procedures for core samples is described below). This laboratory is part of an established international independent weighing, sampling and analysis service company.

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Kennecott used two primary laboratories for assaying samples prepared by Alaska Assay Laboratories Inc. The samples collected during 2004 were assayed by Alaska Assay Laboratories Inc. in Fairbanks, Alaska. All pulverized samples collected in 2005 and 2006 were submitted to ALS Chemex in Vancouver, British Columbia for assaying. ALS Chemex is accredited to ISO 17025 by the Standards Council of Canada for a number of specific test procedures, including fire assay for gold with atomic absorption and gravimetric finish, multi-element inductively coupled plasma optical emission spectroscopy and atomic absorption assays for silver, copper, lead and zinc.

Kennecott used two secondary laboratories for check assaying. ALS Chemex re-assayed 191 pulp samples from the 2004 sampling programs. Acme was used as a secondary laboratory in 2005 and 2006. Acme is an ISO 17025 accredited laboratory.

Core samples were prepared for assaying using industry standard procedures. 500 grams of coarsely crushed core samples were pulverized to 90% passing a -200 mesh screen. 250 grams of rock samples were pulverized to 85% passing a -150 mesh screen. Pulverized core and rock samples collected in 2004 were assayed by Alaska Assay Laboratories in Fairbanks for gold using a fire assay procedure and atomic absorption finish (method code FA30) on 30 grams charges and for a suite of nine metals using an aqua regia digestion and inductively coupled plasma scan (method code ICP-2A). Core and rock samples collected after 2004 were assayed by ALS Chemex for gold by fire assay and atomic absorption finish (Au-AA23) on 30 gram sub-samples and for a suite of thirty-four elements (including copper and silver) by aqua regia digestion and ICP-AES (method code ME-ICP41) on 0.5 gram sub-samples. Elements exceeding concentration limits of ICP-AES were re-assayed by single element aqua regia digestion and atomic absorption spectrometry (method code element-AA46).

For the drilling samples, Kennecott used comprehensive quality control samples with all samples submitted for assaying. Each batch of twenty core samples submitted for assaying contained one sample blank, one of three project specific standards, a field duplicate and a coarse crushed duplicate. They were inserted blind to the assay laboratory except for the coarsely crushed sample duplicates that were inserted by the preparation laboratory.

All samples collected by Geoinformatics were submitted to Alaska Assay Laboratories for preparation. Pulps were submitted to ALS Chemex by the preparation laboratory for assaying. Geoinformatics used the sample preparation and assaying protocols and quality control measures developed by Kennecott. Gold was assayed by fire assay and atomic absorption finish (AuAA23) on 30 gram sub-samples and for a suite of thirty-four elements (including copper and silver) by aqua regia digestion and ICP-AES (method code ME-ICP41) on 0.5 gram sub-samples. Elements exceeding concentration limits of ICP-AES were re-assayed by single element aqua regia digestion and atomic absorption spectrometry (method code element-AA46).

In 2009, Kiska employed Alaska Assay in Fairbanks for drill core assay, but switched to ALS Chemex for the 2010 and 2011 drilling. The drill core preparation methods and analytical methods for all three seasons are listed below.

2009 Drilling (Alaska Assay):

●	Prep: dried, crushed to 70% -10 mesh, 250 gram split pulverized to 90% -150 mesh, and blended for assay.
●	FA-30: 30g fire-assay with AAS finish.
●	ICP-3A: three acid digestion followed by ICP-AES (30-element).

2010 and 2011 Drilling (ALS Chemex):

●	CRU-31: fine crushing – 70% <2mm.
●	PUL-31: pulverize split to 85% <75 μm.
●	AU-AA23: Au 30g FA-AA finish.
●	ME-ICP61: 33 element four acid ICP-AES.
●	ME-OG62: Ore Grade Elements – Four acid ICP-AES.
●	CU-OG62: Ore Grade Cu – Four acid variable.

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Quality control measures are typically set in place to ensure the reliability and trustworthiness of exploration data. This includes written field procedures and independent verifications of aspects such as drilling, surveying, sampling and assaying, data management and database integrity. Appropriate documentation of quality control measures and regular analysis of quality control data are important as a safeguard for project data and form the basis for the quality assurance program implemented during exploration.

Analytical control measures typically involve internal and external laboratory control measures implemented to monitor the precision and accuracy of the sampling, preparation and assaying. They are also important to prevent sample mix-up and monitor the voluntary or inadvertent contamination of samples. Assaying protocols typically involve regular duplicate and replicate assays and insertion of quality control samples to monitor the reliability of assaying results throughout the sampling and assaying process. Check assaying is typically performed as an additional reliability test of assaying results. This typically involves re-assaying a set number of sample rejects and pulps at a secondary umpire laboratory.

For drilling, Kennecott implemented comprehensive external analytical quality control measures. Control samples were inserted in all batches of twenty core samples submitted for preparation and assaying at a rate of one blank, one project specific standard, one field duplicate, one coarsely crushed duplicate and one pulp replicate. The pulp duplicates were organized in batches of twenty-five to fifty samples and submitted by Alaska Assay Laboratories to the Acme Assay Laboratories for check assaying and screen tests. Kennecott also relied on the internal control measures implemented by the primary laboratory.

Two sample blanks were used by Kennecott. A barren andesite rock (OPPBLK-1) collected on outcrop (522,399 m east and 6874,144 m north; Nad27, zone 5) and a barren porphyritic andesite (WP-BLK-1) intersected in borehole 04-DD-WP-01. A blank sample (1-3 kilograms in weight) was usually inserted after a “mineralized” core sample at a rate of one in twenty samples.

For the Whistler Project, Kennecott fabricated three project specific standards (WPCO1, WP-MG1 and WP-HG1) from coarse rejects from two boreholes drilled at Whistler (WP04-04-17 and WH04-01-17). Coarse rejects from core samples were aggregated to create three composite samples yielding low, medium and high copper and gold values. Each composite sample was prepared by Alaska Assay Laboratory to yield homogenized pulverized samples. Five separate sub-samples of each standard were then submitted to five commercial laboratories for assaying. Each standard sample was assayed twice at each laboratory yielding fifty assay results that were analyzed to determine the tolerance intervals reported in the table below for each standard. Kiska utilized off-the-shelf Certified Reference Material from Ore Research & Exploration.

The quality control program developed by Kennecott was overseen by geologists. Geoinformatics and Kiska implemented the Kennecott procedures.

GoldMining has disclosed that its qualified person reviewed exploration data collected by Kennecott, Geoinformatics and Kiska on the Whistler Project and determined that it utilized adequate quality control procedures that generally meet or exceed industry best practices for a drilling stage exploration property.

As part of the completion of the Whistler Technical Report a site visit was conducted to examine the property and the areas of drilling, to review drill core and geological models that pertain to Raintree West, Island Mountain and the Whistler Deposits, and to review the sample preparation, handling and analysis procedures conducted by previous operators. In addition, a series of routine verifications were conducted to ensure the reliability of the electronic data provided by GoldMining to the author of the Whistler Technical Report, and the Whistler Technical Report disclosed that it is believed that the electronic data is reliable. The Whistler Technical Report further disclosed that the assaying quality control data produced by Kiska was visually examined and it is believed that the data was reliable for resource estimation.

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Mineral Processing and Metallurgical Testing

No metallurgical testing has been carried out on rocks from the Raintree West Deposit, however, given the similarities in geological setting, host rock, mineralization and alteration between Raintree West and the Whistler Deposits, it has been assumed that metallurgical processes and metal recoveries determined for the Whistler Deposit are a reasonable approximation for the Raintree West Deposit at this time. From the metallurgical testwork results and subsequent analysis reported in MMTS (2015), the Whistler Deposit is metallurgically amenable to a conventional flotation route to produce saleable high-quality copper concentrates with gold credits, despite the low head grade, and that the levels of recovery and upgrade for both copper and gold are relatively insensitive to feed grade. Metal recoveries reported for the Whistler Deposit resource estimate, and used here for Raintree West Deposit, include 85% for copper, 75% for gold and 75% for silver.

Metallurgical processing of samples from Island Mountain show excellent recovery rates (80%) and saleable Cu concentrate grades using conventional processing techniques. The Lower Zone (disseminated Pyrrhotite) composite sample achieved nearly 90% Au recovery through a combination of selective flotation and cyanidation of tailings. The upper composite sample (Actinolite-Magnetite breccia) achieved 75% Au recovery; further modification and optimization can be expected to greatly improve those results. Processing infrastructure contemplated at Whistler, including conventional milling and flotation followed by cyanide leaching of tailings, matches what would be required at Island Mountain based on this early testwork.

Mineral Resource Estimates

The Whistler Technical Report documents the first ever resource estimates for the Raintree West Deposit and the Island Mountain Deposit and is largely based on drilling by Kiska between 2009 and 2011. In addition, this document includes a resource estimate for the Whistler gold-copper deposit, which was based largely on the historic resource estimate completed by MMTS for Kiska with an effective date of March 17, 2011; no new sampling or drilling has been completed on the Whistler Deposit since March 17, 2011. The first resource estimate on the project (Whistler Deposit) was completed by SRK with an effective date of December 31, 2007. The historic mineral resource estimates completed by MMTS and SRK for prior owners are being treated by GoldMining as historical in nature, should not be relied upon, and are superseded by the resource estimate detailed in the Whistler Technical Report. Sufficient work has not been done to classify the historical estimates as current mineral resources or reserves.

The Raintree West Deposit is one of several porphyry centers identified on the Whistler Project. The deposit is located 1,500 m east of the Whistler Deposit and is concealed by 5 to 15 m of glacio-fluvial sediments. The deposit has been drilled over a strike length of 500 m and to a depth of 700 m; the deposit is up to 400 m in width. The deposit is open along strike to the north and south, and at depth. Gold-copper mineralization is associated with quartz + magnetite stockwork zones hosted in potassic altered diorite porphyry intrusive rocks. The diorite porphyry host rocks, the mineralization style and the alteration associated with gold-copper mineralization are similar to the Whistler Deposit.

The Raintree West Deposit was modelled on a series of east-west cross-sections and a grade shell (0.1 g/t AuEq) representing the mineralization was constructed to constrain the resource estimate. Fourteen diamond drill holes totaling 7,078 m were used to define the model. Given the limited geological information available due to the current density of drilling at Raintree West and its classification as a porphyry deposit type, the grade shell model was deemed a reasonable constraint on mineralization until further drilling enables the construction of a detailed geological model. Erratic high-grade outliers for gold, silver and copper were capped within the mineralized and waste solids. Composites 5 m in length were formed within each of the domains that honoured the domain boundaries.

Variography was used to model the grade continuity and to determine the search ellipse orientations and dimensions for interpolation. Ordinary kriging was used to estimate gold, silver and copper into blocks measuring 10 by 10 by 10 m in dimension. A total of 39 samples within the mineralized solid had specific gravity measurements, which were used to convert volumes to tonnes. The blocks were classified as Inferred based on the limited amount of drilling. For the near surface mineralization (above 250 m elevation), a 0.30 g/t gold equivalent cut-off grade was chosen as a possible open pit cut-off based on studies completed at the nearby Whistler Deposit. For the deeper mineralization (below 100 m elevation), a 0.60 g/t gold equivalent cut-off grade was chosen as a possible block cave cut-off based on the New Afton mine in British Columbia, that is currently in production and using a similar mining method. Validation of the model was completed by comparison of the block model and drill hole grades by visual inspections in section and plan across the deposit.

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Table A-2

Raintree West NI 43-101 inferred resource estimate above 250 metre elevation.

Cut-off		Grade				Contained Metal
AuEq (g/t)	Tonnes (Mt)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (Moz)	Ag (Moz)	Cu (Mlbs)	AuEq (Moz)
0.25	38,620,000	0.36	5.09	0.05	0.50	0.452	6.320	42.58	0.625
0.30	31,680,000	0.40	5.39	0.06	0.55	0.409	5.490	41.91	0.563
0.35	26,980,000	0.43	5.66	0.07	0.59	0.376	4.910	41.64	0.514
0.40	22,940,000	0.46	5.93	0.07	0.63	0.341	4.374	35.41	0.465
0.45	18,920,000	0.50	6.21	0.07	0.68	0.303	3.777	29.20	0.411
0.50	15,340,000	0.54	6.45	0.08	0.72	0.264	3.181	27.06	0.356
0.55	12,310,000	0.58	6.67	0.08	0.77	0.228	2.640	21.71	0.305
0.60	9,800,000	0.62	6.85	0.08	0.82	0.196	2.158	17.29	0.259
0.65	7,840,000	0.67	7.02	0.09	0.87	0.168	1.769	15.56	0.220
0.70	6,210,000	0.71	7.17	0.09	0.92	0.142	1.432	12.32	0.184
0.75	4,780,000	0.77	7.24	0.09	0.98	0.118	1.113	9.49	0.151
0.80	3,650,000	0.83	7.22	0.09	1.05	0.097	0.847	7.24	0.123

Table A-3

Raintree West NI 43-101 inferred resource estimate below 100 metre elevation

Cut-off		Grade				Contained Metal
AuEq (g/t)	Tonnes (Mt)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (Moz)	Ag (Moz)	Cu (Mlbs)	AuEq (Moz)
0.50	64,460,000	0.63	3.76	0.09	0.80	1.295	7.792	127.92	1.652
0.55	57,470,000	0.65	3.77	0.10	0.83	1.208	6.966	126.72	1.534
0.60	51,760,000	0.68	3.74	0.10	0.86	1.130	6.224	114.13	1.428
0.65	46,360,000	0.70	3.71	0.10	0.89	1.048	5.530	102.22	1.321
0.70	40,780,000	0.73	3.70	0.11	0.91	0.954	4.851	98.91	1.198
0.75	35,290,000	0.75	3.72	0.11	0.94	0.855	4.221	85.60	1.071
0.80	29,750,000	0.78	3.76	0.11	0.98	0.746	3.596	72.16	0.933

Table A-2 and Table A-3 Notes:

1.	Gold-equivalent grade assumes metal prices of US$1,250/oz gold, US$16.50/oz silver and US$2.10/lb copper and recoveries of 75% for gold, 85% for copper and 75% for silver.
2.	A 0.30 g/t gold equivalent cut-off has been highlighted for material above 250 m elevation based on the nearby Whistler Deposit while a 0.60 g/t gold equivalent cut-off has been highlighted for material below the 100 m elevation as a possible block cave cut-off based on New Afton Mines in southern British Columbia.
3.	Totals may not represent the sum of the parts due to rounding.
4.	The Mineral Resources have been prepared by GCL in conformity with CIM Definition Standards.

The Island Mountain Deposit occurs 23 km southwest of the Whistler Deposit. The deposit outcrops on the southwest slope of Island Mountain and has been drilled over a strike length of 300 m and to a depth of 450 m; the deposit is up to 400 m in width. The deposit is open to depth and to the north where surface mapping, geochemistry and geophysics have identified coincident hydrothermal breccia, multi-element geochemical and magnetic anomalies for an additional 400 m to the north.

B-8

Gold-copper mineralization is hosted by intrusive and hydrothermal breccia associated with strong sodic-calcic alteration, and gold-only mineralization is hosted by diorite porphyry with vein and disseminated pyrrhotite.

The Island Mountain deposit was first modelled on a series of cross-sections, followed by longitudinal sections and plans for both lithology and alteration/mineralization and, from this, a geologic solids model was produced to constrain the resource estimate. A total of 8 mineralized geologic domains were modelled. Thirty-four diamond drill holes totaling 12,668 m were used to define the model.

Erratic high-grade outliers for gold, silver and copper were capped within each of the geologic domains. Composites 5 m in length were formed within each of the domains that honoured the domain boundaries. Variography was used to model the grade continuity and to determine the search ellipse orientations and dimensions for interpolation. Ordinary kriging was used to estimate gold, silver and copper into blocks measuring 10 by 10 by 10 m in dimension. A total of 218 samples had specific gravity measurements, which were subdivided into domains to convert volumes to tonnes.

The blocks were classified as Indicated or Inferred based on grade continuity as measured by semivariograms. A 0.30 g/t gold equivalent cut-off grade was chosen as a possible open pit cut-off based on studies completed at the nearby Whistler Deposit. Validation of the model was completed by comparison of the block model and drill hole grades by visual inspections in section and plan across the deposit.

Table A-4

Island Mountain NI 43-101 indicated resource estimate at various cut-off grades.

Cut-off		Grade > Cut-off				Contained Metal
AuEq(1),(2) (g/t)	Tonnes > Cut-off (tonnes)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (Moz)	Ag (Moz)	Cu (Million lbs)	AuEq (Moz)
0.25	42,500,000	0.42	1.02	0.05	0.47	0.570	1.394	46.86	0.646
0.30	31,080,000	0.49	1.10	0.06	0.55	0.485	1.099	41.12	0.547
0.35	23,410,000	0.55	1.20	0.06	0.62	0.415	0.903	30.97	0.467
0.40	18,200,000	0.62	1.32	0.07	0.69	0.360	0.772	28.09	0.405
0.45	14,660,000	0.67	1.43	0.08	0.76	0.317	0.674	25.86	0.356
0.50	12,120,000	0.73	1.55	0.08	0.82	0.283	0.604	21.38	0.318
0.55	10,260,000	0.77	1.65	0.09	0.87	0.255	0.544	20.36	0.287
0.60	8,780,000	0.82	1.74	0.09	0.92	0.230	0.491	17.42	0.259
0.65	7,600,000	0.86	1.80	0.10	0.96	0.210	0.440	16.76	0.236
0.70	6,480,000	0.91	1.83	0.10	1.02	0.189	0.381	14.29	0.211
0.75	5,580,000	0.95	1.85	0.10	1.06	0.171	0.332	12.30	0.191
0.80	4,740,000	1.00	1.87	0.10	1.11	0.153	0.285	10.45	0.170

Table A-5

Island Mountain NI 43-101 inferred resource estimate at various cut-off grades.

Cut-off		Grade > Cut-off				Contained Metal
AuEq(1),(2) (g/t)	Tonnes > Cut-off (tonnes)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (Moz)	Ag (Moz)	Cu (Million lbs)	AuEq (Moz)
0.25	104,030,000	0.42	0.96	0.05	0.47	1.408	3.211	114.69	1.582
0.30	82,020,000	0.47	1.02	0.05	0.53	1.237	2.690	90.43	1.390
0.35	63,560,000	0.52	1.10	0.06	0.59	1.069	2.248	84.09	1.197
0.40	48,840,000	0.58	1.20	0.06	0.65	0.912	1.884	64.62	1.021
0.45	39,000,000	0.63	1.31	0.07	0.71	0.792	1.643	60.20	0.886
0.50	31,970,000	0.68	1.40	0.07	0.76	0.697	1.439	49.35	0.780
0.55	27,440,000	0.71	1.46	0.08	0.80	0.630	1.288	48.40	0.704
0.60	23,180,000	0.75	1.52	0.08	0.84	0.560	1.133	40.89	0.625
0.65	19,770,000	0.79	1.56	0.08	0.88	0.500	0.992	34.87	0.557
0.70	16,830,000	0.82	1.61	0.08	0.91	0.443	0.871	29.69	0.493
0.75	13,730,000	0.86	1.68	0.09	0.95	0.378	0.742	27.25	0.421
0.80	10,550,000	0.91	1.78	0.09	1.01	0.307	0.604	20.94	0.342

Table A-4 and Table A-5 Notes:

1.	Gold-equivalent grade assumes metal prices of US$1,250/oz gold, US$16.50/oz silver and US$2.10/lb copper and recoveries of 90% for gold (cyanide), 80% for copper (flotation) and 25% silver (recovery in copper concentrate).
2.	A 0.30 g/t gold equivalent has been highlighted as a possible open pit cut-off based on studies completed at the nearby Whistler Deposit.
3.	Totals may not represent the sum of the parts due to rounding.
4.	The Mineral Resources have been prepared by GCL in conformity with CIM Definition Standards.

B-9

The Whistler Deposit is a structurally controlled porphyry deposit with Au, Cu and Ag as the primary economic metals. There are at least three intrusive phases recognized at the Whistler Deposit, the earliest, Main Stage Porphyry, being that of principal mineralization. A major northwest trending fault is used to segregate the mineralization into two domains prior to grade interpolation. There is some evidence that lateral offsets of as much as 100 m may have occurred along this fault.

Statistical analyses (cumulative probability plots, histograms, classic statistical values) of the assay data are used to confirm the domain selection, to decide if capping is necessary, and to determine the extent of non-mineralized zones within the diorite solid. Assay data was composited into 5 m intervals, honoring the domain boundaries, with composite statistics also compiled for comparisons. The composites are then used to create relative variograms for Au, Cu, and Ag grades using the MSDA module of the MineSight software, thus establishing rotation and search parameters for the block model interpolation.

Validation of the model is completed by comparison of the block values with de-clustered composite values, with values interpolated by inverse distance, by the use of swath plots, as well by a visual inspection in section and plan across the project area.

Specific gravity values are based on 21 measurements by ALS Chemex to give an average density of 2.72 for ore, and 2.60 for waste.

The resource has been interpolated and classified based on variogram modeling.

Table A-6

Summary of Search Parameters for Interpolation and Classification of the Resource

Search Parameter	Pass 1	Pass 2
Resource Classification	Indicated	Inferred
Search Distance	½ Range	Range
Minimum # Comps	4	3
Maximum # Comps	9	9
Maximum # Comps/Hole	3	2
Max # Comps/Split Quadrant	6	7

Classification is based on the variogram parameters, and restrictions on the number of composites and drillholes used in each pass of the interpolation, as indicated in Table A-6. The definition of Indicated and Inferred used to classify the resource is in accordance with that of the CIM Definition Standards.

The pit delineated resource is given in Table A-7, for a range of NSR cut-offs with the base case cut-off of $7.50/tonne highlighted. Process recoveries, as well as mining, processing and off-site costs have been applied in order to determine that the pit resource has a reasonable prospect of economic extraction. The $7.50/tonne cut-off (an AuEq grade of approximately 0.3 g/t at the base case prices) yields an Indicated resource of 79.2 Mt at 0.51 g/t gold, 0.17% copper and 1.97 g/t silver (2.25 Moz AuEq) and an Inferred resource of 145.8 Mt at 0.40 g/t gold, 0.15% copper and 1.75 g/t silver (3.35 Moz AuEq). The mining, processing and off-site costs used here are estimates and may not represent actual costs.

B-10

GoldMining has disclosed that there are no known significant environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other factors that could materially affect the resource estimate.

Table A-7

Summary of Pit Delineated Resource1, Whistler Deposit

	NSR[2]		In situ Grades				Total Modelled Metal
Class	Cut-off ($/tonne)	Tonnes (Mt)	NSR ($/tonne)	Au (g/t)	Cu (%)	Ag (g/t)	Au (Moz)	Ag (Moz)	Cu (Mlbs)
	7.50	79.2	21.95	0.51	0.17	1.97	1.28	5.03	302
	10.00	69.8	23.77	0.56	0.18	2.06	1.24	4.61	282
	12.50	60.7	25.64	0.61	0.19	2.13	1.19	4.15	259
Indicated	15.00	51.7	27.72	0.67	0.20	2.19	1.12	3.63	232
	17.50	43.3	29.95	0.74	0.21	2.26	1.03	3.14	203
	20.00	35.6	32.36	0.82	0.22	2.35	0.94	2.68	176
	22.50	29.6	34.65	0.89	0.23	2.40	0.85	2.28	152
	25.00	24.0	37.22	0.98	0.24	2.49	0.75	1.91	129
	7.50	145.8	17.78	0.40	0.15	1.75	1.85	8.21	467
	10.00	123.1	19.56	0.45	0.16	1.83	1.76	7.23	423
	12.50	100.1	21.48	0.50	0.17	1.91	1.61	6.13	365
Inferred	15.00	79.0	23.55	0.57	0.18	1.98	1.43	5.00	306
	17.50	59.0	26.03	0.64	0.19	2.10	1.21	3.98	243
	20.00	43.1	28.74	0.73	0.20	2.25	1.01	3.11	188
	22.50	31.6	31.50	0.82	0.21	2.35	0.83	2.38	146
	25.00	23.0	34.41	0.91	0.22	2.47	0.67	1.82	112

Notes:

1.	Reported within a conceptual pit shell (45 degree pit slope angle) and based on a cut-off grade of $7.5/t adjusted for metallurgical recovery and offsite costs.
2.	NSPs used to define the resource are based on 75 percent recovery for gold and silver; 85 percent recovery for copper; US$990 per ounce gold, US$15.40 per ounce silver and US$2.91 per pound of copper and an exchange rate of 0.92 $US/$CDN.

Exploration potential exists adjacent to the base case pit resource in the north, west and south directions as well as at depth.

Yellowknife Project

The following description of the Yellowknife Project has been sourced, in part, from the Yellowknife Technical Report. Information in this section that provides non-material updates to the information in the Yellowknife Technical Report has been obtained from GoldMining’s AIF and from information provided by GoldMining. Both the AIF and the Yellowknife Technical Report are available on SEDAR.

The Yellowknife Project is a gold exploration project located in the Northwest Territories, Canada. The Yellowknife Project includes the site of the historically producing Discovery Mine, which operated from 1950 to 1969. Historic production at the Yellowknife Project or at nearby mines are not necessarily indicative of the future mining potential of the Yellowknife Project.

On July 20, 2017, GoldMining (through 507) completed its acquisition of a 100% interest in the Yellowknife property and the nearby Big Sky property, now all grouped together under the Yellowknife Project, from Tyhee N.W.T. Corp. (“Tyhee NWT”), a subsidiary of Tyhee, under an agreement with a receiver appointed in respect of the assets and undertaking of Tyhee under the Bankruptcy and Insolvency Act.

On January 24, 2018, GoldMining (through 507) completed the acquisition of the Maguire Lake Property, and on May 11, 2018, GoldMining completed the acquisition of the Narrow Lake Property. In connection therewith, the vendor was granted a 1% NSR with respect to the Narrow Lake Property upon commercial production.

In April 2019, 507 received a five-year Type B WL and Type A LUP from the MVLWB for the Nicholas Lake-Ormsby property. The WL and LUP enable GoldMining to complete advanced exploration work including diamond drilling, underground development and operation of the existing camp, airstrip and winter road. Additionally, two-year extensions were granted by the MVLWB for two existing LUPs for the Goodwin Lake and Clan Lake Properties, which expire in February 2021. GoldMining does not plan to renew these two LUPs for the Goodwin Lake and Clan Lake Properties at this time.

B-11

Project Description, Location and Access

The Yellowknife Project is located in the South Mackenzie Mining District of the Northwest Territories, Canada, situated approximately 90 km north of the City of Yellowknife. Access to the Discovery camp from Yellowknife is possible by small aircraft to a year-round 1,100 m long gravel airstrip. A winter road can provide access for fuel and other heavy or bulky materials from Yellowknife.

The Yellowknife Project measures approximately 12,239 ha and is comprised of 34 mining leases and 2 mineral claims to which 507 has title. The mining leases and mineral claims are grouped into: (i) the Nicholas Lake property, comprised of 10 mining leases; (ii) the Ormsby-Bruce property comprised of 7 mining leases and 2 mineral claims; (iii) the Goodwin Lake property, comprised of 4 mining leases; (iv) the Clan Lake property comprised of 6 mining leases; and (v) the Big Sky property, comprised of 7 mining leases.

GoldMining has disclosed that annual canon fees payable to Canada and Northwest Territories Governments and required work expenditures for mineral claims, were current to the anniversary date for all the mineral claims. Mining lease annual canon fees payable to Canada and Northwest Territories Governments were current to the anniversary date for all the mining leases.

For the most part, Tyhee purchased the mineral rights in transactions with individuals and a public company for value payable either in cash or common stock of Tyhee and royalty interests.

The Ormsby-Nicholas Lake property was purchased by Tyhee in 2001 from an individual and GMD for cash consideration and a 2.25% NSR royalty payable to each of the vendors on the entire property. In 2003 the royalty obligation to GMD was eliminated by mutual agreement. The remaining royalty consists of 2.25% and a non-refundable advance royalty in the amount of US$20,000 paid annually.

The Goodwin Lake property was purchased in 2006 from an individual; the consideration was Tyhee common stock and a 2% NSR royalty interest.

A third royalty exists for the N1 and N2 claims located in the Ormsby-Bruce property. The N1 and N2 claims were acquired by GoldMining in 2018 from an individual who was granted a 1% NSR.

GoldMining acquired from Viking Gold Exploration Inc. (“Viking”) mining leases 5554, 5555 and 5556 converted from claims RG1, RG2, and RG3 located in the Ormsby-Bruce property. GoldMining issued 60,000 GoldMining Shares in consideration for the claims.

507 holds Land Use Permits and Water Licences that allow it to conduct exploration (both surface and underground) and to use water and discharge waste. Subsurface rights are limited to the extent of the mining leases and mineral claims. Surface rights for the purpose of operation are more extensive but limited by the INAC Discovery Mine cleanup area. These limitations do not affect the exploration activities of the Yellowknife Project. GoldMining has no rights to timber or aggregate under these licences.

GoldMining has disclosed that to the extent known, there are no other permits required to conduct the proposed exploration work on the property. There are no legislated environmental liabilities for the Yellowknife Project. There are however procedural issues that must be communicated with governmental agencies for the disturbance of the discovery tailings cap and rehabilitated areas of the old Discovery Mine site.

B-12

GoldMining has disclosed that, to extent known, there are no other significant factors and risks that may affect access, title, or the right or ability to perform work on the property.

History

Prior Ownership and Exploration Work

The Discovery Mine Property (now Ormsby-Bruce Property)

Prospector A.V. (Fred) Giauque staked claims near the west shore of the Giauque Lake following his discovery in 1944 of visible gold in quartz veins in rusty mafic volcanic rocks (the Bruce zone). Subsequent prospecting and exploration in 1945 discovered more spectacular visible gold in a folded, thick quartz vein hosted by metasedimentary rocks approximately 100 m northeast of the Bruce zone (the North Vein of the Main Zone). Mr. Giauque and sons optioned the claims to Discovery Yellowknife Mines Limited in 1945. In 1944, Mr. Giauque also discovered gold mineralization (the Ormsby zone) approximately 2 km to the southwest of the Main Zone, and shortly sold the claims to LaSalle Yellowknife Gold Mines Limited.

Surface exploration, including core drilling, was conducted intermittently on the Ormsby property during the early 1950s, first by LaSalle Yellowknife Gold Mines Limited and then by Discovery Yellowknife Gold Mines Limited under an option agreement with the former. Although this option subsequently lapsed, following a second agreement with the then-owner Ormsby Mines Limited, an exploration drift was driven south onto the Ormsby property from the 290 m level of the Discovery Mine. However, no economic concentration of gold was encountered.

The Discovery Mine remained on care and maintenance until the mid-1970s when some of the materials on site were salvaged. In December 1980, the Discovery property was optioned to Newmont Exploration Limited, who added six adjoining claims and conducted line-cutting, litho-geochemical mapping, geological mapping, and magnetometer, VLF, HLEM and induced polarization surveys in 1981. Further work recommended on the basis of a litho-geochemical anomaly in the volcanic rocks hosting the Ormsby zone were not conducted. Canamax Resource Corporation (in this Annex B, “Canamax”) optioned the property in the mid-1980s but only a single borehole was drilled in the Ormsby zone after geological mapping, and Canamax subsequently allowed the option to lapse. Results of the borehole are currently unknown, but are not deemed material.

The Discovery property claims and leases were permitted to lapse with the final leases expiring in November 1992. The GMC-1 claim, containing the former Discovery Mine and the Ormsby zone, was staked by New Discovery Mines Ltd. in December 1992. The historical data was compiled, and GMD signed an option agreement to earn a 50% interest in the claims in 1994. GMD drilled 15 boreholes for 975 m that tested the west limb of the Main Zone, the West zone and the Ormsby zone in 1994. GMD subsequently acquired a 100% interest in the property, subject to a series of deferred payments, and between 1995 and 1998, GMD completed detailed geological mapping, magnetic and horizontal loop electromagnetic ground surveys, over 53,938 m of core drilling in 203 boreholes that tested the Discovery and Ormsby zones and metallurgical testing of the potential ores. The Ormsby portal, decline and 215 m of ramp development was also commissioned by GMD to explore and bulk sample the Ormsby zone during this period.

The Nicholas Lake Property

The Nicholas Lake property was first staked in 1941 by Cominco Ltd. Trenching exposed gold-bearing quartz veins hosted by a small granodiorite intrusion in Burwash Formation metasedimentary rocks. Although core drilling by Cominco Ltd. in 1947 intersected mineralized veins beneath the trenches, Cominco Ltd. stopped exploration and the claims lapsed in 1952.

B-13

The Nicholas Lake prospect was staked by individuals and explored with additional trenches intermittently from the late 1950s to mid-1970s, but records of the work are not available, and the claims were allowed to lapse in each case.

David R. Webb staked the Nicholas Lake prospect in September 1986 and optioned the claims to Chevron in April 1987, which in turn re-optioned the property to IGF Metals Inc. Following a compilation of historical data, mapping and sampling in 1987 identified the Main Zone (now known as the Nicholas Lake zone) to be at least 35 m long, 1 m to 2 m wide on surface with an average grade between 13.7 and 17.1 g/t gold.

IGF Metals Inc. withdrew from the option in 1988 and Athabaska Gold signed an agreement with Chevron to earn a 60% interest in the property for exploration expenditures of US$750,000. Additional claims expanded the property and core drilling on the Nicholas Lake zone commenced in early 1988. By the end of 1990, 15,373 m of core drilling in 71 boreholes, an airborne magnetometer/VLF-EM survey of the entire property, plus detailed prospecting, geological mapping, trenching and ground geophysical surveys had been completed. Athabaska Gold also initiated resource estimates, metallurgical studies and environmental studies during this period.

Athabaska Gold acquired a 100% interest in the property in 1991 to 1992 for a payment of US$300,000 plus US$40,000 in expenditures and subsequently optioned a 35% interest to Royal Oak for an exploration commitment of US$855,000 to US$1,166,000. Limited drilling of the Nicholas Lake zone from 1991 to 1992 totaled about 1,700 m. Regional prospecting and mapping in 1991 identified several other prospective areas on the property (Nicholas Lake East, Nicholas Lake North, MacAskill, Eastern Volcanic, Western Volcanic, and Teapot prospects) that were explored in 1992 by gridding, detailed geological and geophysical surveys and trenching (only at Teapot). One to three holes were reportedly drilled at the Nicholas Lake East, Nicholas Lake West, West Volcanic and MacAskill properties. Results are currently unavailable.

The underground program initiated in March 1994 with the Nicholas Lake portal and decline resulted in 820 m of underground development into the Nicholas Lake zone to a depth of 90 m by October. Detailed rock chip sampling and 2,972 m in 36 underground boreholes were completed that year. Following further regional prospecting, sampling and mapping, 13 boreholes totaling 1,209 m tested the Teapot prospect and one other hole of 294.74 m tested the Nicholas Lake North prospect in 1994. Athabaska Gold commissioned a resource estimate of the Nicholas Lake zone based on the new underground data. Resources were estimated to be 461,000 tons grading 13.32 g/t gold. The reader is cautioned that this historical mineral resource estimate is superseded by the resource detailed in the Yellowknife Technical Report and should not be relied upon.

Athabaska Gold sold the Nicholas Lake property to Royal Oak for US$3,800,000 in October 1995. Royal Oak completed a legal land survey of the NIC 1 and NIC 2 mineral claims for conversion to mining leases in 1996. Legal surveys were also completed on the BUSH, PIG and SAINT claims. When Royal Oak filed for creditor protection in April 1999, the Nicholas Lake property was listed as a Royal Oak asset. However, the Superior Court of Ontario awarded the Nicholas Lake property to the original owner, David R. Webb in December 1999. The Court ordered all data, files, information and material to be returned.

Goodwin Lake Property

The Goodwin Lake showing was initially prospected in 1965 by trenching. The showing was staked in 1972 by C. Vaydik as the GOD claim and subsequently re-staked as the Goodwin Lake claim.

In 1989 the property was optioned by Aber Resources Ltd and Continental Pacific Resources Ltd. Geological mapping, prospecting, trenching and sampling of unknown amount and quantity were conducted that year. Sampling resulted in anomalous gold values from 2.46 to 292 g/t associated with sulphide mineralization noted.

GMD optioned the property in 1996 from C. Vaydik and conducted geological mapping, prospecting and sampling. Sample results confirmed gold values found previously.

B-14

The current mineral claims were staked in 1999 and 2000. Tyhee optioned the mineral claims in November 2006 from an arm’s length, Yellowknife-based prospector for 85,000 shares issuable over two years and a 2% NSR. A fourth mineral claim was staked in 2006 and included under the terms of the option.

Clan Lake Property

The surface gold showings of the Clan Lake main zone were discovered by the Earl-Jack Syndicate (the “Syndicate”) in 1964. The Syndicate conducted an exploration program consisting of trenching, sampling, magnetometer survey and geological mapping. Gunnex optioned the property in 1964 and drilled the first boreholes. The amount, quantity and general results of the exploration program are unknown.

The property was held by Precambrian Shield Resources in 1967 when a 1,150 ton bulk sample was excavated from the main zone pit. The muck was trucked to the Discovery Mine for processing. The calculated head grade was reported to be 14.5 g/t gold. Precambrian Shield Resources conducted further drilling in 1974 and 1980 to explore the main zone and nearby showings. The amount and quantity of exploration is unclear. However, no new zones were found, and work was discontinued. During this period, Precambrian Shield Resources took the claims to lease.

Canamax optioned the property from Precambrian Shield Resources in 1987. Canamax conducted a helicopter-borne magnetic and EM survey followed by core drilling. The 330 zone was discovered in 1989 and tested by 15 boreholes. Canamax terminated its option in 1989. The details of the Canamax drill programs are unknown.

Treminco acquired the leases in 1992 and explored the main zone. Drilling for a possible northwest extension of the main zone led to the discovery of the Pond zone in 1996. Treminco continued work on the main zone until 1998 and the leases were cancelled June 20, 2001. The details of the Treminco exploration programs are unknown.

Tyhee acquired the property by staking the Nose mineral claim in 2006 and subsequently staking additional contiguous claims in 2007, 2008, 2009 and 2011. Much of the old core from the various previous owners was reported to be destroyed by a forest fire. Tyhee researched drill collar locations and drill logs with old core partially re-logged and re-sampled where necessary enabling the data for 62 boreholes totaling 5,986 m to be incorporated in the drill database.

Big Sky Property

In March 2012, Tyhee announced an option agreement with Williams Creek, under which William Creek had the option to earn up to a 50% interest in the Big Sky property by spending 100,000 dollars per year on the property for five years. At the time, the property comprised five mining leases covering 137 ha and 20 claims totaling 1,853 ha, located approximately 17 km north of Yellowknife.

In 2012, Williams Creek ran an exploration campaign involving helicopter-supported geological mapping and sampling targeting 8 of the 13 recognized mineralized zones. Samples were collected at the Oro Lake Main Shear Zone, Chan Lake Vein set, Hutter Shear, Slippery Slope Shear, Greyling Lake Gossan, Dwyer Main Shear, Kendrick zone, Havoc zone, and at random locations throughout the property. Williams Creek allowed the option to lapse. The Big Sky property is now comprised of seven leases for a total area of 769 ha and owned 100% by GoldMining.

Historic Mineral Resource and Reserve Estimates

Several mineral resource estimates have been prepared for the gold deposits on the Yellowknife Project. Such mineral resource estimates are being treated by GoldMining as historical in nature, should not be relied upon, and are superseded by the resource estimate detailed in the Yellowknife Technical Report. Sufficient work has not been done to classify the historical estimates as current mineral resources or reserves.

B-15

In September 2012, Tyhee disclosed the results of a feasibility study detailing additional exploration, updated mineral resources and mineral reserves, metallurgical program, and mine engineering studies to design open pit and underground mines and a mill complex targeting the mineral resources. These are considered by GoldMining to be obsolete and are not treated as current.

Historic Production

Total production from the Discovery Mine, from 1950 to 1969, is estimated to be 1,023,550 oz of gold from 1,018,800 short tons (“st”) of ore. Historic production is not indicative of potential future results at the Yellowknife Project.

Production commenced in January 1950 and the mine produced continuously until the mill was destroyed by fire in 1968. Ore was trucked to Yellowknife for milling on the winter road the following year, but the mine closed later in 1969.

Geological Setting, Mineralization and Deposit Types

The Yellowknife Project properties are located within the southern Slave Province of the Precambrian Shield, specifically within the Archean aged Yellowknife Basin. The Slave Province is described as an Archean craton which covers a major portion of the northwest Canadian Shield and consists of variable amounts of granitic-gneissic, metasedimentary and metavolcanic lithologies. The Slave Province is bounded by Paleoproterozoic orogenic belts to the east and west. Development of the Slave Province is a result of the tectonic evolution of northern Canada which involved a series of accretionary events alternating with periods of continental extension.

Regional and Local Geology

The south-central Slave Province is underlain primarily by supracrustal crystalline basement rocks of the Central Slave Basement Complex, which consist of granodioritic to tonalitic gneisses. The basement complex is overlain by the Central Slave Cover Group, which consists of a highly deformed and locally imbricated autochthonous sequence of ultramafic, mafic and minor intermediate to felsic volcanic assemblages along with conglomerate, chromite bearing quartzite and banded iron formation.

The Yellowknife Greenstone Belt is the southernmost exposed greenstone belt of those that occur throughout the Slave Province. The Yellowknife Greenstone Belt trends to north-north-easterly from Yellowknife Bay for approximately 100 km. Southern portions of the greenstone belt are continuously exposed and well researched whereas more northern extents are less well exposed and studied. Lithologies within the belt define a homocline which dips steeply to the east. These sequences of greenstone consist of greenschist to amphibole facies metamorphosed mafic to felsic volcanic rocks below a thick sequence of related metasedimentary rocks termed the Yellowknife Basin.

The Yellowknife Basin lies within the southern Slave Structural Province’s Late Archean Yellowknife Supergroup. The basin is structurally bounded by the Anton Complex basement gneisses to the west, by the Sleepy Dragon Complex to the north and east and disappears under Great Slave Lake and post-Archean cover to the south. The basin occurs over an area crudely 120 km wide and at least 180 km long. The basin contains lithologies of the Yellowknife Supergroup which can be partially divided into the well exposed southern volcanic components which are the 2.73 to 2.70 Ga Kam Group metavolcanics, the 2.69 to 2.66 Ga Banting Group metavolcanics and the Duncan Lake Group. Both the Banting Group and Kam Group are considered basal strata of the Yellowknife Supergroup which are overlain by and intercalated with the Burwash Formation metasedimentary lithologies.

B-16

The geological units of the Yellowknife Basin that are the subject of the Yellowknife Technical Report include, from north to south, the Nicholas Lake granodiorite-quartz diorite intrusion, the mafic volcanic rocks of the Giauque Lake Formation, the gabbro sill at Goodwin Lake, and the bimodal mafic-intermediate volcanic rocks of the Clan Lake Complex. All these lithologies are hosted and deposited within and/or subsequently buried by the metasedimentary rocks of the Burwash Formation.

Burwash Formation lithologies consist predominantly of variably laminated and interbedded greywacke-mudstone turbidite sequences with syn-formational volcanic vent sequences such as those seen at Clan Lake and Giauque Lake among others. Bedding thickness ranges from the millimetre scale to over 8 m. With regional tectonic activity, the lithologies of the Burwash Formation were compressed, thickened, and complexly folded between ca. 2650 and 2580 Ma, with a peak in crustal anatexis between 2595 and 2585 Ma that resulted in numerous granitoid intrusive and diabase dike swarms. It is postulated that the various gold deposits were formed during these periods of orogenesis. Hydrothermal alteration including silicification, sericitization and other alteration assemblages can be seen throughout the Burwash Formation. Quartz veining and ductile shearing are common in areas of significant large scale regional tectonic structural trends. Gold mineralization within the Burwash Formation is typically associated with ductile to brittle shear zones and replacement deposits with variable proportions of sulphides including arsenopyrite, pyrrhotite, pyrite, sphalerite, chalcopyrite, and galena. Gold deposits identified to date occur near the greenschist to amphibolite isograd.

Property Geology and Mineralization

The Ormsby-Bruce property is underlain by mafic metavolcanic flows and related tuffaceous rocks of the Giauque Lake Volcanic unit, a lithological and stratigraphic sub-component of the Banting Group within the Yellowknife Supergroup. Principal lithologies observed can be divided into three units which represent:

●	the Giauque Lake metavolcanic lithologies;

●	the surrounding Burwash metasedimentary rocks; and

●	a transitional phase of intercalated volcanic and sedimentary rocks that occur between both end members.

The two largest metavolcanic bodies are referred to as the Ormsby and Discovery members. The Discovery member contains proportionately more pillow and massive mafic flows with only minor to moderate tuff component versus the predominantly tuffaceous Ormsby member.

The Ormsby member is host to the Ormsby gold mineralized zone and the Discovery member is host to the Bruce mineralized zone. Gold in both zones is associated with fine grained lamination parallel pyrrhotite bands within amphibolite and within irregular smoky grey quartz veins. Sulphide mineralization includes pyrrhotite, pyrite, arsenopyrite, and trace amounts of galena, sphalerite and chalcopyrite.

The Nicholas Lake property is underlain by a sheared intrusive plug of granodiorite to quartz-diorite composition, which has intruded meta-turbidites of the Burwash Formation at the northern end of the Yellowknife Basin of the Yellowknife Supergroup. The 200 m by 300 m intrusive body has been informally named the Nicholas Lake Granodiorite and is likely related to other granitoid intrusive bodies in the area.

Gold mineralization at Nicholas Lake occurs in a subvertical shear zone that extends across the southern half of the granitoid body in an east-west trend. The shear zone comprises a series of near vertical quartz-sulphide veins and veinlets in a zone of sericitization and silicification in the granodiorite plug and in the meta-sedimentary rocks in close proximity to the intrusive contact. Gold is associated with quartz veining, pyrrhotite, pyrite, and arsenopyrite and with lesser sphalerite, galena and scheelite.

B-17

The Goodwin Lake property is underlain by a thick sequence of Burwash Formation turbiditic sedimentary rocks that are intruded by gabbro. Intermediate to mafic extrusive volcanic rocks are associated with the gabbro units.

The Goodwin Lake gold mineralized zone is located on a ridge north and east of Goodwin Lake. The gabbro unit, host to gold mineralization at the Goodwin Lake zone, is medium to dark grey, fine to medium grain, equigranular to weakly plagioclase porphyritic, gabbro with equal amounts of plagioclase and hornblende. The gabbro has undergone moderate pervasive silica alteration. Decreased grain size are noted near contacts with turbidite units suggesting an intrusive contact. Samples submitted for petrographic description have identified the gabbro as leucocratic hornblende-biotite tonalite gneiss with minor localized garnet and epidote. Moderate to abundant silicification occurs as subhedral to anhedral strained quartz within submillimetre micro-shear zones. This suggests a greater amount of silicification than what was identified from core and surface sampling. Core drilling suggests the gabbro body dips vertically to 80º east. Sinuous quartz veins with multiple orientation occur throughout the gabbro body.

The Clan Lake property is underlain by metavolcanics of the Clan Lake Volcanic Complex, a component of the Banting Group and metaturbidites of the Burwash Formation. The complex is interpreted to have formed in a submarine to sub-aerial environment and is comprised of metamorphosed felsic to mafic flows, and intermediate volcaniclastic units. The metavolcanics are intruded by small gabbroic bodies.

Gold mineralization at the Clan Lake main zone occurs as abundant quartz veins transecting the central area intermediate volcanic units in parallel northwest to south-east trends. The quartz veins occur with envelopes of sericite and silica containing arsenopyrite.

The Big Sky property is located within the Yellowknife greenstone belt to the north and along strike of the Yellowknife gold district. The Yellowknife greenstone belt hosts the majority of the mineralized zones of the Big Sky property and is situated in the southwestern part of the Slave structural province composed of metavolcanic rocks of the Clan Lake volcanic complex, Yellowknife Supergroup. The Clan Lake volcanic complex is typically represented by pillowed and massive tholeiitic basalts containing thin intercalated intervals of rhyolite tuff. The volcanic complex is crosscut by syn- to post-volcanic gabbroic dikes as well as quartz-feldspar porphyry dikes.

The Big Sky zones are interpreted to be a series of brittle vertical shear zones hosting auriferous quartz vein mineralization. There is a total of 13 recognized mineralized zones of variable widths and sulphide content within the Big Sky property. The shear zones commonly trend north in the northern part of the property, and northwest and northeast trending in the south. The extent of the mineralized zones is yet to be determined.

Deposit Type

The Yellowknife Project deposits can be considered Archean Lode Gold deposits within an orogenic gold environment. These deposit types are well documented throughout the Canadian Shield. Gold deposition typically post-dates peak metamorphism and can be accompanied by retrograde metamorphism in the greenschist to amphibolite grade lithologies. Favorable structural settings include areas of contrasting lithological competency, where brittle and ductile shearing provides the fluid pathways for deposition of quartz-carbonate veining as stockwork and lode gold quartz veining.

Exploration

GoldMining has disclosed that it has not conducted exploration work since acquiring the Yellowknife Project.

Current and/or Planned Activities

GoldMining has disclosed that there were no exploration programs planned for the Yellowknife Project for 2020.

B-18

Drilling

GoldMining has not conducted a drilling program since acquiring the Yellowknife Project. All core drilling performed from 1988 to 2012 was conducted by Connors Drilling, later rebranded as Foraco Drilling.

Core drilling programs on the Ormsby and Bruce deposits total 157,570 m in 707 boreholes, from both surface and underground. Prior to the property acquisition by Tyhee, previous operators drilled 54,568 m in 214 boreholes. Between 2003 and 2011, Tyhee drilled 103,002 m in 493 boreholes.

Core drilling programs on the Nicholas Lake deposit total 27,590 m in 141 boreholes. Previous operators drilled 20,333 m in 115 boreholes both surface and underground. Between 2007 and 2009, Tyhee drilled 7,257 m in 26 boreholes. This drill program included the re-sampling of all pre-existing drill core at the Nicholas Lake gold deposit.

During 2007 and 2008, 28 surface core boreholes were completed totaling 5,934 m at the Goodwin Lake property.

Prior to Tyhee acquiring the Clan Lake property, core drilling was conducted by previous operators on several exploration targets. Tyhee researched drill core locations and drill logs with old core partially re-logged and re-sampled where necessary enabling the data for 62 boreholes totaling 5,986 m to be incorporated in the drill database. Much of the old core was destroyed by a forest fire. Between 2008 and 2011, Tyhee drilled 34,529 m in 123 boreholes.

The core logging and sampling procedures used by the previous operator, Tyhee, as presented in the 2012 technical report, was reviewed. Based on a review of the documentation dating back to active drilling, the procedures used are consistent with generally accepted industry best practice and are, therefore, adequate for an exploration project at this stage.

Sampling, Analysis and Data Verification

Sample Preparation, Analysis and Security

GoldMining has not conducted an exploration program since acquiring the Yellowknife Project. Sample preparation, analyses, and security procedures by previous operators has been extracted and reviewed from the previous technical report.

All exploration samples collected by Tyhee were submitted to Acme Analytical Laboratories Ltd (“Acme”) in Vancouver, Canada. In 1996, Acme became registered under ISO 9001 by the Standards Council of Canada (“SCC”). Acme, now operating under the name Bureau Veritas Commodities Canada Ltd, has been accredited to ISO/IEC 17025 for geochemical analyses by the SCC since 2011, including those used by Tyhee. Umpire testing of samples was conducted through ALS Chemex (“ALS”) of North Vancouver, Canada. ALS is accredited to ISO/IEC 17025 for geochemical analysis by the SCC.

Acme and ALS are autonomous, commercial geochemical laboratories that operate independently of GoldMining.

Sample Preparation and Analysis

Some of the assay samples from Ormsby were collected prior to 2003 by a previous operator. Sampling procedures for those programs before 2003 are not available. Core that was drilled prior to 2003 at Nicholas Lake was re-sampled by Tyhee for resource estimations. All samples from Clan Lake were collected by Tyhee.

B-19

Tyhee geologists logged the drill core and sample intervals were marked on the core. The drill core was cut into halves by diamond saw with one half of the core for each interval collected as a sample. The remaining core was placed into permanent storage on site. The drill core was sampled almost continuously in lengths ranging from several cm to 2 m. Core recovery was excellent with no significant core losses observed. Each hole was surveyed by downhole instrument.

Core was placed in boxes at the drill, covered with a lid secured by nails, transported to camp by the drillers. Core was moved into the core shack as soon as possible by geologists, logged and sample intervals are marked on core, with a sample tag placed in the box, by Tyhee geologists. Core cutters move core into the cutting shack and saw the core and place half into sample bags with the corresponding sample tag. All samples were sealed in shipping sacks immediately after collection and shipped directly to the Acme Laboratories Yellowknife sample preparation facility at regular intervals as soon as practical. During 2007, Acme constructed and equipped a preparation facility on site. This facility was operated by Acme Laboratories personnel. The sample preparation facility crushed the entire sample with a 500 g split sealed in a barcoded envelope. Acme shipped the prepared samples to its Vancouver lab for assaying.

Since Tyhee began exploration on the Yellowknife Project, Acme conducted all sample preparation and analytical work. All samples were crushed to 80% passing 10 mesh, split to a 500 g sub-sample by riffle splitter and pulverized to a pulp 85% passing 200 mesh. The remaining crushed material, termed the “coarse reject” is stored for future use.

All assays were conducted by a lead-collection fire-assay fusion for total sample (30-gram aliquot) decomposition, digestion of the silver doré bead and ICP-ES analysis.

Quality Assurance and Quality Control Programs

Quality control procedures and results made available by Tyhee include documentation of inter-laboratory check assay results, blank sample assay results, standard sample results, duplicate pulp assay results and duplicate coarse reject assay results. Pulps from samples were regularly submitted to ALS to verify Acme Laboratories’ assay results.

Tyhee maintained a separate series of spreadsheets containing sample information for each drill hole. Records of blanks, standards and duplicates are kept as part of those spreadsheets. The sample interval data and coded geological data are compiled into a master Microsoft Access database for each deposit for the purpose of quality control monitoring. The quality control data was compiled into a separate database for analysis. Quality control samples (blanks, repeats and lab standards) were inserted into the sample stream approximately every 20 to 50 m. Tyhee compiled and analyzed quality control data for all assays conducted from 2004 to the present. Quality control samples (blanks, repeats and lab standards) were inserted by the laboratory into the sample stream approximately every 20 to 50 m. Tyhee requested specific pulp repeats and reject repeats in addition to the normal laboratory repeats.

Since 2003, un-mineralized rock samples were regularly inserted by Tyhee into the sample stream as blind analytical blanks. Typically, blanks were inserted after samples that were suspected of being high grade.

Repeat assay analyses from pulp duplicate samples prepared from drill core were regularly conducted since 2003. Repeat analyses were conducted on pairs of pulps from samples collected from drill core every 20 m to 40 m. Duplicates are used to monitor sample batches for sample mix-ups, data variability due to laboratory error and sample homogeneity at each step of preparation. Sample duplicates should be inserted at every sample split during sample preparation and they should not be placed in sequential order. When original and duplicates samples are plotted in a scatterplot, perfect analytical precision will plot on x=y (45º) slope. Pulp duplicates are expected to perform within ±10% of the x=y slope on a scatterplot.

Repeat assay analyses from coarse reject samples prepared from drill core were regularly conducted since 2003. Repeat analyses were conducted on pairs of coarse reject, from samples collected from drill core every 20 to 40 m. Coarse reject duplicates are used to monitor sample batches for sample mix-ups, data variability due to laboratory error and sample homogeneity at the sample preparation stage. Sample duplicates should be inserted at every sample split during sample preparation and they should not be placed in sequential order. When original and duplicates samples are plotted in a scatterplot, perfect analytical precision will plot on x=y (45º) slope. Coarse reject duplicates are expected to perform within ±20% of the x=y slope on a scatterplot.

B-20

The performance of standards (“certified reference materials” or “CRMs”) for the period 2009-2011, which were regularly inserted into the sample stream by Acme, were reviewed. All CRMs utilized by Acme were purchased from Rocklabs, Australia. In 2012, the performance of the four most used standards were reviewed.

Since 2003, a check sample program was undertaken by Tyhee to verify the results of Acme. Pulp sample rejects from Acme analyses were submitted to ALS. Fire assays were carried out on a 30 g pulp with either an ICP or AA finish depending on the grade of each sample. No external lab check data was completed by Tyhee during 2008-2011 core drilling programs. It is recommended that external lab checks be incorporated as part of the quality analysis and quality control protocols for all future drilling campaigns.

The Yellowknife Technical Report discloses that the sampling preparation, security and analytical procedures used by Tyhee between 2003 and 2011 are mostly consistent with generally accepted industry best practices and are, therefore, adequate for an advanced exploration project. The Yellowknife Technical Report discloses that the sole reliance on the laboratory’s standard analyses is not considered industry accepted practice and recommends that blind standards with appropriate expected grade values be inserted into the sample stream for all future drilling campaigns.

Data Verification

No drilling was conducted by GoldMining or previous operators on the property since a historic feasibility study conducted by Tyhee in 2012. As such, the exploration and drilling data informing the updated mineral model contained herein was previously validated. The Yellowknife Technical Report discloses that previous verifications have been reviewed, and it was concluded that the data provided is reliable, and suitable for use in resource estimation.

The Yellowknife Technical Report discloses that a site visit was conducted on the Yellowknife Project on September 25 and 26, 2018. The purpose of the site visit was to examine available drill core, define geological modelling procedures, and collect all relevant information for the preparation of a revised geology and mineral resource model and the compilation of a technical report. During the visit, attention was given to investigating the geological and structural controls on the distribution of the gold mineralization in order to aid the construction of three-dimensional gold mineralization domains. The Yellowknife Technical Report discloses that it was also observed that the core storage yard near the Discovery camp sustained considerable damage due to wildfires that occurred since the previous technical report and the last drilling program. Approximately a third to half of the core is unavailable for verification.

A validation of the data for the five deposit areas was performed in 2012 by random manual checks of 10% of the database against the original laboratory certificates provided by Tyhee. The 10% random assay comparisons were conducted for gold for 13,503 sample intervals. It is noted that at Ormsby and Bruce, during 1996, some of the gold assay results reported below detection were recorded in the provided database at the detection limit. Subsequent to 1996, all gold assay results reported below detection were recorded in the provided database at half the detection limit. Customary procedure is to use half the detection limit. The Yellowknife Technical Report discloses that at Nicholas Lake, Clan Lake and Goodwin Lake, all gold results reported below detection were recorded in the provided database at half detection limit, which is customary procedure. The error rates of the data checked are very low, and the data is suitable for use in resource estimation.

B-21

The results for the Quality Assurance/Quality Control (“QA/QC”) programs for the 2003 through 2011 drilling programs, were reviewed, and the following observations were noted in the Yellowknife Technical Report:

Blank Analyses – A number of blank failures were observed in the 2005 to 2006 and 2007 to 2011 analytical results. During that time period, Tyhee were inserting blank samples that returned above detection limit gold values and addressed this issue by acquiring new blank material. Out of a total of 2,990 blank sample submissions, only 17 returned values greater than 0.5 g/t gold, which is the lowest effective resource CoG used in the resource estimation. The blank sample analyses demonstrate an overall lack of sample preparation contamination, and that the data is suitable for use in resource estimation.

Duplicate Analyses – Tyhee conducted duplicate analyses on both pulp and coarse reject samples. Both datasets show a high degree of variability, which is to be expected given the nuggety distribution of gold in the deposit areas. The failures observed in the data provided do not appear to exhibit either a positive or negative bias, and the duplicate sample analytical results are typical of Archean orogenic gold deposits, and that the resulting assay data is suitable for use in resource estimation.

Certified Reference Material Analyses –The performance of four of the six standards utilized during the 2009 to 2011 drilling campaigns were analyzed. Overall, Acme results returned lower than recommended values as determined by Rocklabs. It is noted that an apparent positive drift through time in assay values has occurred in standards OxH82 and OxC88 results with respect to recommended values. It is suspected that this drift is related to calibration issues and recommended that Tyhee communicate this issue to Acme. However, no drift issues were identified with the other two standards analyzed, and the primary lab has performed well in terms of accuracy of grade determination, and that resulting assay data is suitable for use in resource estimation. It is recommended that for future drilling campaigns by GoldMining, they should include a set of standards with appropriate expected grade values for blind insertion into the sample stream so as to not rely on the internal laboratory standards.

External Laboratory Checks –External assays conducted on original Acme pulp duplicates by Chemex for the period 2005 through 2007 were reviewed. While the check assays show high variability, as would be expected for this deposit type, no discernible bias was observed between the two laboratories, although the Acme data is on average higher than the Chemex check assays. Given the relative paucity of check assay data, it is believed that this bias is not material, and the results of this limited check assay data confirm that the data is suitable for use in resource estimation.

The Yellowknife Technical Report discloses that the sole reliance on the laboratory’s standard analyses is not considered industry accepted practice and recommends that blind standards with appropriate expected grade values be inserted into the sample stream for all future drilling campaigns. The Yellowknife Technical Report discloses that recommended that a re-sampling program be completed on select core not affected by wildfires at the core storage yard so that GoldMining can further validate the historical database. However, based on a review of the results of the QA/QC programs implemented by Tyhee during the period 2003 through 2011, the Yellowknife Technical Report discloses that it is believed that the data provided is reliable, and suitable for use in resource estimation.

Mineral Processing and Metallurgy Testing

During 2011, metallurgical studies were conducted on master composites and variability composites from the Ormsby, Nicholas Lake and Clan Lake gold deposits, which were the focus of the feasibility study. The Bruce and Goodwin Lake deposits were not part of the main testwork due to lower confidence in the mineral resource estimates. The close proximity of the Bruce to the Ormsby deposit is considered to be reasonable for assuming similar conditions, but variability testwork would need to be completed prior to any detailed mining study.

The metallurgical program was conducted by Inspectorate Exploration and Mining Services (“Inspectorate”), which is now known as Bureau Veritas Minerals and Metallurgical Division, and was designed to evaluate a process flowsheet that included: (i) three-stage crushing; (ii) ball mill grinding; (iii) gravity concentration of the coarse gold; (iv) gold flotation from the gravity tailing; (v) cyanide leaching of the gold flotation concentrate; (vi) cyanide detoxification of the cyanidation residue; and (vii) tailing thickening.

B-22

Relevant Results

Ball Mill Grindability Testwork

Bond ball mill work index tests were conducted on the Ormsby, Nicholas Lake and Clan Lake master composites and the five Ormsby variability composites at a closing screen size of 100 Tyler mesh (149 μm), close to the target grind of P80 120 μm. A duplicate test was performed on the Ormsby Master composite as quality control.

The Bond ball mill work index (“BWi”) for the Ormsby master composite was found to be 14.6 kWh/t and the Ormsby variability composites ranged from 13.8 to 15.4 kWh/t, with an average of 14.7 KWh/t. The Nicholas Lake master composite was somewhat harder with a BWi of 16.2 kWh/t and the Clan Lake master composite was somewhat softer with a BWi of 13.6 kWh/t.

Flotation Testwork

Ormsby Master Composite Locked-Cycle Testwork – The optimum process conditions developed for the Ormsby master composite were tested in an eight-cycle locked-cycle test designed to demonstrate the impact of recycling intermediate process streams on overall gold recovery. The overall test flowsheet is shown in Figure B-1, which includes primary grinding to P80 120 μm, gravity concentration with a Falcon centrifugal concentrator, gravity cleaner concentration followed by rougher flotation of the combined Falcon gravity tailing and gravity cleaner tailing. The rougher flotation concentrate was reground to P80 30 to 40 μm and subjected to two stages of cleaner flotation and one stage of cleaner scavenger flotation, with the cleaner-2 tailing recycled to cleaner-1 flotation feed and the cleaner scavenger concentrate recycled to regrind. Results of the last three cycles show an overall gold recovery of 92.3% and an overall silver recovery of 89.9% were achieved.

Ormsby Variability Composites – Bulk flotation tests were conducted on 20 kg test charges at a primary P80 grind of 120 µm and rougher flotation regrind to P80 35~40 µm. With an exception of the variability composite from Section 723, centrifugal gravity concentration recovered over 50% of the gold from the Ormsby variability composites. Flotation of gravity tailings efficiently recovered the rest of the gold associated with sulphide minerals, resulting in overall gravity+flotation gold recovery of over 95% into gravity concentrates that ranged from 9,946 to 32,232 g/t gold and cleaner flotation concentrates that ranged between 27.2 to 111.2 g/t gold.

Nicholas Lake Master Composite Locked Cycle Testwork – An eight cycle Locked-cycle test was conducted on the Nicholas Lake master composite using the test flowsheet shown in Figure B-1. The results of the last three cycles of this test show that an overall gold recovery of 87.6% and an overall silver recovery of 72.4% were achieved.

B-23

Clan Lake Master Composite Locked-Cycle Testwork – An eight cycle Locked-cycle test was conducted on the Clan Lake master composite using the test flowsheet shown in Figure B-1. The results of the last three cycles of this test show that an overall gold recovery of 93.8% was achieved.

Figure B-1

Feed
Gravity Concentration
Gravity Tails
Ro. 1
Ro. 2
Ro. 3
Ro. 4
Flotation Tails
Pan Tails
Pan Conc.
Gravity Circuit
1st Cl.
1st Cl. Sc.
1st Cl. Sc. Tails
1st Cl. Sc. Conc.
2nd Cl. Sc. Tails
2nd Cl.
2nd Cl. Conc.
Flotation Circuit

Source: Inspectorate

Concentration Cyanidation

Ormsby Master Composite – A series of cyanidation tests were conducted on the final cleaner flotation concentrate produced after two stages of cleaner flotation to evaluate NaCN concentrations, retention times, aeration rates and slurry densities in order to optimize leach parameters. Excellent gold extractions of about 98% were achieved, however, cyanide consumption increased from 18 kg/t of concentrate to 46.4 kg/t of concentrate as the cyanide concentrate was increased from 2 to 5 g/L NaCN. It can be concluded that the Ormsby cleaner concentrate responded very well to gold extraction by cyanide leaching. A retention time of 48 hours in 2 g/L NaCN at 30% solids and a regrind size of 35 to 40 µm appears to be suitable as safe design criteria.

Nicholas Lake Master Composite – Rougher flotation concentrates produced from the Nicholas Lake master composite were subjected to one stage of cleaner flotation followed by cyanidation of the cleaner-1 flotation concentrate at regrind sizes ranging from P80 117 mm (no regrinding) to P80 36 mm. The results of this test series show that 86% to 96% of the gold was extracted as the regrind size became finer. At a regrind size of P80 69 mm 93.9% of the gold was extracted, and this regrind size was selected for all cleaner flotation and concentrate cyanidation tests on the Nicholas Lake composite.

Clan Lake Master Composite – Rougher flotation concentrates produced from the Clan Lake master composite were subjected to one stage of cleaner flotation followed by cyanidation of the cleaner-1 flotation concentrate at regrind sizes ranging from P80 193 µm (no regrinding) to P80 26 µm. The results of this test series show that 97% of the gold was extracted over the range of regrind sizes tested. A regrind size of P80 120 µm was selected for Clan Lake due to the incremental improvement in cleaner flotation recovery that was achieved.

Detoxification Studies

Ormsby Master and Variability Composites – The SO2/air cyanide destruction process was simulated in a continuous mode on the Ormsby master composite and in batch mode on the Ormsby variability samples. Detoxification to less than 1ppm CNtotal in the effluent was achieved on four of the variability composite residues; however, detoxification to only 6.43 ppm CNtotal was achieved on the Ormsby OM-105 variability composite residue.

B-24

Nicholas Lake and Clan Lake Composites – The SO2/air cyanide destruction process was simulated in a batch mode on leach residues from the Nicholas Lake master and variability composites and from leach residues from the Clan Lake master composite. The detoxification test work was performed on the residues from CIL cyanidation of bulk cleaner flotation concentrates. Cyanide detoxification to 0.06 ppm CNtotal was achieved on the Nicholas Lake master composite, and detoxification to less than 0.005 ppm CNtotal in the effluent was achieved on the three Nicholas Lake variability composite residues. Cyanide detoxification to 0.08 ppm CNtotal was achieved on the Clan Lake master composite.

Recovery Estimate Assumptions

Gold recoveries for Ormsby, Nicholas Lake and Clan Lake have been developed from the results of both locked-cycle test work and from bulk gravity/flotation tests that were conducted on each of the test composites to produce flotation concentrates for regrind and cyanidation test work. Gold recoveries for Ormsby and Clan Lake are projected at 92% and gold recovery for Nicholas Lake is projected at 82%. Gold extraction results from standard cyanidation tests were used instead of CIL cyanidation tests to project overall gold recovery due to concerns that the carbon may have been over-attritioned during the CIL cyanidation tests, resulting in gold losses in the carbon fines that report in the leach residue.

Sample Representativeness

The Ormsby master composite was formulated from a split of a large bulk composite that had been used for pilot plant testing at Inspectorate in 2007. The Ormsby variability composites, as well as the Nicholas Lake and Clan Lake master composites and variability composites, were formulated from drill core and designed to provide spatial variability along the length of the respective deposits. The Nicholas Lake and Clan Lake master composite samples were formulated from their respective variability composites after removal of 20-kg sub-samples for variability testing. It is believed that the test composites reasonably represent the respective mineralization types both with respect to gold grade and mineral character.

Mineral Resource and Mineral Reserve Estimates

The Mineral Resource model presented herein represents an updated resource evaluation prepared for the Yellowknife Project in the Yellowknife Technical Report. The resource estimation methodology involved the following procedures:

●	Database compilation and verification;

●	Construction of wireframe models for the fault networks and centerlines of mining development per vein;

●	Definition of resource domains;

●	Data conditioning (compositing and capping) for statistical analysis, geostatistical analysis;

●	Variography;

●	Block modeling and grade interpolation;

●	Resource classification and validation;

●	Assessment of “reasonable prospects for economic extraction” and selection of appropriate reporting CoGs; and

●	Preparation of the Mineral Resource statement.

B-25

Mineral Resource Statement

To determine the potential for economic extraction, an initial pit optimization based on parameters below was completed:

●	An assumed gold price of US$1,500/oz;

●	Metallurgical recovery of 90% (averaged for the different deposits), minor differences would likely be noted if run at variable recoveries, with some reduction at Nicholas Lake, which had lower projected recoveries;

●	Open-Pit Mining cost of US$2.00/t; and

●	Processing and G&A cost of US$23.00/t.

The proportions of Mineral Resource to have potential for economic extraction for the Mineral Resource was defined based on a single CoG for open-pit of 0.5 g/t gold and 1.5 g/t gold for underground potential.

Gold recoveries for Ormsby, Nicholas Lake and Clan Lake were developed from the results of both locked-cycle test work and from bulk gravity/flotation tests that were conducted on each of the test composites to produce flotation concentrates for regrind and cyanidation test work.

Table B-2

Projected Gold Recoveries for Ormsby, Nicholas Lake and Clan Lake

	Gravity	Flotation	Cyanidation	Overall Lab	Projected
Composite	Recovery (%)	Recovery (%)	Extraction (%)	Recovery (%)	Recovery (%)
Ormsby	52.3	41	98	92.5	92
Nicholas Lake	15.5	72.6	93	83	82
Clan Lake	46.3	48.4	97	93.3	92

The previous Mineral Resource and Mineral Reserves at Yellowknife included the declaration of underground Mineral Resources and Mineral Reserves. No further detailed economic analysis has been completed on the current Mineral Resources and therefore the Mineral Reserves are no longer considered to be valid. While the Mineral Reserves are not stated in the Yellowknife Technical Report, the assumption for potential underground mining scenarios is considered to be reasonable and therefore Mineral Resources below the current limiting pit shell has been defined as to have potential for economic extraction using a higher CoG for underground potential. The same underground CoG (1.5 g/t gold) as presented in the previous feasibility study was used as no new information is available at this time.

It is cautioned that future economic assessments could result in a change in the CoG which would potentially result in a change in the tonnage of material available. GoldMining has disclosed that it is not aware of any other factors to which the mineral resource estimates could be materially affected such as environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors.

The proportions of Mineral Resource to have potential for economic extraction for the Mineral Resource has been defined based on a single CoG for open-pit of 0.5 g/t gold and 1.5 g/t gold for underground potential.

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Table B-3

Mineral Resource Statement for GoldMining Inc. Yellowknife Gold Project, Northwest Territories, Canada(1)(5)(6)(7)(8)

Open Pit Cut-off of 0.5 g/t and a UG Cut-off 1.5 g/t

			Quantity	Average	Contained Metal
		Resource	000’s	Grade	000’s
Deposit Type	Deposit Area	Category	Tonnes	Au g/t	Au Oz
Open Pit	Ormsby(2)(3)	Measured	1,176	2.12	80
	Subtotal Measured		1,176	2.12	80
	Ormsby(2)(3)	Indicated	10,568	2.25	766
	Bruce(2)(3)		244	1.85	15
	Clan Lake(2)(3)		0	0.00	0
	Nicholas Lake(2)(3)		1,550	2.72	137
	Subtotal Indicated		12,362	2.31	917
	Subtotal Measured and Indicated		13,538	2.29	997
	Ormsby(2)(3)	Inferred	1,382	2.30	102
	Bruce(2)(3)		591	1.80	34
	Clan Lake(2)(3)		1,548	1.82	91
	Goodwin Lake(2)(3)		870	1.18	33
	Nicholas Lake(2)(3)		1,073	2.15	74
	Subtotal Inferred		5,464	1.90	334
Underground	Ormsby(4)	Indicated	524	3.41	57
	Bruce(4)		37	2.87	3
	Clan Lake(4)		0	0.00	0
	Nicholas Lake(4)		10	2.95	1
	Subtotal Indicated		571	3.36	62
	Ormsby(4)	Inferred	1,423	3.69	169
	Bruce(4)		502	2.94	48
	Clan Lake(4)		1,226	2.74	108
	Nicholas Lake(4)		687	3.59	80
	Subtotal Inferred		3,838	3.28	405
All	Total Measured and Indicated		14,108	2.33	1,059
	Total Inferred		9,302	2.47	739

Notes:

(1)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves. The estimate of mineral resources may be material affected by environmental permitting, legal, title, taxation, sociopolitical, marketing or other relevant issues.
(2)	All quantities are rounded to the appropriate number of significant figures; consequently, sums may not add up due to rounding.
(3)	Pit constrained resources with reasonable prospects of eventual economic extraction stated above a 0.50 g/t Au cut-off.
(4)	Pit optimization is based on an assumed gold price of US$1,500/oz, metallurgical recovery of 90%, mining cost of US$2.00/t and processing and G&A cost of US$23.00/t.
(5)	Underground resources with reasonable prospects of eventual economic extraction stated as contained within gold grade shapes above a 1.50 g/t Au cut-off.
(6)	Mineral resource tonnage and grade with reasonable prospects of eventual economic extraction are reported as undiluted and reflect a bench height of 3.0 m.

The Yellowknife Technical Report discloses that a comparison of the latest Mineral Resource to the prior historic resource estimate was completed and it was noted that there are a number of differences, which are a direct result of the new methodology applied and to reflect a degree of uncertainty in the key geological models at some of the deposits. There is an overall reduction in the combined Measured and Indicated Mineral Resource of approximately 204,000 ounces or 17% in terms of contained metal within the open pit defined Mineral Resources. Conversely, there is an overall increase in the Inferred Mineral Resources for both the Open Pit and Underground defined portions of the Mineral Resources.

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Titiribi Project

The following description of the Titiribi Project has been sourced, in part, from the Titiribi Technical Report. Information in this section that provides non-material updates to the information in the Titiribi Technical Report has been obtained from GoldMining’s AIF and from information provided by GoldMining. Both the AIF and the Titiribi Technical Report are available on SEDAR.

The Titiribi Project is a gold-copper exploration project located 70 km southwest of Medellin, Colombia. On September 1, 2016, GoldMining completed the acquisition of the Titiribi Project from Trilogy Metals (formerly NovaCopper Inc). Trilogy Metals had purchased the Titiribi Project from Sunward. GoldMining is the holder of 100% of the project, free of non-governmental royalties.

The Titiribi Project consists of several near surface bulk tonnage gold-copper porphyry and associated epithermal gold systems. A total of nine mineralized areas have been identified to date, including the Cerro Vetas, Chisperos and NW Breccia deposits. Other peripheral targets include: Junta, Porvenir, Candela, Maria Jo, Rosa, and Margarita. A total of 270 diamond drill holes, totaling 144,779 m, have been drilled at the Titiribi Project.

Project Description, Location and Access

The Titiribi Mining District is located at approximately latitude 5°56′15″N and longitude 76°01′W and is about 70 km southwest of Medellin, Colombia. The Titiribi Project lies within a rectangle defined by 1293400N to 1293900N and 930000E to 930500E (Magna Sirgas) and between elevations of 1,200 m to 2,200 m.

Titiribi Township, with a population of approximately 15,000 people, is located approximately 70 km southwest of Medellin (3.2 million people), in the Department of Antioquia (Province), on the northwestern margin of Colombia’s Central Cordillera and is near the Cauca River. Access is by paved road from Medellin to the historic mining town of Titiribi. The Titiribi Project area is only a few km from Titiribi and access is by gravel and dirt roads. Site access is generally by four-wheel drive, ATV, mule, and horse because of the steep terrain. Access to the area is available year-round, but some parts of the Titiribi Project area can become inaccessible during wetter months.

Sunward Colombia, a wholly-owned subsidiary of GoldMining, held 5 concessions and 4 exploration licences that totaled about 3,919 ha or about 9,684 acres that have been consolidated by Resolution 0117702, signed December 2, 2010, into one Mineral Title (Concession Contract L5085) with an exploration term of 3 additional years, and is valid for 30 years (starting 2007), and renewable for 20 more years. GoldMining holds Concession Contract #L5085 expiring April 18, 2043 and is in the process of acquiring 3 Concession Contracts (QF1-08011, OHM-08011, and QHR-08001) covering gaps in the original 9 concessions and licenses. The approved work program includes a 3,200 m drill program to be completed by August of 2021.

Aside from standard government royalties on mineral production, there are no agreements or encumbrances on the Titiribi Project. Under Article 227 of the Colombian Mining Code (Law 685), production of non-renewable natural resources generates a royalty payment that may consist of a percentage (fixed or progressive) of the exploited gross product, sub-products, and by-products, payable in cash or in kind. Presently, precious metals (gold and silver) incur a gross royalty of 4% to the Colombian government. However, the payment is based on 80% of the PM fix on the London Bullion Market for an effective rate of 3.2%. The royalty on copper is 5%.

The current environmental liabilities consist of the need to rehabilitate areas of cleared vegetation created during the construction of access roads, trails, and drill pads. All programs are covered by environmental management plans, which are monitored by the Ministry of Environment which carries out regular site inspections. GoldMining’s management has plans for re-vegetation of affected areas, water monitoring, and controls for slope failure and mass movements.

In Colombia, there is no need to have surface ownership to access the sub-soil mineral rights. Colombian mining law provides for mining rights and the expropriation of the surface, in case it is required, since mining is considered to be in the public’s interest. GoldMining currently holds surface agreements for the on-site office and core storage. New land access agreements will need to be re-established.

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To re-establish surface agreements, Colombian mining law allows for two choices: (i) either negotiate a new agreement and fees directly with owners; or (ii) request the local authority (the mayor’s office), to legally set the agreement fee to be signed with the owners.

Surface agreements are needed when the nature of exploration work (drilling, drilling pads, access roads, trenches, etc.) do not allow the surface owner to have full utilization of the land. No native title claims exist over the project area.

History

Muriel Mining S.A. (“Muriel”) initiated work in 1992, focusing upon the Otra Mina, Cateadores, Chisperos, Muriel, and Cerro Vetas areas of the Titiribi District. Numerous adits were re-opened, cleaned, advanced, and sampled. Muriel entered into two joint ventures; first with a junior company, ACE of Vancouver, British Columbia, and then with Gold Fields.

ACE started a large-scale soil sampling program of the project area on lines spaced 400 m apart. The result of this effort, utilizing multi-element geochemistry, was the outlining of several anomalies. “Ground-truthing” via geologic mapping led to the interpretation that some anomalies were related to porphyry systems. ACE also conducted the first ground-based magnetic and Induced Polarization/Resistivity surveys across the original wide-spaced soil lines. Although ACE defaulted on its option, its efforts defined several initial targets.

Gold Fields continued the exploration efforts started by ACE and focused on the porphyry-style targets. In 1998, Gold Fields completed a detailed 80-m spaced soil and geophysical survey resulting in better definition of the Cerro Vetas porphyry target. Outcrop is minimal and is generally confined to drainages, ridge tops, and road cuts. Soil sampling is useful but is less than optimal due to “soil creep.” Trenching is banned in the area. Targets are thus defined by a combination of geophysics, soil sampling, and geologic mapping. In 1998, Gold Fields started a 2,500-m diamond-drilling program centered in the Cerro Vetas target area. Drilling was designed to test the induced polarization chargeability anomalies associated with pyrite-gold mineralization interpreted to rim the postulated porphyry intrusive body. Drill hole DDT5 was the first hole to intersect weak porphyry-style mineralization.

Gold Fields subsequently drilled four additional holes on the northern margin of the porphyry intrusive and two other holes were drilled to the west testing a coincident soil anomaly and strong magnetic high. Based upon their drilling, they interpreted Cerro Vetas as a multi-phase, monzonitic porphyry intrusive with a pro-grade potassic core overprinted by retrograde argillic alteration.

Gold Fields then opted out of the joint venture. In 2006, Gold Plata Mining (formerly Muriel) entered into a joint venture with DBGF. This joint venture drilled an additional 16 drill holes; 13 into the Chisperos target and 3 holes into Cerro Vetas. In 2008, DBGF vended its right in the Titiribi Project to WKR. Exploration by WKR included the acquisition and review of LandSat imagery culminating in the delineation of over 30 targets in the concessions. They collaborated with AGA Colombia to fly a geophysical survey over the project area and undertook soil sampling at the Candela prospect, diamond drilling at Cerro Vetas, and diamond drilling (3 holes) at Candela resulting in the discovery of gold mineralization. In 2009, WKR relinquished the Titiribi Project and Gold Plata Mining entered into an acquisition agreement on the project with Sunward.

Through February 2013, 270 diamond drill holes, totaling 144,778 m, were drilled at the Titiribi Project with 184 diamond drill holes, totaling 106,250 m at Cerro Vetas, NW Breccia, and Chisperos. At the peripheral targets at Junta, Porvenir, Candela, Maria Jo, Rosa, and Margarita, 86 holes, totaling 38,528 m of core, have been drilled. The 16 holes drilled in 1998 by Gold Fields have not been used in the resource estimation nor have been counted toward the total of the 270 diamond drill holes.

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Sunward did not undertake any additional drilling between February 2013 and its sale to Trilogy Metals in June 2015. Similarly, Trilogy Metals did not undertake any exploration drilling within the Titiribi Project since June 2015. GoldMining acquired the Titiribi Project on September 1, 2016.

Geological Setting, Mineralization and Deposit Types

The Titiribi Project is located on the northwest margin of the Central Cordillera of Colombia. The Central Cordillera consists of Palaeozoic-age rocks within a metamorphic belt, intruded by numerous Mesozoic batholiths and stocks. The area is bounded in the west by the major scale Romeral Fault.

The Titiribi Project region is overlain by Oligocene siliciclastic sedimentary sequences. In the late Miocene, the area was intruded by a series of mineralized and altered stocks, dikes, and sills. A series of dacitic-andesitic dikes, epiclastic tuffs and ashes are found at the top of this sequence.

The local geology is dominated by multiple Miocene intrusives of the Cerro Vetas porphyry system. The intrusive rocks are generally locally porphyritic diorite and monzonite. This porphyry complex intrudes basal meta-sediments, basement mafic volcanic, and schistose units, older Amaga granodiorite, intrusive and diatreme breccia, the lower member of the Amaga Formation, and the volcano-sedimentary rocks of the Combia Formation.

The local detailed geology, particularly the basement stratigraphy and structure, is very complex as there are few recognizable marker horizons; the units have been tectonically displaced by multiple large shear and fault zones, which themselves have been intruded by younger magmas.

There are three principal intrusive rocks found in the project area: pre-mineral Amaga granodiorite stock, synmineral Cerro Vetas diorite porphyry and post-mineral andesite porphyry. The gold-copper mineralized Cerro Vetas diorite porphyry stock ranges in composition from diorite to quartz diorite to monzonite and contains biotite, hornblende, feldspars, and quartz. Locally, it is enriched in magnetite. It has intruded along the northwest-southeast trending Cauca-Romeral fault but the main intrusive bodies are aligned in a northeast-southwest direction paralleling several faults and tensional structures developed within the Cauca-Romeral fault zone.

The Titiribi Project contains several separate mineralized areas, and although all appear related to a large Miocene gold-copper porphyry system, each is spatially related to a separate intrusive center. The Titiribi Project contains one bulk tonnage gold-copper porphyry system consisting of the Cerro Vetas, NW Breccia, and Chisperos zones and several separate porphyry-style occurrences. The Cerro Vetas, NW Breccia, and Chisperos complex include multiple gold-copper-bearing intrusive centers surrounded by contact aureoles hosting gold-dominant mineralization. Cerro Vetas is a bulk-tonnage gold and copper deposit with most mineralization directly related to the Cerro Vetas diorite porphyry, related breccias, and its immediate contact aureole. Gold-dominant mineralization occurs in the NW Breccia, northwest of the main Cerro Vetas porphyry. At Chisperos, higher-temperature gold-copper mineralization is hosted in and adjacent to diorite dikes and as structurally and stratigraphically controlled, gold-dominant low-temperature epithermal vein mineralization, surrounded by thick intervals of lower-grade sediment-volcanic hosted mineralization.

The Cerro Vetas-NW Breccia-Chisperos system hosts NI 43-101 guideline-compliant resources. Most of the nearby exploration prospects have intersected copper and gold mineralization but the data is currently insufficient to estimate resources. The Maria Jo occurrence is adjacent to the Cerro Vetas and Chisperos zones and hosts zones of copper-dominant and gold-copper mineralization. Junta hosts near-surface supergene enriched mineralization in a stock-like porphyry intrusive and in structurally controlled breccia. Candela hosts thick zones of promising mineralized hornfels and diorite porphyry and Porvenir has encountered encouraging mineralization. Margarita and Rosa are still in early stages of exploration and the very limited drilling campaign has failed to encounter any significant mineralization.

B-30

Exploration

GoldMining has disclosed that it has not conducted any exploration on the Titiribi Project since its acquisition.

Current and/or Planned Activities

GoldMining has disclosed that it intends to maintain the Titiribi Project in good standing. GoldMining further disclosed that it did not plan to complete any exploration programs at the Titiribi Project in 2020.

Drilling

Through February 2013, 270 diamond drill holes, totaling 144,778 m have been drilled at the Titiribi Project, including 184 diamond drill holes, totaling 106,250 m at Cerro Vetas, NW Breccia, and Chisperos. At the peripheral targets at Junta, Porvenir, Candela, Maria Jo, Rosa, and Margarita, 86 holes, totaling 38,528 m of core, have been drilled. The 16 holes drilled in 1998 by Gold Fields were not used in the resource estimation but are counted in the total of 270 diamond drill holes. Since February 2013, no new drilling has been undertaken at the Titiribi Project. A summary of the diamond drilling conducted on the Titiribi Project is illustrated in Table C-1 below.

Table C-1 Summary of All Titiribi Project Drilling
Project	Years	Number of Drill Holes	Total Metres
Gold Fields (DDT1 – DDT 16)	1998	16	3,057.11
Cerro Vetas (CV001-CV003)	2007	3	1,547.35
Cerro Vetas (CV004-CV017)	2008	14	5,430.75
Cerro Vetas (Sunward) (CV017E-CV044)	2010 – July 2011	29	23,525.70
Cerro Vetas (Sunward) (CV045-CV073)	July 2011 – February 2012	29	22,428.10
Cerro Vetas (Sunward) (CV074-CV102)	February 2012 – February 2013	31	21,727.00
Chisperos (TR1-TR13)	2006 – 2007	13	3,110.80
Chisperos (Sunward) (CP001-CP013)	2010	14	5,694.66
Chisperos (Sunward) (VR001-VR008)	2010	8	4,945.84
Chisperos (Sunward) (CP014-CP027)	November 2011 – March 5, 2012	14	7,282.10
Chisperos (Sunward) (CP028-CP040)	March 5, 2012 – February 2013	13	7,480.25
Candela (CA001-CA003)	2008	3	750.00
Candela (Sunward) (CA004-CA014)	2011 – February 2012	11	6,431.75
Candela (Sunward) (CA028-CA040)	February 2012 – February 2013	7	1,620.50
Junta (Sunward) (JT001-JT011)	2012 – January 2012	11	6,551.65
Junta (Sunward) (JT-012-JT025)	January 2012 – February 2013	14	7,073.50
Porvenir (Sunward) (PR001-PR013)	2011 – January 2012	16	7,413.85
Porvenir (Sunward) (PR014-PR019)	January 2012 – February 2013	9	2,518.50
Rosa (Sunward) (RO001-RO002)	January 2012 – February 2013	2	552.10
Margarita (Sunward) (MG001-MG004)	January 2012 – February 2013	4	1,252.40
Maria Jo (Sunward) (MJ001-MJ009)	January 2012 – February 2013	9	4,364.20
Total		270	144,788.51

In 1998, Gold Fields started a 3,057 m drilling program focused on testing induced polarization chargeability targets interpreted to rim a postulated porphyry intrusive body. Drill hole DDT5 was the first hole to intersect weak porphyry-style mineralization. Gold Fields’ last four holes were collared to test the northern margin of the porphyry intrusion and two other holes were drilled to test a coincident soil anomaly and magnetic high to the west. Based on their drilling, Gold Fields interpreted the Cerro Vetas prospect as a multi-phase, potassically altered monzonitic porphyry intrusion overprinted by argillic alteration. Gold Fields opted out of the joint venture after this program and Gold Plata Mining entered into a joint venture with DBGF in 2006.

The Gold Plata Mining-Debeira joint venture completed a 16 hole program with 13 holes testing the Chisperos target and 3 holes at Cerro Vetas. DBGF vended its rights in the joint venture to WKR in 2008. Their exploration program consisted of a review of Landsat imagery, airborne geophysics across the property, soil sampling at the Candella prospect and diamond drilling at Cerro Vetas and Candela. In 2009, WKR relinquished the project and Gold Plata Mining entered into an acquisition agreement with Sunward.

B-31

Sunward completed an aggressive exploration program from 2009 up until February 2013 during which period they completed 124,722 m of diamond drilling in 237 holes. Of this amount, 106,250 m (184 holes) were completed at Cerro Vetas, NW Breccia and Chisperos and the remaining metreage (38,528 m in 86 holes) were completed at Junta, Porvenir, Candela, Maria Jo, Rosa and Margarita prospects. During this period, several independent resource estimates were commissioned by Sunward, which outlined a large, low-grade gold-copper resource at Cerro Vetas, NW Breccia and Chisperos. In addition, gold-copper mineralization was intersected at the other prospects, however insufficient drilling has been completed at this time to outline a Mineral Resource.

Since February 2013, no additional drilling has taken place on the Titiribi Project.

Sampling and Analysis and Data Verification

All samples used for resource estimations for the Titiribi Project were from diamond drill core and all cores were assayed. Samples are generally 1.5 m to 2 m in length. The maximum sample length is 2 m. Samples may deviate from the 2 m standard, if there is a change in lithology. Sunward placed a small sticker for the start and finish of each interval to be sawn. One half of the core was sent off for assay and the other half of the core was retained for future reference. On average, the assay split weighed between 3 kilograms and 7 kilograms. Samples were placed in bags printed with the sample numbers and a ticket with the sample number was placed inside the bag. The sample was weighed, recorded, and placed in a transport bag. The samples were secured until delivered to the sample preparation facility in Medellin.

For all labs, the Sunward procedure called for crushing the 1/2 core sawn sample to 80% minus 10 mesh. Through a riffle splitter, a 50-50 split is obtained with one-half returned to Sunward as a coarse reject. About 250 grams are split out and pulverized to 80% to 85% minus 150 mesh. Typically, a one-assay tonne sample is used for the assay samples and the remainder of the pulp is returned to Sunward. For some laboratories, an 800-gram sample is pulped, allowing for metallic screen assays to be performed.

QA/QC measures used included utilizing blanks, standards re-run assays and duplicate core splits. Field blanks were comprised of cuts of barren granodiorite from a dimension stone cutting company based in Medellin. International certified standards were purchased from several reference material companies. Twenty-eight different certified gold standards and eleven certified copper standards were utilized by Sunward during their exploration drilling campaigns. Blanks and certified standards were inserted into the sample stream on a regular basis. During the 2012-2013 drilling campaign, a blank and a standard were inserted into the sample stream every 18th core sample. Results for the blank and standard samples were checked for deviation from expected values. Additionally, a duplicate split consisting of a quarter core was also collected on a less regular basis.

All samples were under the control of Sunward’s technical personnel from the time holes are cored until samples are received in Medellin for sample preparation. Sample preparation for the assaying campaign is undertaken in Medellin. A number of laboratories have been used for analysis, which were independent of Sunward and GoldMining.

Security at the field office and sample storage facility is maintained via a guard and security checkpoint around the clock. All samples are under the control of GoldMining’s technical personnel from the time holes are cored until samples are received in Medellin for sample preparation by the assay laboratories. Sample preparation for the assaying campaign is undertaken in Medellin.

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Mineral Processing and Metallurgical Testing

Metallurgical test work was completed from 2011 through early 2012. No new metallurgical testing has been undertaken since 2012. The following statement is taken directly from the Titiribi Technical Report, and is a summary of the 2011 and 2012 metallurgical test results.

“In 2011, Sunward engaged Tetra Tech Inc. to carry out preliminary metallurgical investigations on mineralized samples from the Titiribi Project. They contracted Resource Development Inc. of Golden, Colorado and for the Phase II program, four samples of 75 kilograms were investigated. The principal results were:

1) For all four samples tested, a significant proportion of the gold could be upgraded by gravity;

2) The samples were all non-refractory and cyanidation of the head samples, or the gravity or flotation concentrates, successfully recovered gold; and

3) Flotation of the Cerro Vetas sample produced a saleable copper concentrate with high gold and copper recoveries.”

In 2012, TJ Metallurgical Services was asked by Sunward to develop a suitable test work program that would identify an optimized process flow sheet and determine the key metallurgical design parameters. The UK laboratory of Wardell Armstrong International (“WAI”) was selected and 3 samples weighing 270 kilograms to 300 kilograms from Cerro Vetas, NW Breccia, and Chisperos were sent to the Cornwall laboratory. The work carried out covered:

●	Extensive Head Sample Investigations. XRD, ICP, Abrasion Indices and Bond Work Index determinations;
●	Knelson Gravity Test Work. Three 50 kilogram samples were dispatched to FLSmidth-Knelson for Gravity Recoverable Gold (GRG) testwork and a determination of the gold that could be recovered to a final product;
●	Gold Deportment Investigations on Gravity and Flotation Concentrates. This included Diagnostic Leach testwork, Qemscan, and SEM investigations to determine the gold association and to plan the subsequent metallurgical test work;
●	Flotation Testwork. Reagent and flotation optimisation for all three samples tested. Cleaner test work with optimised flotation reagent regime;
●	Locked Cycle Flotation Testwork. Nine tests were carried out in total with six being carried out on Cerro Vetas to maximise the Au and Cu recovery to a copper flotation concentrate;
●	Cyanidation Testwork. Pyrite flotation concentrates were produced from all three samples and the Au recovered by cyanidation;
●	Detailed Cyanidation Testwork. A large bulk pyrite concentrate was produced from NW Breccia and a six-test cyanidation testwork programme was carried out; and
●	Environmental Testwork. TCLP leach tests, ABA investigations and NAP/NAG tests were carried out on the flotation tailings. An Inco-type cyanide detox test was also carried on the NW Breccia cyanide leach tailings.

The metallurgical work was reported by WAI in the report ‘Stage III Metallurgical Testing on Samples of Gold and Copper Mineralization’ ZT64-0386, May 2013. The principal results obtained were:

●	Gold Deportment. For all samples, around 10%-12% was recoverable to a gravity concentrate. The gold was not liberated and was generally locked with sulphides but was amenable to cyanidation. For Cerro Vetas, 57% was recoverable to a copper concentrate and 13% to a pyrite concentrate. For NW Breccia and Chisperos the majority was associated with pyrite and was also amenable to cyanidation;

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●	Knelson GRG Tests. Samples of Cerro Vetas and NW Breccia were sent for testwork at FLS-Knelson. FLS reported that for Cerro Vetas and NW Breccia there was a significant GRG (Gravity Recoverable Gold) element in both samples of 39.8% and 64.8% respectively. More importantly they stated that the introduction of a Knelson circuit and a cyanidation circuit would lead to an additional Au recovery of 1.2%-1.8% and 4.0%-5.6% for Cerro Vetas and NW Breccia, respectively. Chisperos was not tested; and
●	Locked Cycle Flotation Testwork. These tests replicate plant practice by recirculating intermediate streams and give the best indication of the grades and recoveries that can be achieved in an operating flotation plant. Using the optimized collector MX-5125 with other collectors in combination, the following results were obtained for Cerro Vetas.

Table C-2 Cerro Vetas Locked Cycle Flotation Tests
	Cu Con Grades		Cu Con Rec (%)			Pyrite Con
Test No.	Cu	Au	Wt%	Cu	Au	Wt%	Au gpt	Au Rec
LCT1	15.7	30.3	1.25	86.9	69.5	0.35	5.5	3.5
LCT2	24.4	50.0	0.76	86.7	76.5	0.70	3.0	4.2
LCT3	18.8	34.4	1.24	90.3	76.7	0.80	5.1	7.3
LCT4	21.7	41.8	1.02	90.1	78.4	0.63	5.5	6.4
LCT1 (blend)	19.5	39.1	0.95	88.6	69.1	0.96	3.8	6.9
LCT2 (blend)	16.7	30.3	1.17	90.2	65.2	1.03	3.9	7.4

LCT3 reported the best results and LCT4 was a repeat with the same conditions. Very similar results were reported. The LC tests indicate that a saleable copper concentrate can be produced with a copper recovery of 90% and a gold recovery of 77%. The flotation of a pyrite concentrate recovers a further 6% gold.

The two Locked Cycle blend tests are on a feed composite of Cerro Vetas and NW Breccia in a blend of 9:1.

Two Locked Cycle tests were carried out on a sample of NW Breccia and one Locked Cycle test on Chisperos.

Table C-3 NW Breccia and Chisperos Locked Cycle Flotation Tests
	Pyrite Con Grades		Pyrite Con Recoveries
Test No.	%S	Au gpt	Wt%	%S	%Au
NW Breccia:
LC1	44.5	12.4	3.7	59.9	85.3
LC2	39.8	6.1	6.4	93.2	90.1
Bulk Float	39.1	11.2	6.4	94.5	95.7
Chisperos:
LCT1	50.3	12.3	5.0	92.6	92.9

The NW Breccia ‘Bulk Float’ test was a test on a 20 kilogram feed sample to generate a 1.25 kilogram pyrite flotation concentrate for a cyanidation testwork program. The results indicate that over 90% of the gold can be recovered to a pyrite flotation concentrate for both NW Breccia and Chisperos.

●	Pyrite Concentrate Cyanidation Testwork. The six-test optimization program showed that it was not necessary to regrind the pyrite flotation concentrate to achieve high gold recoveries and an average gold recovery of 91.7% with a cyanide consumption of 5.2 kg/t was achieved.
●	Environmental Testwork. The environmental characterization tests did not report any issues with regard to acid generation.

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The WAI testwork identified the following process flow route to treat a Cerro Vetas ROM ore or a blend of Cerro Vetas with a minor proportion of NW Breccia:

●	Comminution circuit to produce a flotation feed with a P80 of 90 microns;
●	Knelson circuit within the comminution circuit to recover a gravity concentrate;
●	Copper flotation circuit to produce a copper concentrate as filtercake;
●	Pyrite flotation circuit; and
●	Small cyanidation circuit to treat the Knelson gravity concentrate and the pyrite flotation concentrate and produce Au/Ag doré.

From a series of Locked Cycle flotation and detailed cyanidation tests, the WAI testwork program has identified the likely copper and gold recoveries that could be achieved from a standard two-circuit flotation plant with a small cyanidation circuit.

Mineral Resource and Mineral Reserve Estimation

To determine the Mineral Resource at Titiribi, a geological block model, based on results compiled from all of the drilling completed as of April 15, 2013, was developed to cover the 3 primary drilling areas: Cerro Vetas, NW Breccia, and Chisperos. Topography used for the resource estimation was current as of June 2013 and specified in the UTM Magna-Sirgas Colombia West Zone. All drill hole collar locations have been surveyed and incorporated into the model.

The electronic database contains 95,970 assay intervals plus an additional 13,082 assays used for the QA/QC work (check assays, blanks, and standards). Each assay interval contains grades for gold and copper along with 39 other elements reported in the standard Acme multi-element package, such as Ag, Al, As, B, Bi, Ca, Cd, Co, Fe, and other elements.

Bulk density or specific gravity (SG) of the drill core was routinely measured. As of July 13, 2013, the database consisted of 7,265 measurements divided into 33 lithologic codes. Approximately 6,820 measurements were taken from drilling in the resource area and these were grouped into the primary lithology groups used for the geologic model. The SGs, from the modeling area divided into the major lithology groups, which were used in the model are shown in the table below.

Table C-4
Bulk Density Summary
Model Lithology	Average Density (g/cm3)	Number of Samples	Logged Lithology
Diorite	2.76	2.412	DIO DBX DIOF
Basement Rocks	2.84	1,257	MBA MSG SCH IRU MGW MR MSC
Breccia Basement	2.99	1,543	BXF, BXH, BXI, BXQ, BXX IRU MMY
Diatreme Breccia	2.86	290	BXD
IGD	2.77	193	PHA
Volcanic-Sedimentary	2.81	1,125	XTU, LTU, ANB, AND, ARN BXS CGL CLY MUD QFS QST STO CLS COL SAP SNS SRU GRW

A 3-D block model with a block size of 5 m × 5 m × 5 m was defined. Drill hole assays were capped to eliminate the effects of high-grade outliers on the resource estimate. Based on examination of the raw assays and grade probability distributions, gold was capped at 25,000 ppb and copper was capped at 20,000 ppm. This resulted in 14 gold and 8 copper assays being capped. Gold assays were then composited at 5-m intervals and block grade estimation for both gold and copper was conducted using a 3-pass ordinary kriging procedure based on parameters defined by experimental semi-variograms and constrained by wireframes for the various lithological units. The block model was validated by comparing the block grades with the drill hole composite grades on sections and plans. Visual inspection indicated the block grade estimates are generally similar to the nearby composite grades with some smoothing of block grades. It is believed that the model grade distribution reasonably corresponds to the drilling data. Model blocks were classified into Measured, Indicated, and Inferred Mineral Resources based on a search distance and minimum number of composites and drill holes for any given block using definitions in the CIM Definition Standards.

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Based on a cut-off of 0.3 grams of gold per tonne, the mineral deposits covered by the review as set forth in the Titiribi Technical Report, hold approximately 51.6 Mt of Measured Mineral Resources averaging 0.49 grams of gold per tonne and 0.17% copper, and Indicated Mineral Resources of 234.2 Mt of which 132.4 Mt averages 0.48 grams of gold per tonne and 0.16% copper and 101.8 Mt averaging 0.54 grams of gold per tonne with only traces of copper. In addition, the Titiribi Project has approximately 207.9 Mt of Inferred Mineral Resources of which 70.8 Mt averages 0.43 grams of gold per tonne and 0.05% copper, and 137.1 Mt averaging 0.52 grams of gold per tonne with only minor traces of copper. No reserves conforming to CIM standards were estimated for the Titiribi Technical Report, as GoldMining has not advanced evaluation work to a point of developing mine plans, production schedules, and economic analysis. Also, no resources have been estimated for the mineralization at Junta, Maria Jo, Candela, and Porvenir, as an estimation would be premature at these early stage exploration targets.

The resource estimates, which have an effective date of September 1, 2016, for the measured and indicated, and inferred resource categories at various gold cut-offs are shown in the tables below.

Table C-5 NI 43-101 measured and indicated resource estimates for the Cerro Vetas, Chisperos and NW Breccia deposits
				Grade			Contained Metal
		Au Cut-off	Tonnage	Au	Cu	AuEq	Au	Cu	AuEq[1]
Deposit	Classification	(g/t)	(Mt)	(g/t)	%	(g/t)	Moz	Mlbs	Moz
		0.2	75.5	0.415	0.156	0.673	1.01	258.9	1.63
		0.3	51.6	0.492	0.172	0.776	0.82	195.1	1.29
	Measured	0.4	30.9	0.588	0.190	0.903	0.59	129.7	0.90
Cerro Vetas		0.5	17.4	0.698	0.209	1.044	0.39	80.3	0.59
		0.2	231.8	0.38	0.133	0.601	2.84	678.3	4.48
	Indicated	0.3	132.4	0.483	0.157	0.744	2.06	459.3	3.17
		0.4	73.3	0.593	0.176	0.885	1.40	284.3	2.09
		0.5	38.0	0.731	0.195	1.054	0.89	162.8	1.29
		0.2	140.3	0.350	-	0.350	1.58	-	1.58
Chisperos	Indicated	0.3	62.1	0.484	-	0.484	0.97	-	0.97
		0.4	32.2	0.616	-	0.616	0.64	-	0.64
		0.5	19.3	0.733	-	0.733	0.45	-	0.45
		0.2	73.2	0.447	-	0.447	1.05	-	1.05
		0.3	39.7	0.618	-	0.618	0.79	-	0.79
NW Breccia	Indicated	0.4	24.1	0.796	-	0.796	0.62	-	0.62
		0.5	15.2	1.001	-	1.001	0.49	-	0.49
Base Case – M+I		0.3	285.8	0.50	-	0.676	4.63	654.34	6.21

Table C-6 NI 43-101 inferred resource estimates for the Cerro Vetas, Chisperos and NW Breccia deposits
				Grade			Contained Metal
		Au Cut-off	Tonnage	Au	Cu	AuEq	Au	Cu	AuEq[1]
Deposit	Classification	(g/t)	(Mt)	(g/t)	(%)	(g/t)	(Moz)	(Mlb)	(Moz)
		0.2	196.4	0.309	0.051	0.394	1.95	219.9	2.48
		0.3	70.8	0.429	0.050	0.511	0.98	77.9	1.16
Cerro Vetas	Inferred	0.4	30.5	0.542	0.049	0.625	0.53	33.2	0.61
		0.5	14.3	0.657	0.049	0.738	0.30	15.4	0.34
		0.2	122.2	0.329	-	0.329	1.30	-	1.30
Chisperos	Inferred	0.3	51.1	0.452	-	0.452	0.74	-	0.74
		0.4	23.4	0.580	-	0.580	0.44	-	0.44
		0.5	11.0	0.737	-	0.737	0.26	-	0.26
		0.2	150.0	0.423	-	0.423	2.04	-	2.04
NW Breccia	Inferred	0.3	86.0	0.555	-	0.555	1.54	-	1.54
		0.4	48.0	0.722	-	0.722	1.12	-	1.12
		0.5	35.1	0.826	-	0.826	0.93	-	0.93
Base Case – Inferred		0.3	207.9	0.487	-	0.515	3.25	77.9	3.44

Notes:

1.	Gold equivalence estimated using $1,300 per ounce gold at 83% recovery and $2.90 per pound copper at 90% recovery.
2.	A 0.3 g/t gold equivalent cut-off has been highlighted as the base case cut-off.
3.	Totals may not represent the sum of the parts due to rounding.
4.	The Mineral Resources have been prepared by Behre Dolbear in conformity with the CIM Definition Standards.

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The Titiribi Technical Report disclosed that, as at the date of the Titiribi Technical Report, there were no known or identified metallurgical, environmental, permitting, legal, titles, taxation, socio-economic, marketing, political, or other relevant factors that may materially affect the Mineral Resource estimate.

La Mina Project

The following description of the La Mina Project has been sourced, in part, from the La Mina Technical Report. Information in this section that provides non-material updates to the information in the La Mina Technical Report has been obtained from GoldMining’s AIF and from information provided by GoldMining. Both the AIF and the La Mina Technical Report are available on SEDAR.

The La Mina Project is a gold-copper exploration project located in Antioquia Department, Colombia. A total of seven prospects have been identified to date, including the La Cantera, Middle Zone and La Garrucha and El Limon, and a total of 106 diamond drill holes, totaling 36,816 m, have been drilled. GoldMining acquired a 100% interest in the La Mina Project through a plan of arrangement between GoldMining and Bellhaven, completed on May 30, 2017.

The La Garrucha concession is subject to a surface rights lease agreement and an option agreement. Pursuant to the surface rights lease agreement dated July 6, 2016 and amended August 19, 2016, April 4, 2017, July 31, 2017, November 5, 2018 and June 10, 2020, GoldMining can lease the surface rights over La Garrucha by making the following payments: US$75,000 in May 2017 (paid); US$75,000 in November 2017 (paid); US$75,000 in May 2018 (paid); US$75,000 in November 2018 (paid); US$25,000 in June 2019 (paid); US$25,000 in December 2019 (paid); US$25,000 in June 2020 (deferred to October 2020; paid); US$25,000 in December 2020 (paid); US$25,000 in June 2021; US$25,000 in December 2021; US$25,000 in June 2022; and US$55,000 in December 2022.

In addition, pursuant to an option agreement entered into by Bellhaven on November 18, 2016, and amended April 4, 2017, GoldMining can purchase surface rights overlaying the La Garrucha mineralization as outlined in the preceding paragraph by making a final option payment of US$650,000 on December 7, 2022.

On May 31, 2018, the Fredonia Municipal Council passed a resolution in favor of restricting mining in the municipality. The mayor of Fredonia signed the resolution on June 9, 2018, whereby it was considered to be enacted. The resolution was rejected by the Governor of Antioquia and came before the ATA, where GoldMining presented documentation in support of the Governor’s objections. The ATA nullified the resolution for being unconstitutional in July 2019.

Property, Description, Location and Access

The La Mina Project covers 3,208 ha and consists of two properties: (i) the 1,793 hectare La Mina concession (the “5263 Concession”); and (ii) the 1,415 hectare La Garrucha concession (the “6355B Concession,” and together with the 5263 Concession, the “Concessions”). GoldMining owns 100% of the La Mina Project. The La Mina and La Garrucha concessions expire on August 4, 2045 and July 15, 2037, respectively and require approved work programs to be completed and annual tax to be paid. The approved work program includes a 2,750 m drill program to be completed by December 2021. Concession contracts are renewable for an additional 30 years.

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The Concessions are located near Medellin in the Department of Antioquia, Colombia approximately 500 km northwest of the Colombia’s federal capital of Bogota. This region has a long history of gold mining extending back several centuries. Now several parts of Antioquia are among the most active gold exploration regions in Colombia.

The closest settlement, La Mina, lies immediately adjacent to the La Mina Project. The larger town of Venecia, approximately 11 km from the project, provides a source of supplies and logistical support for the project, rural farming activities, and for several small underground coal-mining operations in the near area.

The 5263 Concession was granted by the Colombia Geological Survey (“CGS”) formerly Instituto Colombiana de Geologia y Minera to Alejandro Montoya-Palacios (“Montoya”) in early 2000 as an Exploration Concession under the mining code of the country which grants the operator the right to explore over a three-year renewable period under certain conditions for an additional two years including submission of a work plan known as a “Plan de Trabajo de Inversión,” or PTI.

The 6355B Concession, originally owned by AGA Colombia, was optioned by Bellhaven in 2013 to explore an Au-Cu porphyry deposit indicated by the surface and drilling exploration in 2011 and 2012 respectively. This contract was renegotiated on March 7, 2015. As a result, Bellhaven owned the 6355B Concession. Pursuant to the aforementioned option agreement, Bellhaven is required to pay AGA Colombia US$1 per reserve ounce as declared in a bankable feasibility study, or present at the start of mine construction, whichever comes first.

Bellhaven signed an additional agreement with B2Gold Corp. (“B2Gold”) regarding purchase of the surface rights over 60 ha around the exploration camp site and immediate project area; this allowed Aurum Exploration Inc. Colombia (“Aurum”) to acquire these surface rights for a total of US$470,000 over a 3-year period.

During 2012, Bellhaven also acquired additional surface rights over the El Limon target. In April 2012, Bellhaven contracted with a private vendor for the purchase of 100% interest in a surface property encompassing 9.75 ha to the north of the Middle Zone. The property acquisition closed in the third quarter of 2012 for a total purchase price of US$15,315 in cash.

While GoldMining owns a considerable area of surface rights over the La Cantera and Middle Zone deposits, it has also secured surface access agreements with other property owners in the La Garrucha area of planned exploration and drilling. Additional surface rights may be necessary for the establishment of a commercial mining project.

The La Mina Project area is surrounded by gravel roads which connect a rural farm population to various nearby population centers, including Medellin which is a large cosmopolitan city. Various small towns, including Bolombolo and La Pintada are located within a two-hour drive of the project area.

The La Mina Project is accessible by a paved highway 30 km southwest of Medellin to the junction with a gravel road that leads 11 km to the property. Total travel time by road from Medellin is approximately 2.0 to 2.5 hours depending on road conditions and traffic around Medellin.

History

The Antioquia district of Colombia where the La Mina Project is located has been a source of gold mining that dates back several centuries to pre-Colombian times. Small-scale artisanal mining, some from hardrock sources and some from alluvial deposits, were common throughout the district and so “pirquieniero” prospectors were likely active throughout the Central Cordillera district on either flank of the River Cauca.

The general area around the La Mina Project was noted in early regional survey work by the Colombian mines department, CGS and this led to the staking of ground by the original owner, Montoya in 2000.

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Historical research has revealed local knowledge of several adits that targeted gold in the vicinity of the Middle Zone prospect. At one point, these mines were reportedly managed by a small-scale mining company from England. Artisanal miners exploited several streams originating from the resource areas in the past, a very small number of which are still active today. No records of production are known to exist, though different sources corroborate that mining activity dates back to at least the 1920s. The amount of artisanal mining production is believed to be very small.

In the early 2000s, AngloGold Ashanti (“AGA”) carried out broad-scale geochemical and other exploration programs throughout this district of Colombia and was responsible for the initial discovery of copper-gold mineralization on surface at the La Cantera outcrop. In 2006, AGA drilled six holes into the La Cantera target, four of which successfully intercepted the gold-copper porphyry stock with mineralized intercepts of 50 to100 m.

In 2007, AGA formed the joint venture company, Avasca Ventures Ltd. (“Avasca”) with Bema Gold Corporation (subsequently transferred to B2Gold) who continued with further surface geochemistry and geophysics north and south from the La Cantera discovery, as well as further west over a prominent North-South trending magnetic ridge feature identified from aerial geophysics flown by Avasca in 2007.

The early exploration work at La Mina by AGA beginning in 2002 and later in 2005-2008 by Avasca focused on the principal La Cantera Zone. These programs consisted of:

●	regional mapping: 1:20,000 scale;
●	property-scale geological mapping: 1:10,000 scale;
●	geochemical sampling, soils and rock;
●	trenching;
●	geophysical surveys: aerial magnetic and radiometrics;
●	drilling: six core holes totaling 1,453 m (mid-2006);
●	at the end of 2007, a regional airborne magnetic/radiometric survey was completed over the property and neighboring ground; and
●	in early 2008, the aerial geophysics was followed by additional auger soil and rock geochemical sampling programs over the anomalies.

Various sampling methods have been used to explore the La Mina Project, as follows:

●	regional-scale soil and rock/trench sampling carried out by AGA in 2002 which led to the discovery of the porphyry mineralization at the La Cantera zone; and
●	in 2007/2008, additional soil sampling was completed by Avasca over the aeromagnetic anomalies identified from their aerial geophysics (2007). This soil sampling was completed on an irregular grid, widely spaced over the entire 1,794 hectare property area (123 samples), but principally focused on the area around the La Cantera prospect and immediate vicinity (~1 km by 1 km). A later rock sampling program in 2008 collected 857 samples on a 100 m standard grid and focused on La Cantera and some nearby magnetic anomalies.

Six AGA drill holes were completed in and around the La Mina porphyry (later re-named the La Cantera Stock), with Holes 2 and 5 yielding 90 m plus intercepts of greater than 1.0 g/t Au and good copper grades at shallow depths. Drill Holes 4 and 6 also contained significant values located near the surface; however, Holes 1 and 3 were drilled off target to the west and did not encounter any mineralization of interest.

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Table D-1 AGA Drill Results
Drill Hole	Dip	Total Depth	Specific Intercepts
Name	Degree	m	Thickness (m)	Au g/t/Cu%
LM-01	-60.5	258	No Significant Intercepts
LM-02	-58.5	189	152	0.82/0.26
LM-03	-60.5	201	No Significant Intercepts
LM-04	-60	250	106	0.32/0.21
LM-05	-60	252	106	1.11/0.40
LM-06	-60	304	122	0.40/0.24

Geological Setting, Mineralization and Deposit Types

The La Mina Project is located along the eastern margin of the western Cordillera in the Andean System. The La Mina region lies within the Romeral terrane, an oceanic mélange comprised of metamorphosed mafic to ultramafic complexes, ophiolitie sequences, and oceanic sedimentary rocks of probable Late Jurassic to Early Cretaceous age. This terrane was accreted to the continental margin along the Romeral Fault, which lies east of the River Cauca, in the Aptian (125 to 110 Ma). Movement on the Romeral Fault was dextral indicating that terrane accretion was highly oblique from the southwest. The Romeral Fault zone is marked by dismembered ophiolitic rocks, including glaucophane schist, in a tectonic mélange and is interpreted as a terrane suture marking an old subduction zone. The resulting suture zone and mélange-related rocks can be traced for over 1,000 km along the northern Andes. The Romeral terrane is bounded on the west side by the Cauca Fault. Further west, additional oceanic and island arc terranes were subsequently accreted to the Western Cordillera in the Paleogene and Neogene periods, culminating in the on-going collision of the Choco (or Panamá) arc since the late Miocene. This reactivated the Cauca and Romeral faults with left lateral and reverse. The original structure of the Romeral fault system has been modified by various post-Romeral tectonic events.

Following accretion, the Romeral terrane was overlain unconformably by siliciclastic, continentally derived sediments of the Oligocene to Lower Miocene Amagá Formation. The Amagá Formation, comprises basal conglomerates, sandstones, siltstones, shales, and local coal seams. These sedimentary rocks are overlain by a thick sequence of volcanic and sedimentary rocks of the Late Miocene Combia Formation. The Combia Formation is divided into a Lower Member of basalt and andesite lava flows, agglomerates, and tuffs, and an Upper Member of conglomerates, sandstones, and crystal and lithic tuffs. The Combia Formation volcanic rocks were associated with at least one Middle to Late Miocene volcanic arc emplaced into the Romeral terrane basement rocks during this time period. Also associated with latest stages of arc formation was the syntectonic emplacement of a series of shallow-level intrusive rocks, including poly-phase hypabyssal stocks, dikes and sills of dioritic, granodioritic, and monzonitic composition. These intrusive rocks cut all of the aforementioned sedimentary and volcanic units of the Amaga and Combia Formations. K-Ar whole-rock ages for the intrusive rocks range from 8 to 6 Ma. The Combia Formation and accompanying hypabyssal intrusive rocks are well represented along a 100-km by 20-km north-south trending belt extending from Anserma in the south to Jerico, Fredonia and Titiribi, located to the north of the La Mina Project.

Following the early accretionary events, the region was subjected to compressional deformation during the Early-Middle Miocene and Middle-Late Miocene. In both cases the deformation was related to additional accretionary tectonic events taking place to the west along the active Pacific margin. The structural architecture of the Romeral fault and mélange system is essentially that of a 10+ km wide series of north-south striking, vertically dipping, and dextral transcurrent faults. Virtually all lithologic contacts within the Romeral basement rocks are structural in nature and are characterized by abundant shearing, mylonitization, and the formation of clay-rich fault gouge. Structural reactivation during the Miocene resulted in orthogonal compression accompanied by mostly west-directed (back) thrusting and high angle reverse fault development in the basement rocks. The Amaga Formation was deformed primarily into generally open, upright folds; local tilting and near isoclinal folds were associated with the west-directed thrust faults. The Combia Formation records both tilting and open folding. Both the Amaga and Combia Formations exhibit moderate to strong diapiric doming where affected by the emplacement of the Miocene suite of intrusive rocks. North-south, northeast-southwest, northwest-southeast and east-west striking conjugate shearing and dilational fracturing affect all of the above geologic units.

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The La Mina Project lies within the Middle Cauca Belt of Miocene-age volcano-plutonic rocks of central Colombia. This belt hosts several significant porphyry gold or copper-gold disseminated deposits such as La Colosa, Titiribi, Quebradona, and Quinchia, as well as large epithermal gold districts such as Marmato.

The immediate area around the La Mina Project is underlain by country rocks consisting of a series of basaltic volcanic rocks (Barroso Formation – oceanic tholeiitic basalts, dolerites, tuffs, etc), sedimentary rocks of the Amagá Formation, and an upper Combia Formation of basalts and andesitic basalts interlayered with volcaniclastic rocks and coarse-grained sedimentary rocks (conglomerates, arenites).

At the project scale, the key host rocks for the porphyry-related gold, copper, and silver mineralization are the intermediate composition volcanic rocks of the Combia Formation and the sub-volcanic breccias and related shallow level, porphyries which have intruded the Combia Formation. The Combia Formation developed within a Late Miocene magmatic arc that is interpreted to have included an early quiescent stage of volcanism and a later explosive event of wider extent.

Localized intrusive centers (e.g., La Cantera, Middle Zone, El Limon, and La Garrucha) comprise a series of intermediate composition porphyries and related intrusive (emplacement) breccias. The structural controls for these intrusive centers appear to have been provided by north-south, northeast-southwest and/or northwest-southeast trending, high-angle fault systems associated with the major Cauca River structure to the west of the La Mina Project.

La Cantera and Middle Zone Prospect Geology and Mineralization

La Cantera and Middle Zone constitute two of the four drill-tested mineralized porphyry intrusive and breccia bodies on the La Mina property. In both deposits, the intrusive centers are characterized by a series of porphyry stocks and related breccias that together make up porphyry copper-gold deposits. In the case of La Cantera, the core of the deposit is cut out by a late, barren porphyritic stock resulting in a “doughnut” pattern (plan view) whereby the copper and gold-bearing rocks form a concentric pattern around the late, barren porphyritic stock. In the case of Middle Zone, the barren core is an amorphous feature that appears to have intruded preferentially along pre-existing planes of weakness. Various intrusive/breccias phases were involved in development of the porphyry deposits along with multi-phase alteration-mineralization events, as most-often expressed by pronounced densities of veinlets crosscutting the diamond drill core. Hydrothermal magnetite is an important gangue mineral associated with gold and copper, and potassic alteration is an important alteration type associated with gold and copper.

The La Cantera deposit is slightly elliptical in plan view (long axis northwest-southeast), measuring approximately 200 m by 190 m in plan view on surface with a depth extent of 350-600 m based on the results from 26 drill holes. Average grades are close to 0.9 g/t Au with 0.3% Cu and 1.7 g/t Ag.

The Middle Zone deposit lies approximately 400 m north of La Cantera, and consists of a more pronounced elliptical body in plan view (long axis northeast-southwest), which remains open at depths of over 600 m, based on the results of 54 drill holes. Faults appear to have offset the western and eastern lobes of mineralization. Faults also appear to delimit the western edge. Mineralization here is of two types. The first is characterized by a high copper-gold ratio, similar to what is observed at La Cantera. The second is characterized by high gold with relatively low copper. Overall, the grades are lower than that of La Cantera, close to 0.5 g/t Au with 0.1%-0.2% Cu, over true widths of up to 100 m.

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La Garrucha Prospect Geology and Mineralization

As of the date of the La Mina Technical Report, the La Garrucha prospect was the exploration focus of Bellhaven at the La Mina Project. Routine surface mapping and sampling in 2011 indicated the presence of porphyritic intrusive rocks containing Au values up to 1.5g/t Au in outcrop. Initial diamond drilling commenced in July 2011 with six drill holes completed. The 2011 drilling indicated the presence of significant porphyry-style alteration and mineralization. A second drilling campaign of five drill holes in 2012 successfully intersected high-grade porphyry-style mineralization in hole LME-1096 and an intensely altered new (G4) porphyry, within the last ten m of drill core averaging 1.09g/t Au and 0.20% Cu. Systematic soil sampling, surface mapping, and rock-channel sampling further defined the most prospective area of porphyry mineralization to guide diamond drilling. Diamond drilling at La Garrucha resumed in May 2013 and seven holes were completed.

Porphyry-related alteration and mineralization at the La Garrucha prospect outcrops in some areas along stream beds and areas of steep topographic relief. Results from diamond drilling to date suggests that the elongated (330° azimuth) core of the airborne magnetic anomaly outlines the surface projection of the area containing mineralized G2 and G4 porphyries. Porphyry-related alteration and mineralization has been traced from surface to a depth of 500 m over a width of some 200 m and is open at depth.

The porphyry complex at La Garrucha consists of at least three distinct porphyry events consisting of G1, G2 and G4 and their respective intrusive and contact breccias. The earliest porphyry, G1, intruded Combia Formation volcanic rocks. G1 event breccias occur near the volcanic contact and contains clasts of volcanic rock and G1 porphyry. Local zones of G1 auto breccia occur within the G1 porphyry. G2 porphyry intrudes the G1 and G1 breccias. G1 occurs as well crystallized porphyry, dykes, auto breccia and contact breccia with G1 porphyry. The G4 porphyry is believed to be the core of the porphyry complex at La Garrucha and hosts much of the Au-Cu mineralization. Similar to G2 porphyry G4 breccias form within and along the margins of the G4 porphyry. Core logging suggests the G2 porphyry may span the period of time from the intrusion of G1 to post G4 emplacement. Neither the G2 nor G4 pophyry appears to have come in contact with the volcanic Combia rocks.

La Garrucha appears thus far to be more structurally similar to La Cantera in that it does not appear to be broken up by cross faults like the Middle Zone. However, throughout the porphyry complex, there are numerous steep angle fault zones often exhibiting clay gouge over several m either side of the fault. Occasionally, however, the faults exhibit intensely crushed and fractured rock rather than gouge over several metres. Faults are frequently observed along lithologic contacts particularly between porphyries and breccia. No significant fault offsets are known as of the date of the La Mina Technical Report.

El Limon Prospect Geology and Mineralization

The El Limon complex measures approximately 800 m in diameter of a sub-circular shape in plan view. The El Limon porphyry complex partially encircles the Middle Zone to the north, west and south. Within the complex are two known mineralizing porphyry systems, the Middle Zone prospect and the El Limon prospect. Argillic and propylitic alteration assemblages occur high in the system at the El Limon prospect. A possible explosive diatreme at El Limon suggests that the El Limon prospect porphyry is situated high vertically in the porphyry system. This may account for why the El Limon prospect is weakly mineralized. It may well be that higher grades of gold and copper occur at depth where a possible potassic alteration zone occurs associated with an undiscovered porphyry stock.

Exploration

Since acquiring an option on the La Mina Project in mid-2010, Bellhaven had advanced exploration by conducting detailed mapping and trenching at La Cantera and Middle Zone, mapping and channel sampling at La Garrucha, mapping, rock-chip sampling and trenching throughout the project area, various ground geophysical surveys, and re-logging and re-interpretation of drill core from previous drilling campaigns. Furthermore, two airborne magnetic surveys had been flown over the La Mina Project at no cost to Bellhaven. Ground magnetic follow-up surveys of geologically favorable areas was completed in mid-2012 and an airborne ZTEM survey was flown over much of the La Mina and La Garrucha licences in late 2012. All data has been incorporated into the geophysical evaluation.

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Through July 2016, Bellhaven completed a total of 106 drill holes for a total of 36,694 m. Bellhaven’s drilling programs were carried out by Kluane Colombia S.A., a subsidiary of the Canadian drill contractor Kluane Drilling Ltd. and for a short period of time in 2012 by Andina de Perforaciones S.A., also based in Colombia.

Prior to initiating its drill programs in 2010, Bellhaven completed channel sampling in trenches at Middle Zone where two surface exposures returned results of 19 m grading 0.73g/t Au and 24 m grading 0.74g/t Au (0.4 g/t Au cut off) separated by a zone of 40 m of un-sampled trench.

In early 2012, a ground-based survey was conducted over the entire eastern half of La Mina. This program consisted of approximately 114 line km of magnetic surveying and was carried out by KTTM Geophysics Limited, an independent geophysical contractor based in Medellin, Colombia.

Principal observations from correlation of the 2010 ground geophysics with geochemistry and geological features were:

●	anomalously high radiometrics (potassium) likely represents K-silicate (potassic) altered rocks. The high potassium values occur over a distance of 900 m along an approximately north-south trending corridor defined by the La Cantera-Middle Zone targets. High values also occur to the north at El Limon along an approximately east-west belt that is 500 m long;
●	high-chargeability zones fringing the drilled zones at La Cantera and Middle Zone can be attributed to rocks containing high quantities (typically 5-10% of the volume) of pyrite. High-chargeability features are observed at La Cantera and Middle Zone; and
●	the La Cantera stock spatially coincides with a strong resistivity “low” whereas the Middle Zone is characterized by a weakly defined “low.” Another prominent area characterized by a strong resistivity “low” occurs between the El Limon and Middle Zone targets.

Current and/or Planned Activities

GoldMining has disclosed that there were no exploration programs planned for the La Mina Project in 2020.

Drilling

Drilling programs by AGA (2005) and Bellhaven (2010-2013) used HQ, HTW, NTW and BTW core, depending on the drill hole depth, drill hole inclination, drill machine availability and ground conditions.

A total of 36,695 m has been drilled on the La Mina Project from 106 core holes that have an average depth of 346 m. This drilling is summarized in Table D-2.

Table D-2 Drilling Completed by Bellhaven at the La Mina Project
Area	Drill Holes	Metres
La Cantera	26	8,327
Middle Zone	54	18,803
El Limon	9	2,923
La Garrucha	17	6,641

All drilling on the project by Bellhaven and previous owners has been done with man-portable, diamond drill-core machines. Drill hole locations are initially located in the field with a hand-held GPS unit or a total station theodolite. Bellhaven’s full-time survey crew surveyed the coordinates of the final drill hole collars using a total-station theodolite.

At the Middle Zone and La Cantera prospects drill holes have been drilled at azimuths of N45E, N45W and NS with inclinations of -55 to -90 degrees. In the case of La Cantera drilling was completed on a wide-spaced scissor pattern (50- to 100-m spacing) providing complete three-dimensional coverage of the extent of mineralization that extends to a vertical depth of some 250-500 m (around the low-grade central core).

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At La Cantera drill holes were drilled at azimuths of E-W (90°), W-E (270°), N45E and S45W with inclinations of -50 to -78 degrees. Core recovery observed has been very good, in excess of 90%, except in some discrete fault-gouge zones of a few m in length (core length).

In the case of La Cantera, the drilling programs confirmed the ellipsoidal outline of the porphyry complex on surface (coincident with the magnetic signature), its steep vertical attitude, and the occurrence of mineralized porphyry and breccia zones draped around a central low-grade core.

At the Middle Zone, 54 holes have been drilled to date within a generally elongated zone (N45E) in plan view that is bounded on the western flank by interpreted faults. The Middle Zone remains open to the southwest, southeast, and at depth. The fault offsets and open targets on the south suggest a possible connection with La Cantera at depth.

At both La Garrucha and El Limon, insufficient drilling has been completed to date to outline the extents of the gold-copper porphyry mineralization. The drilling density is insufficient to complete a resource estimate at this time.

Sampling and Analysis and Data Verification

Samples from Bellhaven’s exploration and development drilling programs were cut (using a core saw) or split (using a core splitter). The instrument used depends on the level of clay content, in which high clay samples are split to avoid core loss from the core saw’s lubricating water. The cut or split samples are stored in a secure core shed on site until they are shipped to the ALS Minerals sample preparation facility in Bogota (through LMDDH-023) or Medellin (all samples from LMDDH-024 to present), Colombia. The samples are prepared at the ALS Minerals sample preparation facilities and then sent to the ALS Minerals regional analytical facility in Lima, Peru. These labs are independent of Bellhaven and GoldMining.

Samples for check assays are prepared at the SGS facility in Medellin, Colombia, and analyzed at the SGS laboratory in Lima, Peru. SGS is independent of Bellhaven and GoldMining. At the La Mina Project, a field office and employee housing complex are located within walking distance of the La Cantera and Middle Zone prospects. All core from the AGA drill program is stored on site along with all core from Bellhaven’s own drilling programs. A new core shed was constructed in 2011 and has a two-tier core rack system.

The core sample procedure begins with checking of driller-placed core blocks for accuracy followed by photographs of consecutive pairs of core boxes. The core then undergoes detailed geotechnical and geological logging. Data recorded in geotechnical and geological logs are entered into the project database using a two-person parallel input protocol. Technicians identify the nominal two m sample intervals with wooden core blocks and mark the length of the core with a “cut line” to guide the core cutting. The technicians take care not to mix intervals of significantly different core recovery in the same sample, resulting in some sample intervals that are shorter than the nominal length. All core boxes (metal) are clearly tagged with hole ID and from/to information.

Core marked for sampling was cut or split by Bellhaven technicians (under geological supervision) using a standard electric masonry core saw mounted on a secure steel stand or by a manual Longyear core splitter. Standard safety equipment (hard hat, ear plugs and eye protection) are used by the core cutters and their helpers. The half-core was placed in plastic bags and tagged with a sample number marked on the outside of the bag and a corresponding sample tag inside the bag. Each bag was securely closed. The unused cut half of the core was then placed back in its correct place in the core box and stored for later reference. Blanks (5%), standards (5%-12% depending on the nature of the material), preparation duplicates (5%) and field duplicates (2%) were inserted in the sample stream during this stage.

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Regular drill-core samples were collected in lots of 25 to 76 and shipped by company vehicle to ALS Minerals for preparation and analysis. Early in the drilling program samples were dispatched to the ALS Minerals preparation laboratory in Bogota. However, in early 2011 with the addition of an ALS preparation facility in Medellin, samples were dispatched directly to ALS in Medellin for preparation and then forward by ALS to the ALS laboratory in Lima, Peru. Beginning in early 2013 (La Garrucha drill holes LME-1100 to LME-1106) core samples were dispatched to Actlabs Colombia in Rio Negro, Colombia for preparation and analysis. As noted, several QA/QC steps were included in sample preparation. At the preparation facility each sample is coarse crushed to 70% less than two mm size. A one-kilogram split of each sample was routinely pulverized to 85% passing 75 μm. A final pulp of 250 to 300 grams is sent for analysis to the ALS Minerals laboratory in Lima.

Gold, copper, and ICP analyses at the ALS Minerals lab were carried out as follows:

●	gold: fire assay, 50/30g charge, Atomic Absorption finish;
●	over-range (>10ppm) results for gold were analyzed by Fire Assay with a Gravimetric finish; and
●	copper and other elements: 4-acid digestion and ICP-AES analysis, including Cu, Ag, Al, As, Ba, Be, Bi, Ca, Co, Cr, Fe, Ga, K, La, Mg, Mn, Mo, Na, Ni, P, Pb, S, Sc, Sr, Th, Ti, Tl, U, V, W and Zn.

The ALS Minerals laboratory in Lima, Peru is registered to ISO 9001:2008 and has received ISO 17025:2005 accreditation for certain specific methods, such as fire assay/AA gold. It is independent of Bellhaven and GoldMining.

The Actlabs Colombia laboratory in Rio Negro, Colombia is ISO 9001 certified and independent of Bellhaven and GoldMining. Analytical preparation and procedures for gold fire assay and base and trace metal ICP-AES analysis is identical to that of ALS and SGS.

Check assay samples are collected in lots of varying size and shipped by company vehicle to the SGS laboratory in Medellin for preparation, then forwarded by SGS/ALS Minerals to the analytical facility in Lima, Peru. At the preparation facility, each sample was coarse crushed to 95% less than two mm size. The final sample was pulverized to 95% passing 105 μm, and approximately 250 grams was sent to the analytical lab.

Gold, copper, and ICP analyses at the SGS Lima lab were carried out as follows:

●	gold: fire assay, 30 grams charge, Atomic Absorption finish;
●	over-range (>3 g/t) results for gold were analyzed by 30 grams, Fire Assay with a Gravimetric finish; and
●	copper and other elements: 4-acid digestion and ICP-AES analysis, including Cu, Ag, Al, As, Ba, Be, Bi, Ca, Co, Cr, Fe, Ga, K, La, Mg, Mn, Mo, Na, Ni, P, Pb, S, Sc, Sr, Th, Ti, Tl, U, V, W and Zn.

Respecting data verification, with 106 holes completed by Bellhaven and previous operators, complemented by various and extensive surface geochemistry in streams, soils, and bedrock, it was concluded that an industry-standard program of QA/QC appropriate to the early-stage of exploration has been in place for most if not all of this work.

Since taking an option on the property, the Bellhaven sampling and assaying programs were controlled by a systematic application of certified standards and blanks, along with Bellhaven’s own field duplicate and laboratory duplicate checks. The use of an independent international preparation and assay laboratory, ALS Chemex (now ALS Minerals), adds additional assurance that assay results are representative of the mineralization encountered on the property.

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As an additional verification and check on the overall level of copper-gold grades reported for the porphyry mineralization at the La Mina Project, samples from drill core representing the current drill programs were independently collected.

This verification sampling is intended only as a check of the general level of copper-gold mineralization found at La Mina, but is not intended as a comprehensive QA/QC assessment for the purposes of resource estimation.

The La Mina Technical Report disclosed that the results of the check assays compared to the Bellhaven originals are within acceptable precision.

Mineral Processing and Metallurgical Testing

Aurum contracted Resource Development Inc. (“RDI”) to undertake a metallurgical study for La Mina porphyry gold and copper prospect in Colombia.

RDI received four composite samples for the metallurgical study. There were three samples from the La Cantera prospect consisting of average grade, low grade and high grade and one sample from the Middle Zone prospect. The samples assayed 0.306% to 0.476% Cu and 0.727 g/t to 1.454 g/t Au. Sequential copper analysis indicated that two of the four composites contained significant amount of oxide and secondary copper.

The metallurgical test work undertaken included sample preparation and characterization, Bond’s ball millwork index determinations, in-place bulk density measurements, gravity tests, direct cyanidation and carbon-in-leach tests and rougher and cleaner flotation tests.

The samples had a Bond’s ball mill work index of 10.22 to 14.0 which is typically within the range of porphyry copper ores.

Gravity concentration tests indicated that one could not produce a high-grade concentrate that could be directly smelted. Hence, gravity circuit may not be applicable for this deposit.

Whole ore cyanide leach tests extracted over 80% of the gold from three of the four composites. The cyanide consumption was high because of leaching copper minerals along with gold.

Flotation process using a simple reagent suite consisting of potassium amyl xanthate (PAX), Aeropromotor 404 and methyl isobutyl carbinal recovered 85% to 90% of the gold and copper in the rougher concentrate. Regrinding of rougher concentrate followed by two stages of cleaner flotation in open-circuit tests produced a concentrate assaying over 26% Cu and ±50 g/t Au for three of the four composite samples.

An overall recovery of 79% for gold and 84% for copper were projected for the flotation process flowsheet based on assuming 83% of gold and 88% of copper in the rougher flotation process and 95% recovery for both metals in the cleaner flotation process.

The La Mina Technical Report disclosed, however, locked cycle tests need to be performed to confirm these recoveries in the next phase of testing.

Mineral Resource Estimates

The Mineral Resource statement presented herein represents the Mineral Resource evaluation prepared for the La Cantera deposit and Middle Zone deposit at the La Mina Project as disclosed in the La Mina Technical Report. Wireframes were created for three geologic groups at La Cantera and five geologic lithologies at Middle Zone. Grades within each group and lithology were estimated using inverse distance techniques in Vulcan block models using Bellhaven’s drill hole database.

GoldMining has disclosed that it believes the resource evaluation reported in the La Mina Technical Report is a reasonable representation of the global gold, copper and silver Mineral Resources found in the La Mina Project at the current level of sampling. Mineral Resources are not Mineral Reserves and have not demonstrated economic viability. There is no certainty that all or any part of the Mineral Resource will be converted into Mineral Reserves.

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As part of completing the La Mina Technical Report the database used to estimate the La Mina Project Mineral Resources was audited and it was determined that drilling information as of the date of the La Mina Technical Report was sufficiently reliable to interpret with confidence the boundaries for gold, copper, and silver mineralization and that the assay data are sufficiently reliable to support Mineral Resource estimation. Vulcan Software Version 9.1.7 was used to construct the geological solids, prepare assay data for geostatistical analysis, construct the block model, estimate metal grades and tabulate Mineral Resources.

The La Cantera resource estimate was not updated with any new information in the La Mina Technical Report. The resource, however, was updated to reflect the upgrading of Inferred Mineral Resources to Indicated Mineral Resources. La Cantera is included in the La Mina Technical Report as part of the property. La Cantera and Middle Zone occur on the La Mina Concession and could be supported and developed by a common infrastructure.

La Cantera and Middle Zone Resources Estimation

The La Mina Technical Report disclosed that the geology, deposit type, and mineralogy at La Cantera are well understood. For the La Mina Technical Report, It was determined that there was sufficient information to classify the resources for the project into two categories of Inferred Mineral Resources and Indicated Mineral Resources. Indicated Mineral Resources are defined as estimated mineralization within 35 m of a mineralized composite. An additional constraint was that the estimation within 35 m had to come from a minimum of two drill holes. The drilling density at 35 m, combined with the estimation search and number of drill holes, established continuity of identified mineralization within the deposit.

A gold price of $1,275 per ounce, a processing cost of $5.83/tonne, and a recovery of 93% to determine cut-off grades was applied. Copper was not used in the determination of the cut-off grade. Due to the uncertainty of gold prices and recovery, it was recommended that a base cut-off grade of 0.25 g/t Au is appropriate for reporting resources for the La Cantera and the Middle Zone deposit. Given the style of mineralization, GoldMining determined that the entire mineral deposit, as currently modeled, has a reasonable likelihood of economic extraction by open-pit mining.

Resources are not reserves and do not have demonstrated economic viability.

Table D-3 Total Resources with 0.25 g/t Cut-off for La Cantera
	Metric	Grades				Contained Metal
Deposit	Tonnes (‘000)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (oz)	Ag (oz)	Cu (lbs, ‘000)	AuEq (oz)
Indicated Resources
La Cantera	17,984	0.87	2.06	0.32	1.37	503,021	1,191,062	125,344	789,953
Inferred Resources
La Cantera	10,806	0.69	1.83	0.29	1.15	239,715	635,766	70,256	400,099

Table D-4 Total Resources with 0.25 g/t Cut-off for Middle Zone
	Metric	Grades				Contained Metal
Deposit	Tonnes (‘000)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (oz)	Ag (oz)	Cu (lbs, ‘000)	AuEq (oz)
Indicated Resources
Middle Zone	10,186	0.50	1.75	0.11	0.68	415,899	415,899	24,898	223,232
Inferred Resources
Middle Zone	1,588	0.39	1.19	0.09	0.53	19.911	60,754	3,038	27,309

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La Mina Resources

Table D-5 shows the combined resources for La Cantera and Middle Zone, at various cut-off grades, which combine to create the La Mina Project.

Table D-5 In-Pit Resources for the La Mina Project (La Cantera and Middle Zone)
		Grades				Contained Metal
Cut-off Grade (g/t Au)	Metric Tonnes (‘000)	Au (g/t)	Ag (g/t)	Cu (%)	AuEq (g/t)	Au (oz)	Ag (oz)	Cu (lbs, ‘000)	AuEq (oz)
Indicated Resources
0.10	49,495	0.49	1.39	0.18	0.78	785,731	2,205,058	193,397	1,233,559
0.20	33,060	0.66	1.66	0.22	1.01	701,485	1,765,284	163,235	1,078,136
0.25	28,170	0.74	1.77	0.24	1.12	666,761	1,606,962	150,242	1,013,185
0.30	24,676	0.81	1.86	0.26	1.21	639,282	1,479,395	139,719	961,231
0.40	19,374	0.93	2.05	0.28	1.38	579,166	1,279,923	121,344	858,706
0.50	16,288	10.2	2.21	0.31	1.50	534,159	1,157,354	109,935	787,387
Inferred Resources
0.10	21,854	0.44	1.43	0.19	0.75	311,141	1,001,704	93,464	526,674
0.20	14,533	0.59	1.63	0.25	0.98	274,743	763,659	79,272	456,352
0.25	12,394	0.65	1.75	0.27	1.07	259,626	696,520	73,294	427,408
0.30	10,883	0.71	1.84	0.29	1.16	249,627	642,890	68,473	406,264
0.40	8,312	0.82	2.00	0.31	1.32	220,021	533,276	57,632	351,749
0.50	6,734	0.91	2.14	0.33	1.43	197,025	463,073	49,257	309,713

São Jorge Project

The following description of the São Jorge Project has been sourced, in part, from the São Jorge Technical Report. Information in this section that provides non-material updates to the information in the São Jorge Technical Report has been obtained from GoldMining’s AIF and from information provided by GoldMining. Both the AIF and the São Jorge Technical Report are available on SEDAR.

Project Description, Location and Access

The São Jorge Project is located in the southeast of Pará State, Brazil, in the municipality of Novo Progresso. The region is known as Tapajós and São Jorge is located 320 km south of the main regional city Itaituba. Access to the São Jorge Project from the cities of Itaituba or Novo Progresso is via highway BR163 (+80% paved) or a one hour flight in a light aircraft from Itaituba.

At the date of the São Jorge Technical Report, GoldMining, through its Brazilian subsidiary Brazilian Resources Mineração Ltda., was the sole registered and beneficial holder of five gold exploration concessions and six exploration licence applications in the São Jorge area for a total landholding of 58,500 ha. In February of 2016, GoldMining renounced Departamento Nacional de Produção Mineral (now, the National Mining Agency) (“ANM”) nos. 851094/2005, 850960/2010, 850631/20043, 8581036/2013, 850019/2016, 850044/2016 and in December of 2016, GoldMining renounced ANM nos. 850557/2013, 850555/201 totaling 62,171.3 ha which were located south and north of the São Jorge deposit, and considered to be non-prospective by GoldMining.

In March 2017, the Company submitted to the Brazilian National Department of Mining Production (now the National Mining Agency) (“ANM”) four contiguous license applications located east and west of three existing exploration concessions, one of which overlays the São Jorge deposit. The four license applications were granted by the ANM in 2018. In April and June 2020, Technical Exploration reports and the License Renewal applications were submitted for four exploration concessions (ANM processes nos. 850.193/2017 to 850.196/2017).

In December 2013, the Company submitted to ANM a final report for exploration concession ANM no. 850.058/2002 that remains under review. Such reports must be accepted by ANM, subject to rights of appeal, in order to maintain the concession. If approved, the Company will have one year to apply to convert the exploration concession overlying the deposit to a mining concession, which will require further development studies and an environmental licence. There is no assurance that such studies or reports will be accepted or that such applications will be approved by the ANM and Secretaria de Estado de Meio Ambiente/Pará (“SEMA”).

Annual work commitments and tax payments are required to keep the exploration concessions in good standing.

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In April and June 2020, Technical Exploration reports and the License Renewal applications were submitted for four exploration concessions (ANM processes nos. 850.193/2017 to 850.196/2017).

On June 14, 2010, BGC signed an Option Agreement (the “São Jorge Agreement”) to acquire a 100% interest in the São Jorge Project from Talon Metals Corp. (“Talon”). BGC completed all the required payments under the terms of the São Jorge Agreement. On November 22, 2013, BGC completed an agreement with GoldMining (the “Arrangement Agreement”), pursuant to which GoldMining acquired all of the outstanding common shares of BGC. Under the terms of the São Jorge Agreement, Talon was granted a 1.0% NSR from production on the São Jorge Project. On August 17, 2015, Talon sold its 1.0% NSR to Orion Mine Finance, who subsequently sold it to Osisko Gold Royalties Ltd. (“Osisko”). A NSR to the original title holders of 1.0% of the proven mineable reserves as demonstrated by a feasibility study on a certain concession is payable. The concession overlaying the São Jorge deposit is subject to a NSR of 1.75% comprising 1.0% to Osisko and 0.75% to the surface rights owner.

In addition, holders of mining licenses in Brazil, must pay financial compensation to state and local authorities for exploring Mineral Resources by way of a federal royalty being the Compensação Financeira pela Exploração de Recursos Minerais, which is a maximum of 3% of revenue, depending on the commodity. In Pará State, the royalty on gold deposits is 1.5%.

History

The exploration history for the São Jorge property is summarized in the following table:

Table E-1 Exploration Property History
Date	Entity	Work Program	Significant Results
Before 1990	Informal miners during Tapajós Gold Rush	Alluvial and saprolite garimpeiro mining.	Some gold production (not reported).
1993 - 1995	Rio Tinto Desenvolvimento Minerais Ltda. (“RTDM”)	Mapping, soil sampling, trenching, auger and diamond drilling (26 holes for 4350.3 m).
1997 - 1998	RTDM	Scoping Study and diamond drilling with 16 drill holes.	First Mineral Resource estimation by RTDM (non-compliant with NI 43-101 guidelines).
1998	Altoro Gold Corp. (“Altoro”)	Negotiated property with RTDM but did not advance with the option due to a merger with Solitario Resources Corporation.

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Table E-1 Exploration Property History
Date	Entity	Work Program	Significant Results
2001 - 2005	Tapajós Mineração Ltda. (“TML”)	Garimpeiro open pit mining operation.	Production of gold by heap leaching (final production not reported); final pit 400 m long, 80 m wide and 20 to 30 m deep.
2005	Talon (previously named BrazMin)	Phase I diamond drilling program of 48 drill holes for 10,104 m.	Defined an envelope of a vein and stockwork zone of 700 m strike extent.
2006	Talon	Phase II diamond drilling program of 34 drill holes for 7,952 m and airborne and ground geophysics.	New targets and extensions from Wilton Zone defined to the west – “Kite zone” and east “Wilton East zone.” First NI 43-101 compliant Mineral Resource estimation.
2007	Talon	Extension of regional soil sampling grid.	Anomalous gold values along 600 m on one line.
2011	BGC	120 linear km of soil geochemistry and geophysics (induced polarization), and drilling (14,708 m) in 37 holes.	Increased the Mineral Resource and upgraded the resource classification.

The São Jorge Project is located in the eastern part of the so called “Tapajos Gold District.” Gold is reported to have been first discovered in the Tapajos region in the 18th century. Significant production has been recorded since the end of the 1970s and beginning of the 1980s, when the BR 163 (Cuiaba - Santarém road) was opened. A gold rush started in the Tapajos region with thousands of garimpeiros entering the region that was until then, totally isolated. Production from the region apparently peaked between 1983 and 1989, with as many as 300,000 garimpeiros reportedly extracting somewhere between 500,000 oz and 1 Moz per year, predominantly based on alluvial gold. Up until 1993, production was officially estimated at 7 Moz, but real production is unknown. Production has since declined, reaching an average of 160,000 oz of gold per year in the late 1990s.

The exploration of the São Jorge area was initiated by RTDM, a subsidiary of Rio Tinto Plc Mineral Group, in 1993. At that time the São Jorge garimpeiro workings (Wilton Pit), was approximately 30 m in diameter. Following sampling in this small open pit, RTDM applied for four exploration licences in order to acquire the bedrock mining rights. Additionally, it negotiated an agreement with the landowner, Wilton Amorim, which enabled it to initiate exploration on the property.

The RTDM exploration program involved a 300 m line spacing airborne magnetic survey, 200 m by 200 m soil sampling grid around the São Jorge garimpeiro workings, 202 auger holes totaling 1,868 m (drilled on a 50 m by 20 m grid with infill 8 m by 8 m), trenching with channel sampling (total of 1,071 samples collected in 16 trenches), detailed geological mapping to define the geological and structural framework and 26 diamond drill holes for a total of 4,350 m.

In 1997, as part of a Scoping Study, RTDM estimated a non-compliant NI 43-101 Mineral Resource for the São Jorge Project and completed an additional 16 diamond drill hole program to test conclusions of the Scoping Study.

In March 1998, Altoro negotiated an agreement on the property with RTDM and reviewed all data by check sampling of drill holes and surface sampling at the garimpeiro pit. However, due to a merger with Solitario Resources Corporation, no further work was completed on the property. In early 2003, RTDM relinquished the four São Jorge exploration licences.

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One of the licences (No 850.024/02) was immediately acquired by a private individual and subsequently optioned to Centaurus Mineração e Participações Ltda (“Centaurus”). No exploration work was undertaken by Centaurus.

From 2001 to 2005, garimpeiro operations were undertaken by TML. These operations included small heap leach pads using cyanide solutions to recover gold.

After garimpeiro operations ceased on the property, a pit of approximately 400 m long, 80 m wide and 20 to 30 m deep had been excavated and termed the Wilton Pit.

On July 16, 2004, Talon acquired from Centaurus a 100% interest in the São Jorge exploration licences and in April 2005 entered into an agreement with Jaguar Resources Limited acquiring a 100% interest in three adjacent claims.

On June 14, 2010, BGC acquired from Talon a 100% interest in the São Jorge exploration licences. BGC initiated a new exploration program in early 2011 consisting of soil sampling, geophysics and core drilling. BGC completed an extensive exploration program in 2011 with over 14,000 m of drilling completed on the São Jorge Project.

Geological Setting, Mineralization and Deposit Types

Regional and Project Geology

The São Jorge Gold Project is located within the Tapajós District situated in the south-central portion of the Amazon Craton. The main units that form the basement of the Tapajós Gold Province are the Paleoproterozoic Cuiú-Cuiú Metamorphic Suite (2.0 to 2.4Ga old), and the Jacareacanga Metamorphic Suite, also of possible Paleoproterozoic age (>2.1Ga). The Cuiú-Cuiú Suite comprises gneisses, migmatites, granitoid rocks and amphibolites. The Jacareacanga Suite comprises a supra-crustal sedimentary-volcanic sequence, which has been deformed and metamorphosed to greenschistfacies. Both Suites are intruded by granitoids of the Parauari Intrusive Suite consisting of a monzodiorite dated at 1.9 to 2.0Ga. These form the basement of the extensive felsic to intermediate volcanic rocks of the Iriri Group, dated at 1.87 to 1.89Ga, including co-magmatic and anorogenic plutons of the Maloquinha Suite with intrusive events dated at 1.8 to 1.9Ga. The Iriri - Maloquinha igneous event is associated with a strong extensional period. Regional structural analysis in the Tapajós area has identified important lineaments that trend mainly northwest to southeast with a less well defined transverse east to west set.

The São Jorge property is underlain by a granitoid pluton dominantly composed of an amphibole-biotite monzogranite. The gold mineralization is hosted in a circular shaped body comprised of the younger São Jorge granite. The intrusive body measures approximately 1.2 km in diameter and is generally massive, grey to pink in colour with a porphyritic granular texture. The São Jorge intrusion trends 290° and is sub-parallel to the strike of the regional Cuiú-Cuiú-Tocantinzinho shear zone, which also hosts several important gold deposits including the Palito mine, Tocantinzinho and Cuiú-Cuiú deposit, and Bom Jardim and Batalha gold prospects.

Mineralization and Deposit Types

Gold mineralization is related to a hydrothermal alteration zone in the monzogranite along a structurally controlled fracture - vein system approximately 1,400 m long and up to 160 m wide, and intersected in drill holes up to 350 m below surface; the mineralization is open along strike and down dip. The main trend is 290° with an almost vertical dip. The main mineralized zone is defined by a fairly sharp but irregular contact between altered and unaltered monzogranite to the southwest and a more gradational transition from altered to unaltered rocks to the northeast. Strong alteration is associated with discrete quartz veinlets (1 to 2 cm wide), associated with coarse pyrite grains and clusters that cut zones of intense quartz flooding.

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The São Jorge mineral deposit is a post-tectonic granite intrusion related gold deposit. The origin of gold mineralization is thought to be related to late stage volatile enriched intrusive phases controlled by extensional tectonics in the context of a regional lineament.

Analogous deposits associated with granitic intrusives in the Amazonia craton are the multi-million ounce Omai gold deposit in Guyana and the Tocantinzinho gold deposit owned by Eldorado Gold, located approximately 80 km northwest from the São Jorge property along the same regional lineament.

Exploration

GoldMining has disclosed that it has not conducted any exploration on the São Jorge Project since its acquisition.

Current and/or Planned Activities

GoldMining disclosed that it planned an exploration program in 2018 totaling $3,908,119, which does not include an Internal Consultant, Land Access Fees and Land Annual Fees totaling $79,120. The planned exploration program is designed to upgrade existing near surface inferred resources to the indicated category and test a geophysical anomaly located on strike and southeast of the São Jorge deposit. The program will include drilling, trenching and geological modelling, which will be used to update the resource estimate for the São Jorge Project. The proposed budget for this program is outlined in the table below.

Table E-2 Proposed Budget
Activity	Description	$
Drilling	7,000m @ $250/m	2,750,000
Trenching	Trenching program	75,000
Assaying	2,333 samples @ $30 each	105,000
Technical Supervision	Labor and supervision	263,118
Transportation	Trucks and fuel	90,000
Miscellaneous	Food camp logistics	550,000
Geological Modelling	Technical	75,000
	Total	3,908,119

GoldMining has disclosed that, due to market conditions from 2018 to 2020, GoldMining decided to defer this program.

Drilling

BGC in 2011 completed a diamond drilling program (14,708 m in 37 holes) at the São Jorge Project to test the continuity of mineralization 100 m below previous intercepts (0 masl) and infill along strike where previous drilling was widely spaced. The results of this drilling along with the previous drilling were used in the resource estimate that is the focus of the São Jorge Technical Report.

Diamond drilling has been completed at the São Jorge Project, as summarized in Table E-3 below:

Table E-3 Summary Drilling Statistics for São Jorge Project
Drill Hole Identification	Number of Drill holes		Metres Drilled
Rio Tinto Desenvolvimento Mineral – RTDM ( FSJ01- FSJ10)	10	DDH	1,700
Rio Tinto Desenvolvimento Mineral – RTDM (FSJ11- FSJ26)	16	DDH	2,690
Talon Phase I (SJD01- SJD 48)	48	DDH	10,104
Talon Phase II (SJD 49- SJD 82)	34	DDH	7,952
BGC (SJD 83 - SJD119)	37	DDH	14,708
Total	145	DDH	37,154

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Talon drill hole core recovery averaged 99% with a minimum recovery of 68% for one drilling run. Four representative drill holes were inspected and it was noted that all had excellent recovery. BGC drill core recovery averaged 99.3%.

Sampling and Analysis and Security of Samples

Sample preparation and analysis of core samples taken by Talon were performed by SGS Lakefield-Geosol Ltda. (“Geosol”), an ISO 9000-2001 certified laboratory. Sample preparation procedures completed by the Geosol preparation laboratories based in Parauapebas and Itaituba were:

●	drying and weighting of whole sample;
●	crushing of sample to -2 mm;
●	sample homogenization and splitting to a 1 kilogram sub-sample;
●	pulverization to 95% passing -150 mesh; and
●	splitting of pulverized material to 50 gram pulp.

Sample pulps were air freighted to the Geosol analytical laboratory in Belo Horizonte, Minas Gerais State, Brazil and were analyzed for gold using a lead flux fire assay technique with an atomic absorption finish. Selected samples were subsequently sent for silver, lead, zinc analysis by ICP spectrometry using a multi-acid digestion technique. Abnormally high assays were re-analyzed by the laboratory. The detection limit of gold assays was 5 ppb Au. Coarse rejects from the Parauapebas and Itaituba laboratories were sent to the São Jorge exploration office and stored in the core shed. 50 g pulp rejects were also stored in the Talon offices in Rio de Janeiro.

Sample preparation and analysis of core samples taken by BGC, for the 2011/2012 campaign were performed by Acme Analytical Laboratories Ltd. of Vancouver, British Columbia (“Acme”).

Acme performed each procedure for sample preparation and analysis, as follows: (i) crush split and pulverize 500 gram drill core to 200 mesh; and (ii) fire assay fusion Au by ICP-ES on 50 gram charges.

Core was stored in a locked and secure core shed. After logging, core samples were marked for splitting and sampling by BGC geologists. Core sample intervals were measured and collected by BGC technical staff. Each core sample was placed in a doubled plastic bag and with two sample tags. Each bag was closed with a uniquely numbered plastic seal that was tamper proof. Seal numbers, sample numbers and sample intervals were recorded by BGC. Sample bags were collected for shipping in rice bags with each rice bag closed with a numbered plastic seal. Samples were stored in the BGC core shed until transported by truck to the Acme preparation laboratories in Itaituba in Pará state. The referred laboratory is 320 km by road from the São Jorge Project. After samples were received by the lab, seal numbers and sample numbers were reported to BGC for confirmation.

Quality control data from the RTDM period was not available for analysis in connection with the São Jorge Project as it had not been located.

Quality control samples consisting of coarse duplicate rejects, blanks and standards were inserted in the sample stream by Talon and BGC to monitor the quality of the analytical results.

Talon Sampling

Talon set in place a QA/QC program that included the submission of blanks, field duplicates, standards and pulp duplicates with ALS (Umpire assays). This quality control data of drilling used in the resource estimation has been assessed statistically using a number of comparative analyses for each dataset. The objectives of these analyses was to determine relative precision and accuracy levels between various sets of assay pairs and the quantum of relative error. The results of the statistical analyses are presented as summary plots, which include the following:

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●	Thompson and Howarth Plot, showing the mean relative percentage error of grouped assay pairs across the entire grade range, used to visualize precision levels by comparing against given control lines;
●	Rank % HARD Plot, which ranks all assay pairs in terms of precision levels measured as half of the absolute relative difference from the mean of the assay pairs (% HARD), used to visualize relative precision levels and to determine the percentage of the assay pairs population occurring at a certain precision level;
●	Mean vs % HARD Plot, used as another way of illustrating relative precision levels by showing the range of % HARD over the grade range;
●	Mean vs %HRD Plot is similar to the above, but the sign is retained, thus allowing negative or positive differences to be computed. This plot gives an overall impression of precision and also shows whether or not there is significant bias between the assay pairs by illustrating the mean percent half relative difference between the assay pairs (mean %HRD);
●	Correlation Plot is a simple plot of the value of assay 1 against assay 2. This plot allows an overall visualisation of precision and bias over selected grade ranges. Correlation coefficients are also used;
●	Quantile-Quantile (Q-Q) Plot is a means where the marginal distributions of two datasets can be compared. Similar distributions should be noted if the data is unbiased; and
●	Standard Control Plot shows the assay results of a particular reference standard over time. The results can be compared to the expected value, and the ±10% precision lines are also plotted, providing a good indication of both precision and accuracy over time.

Au Standards

Talon used a total of 20 Au standards (inserted by the Geosol sample preparation laboratory at a rate of 1 in every 20 samples). The standards were supplied by the Geosol Parauapebas and Itaituba sample preparation laboratories. The standards supplied and inserted by Geosol are a combination of internal and commercial standards, as the Geosol made standards may not be as reliable as commercially available certified standards, and do not represent external control (since Geosol knows the expected result of these standards).

In general, the standard assay result indicated acceptable accuracy was being achieved, with the majority of standards falling within 90% of the Standard Tolerance Values. The minor outliers identified are potentially associated with sample submission errors (mixing of samples).

Blanks

An analysis on blanks data provided by BGC was performed. The blank material was sourced by Talon from unmineralized São Jorge granites collected at one specific site at the project and submitted at a frequency of about 5%. BGC has kept the same routine. The São Jorge Technical Report disclosed that the blank data is within acceptable limits.

Field Duplicates

Talon completed field duplicate assaying ¼ of the NQ sized core at a frequency of 5% (1 in 20 samples). The procedure was to split the NQ sized core in half then ¼ the half core. The São Jorge Technical Report disclosed that this practice is considered to not be representative as it does not represent the normal ½ NQ core submitted and creates a bias in the sample size submitted.

Based on the analysis, the São Jorge Technical Report disclosed that concluded that:

●	a good precision was achieved for 81.81% of the data within 20% HARD;
●	no apparent bias exists represented by both samples returning a similar mean value; and
●	in summary the analysis of the ¼ sized core has poor precision with no apparent bias present. It is clear that for this ¼ NQ size of sample (which doesn’t represent the ½ NQ size taken) that there is a significant nugget effect resulting in low precision results.

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BGC Sampling

It was confirmed in the São Jorge Technical Report that BGC sampling procedures were in accordance with mining industry best practices. All procedures were summarized in the São Jorge Technical Report as demonstrated by BGC’s geosciences team.

Coarse Reject Duplicate Sampling

When an original sample is made into a smaller sub-sample, it is crushed and split then pulverised and split again. The final sub-sample is never exactly the same grade as the original. The coarse duplicates measure this error.

●	A coarse reject sample (returned from the lab) is split into two equal halves (CDA and CDB) ideally using a clean riffle-splitter. If a riffle-splitter is not available, a good cone-and quarter split is acceptable. The duplicates (CDA and CDB) are inserted at every 44th and 46th number in the sampling sequence.
●	The technicians usually made sure that they have enough coarse reject samples which should grade between 0.3 and 1.0 g/t Au.
●	¼ core samples are not duplicates and they are not used as duplicates because it is expected to indicate the short-range variability of the mineralisation (in the case of gold, it is normally high).

Blank Samples

Contamination can occur in a lab especially with gold as it sticks to the equipment. A blank sample tests if contamination has occurred due to inadequate clean out of equipment between samples; it should return an Au value of less than twice the detection limit.

●	BGC blank material consists of coarse crushed aggregate from the “Geraldo Mineiro” Granite quarry which contains less than 0.005 ppm Au.
●	Insert 2 blanks within/after mineralization per 100 samples and a blank as the first sample of each batch.

Standard Samples

Standards are the best way to measure the instrument or analytical error and are inserted by the mining company. BGC used low, medium and high-grade standards. The standard samples are pre-packaged as 50 gram sachets purchased from Rocklab.

Sample Dispatch and Sample Logs

BGC sent the samples as each batch was ready. The team confirmed that they followed the procedures as described below:

●	Did not submit a batch with less than 80 samples and a batch should never mix projects;
●	The senior technician prepared the sample submission sheet and the laboratory requisition form, and emailed them to the laboratory before the samples arrived at the lab. The document for the lab should only be a list of the sample numbers, security tags and volume numbers (there was nothing to indicate which samples were QA/QC samples);
●	The complete sample sheet (showing QA/QC samples) was emailed to the Senior Geologist and the Database Manager as soon as the samples were dispatched; and
●	The senior technician kept an organised digital and paper directory of all the sampling information.

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Talon and BGC Data Quality Summary

The São Jorge Technical Report disclosed that the standards data has shown a high accuracy as returned by the Geosol laboratory although it is noted that Geosol supplied the standards to Talon.

The São Jorge Technical Report disclosed that the standards data returned by Acme shows relatively good accuracy and is suitable for resource estimation.

The field duplicate data determined by the analysis of the ¼ NQ core returned relatively poor precision, suggesting a significant nugget effect although not changing the actual mean of the samples. It also suggests that the sample size is too small. The São Jorge Technical Report disclosed that this ¼ sized core is considered to not be a suitable practice in that it does not represent the ½ NQ core normally analyzed and has the potential to introduce a sample size bias.

Mineral Processing and Metallurgy Testing

In 2006, SGS Lakefield Limited (“SGS Lakefield”) was commissioned to undertake metallurgical tests. Test work was performed on three carefully composed drill core samples from the São Jorge Project, of high, medium and low-grade samples. The gold head grades of samples SJ MET-01, SJ MET-02 and SJ MET-03 were 6.5g/t, 1.8g/t and 0.6g/t Au respectively.

SGS Lakefield performed a comprehensive mineralogical and analytical approach of sample SJ MET-01, including fire assay, heavy liquid separation, super-panning, ore microscopy, and electron microprobe. Results showed that the gold was present mainly in its native form with the native gold content ranging from 74.6% to 95.5% of the total gold occurrence. In terms of liberation, gold occurred as liberated particles, particles associated with pyrite and particles associated with non-sulfides. The grain size ranged from 1μm to 212μm, with the majority of grains below 50μm.

The gold balance shows that liberated gold accounted for approximately 17% of the head grade, with the majority of gold grains being less than 50μm in size. Approximately 62% and 13% of the gold was associated with pyrite and pyrite/non-sulfide binaries, respectively. Test work showed this gold can be recovered by flotation, followed by cyanidation. Gold attached to pyrite can be recovered by direct cyanidation. To extract gold locked in pyrite, however, finer grinding will be required.

The Bond ball mill work index of a composite of the three samples was determined to be 16.8kWh/t (metric) in a test using a 150 mesh closing screen.

The recovery of gold by gravity separation ranged from 33% to 43%. Gold extraction by carbon-in-leach from the gravity separation tailing ranged from 97% from the highest grade sample to 86% from the lowest grade sample, resulting in overall gold recoveries by gravity separation and carbon-in-leach ranging from 98% (SJ MET-01) to 91% (SJ MET-03). The cyanide consumption was low at 0.1 to 0.3 kilograms/t NaCN. Test results of the recovery of gold from the gravity separation tailing by flotation ranged from 94% to 98%.

Overall gold recoveries by gravity separation and flotation were 96% to 99%. Further upgrading and/or subsequent treatment would be required after flotation which could lead to some additional loss of gold.

The São Jorge samples responded well to the conventional gold recovery processes tested.

The São Jorge Technical Report disclosed that, in summary, the mineralized samples responded very well to gravity separation, carbon-in-leach and flotation. Although flotation gave the highest overall gold recovery, further upgrading and/or treatment of the flotation concentrate would be required with the added risk of some, undefined, gold loss associated with the downstream processes.

Metallurgical Testing 2012

A second phase of testwork was carried out by Testwork Desenvolvimento de Processo Ltda. who published a report titled “Gravimetric Concentration and Leaching Laboratory Test Report – dated February 23, 2012, Doc No:003-2012 Brazilian Gold Rev. 0” in order to determine the most economical processing route for the ore based on using carbon-in-leach as the metal extraction method.

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Several basic metallurgical tests were carried out on the master composite sample. The test work focused on estimating reagent consumption rates, metal recovery, grind size and leaching kinetics. Test work included: (i) granulometric test work; (ii) grindability testing; (iii) gravity concentration test work; (iv) pre-lime addition; (v) kinetic curves for leaching without gravity concentration; (vi) kinetic curves for leaching with gravity concentration; (vii) optimization of cyanide dosage; (viii) bottle roll tests; and (ix) two column tests.

A number of specific conclusions are set out and drawn in the São Jorge Technical Report from the results of tests conducted in 2006, 2012 and 2013, as segmented and summarized below.

Column Tests

Further column test work on the oxide material should be performed in order to test the technical and economic viability of heap leaching. It is recommended that further leach tests be carried out using coarser feed material (i.e. P80 50 mm, P80 2 mm and P80 13 mm) in order to establish optimum crush size.

Heap leach recoveries for both the oxide and sulfide material were 78.9% and 53.0%, respectively.

Cyanide consumption for the oxide was determined to be approximately 1.1 g/t while for the sulfide it was 1.2 g/t. Column leach tests do not accurately predict reagent consumption for full scale heap leach operations. Typical cyanide consumption for a heap leach operation would be 25% to 40% of the consumption predicted from column leach tests. Lime consumption predicted from column tests would also be higher than full scale operation.

Due to the nature of the oxide ore which contributed to poor permeability during the initial column tests, further column tests incorporating cement in the agglomeration mix need to be explored.

Column tests should be performed over a 60 day period in order to obtain leach cycle times, establish maximum recovery rates and generate leaching kinetic curves for coarser crushed material.

Bottle roll test work on material ground to P80 1.7 mm (10 mesh), P80 250 micron, P80 106 micron and P80 75 micron should be performed in order to establish ultimate recovery of the ore.

Moisture content of the heap leach ore should be determined before and after leaching in order to establish the amount of make- up water required.

Further column tests should be carried out using site water as opposed to tap water in order to determine the effects of site water on leach kinetics.

Percolation rates were measured to be 10 L/m2/h.

Gravity and Leach Testwork Sulfide & Oxide Ore Phase 2

The data reviewed suggests that collection of gold through gravity concentration is viable based on recovery, but not feasible based on the low concentrate grades reported. It would have been beneficial to have performed gravity upgrading and/or leach tests on the first pass gravity concentrate in order to establish cyanide consumption rates and overall recoveries.

Gravity concentrate recoveries should be revised and stated with the grade of the concentrate produced.

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The selection of the metallurgical sample needs to be verified in order to determine if the samples represent the deposit as it is currently defined.

The recoveries by granulometric fraction were between 74% and 87% for the finer fractions and 90.6% for the coarser, 150 µm, fraction. As the process of sieving classifies material exclusively with respect to size, this may indicate that part of the gold (coarse and liberated) has been retained in the mesh.

For metallurgical samples SJ-AL1-T1 which represents the sulfides and SJ-AL2-T2 which represents the oxides, gold recovery for the finer ground samples P80 75 microns ranged from 91.1% to 95.8% for the sulfides and between 86.1% to 91.2% for the oxides.

For metallurgical samples SJ-AL1-T1 which represents the sulfide ore, gold recovery was increased from an average of 92.4% to 93.7% using a finer grind that is a P80 75 microns as compared to a P80 106 microns.

For metallurgical samples SJ-AL2-T2, which represents the oxide ore, the finer grind size did not affect recovery as both a grind size of P80 75 microns and of P80 106 microns resulted in the same recovery rates.

For metallurgical sample SJ-AL2-T2 low gold recoveries averaging 88% may be attributed to organic fouling.

The GRG tests show how the gold is gradually liberated during the crushing process, and the results indicated that it was possible to attain a maximum gold recovery of 66% when the ore is crushed in stages to a P80 equaling 74 µm. It should be noted that the material was initially ground to a P80 of 212 microns and then subjected to gravity concentration. From the test results it was shown that an overall recovery of 36.5% with a gold grade of 38.91 g/t Au was achieved when the entire sample was ground to a P80 of 212 microns. The gravity tailings were further ground to a particle size of P80 106 microns which then recovered an additional 17.2% of the gold in relation to the feed grade. The tailings from the second stage of concentrating were then ground to a particle size of P80 75 microns and returned a further gold recovery of 12.4%. The cumulative recoveries total 66% recovery. As a result of the three stages of grinding, the final gravity recovery that was achieved could be overstated.

The tailings from the gravity concentration were subjected to leaching with and without carbon present. It was observed that carbon reported to the solid residue which increased the reported tailings grade and reduced the gold recovery (24 hour test).

Gravity gold recovery reached 49.5% and 40.7% when the ore was crushed at P80 levels of 106 µm and 75 µm, respectively.

For met sample MET-01, a grind size of P80 = 75 microns resulted in an overall recovery of 92.1% and was achieved without the use of gravity separation. With gravity separation gold recovery can be slightly increased to 93%. At the coarser grind size of P80 = 106 microns overall recovery was slightly lower at 91.0% with the aid of gravity separation. Overall recovery is a combination of gravity recovery and leaching. Further test work is recommended to validate the benefit of gravity separation.

As the testwork was performed on a lower grade material, it is expected that as the head grade is increased, so too will the recovery of gold.

At an anticipated head grade of approximately 1.57 g/t Au, the overall recovery is expected to be in the range of 94.0% or slightly higher, if the process incorporates a carbon-in-leach circuit with a feed size of P80 = 75 microns or finer.

The results from sample MET-01 indicates no great consumers of cyanide, such as thiocyanate, ferrocyanide or copper cyanide, exist in large concentrations in the solution.

The ore is categorized as medium to hard with a ball mill work index ranging from 13.7 to 15.7 kWh/t.

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Results indicate that, at a fine grind of P80 75 microns, and a slightly higher grade of ore (1.18 g/t gold) a recovery of 93.7% is achievable.

Leach kinetics curves indicate that maximum gold recovery can be achieved after 22 hours of leaching for the sulfide ore. Leach kinetic curves were not generated for the oxide ore.

Mineral Resource and Mineral Reserve Estimates

All grade estimation was completed using Multiple Indicator Kriging for gold. The São Jorge Technical Report disclosed that this estimation approach was considered appropriate based on a review of a number of factors, including the quantity and spacing of available data, the interpreted controls on mineralization, and the style of mineralization. The estimation was constrained by a wireframe that separated altered mineralized rock from unaltered rock.

Resource estimates were generated on the basis of analytical and technical results available up to November 22, 2013.

Indicated and Inferred Mineral Resources were reported at a cut-off grade of 0.3g/t Au, which was considered an appropriate cut-off based on the three-year trailing average gold price.

The São Jorge resource estimate is based on the following parameters:

●	Wireframes were constructed based on alteration assemblages as defined on 27 drill sections by BGC, which were grouped to form one mineralized solid for resource estimation purposes. As the mineralization is very diffuse, internal waste intervals were accepted within the mineralized domain. The mineralized solid included an oxide and sulphide domain.
●	A block model was constructed that covered the mineralized domain and additional material outside the mineralized domain to allow later pit optimization studies.
●	A block size of 5mE x 5mN x 5mRL was used for all materials without sub-blocking. Attributes coded into the block models included mineralization, grade and weathering.
●	Drillhole data was composited at one m intervals based on the sample lengths most prevalent in the drill database.
●	Multiple indicator kriging was used to interpolate composite grades into the block model based on modelled variography. A three-pass estimation strategy was applied to the mineralized oxide and sulphide domains, applying progressively expanded and less restrictive sample searches to successive estimation passes, and only considering blocks not previously assigned an estimate.

A summary of the estimated resources for the São Jorge Project is provided in the tables below. The resource was classified to the -200mRL, as an estimated limit for a reasonable open pit economic operation. Material below -200mRL was considered too far from data and shows atypical grade distribution as a result and remains unclassified.

Table E-4 Grade Tonnage Total Report Multiple Indicator Kriging Estimate – November 22, 2013 5E x 5mN x 5mRL Selective Mining Unit
	Lower Cut-off Grade (g/t Au)	Mt	Average Grade (g/t Au)	Contained Gold (Koz)
Indicated Mineral	0.3	14.42	1.54	715
Resource	0.4	12.15	1.77	690
	0.5	10.49	1.97	666
Inferred Mineral	0.3	28.19	1.14	1035
Resource	0.4	22.43	1.35	971
	0.5	18.78	1.52	918

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Table E-5 Grade Tonnage Report – Oxide Multiple Indicator Kriging Estimate - November 22, 2013 5E x 5mN x 5mRL Selective Mining Unit
	Lower Cut-off Grade (g/t Au)	Mt	Average Grade (g/t Au)	Contained Gold (Koz)
Indicated Mineral	0.3	1.78	1.42	81
Resource	0.4	1.49	1.63	78
	0.5	1.25	1.86	75
Inferred Mineral	0.3	1.97	1.10	70
Resource	0.4	1.57	1.30	65
	0.5	1.30	1.47	62

Table E-6 Grade Tonnage Report – Sulfide Multiple Indicator Kriging Estimate - November 22, 2013 5E x 5mN x 5mRL Selective Mining Unit
	Lower Cut-off Grade (g/t Au)	Mt	Average Grade (g/t Au)	Contained Gold (Koz)
Indicated Mineral	0.3	12.64	1.56	634
Resource	0.4	10.67	1.78	612
	0.5	9.24	1.99	591
Inferred Mineral	0.3	26.23	1.15	965
Resource	0.4	20.86	1.35	905
	0.5	17.48	1.52	856

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PROSPECTUS

18,000,000 Units, each consisting of one Common Share and
one-half of one Warrant to purchase one Common Share

Gold Royalty Corp.

The underwriters expect to deliver our shares to purchasers in the offering on or about March 11, 2021.

Joint Book-Running Managers

H.C. Wainwright & Co.	BMO Capital Markets

Co-Managers

CIBC Capital Markets	Haywood Securities	Raymond James (USA) Ltd.

Roth Capital Partners	Scotiabank	Sprott	TD Securities (USA) LLC

The date of this prospectus is March 8, 2021

Through and including April 2, 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.